Exhibit 10.1

EXECUTION VERSION

AMENDMENT No. 3 to the THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of October 31, 2016 (this “Amendment”), among CF INDUSTRIES HOLDINGS, INC., a Delaware corporation (“Holdings”), CF INDUSTRIES, INC., a Delaware corporation (the “Company”), the LENDERS party hereto, the ISSUING BANKS party hereto and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent.

W I T N E S S E T H :

WHEREAS, the parties hereto have entered into that certain Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Revolving Credit Agreement”; the Existing Revolving Credit Agreement as amended by this Amendment, the “Amended Revolving Credit Agreement”), among Holdings, the Company, the Lenders party thereto, the Administrative Agent and the other parties thereto; and

WHEREAS, the parties hereto desire to amend the Existing Revolving Credit Agreement as set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.                               Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Amended Revolving Credit Agreement has the meaning assigned to such term in the Amended Revolving Credit Agreement.  Each reference in the Existing Revolving Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Existing Revolving Credit Agreement shall, from the Third Amendment Closing Date (as defined below), refer to the Amended Revolving Credit Agreement.  This Amendment shall constitute a “Loan Document” for all purposes under the Amended Revolving Credit Agreement.

Section 2.                               Amendments to the Existing Revolving Credit Agreement.  In each case with effect on and after the Third Amendment Closing Date (as defined below), the Existing Revolving Credit Agreement (including the Exhibits and Schedules thereto) is hereby amended to delete the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated in the same manner as the following example: double-underlined text) as set forth in the copy of the Amended Revolving Credit Agreement attached as Annex I hereto.

Section 3.                               Representations of the Company and Holdings.  Each of the Company and Holdings represents and warrants that (a) all representations and warranties set forth in the Existing Revolving Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Third Amendment Effective Date (as defined below), except that (i) to the extent that any such representation or warranty is stated to relate solely to an earlier date, it shall be true and correct in all material respects as of such earlier date and (ii) any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects and (b) no Default or Event of Default shall exist and be continuing on the Third Amendment Effective Date.

Section 4.                               Conditions to Third Amendment Effective Date.  This Amendment shall become effective as of the date hereof (the “Third Amendment Effective Date”) upon satisfaction (or waiver in accordance with Section 9.2 of the Existing Revolving Credit Agreement) of the following conditions precedent:

(a)                     the Administrative Agent (or its counsel) shall have received, from each of Holdings, the Company, the Issuing Banks and Lenders that in the aggregate constitute the Required Lenders under the Existing Revolving Credit Agreement as of the Third Amendment Effective Date, a counterpart of this Amendment, signed on behalf of such party (which may include facsimile or other electronic transmission of a signed signature page of this Amendment);

(b)                     the Administrative Agent shall have received from each of Holdings and the Company: (i) resolutions and other evidence of authority authorizing the Amendment and the other transactions contemplated hereby and by the Amended Revolving Credit Agreement, (ii) a short-form good standing certificate or the equivalent, if any, in the jurisdiction of organization of such Person and (iii) a certificate of the Secretary or Assistant Secretary of such Person certifying the names and true signatures of the officers of such Person authorized to sign this Amendment and the other Loan Documents and attaching such Person’s certificate of incorporation and bylaws or other equivalent organizational documents;

(c)                      the Administrative Agent shall have received, at least three (3) Business Days prior to the Third Amendment Effective Date, solely in respect of Holdings and the Company, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, to the extent reasonably requested by any Lender ten (10) Business Days prior to the Third Amendment Effective Date;

(d)                     the Administrative Agent shall have received a certificate, dated the Third Amendment Effective Date and signed on behalf of the Company by a Responsible Officer or Financial Officer of the Company, certifying as to the items set forth in Section 3 as of the Third Amendment Effective Date; and

(e)                      the Administrative Agent shall have received, or substantially concurrently with the Third Amendment Effective Date shall receive, all expenses required to be paid by the applicable Loan Parties on the Third Amendment Effective Date under the Existing Revolving Credit Agreement (including, without limitation, the reasonable and documented out-of-pocket fees, charges and disbursements of Davis Polk & Wardwell LLP, counsel to the Administrative Agent) to the extent invoiced to the Company at least three (3) Business Days prior to the Third Amendment Effective Date (or such later date as the Company shall permit in its reasonable discretion).

Upon the occurrence of the Third Amendment Effective Date, (i) this Amendment shall be a binding agreement between the parties hereto and their permitted assigns under the Existing

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Revolving Credit Agreement (and, following the Third Amendment Closing Date, the Amended Revolving Credit Agreement) and (ii) each party hereto agrees that their commitments and consents to this Amendment, once delivered, are irrevocable and may not be withdrawn.  Notwithstanding the foregoing, this Amendment shall terminate and shall be of no further force and effect if the Third Amendment Closing Date shall not have occurred on or prior to February 1, 2017 (the “Termination Date”).

Section 5.                               Conditions to Third Amendment Closing Date.  The amendments set forth in Section 2 above shall become effective on the date (the “Third Amendment Closing Date”), following the Third Amendment Effective Date and on or prior to the Termination Date, on which the following conditions precedent are satisfied (or waived in accordance with Section 9.2 of the Existing Revolving Credit Agreement):

(a)                     the Administrative Agent (or its counsel) shall have received (i) a completed Perfection Certificate substantially in the form of Exhibit L to the Amended Revolving Credit Agreement and (ii) a Security Agreement substantially in the form of Exhibit K to the Amended Revolving Credit Agreement, in each case executed and delivered (which may include facsimile or other electronic transmission of a signed signature page), by Holdings, the Company, CF Industries Enterprises, Inc., a Delaware corporation (or any successor or permitted assign thereof) (“Enterprises”), and CF Industries Sales, LLC, a Delaware limited liability company (“Sales”, and collectively with Holdings, the Company and Enterprises, the “Initial Loan Parties”), and as each of the foregoing may be modified to include current party names, dates and other changes of an administrative, ministerial or corrective nature, and such other changes as the Required Lenders, the Administrative Agent and the Company may mutually agree;

(b)                     the Administrative Agent (or its counsel) shall have received Intellectual Property Security Agreements, as applicable, substantially in the forms attached to the Security Agreement, executed and delivered (which may include facsimile or other electronic transmission of a signed signature page), by the applicable Initial Loan Parties party thereto, as the same may be modified to include current party names, dates and other changes of an administrative, ministerial or corrective nature, and such other changes as the Required Lenders, the Administrative Agent and the Company may mutually agree;

(c)                      the Administrative Agent (or its counsel) shall have received an amended and restated Guaranty Agreement substantially in the form of Exhibit E to the Amended Revolving Credit Agreement, executed and delivered by each of Holdings, the Company, Enterprises and Sales (which execution and delivery in the case of each of (x) and (y) may include facsimile or other electronic transmission of a signed signature page), in each case, as the same may be modified to include current party names, dates and other changes of an administrative, ministerial or corrective nature, and such other changes as the Required Lenders, the Administrative Agent and the Company may mutually agree;

(d)                     solely to the extent that secured bonds, a secured term loan or other secured financing (other than the Amended Revolving Credit Agreement) shall have been (or, substantially concurrently with effectiveness of Section 2 on the Third Amendment Closing Date, will be) issued or incurred by an Initial Loan Party (the “Intercreditor Condition”), the

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Administrative Agent (or its counsel) shall have received executed signature pages of each Initial Loan Party acknowledging the terms of the Intercreditor Agreement and signature pages of each other party to the Intercreditor Agreement (which may include facsimile or other electronic transmission of a signed signature page), which Intercreditor Agreement shall be substantially in the form of Exhibit B to the Amended Revolving Credit Agreement, as the same may be modified to include current party names, dates and other changes of an administrative, ministerial or corrective nature and to reflect the terms of the financing to be provided by the other secured representative, and such other changes as the Required Lenders, the Administrative Agent and the Company may mutually agree;

(e)                      the Administrative Agent shall have received from each Initial Loan Party: (i) resolutions and other evidence of authority authorizing the Amendment and the other transactions contemplated hereby and by the Amended Revolving Credit Agreement, (ii) a short-form good standing certificate or the equivalent, if any, in the jurisdiction of organization of such Initial Loan Party and (iii) a certificate of the Secretary or Assistant Secretary of such Initial Loan Party certifying the names and true signatures of the officers of such Initial Loan Party authorized to sign the Loan Documents and attaching such Initial Loan Party’s certificate of incorporation and bylaws or other equivalent organizational documents;

(f)                       the Administrative Agent shall have received a favorable written opinion addressed to the Administrative Agent and the Lenders (as defined after giving effect to the Amendment on the Third Amendment Closing Date) of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated as of the Third Amendment Closing Date, substantially in the form agreed with the Administrative Agent prior to the Third Amendment Effective Date, as the same may be modified to include current party names, dates and other changes of an administrative, ministerial or corrective nature, and such other changes as the Administrative Agent and the Company may mutually agree;

(g)                      the Administrative Agent shall have received, at least three (3) business days prior to the Third Amendment Closing Date, solely in respect of the Initial Loan Parties, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, to the extent reasonably requested by any Lender ten (10) business days prior to the Third Amendment Closing Date (to the extent not delivered on or prior to the Third Amendment Effective Date);

(h)                     the Administrative Agent shall have received a certificate, dated as of the Third Amendment Closing Date and signed on behalf of the Company by a Responsible Officer or Financial Officer of the Company, certifying as to the items set forth in Section 3 as of the Third Amendment Closing Date, as if each reference therein to the Existing Revolving Credit Agreement was a reference to the Amended Revolving Credit Agreement and each reference therein to the Third Amendment Effective date was a reference to the Third Amendment Closing Date;

(i)                         the Lenders, the Administrative Agent and the Arrangers shall have received, or substantially concurrently with the Third Amendment Closing Date shall receive, all fees and expenses required to be paid by the applicable Initial Loan Parties on or before the

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Third Amendment Closing Date under the Loan Documents (including, without limitation, the reasonable and documented out-of-pocket fees, charges and expenses of Davis Polk & Wardwell LLP, counsel to the Administrative Agent) and any fee letter with any Arranger (in the case of fees, charges and expenses, solely to the extent invoiced to the Company at least three (3) Business Days prior to the Third Amendment Closing Date (or such later date as the Company shall permit in its reasonable discretion));

(j)                        the Administrative Agent shall have received, or substantially concurrently with the Third Amendment Closing Date shall receive, an amendment fee for the account of each Lender party hereto in an amount equal to 0.25% of such Lender’s Commitment as of the Third Amendment Closing Date (immediately after giving effect to this Amendment and the reduction of the aggregate Commitments to $750,000,000), which fee shall be earned, due and payable on the Third Amendment Closing Date (after giving effect thereto);

(k)                     the aggregate Commitments under the Existing Revolving Credit Agreement shall have been (or substantially concurrently with the Third Amendment Closing Date shall be) reduced to $750,000,000 and the Administrative Agent, the Lenders and the Issuing Bank under the Existing Revolving Credit Agreement shall have received, or substantially concurrently with the Third Amendment Closing Date shall receive, all accrued and unpaid interest and fees under the Existing Revolving Credit Agreement as of the Third Amendment Closing Date; and

(l)                         prior to or substantially concurrently with effectiveness of Section 2 on the Third Amendment Closing Date, and, if applicable, the funding of any Borrowing on the Third Amendment Closing Date, the Specified Private Placement shall have been, or shall be:

(i)    repaid in full; provided that if the Specified Private Placement shall have been repaid in full from the proceeds of any incurrence of Indebtedness (other than Revolving Loans), such Indebtedness shall not contain negative covenants (including financial covenants) and events of default that are materially more favorable taken as a whole (as reasonably determined by the Company in good faith) to the investors thereunder than those set forth in the Amended Revolving Credit Agreement (other than any negative covenants or any other provisions applicable only to periods after the Maturity Date and certain other exceptions mutually agreed to among the Company, Morgan Stanley Senior Funding, Inc. and Goldman Sachs Lending Partners LLC (in their capacities as joint lead arrangers and joint bookrunners of this Amendment, the “Initial Arrangers”), or are otherwise satisfactory to the Initial Arrangers; or

(ii)          amended or amended and restated to include negative covenants (including financial covenants) and events of default that are not materially more favorable taken as a whole (as reasonably determined by the Company in good faith) to the investors thereunder than those set forth in the Amended Revolving Credit Agreement (other than any negative covenants or any other provisions applicable only to periods after the Maturity Date and certain other exceptions mutually agreed among the Company and the Initial Arrangers, or are otherwise satisfactory to the Initial Arrangers.

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Upon the occurrence of the Third Amendment Closing Date, the Administrative Agent and the Company shall be authorized to date the applicable documents as of the Third Amendment Closing Date.

Section 6.                               Covenant of the Administrative Agent.  On or prior to the Third Amendment Closing Date, the Administrative Agent shall deliver and release to the Company an executed counterpart of its signature page to each Loan Document to which it is a party and, solely to the extent that the Intercreditor Condition is satisfied on or prior to such date, the Intercreditor Agreement, in each case solely to the extent the conditions to the Third Amendment Closing Date have been satisfied and solely to the extent such Loan Documents are substantively similar to the forms attached to this Amendment, as the same may be modified to include current party names, dates and other changes of an administrative, ministerial or corrective nature and such other changes as the Required Lenders, the Administrative Agent and the Company may mutually agree, and, in the case of the Intercreditor Agreement, to reflect the terms of the financing to be provided by the other secured representative (or otherwise reasonably satisfactory to the Administrative Agent).

Section 7.                               Covenant of the Company.  On or prior to the Third Amendment Effective Date, the Company shall pay all expenses required to be paid on the Third Amendment Effective Date under the Existing Revolving Credit Agreement pursuant to, and to the extent required by, Section 4(e).

Section 8.                               Certain Consequences of Effectiveness.

(a)                     Except as expressly set forth herein and in Annex I attached hereto, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other party under the Existing Revolving Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Revolving Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b)                     Nothing herein shall be deemed to entitle Holdings, any Borrower or any Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Revolving Credit Agreement or any other Loan document in similar or different circumstances.

(c)                      By signing this Amendment, each of Holdings and the Company hereby confirms that (i) the Obligations of each of Holdings, each of the Borrowers and each Guarantor under the Amended Revolving Credit Agreement and the other Loan Documents as amended hereby are entitled to the benefit of the Guarantees set forth in the relevant Loan Documents and (ii) the Loan Documents as amended hereby are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

Section 9.                              Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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Section 10.                       WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.                        Venue; Etc.  Each party hereto hereby agrees to the terms set forth in Sections 9.9(b), (c) and (d) of the Existing Revolving Credit Agreement, and such Sections are hereby incorporated by reference herein mutatis mutandis.

Section 12.                        Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CF INDUSTRIES HOLDINGS, INC., as Holdings

By:	/s/ Daniel L. Swenson
Name: Daniel L. Swenson
Title: Vice President, Treasurer and Assistant Secretary

CF INDUSTRIES, INC., as the Company

By:	/s/ Daniel L. Swenson
Name: Daniel L. Swenson
Title: Vice President, Treasurer and Assistant Secretary

Signature Page to Amendment No. 3 to Third Amended and Restated Revolving Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Anish Shah
Name:Anish Shah
Title: Authorized Signatory

Signature Page to Amendment No. 3 to Third Amended and Restated Revolving Credit Agreement

MORGAN STANLEY BANK, N.A.,
as an Issuing Bank and as a Lender

By:	/s/ Patrick Layton
Name: Patrick Layton
Title: Authorized Signatory

Signature Page to Amendment No. 3 to Third Amended and Restated Revolving Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as an Issuing Bank and as a Lender

By:	/s/ Charles Shaw
Name: Charles Shaw
Title: Authorized Signatory

Signature Page to Amendment No. 3 to Third Amended and Restated Revolving Credit Agreement

BANK OF MONTREAL, as an Issuing Bank and as a Lender

By:	/s/ Joshua S. Hovermale
Name: Joshua S. Hovermale
Title: Vice President

Signature Page to Amendment No. 3 to Third Amended and Restated Revolving Credit Agreement

GOLDMAN SACHS BANK USA,
as an Issuing Bank and as a Lender

By:	/s/ Reg Williams
Name: Reg Williams
Title: Authorized Signatory

Signature Page to Amendment No. 3 to Third Amended and Restated Revolving Credit Agreement

ROYAL BANK OF CANADA,
as an Issuing Bank and as a Lender

By:	/s/ Sinan Tarlan
Name: Sinan Tarlan
Title: Authorized Signatory

Signature Page to Amendment No. 3 to Third Amended and Restated Revolving Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank and as a Lender

By:	/s/ Daniel R. Van Aken
Name: Daniel R. Van Aken
Title: Director

Signature Page to Amendment No. 3 to Third Amended and Restated Revolving Credit Agreement

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Sangeeta Shah
Name: Sangeeta Shah
Title: Director

Signature Page to Amendment No. 3 to Third Amended and Restated Revolving Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Lender

By:	/s/ Andrew R. Campbell
Name: Andrew R. Campbell
Title: Authorized Signatory

By:	/s/ Dominic Sorresso
Name: Dominic Sorresso
Title: Authorized Signatory

Signature Page to Amendment No. 3 to Third Amended and Restated Revolving Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

Signature Page to Amendment No. 3 to Third Amended and Restated Revolving Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Michael Leong
Name: Michael Leong
Title: Senior Vice President

Signature Page to Amendment No. 3 to Third Amended and Restated Revolving Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ Carlos Cruz
Name: Carlos Cruz
Title: Vice President

Signature Page to Amendment No. 3 to Third Amended and Restated Revolving Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jeffrey D. Hernandez
Name: Jeffrey D. Hernandez
Title: Vice President

Signature Page to Amendment No. 3 to Third Amended and Restated Revolving Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

By:	/s/ Kaye Ea
Name: Kaye Ea
Title: Managing Director

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

Signature Page to Amendment No. 3 to Third Amended and Restated Revolving Credit Agreement

COMMERZBANK AG, NEW YORK BRANCH, as a Lender

By:	/s/ Marie Duflos
Name: Marie Duflos
Title: Director

By:	/s/ Justin Hull
Name: Justin Hull
Title: Associate

Signature Page to Amendment No. 3 to Third Amended and Restated Revolving Credit Agreement

ANNEX I

Amended Revolving Credit Agreement

[See attached]

CONFORMED COPY THROUGH

AMENDMENT NO. ~~2~~3 DATED AS OF ~~JULY 29~~OCTOBER 31, 2016

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

dated as of September 18, 2015,
as amended as of December 20, 2015 and ~~as further amended as of~~ July 29, 2016, as further amended as of October 31, 2016 among

CF INDUSTRIES HOLDINGS, INC.,
as Holdings,

~~prior to the Darwin Acquisition Closing Date,~~
CF INDUSTRIES, INC.,
~~as the Company,~~

~~on and after the Darwin Acquisition Closing Date,~~
~~CF B.V.,~~
as the ~~Dutch~~Lead Borrower,

the DESIGNATED BORROWERS party hereto,
as additional Borrowers,

the Lenders party hereto,

the Issuing Banks party hereto

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

MORGAN STANLEY SENIOR FUNDING, INC., GOLDMAN SACHS BANK USA,
BMO CAPITAL MARKETS, RBC CAPITAL MARKETS, LLC, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. AND WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Syndication Agent,

and

GOLDMAN SACHS BANK USA, BANK OF MONTREAL, ROYAL BANK OF CANADA AND WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

Page

ARTICLE I	Definitions	1

Section 1.1	Defined Terms	1
Section 1.2	Classification of Loans and Borrowings	~~40~~44
Section 1.3	Terms Generally	~~41~~44
Section 1.4	Accounting Terms; GAAP	~~41~~45
Section 1.5	Exchange Rates; Currency Equivalents	~~42~~46
Section 1.6	Change of Currency	~~43~~47

ARTICLE II	The Credits	~~43~~47

Section 2.1	Commitments	~~43~~47
Section 2.2	Loans and Borrowings	~~43~~47
Section 2.3	Requests for Revolving Borrowings	~~44~~48
Section 2.4	Swingline Loans	~~45~~49
Section 2.5	Letters of Credit	~~47~~51
Section 2.6	Funding of Borrowings	~~54~~58
Section 2.7	Interest Elections	~~55~~59
Section 2.8	Termination and Reduction of Commitments	~~56~~60
Section 2.9	Repayment of Loans; Evidence of Debt; Borrower Obligations Joint and Several; Release of the Lead Borrower	~~57~~61
Section 2.10	Prepayment of Loans	~~58~~62
Section 2.11	Fees	~~59~~63
Section 2.12	Interest	~~60~~64
Section 2.13	Alternate Rate of Interest	~~61~~65
Section 2.14	Increased Costs and Illegality	~~62~~66
Section 2.15	Break Funding Payments	~~65~~68
Section 2.16	Taxes	~~65~~69
Section 2.17	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~71~~72
Section 2.18	Mitigation Obligations; Replacement of Lenders	~~73~~74
Section 2.19	Revolver Increases	~~74~~75
Section 2.20	Incremental Facilities	~~76~~77
Section 2.21	Extension of Maturity Date	~~77~~78
Section 2.22	Defaulting Lenders	80
Section 2.23	Designated Borrowers; Appointment of Lead Borrower as Agent	82

ARTICLE III	Representations and Warranties	83

Section 3.1	Organization; Powers	~~83~~84
Section 3.2	Authorization; Enforceability	~~83~~84
Section 3.3	Governmental Approvals; No Conflicts	~~83~~84
Section 3.4	Financial Condition; No Material Adverse Effect	~~84~~85
Section 3.5	Properties	~~84~~85
Section 3.6	Litigation and Environmental Matters	~~84~~85

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Section 3.7	Compliance with Laws and Agreements	~~84~~86
Section 3.8	Investment Company Status	~~85~~86
Section 3.9	Taxes	~~85~~86
Section 3.10	ERISA	~~85~~86
Section 3.11	Disclosure	~~85~~86
Section 3.12	Subsidiaries	~~86~~87
Section 3.13	Use of Proceeds; Margin Regulations	~~86~~87
Section 3.14	Guarantors	~~86~~87
Section 3.15	Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions	~~86~~87
Section 3.16	Collateral Documents	88

ARTICLE IV	Conditions	~~86~~89

Section 4.1	Third Restatement Effective Date	~~87~~89
Section 4.2	Each Credit Event	~~88~~90
Section 4.3	Darwin Acquisition Closing Date	~~89~~92
Section 4.4	Initial Credit Events with Respect to Each Designated Borrower	~~91~~93

ARTICLE V	Affirmative Covenants	~~93~~95

Section 5.1	Financial Statements and Other Information	~~93~~95
Section 5.2	Notices of Material Events	~~95~~96
Section 5.3	Existence; Conduct of Business	~~95~~97
Section 5.4	Payment of Taxes	~~95~~98
Section 5.5	Maintenance of Properties; Insurance	~~96~~98
Section 5.6	Books and Records; Inspection Rights	~~96~~99
Section 5.7	Compliance with Laws and Agreements	~~96~~99
Section 5.8	Use of Proceeds	~~97~~99
Section 5.9	Additional Guarantors; Additional Collateral	~~98~~100
Section 5.10	Post-Amendment Conditions	103
Section 5.11	Further Assurances	104

ARTICLE VI	Negative Covenants	~~98~~104

Section 6.1	Subsidiary Indebtedness	~~99~~104
Section 6.2	Liens	~~99~~105
Section 6.3	Fundamental Changes	~~102~~108
Section 6.4	Financial Covenants	~~104~~110
Section 6.5	Total Indebtedness	111
Section 6.6	Restricted Payments	114
Section 6.7	Dispositions	115
Section 6.8	Investments	118
Section 6.9	Covenant Suspension	121

ARTICLE VII	Events of Default	~~104~~122

ARTICLE VIII	The Administrative Agent	~~107~~126

ARTICLE IX	Miscellaneous	~~110~~131

Section 9.1	Notices	~~110~~131
Section 9.2	Waivers; Amendments	~~112~~132
Section 9.3	Expenses; Indemnity; Damage Waiver	~~114~~135
Section 9.4	Successors and Assigns	~~116~~137
Section 9.5	Survival	~~121~~142
Section 9.6	Counterparts; Integration; Effectiveness	~~121~~142
Section 9.7	Severability	~~122~~143
Section 9.8	Right of Setoff	~~122~~143
Section 9.9	Governing Law; Jurisdiction; Consent to Service of Process	~~122~~143
Section 9.10	WAIVER OF JURY TRIAL	~~123~~144
Section 9.11	Headings	~~124~~144
Section 9.12	Confidentiality	~~124~~145
Section 9.13	Interest Rate Limitation	~~125~~146
Section 9.14	No Advisory or Fiduciary Responsibility	~~126~~147
Section 9.15	Electronic Execution of Assignments and Certain Other Documents	~~126~~147
Section 9.16	USA PATRIOT Act	~~126~~147
Section 9.17	Release of Guarantors and Collateral	~~127~~148
Section 9.18	Judgment Currency	~~128~~150
Section 9.19	Effect of the Amendment and Restatement of the Second Amended and Restated Credit Agreement	~~129~~151
Section 9.20	~~Guarantee Limitations~~ Intercreditor Agreement	~~130~~152
Section 9.21	Secured Swap Agreements; Secured Bilateral LC Facilities	152
Section 9.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	152

SCHEDULES

Schedule 1.1	—	Certain Mortgaged Properties
Schedule 2.1	—	Commitments
Schedule 2.5	—	Existing Letters of Credit
~~Schedule 2.16(g)~~	—	~~UK Treaty Lenders and UK Non-Bank Lenders~~
Schedule 2.17	—	Administrative Agent’s Office
Schedule 3.12(a)	—	Subsidiaries
Schedule ~~3.12(b)~~6.2	—	~~Inactive Subsidiaries~~Existing Liens
Schedule ~~6.2~~6.5	—	Existing ~~Liens~~Indebtedness
Schedule 6.8	—	Investments

EXHIBITS

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrowing Request
Exhibit C	—	Form of Interest Election Request

Exhibit D	—	Form of Revolving Note
Exhibit E	—	Form of Amended and Restated Guaranty Agreement
Exhibit F	—	Form of Compliance Certificate
Exhibit G	—	Form of Maturity Date Extension Request
Exhibit H	—	Form of Designated Borrower Request and Assumption Agreement
Exhibit I	—	Form of Credit Agreement Joinder
Exhibit J	—	Form of Guaranty Joinder Agreement
Exhibit K	—	Form of Security Agreement
Exhibit L	—	Form of Perfection Certificate
Exhibit M	—	Form of Intercreditor Agreement
Exhibit N	—	Form of Mortgage

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of September 18, 2015, as amended as of December 20, 2015 and July 29, 2016, and as further amended as of October 31, 2016, among CF INDUSTRIES HOLDINGS, INC., a Delaware corporation (“Holdings”), ~~prior to the Darwin Acquisition Closing Date (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I),~~ CF INDUSTRIES, INC., a Delaware corporation (the “~~Company”), on and after the Darwin Acquisition Closing Date, CF B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the law of the Netherlands (as may be renamed and/or converted into a public company with limited liability (naamloze vennootschap) under the law of the Netherlands on or prior to the Darwin Acquisition Closing Date in connection with the Acquisition Agreement Transactions) (prior to the consummation of the Acquisition Agreement Transactions to occur on the Darwin Acquisition Closing Date, “Dutch Holdco”) (the “Dutch~~Lead Borrower”), the DESIGNATED BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, and MORGAN STANLEY BANK, N.A., GOLDMAN SACHS BANK USA, BANK OF MONTREAL, ROYAL BANK OF CANADA, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Issuing Banks.

WHEREAS, the ~~Company~~Lead Borrower is party to that certain Second Amended and Restated Credit Agreement, dated as of March 20, 2015 (as amended and restated to but not including the Third Restatement Effective Date (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I), the “Second Amended and Restated Credit Agreement”), by and among, among others, Holdings, the ~~Company~~Lead Borrower, the “Lenders” as defined therein (the “Existing Lenders”), MORGAN STANLEY SENIOR FUNDING, INC., as “Administrative Agent” as defined therein and MORGAN STANLEY BANK, N.A. and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as “Issuing Banks” as defined therein.

Subject to and upon the terms and conditions set forth herein, the parties hereto wish to amend and restate the Second Amended and Restated Credit Agreement in its entirety in the form of this Agreement.

The parties hereto hereby agree that, on the Third Restatement Effective Date, the Second Amended and Restated Credit Agreement shall be and is hereby amended and restated as follows:

ARTICLE I

Definitions

Section 1.1            Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“2010 Indenture” means the Indenture, dated as of April 23, 2010, among the ~~Company~~Lead Borrower, as issuer, Holdings, as a guarantor, and Wells Fargo Bank, National Association, as trustee.

“2010 Indenture Notes” means the notes issued by the ~~Company~~Lead Borrower on or prior to the ~~Darwin Acquisition Closing~~Amendment No. 3 Effective Date pursuant to the 2010 Indenture or any supplemental indenture thereto.

“2013 Indenture” means the Indenture, dated as of May 23, 2013, among the ~~Company~~Lead Borrower, as issuer, Holdings, as a guarantor, and Wells Fargo Bank, National Association, as trustee.

“2013 Indenture Notes” means the notes issued by the ~~Company~~Lead Borrower on or prior to the ~~Darwin Acquisition Closing~~Amendment No. 3 Effective Date pursuant to the 2013 Indenture or any supplemental indenture thereto.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.  All ABR Loans shall be denominated in dollars.

~~“Acquired Business” means the Target Companies; provided that if at any time pursuant to the terms of the Acquisition Agreement Firewater One S.a.r.l., a société à responsabilité limitée organized under the law of Luxembourg (“Firewater One”) (or such other Person that owns, directly or indirectly, OCI’s Natgasoline methanol project in Beaumont, Texas) ceases to be a “Purchased Company” as defined in the Acquisition Agreement, then from and after such time, Firewater One and its subsidiaries shall be excluded from this definition.~~

“Acknowledgement of Grantors” has the meaning set forth in the Intercreditor Agreement.

“Acquisition” means a transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that ~~Parent~~Holdings or a Subsidiary is the surviving entity.

~~“Acquisition Agreement” means that certain Combination Agreement, dated as of August 6, 2015, among Holdings, Darwin Holdco, Beagle MergerCo and OCI.~~

~~“Acquisition Agreement Amendment” means that certain amendment to the Acquisition Agreement, dated as of December 20, 2015, among Holdings, Darwin Holdco, Beagle MergerCo, OCI, the Tranche B Borrower and MergerCo.~~

~~“Acquisition Agreement Transactions” means the “Transactions” (as such term is defined in the Acquisition Agreement).~~

“Additional Lender” has the meaning set forth in Section 2.20(b).

“Administrative Agent” means Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent appointed in accordance with Article VIII.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 2.17 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Lead Borrower and the Lenders in writing.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Cooperatives” means, collectively, CHS Inc. and GROWMARK, Inc.

“Agent Parties” has the meaning set forth in Section 9.1.

~~“Agreed Guarantee Principles” means, with respect to any Subsidiary (other than the Company), that a guaranty of the Obligations shall not be required to be given by such Subsidiary to the extent such guaranty would:~~

~~(i) be prohibited by or in breach of (x) applicable law, rule, regulation or general statutory limitations, including, if such Subsidiary is a Foreign Subsidiary, where such guaranty would result in any breach of financial assistance, capital maintenance, corporate benefit, “thin capitalization” rules and similar restrictions of the applicable jurisdiction; or (y) any contractual obligation in effect as of the Third Restatement Effective Date (or, if later, the date such Subsidiary is formed or acquired so long as not incurred in contemplation thereof (or contractual obligations not materially more restrictive, solely in the case of limitations and restrictions impacting guarantees, than those in existence at such earlier time));~~

~~(ii) if such Subsidiary is a Foreign Subsidiary, result in a risk of (x) breach of the fiduciary duties of, or  personal or criminal liability on the part of, any of such Foreign Subsidiary’s officers, directors or similar persons or (y) criminal liability on the part of such Foreign Subsidiary;~~

~~(iii) if such Subsidiary is a Foreign Subsidiary, result in material adverse tax consequences to Parent, any Domestic Subsidiary or such Foreign Subsidiary, including as a result of a change in law, as determined by the Lead Borrower in its reasonable discretion in consultation with the Administrative Agent; or~~

~~(iv) if such Subsidiary is a Foreign Subsidiary, result in costs that would be excessive in relation to the benefits afforded thereby, as determined in writing by the Administrative Agent in its reasonable discretion.~~

“Agreement” means this Third Amended and Restated Revolving Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurocurrency Rate for dollars with an Interest Period of 1 month commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate, respectively.

“Alternative Currency” means each of the following currencies: Canadian Dollars, Euro and Sterling.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with dollars.

“Amendment No. 3” means Amendment No. 3 to the Third Amended and Restated Revolving Credit Agreement, dated as of October 31, 2016 (the “Amendment No. 3 Effective Date”), among Holdings, the Lead Borrower, the Administrative Agent and the Lenders and Issuing Banks party thereto.

“Amendment No. ~~2~~3 Effective Date” ~~means July 29, 2016~~has the meaning set forth in the definition of “Amendment No. 3”.

“Amendment No. 3 Closing Date” means the “Third Amendment Closing Date” as defined in Amendment No. 3.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to ~~Parent~~Holdings or any of its Subsidiaries from time to time concerning or relating to bribery or corruption administered or enforced by any Governmental Authority having jurisdiction over ~~Parent~~Holdings or any of its Subsidiaries.

“Anti-Terrorism Laws” means any laws, regulations or orders of any Governmental Authority of the United States~~, the United Nations, the United Kingdom or the European Union~~ relating to terrorism financing or money laundering, including, but not limited to, the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. § 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. § 2349aa-9 et seq.), the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Bank Secrecy Act, as amended by Title III of the USA ~~Patriot~~PATRIOT Act, and any rules or regulations promulgated pursuant to or under the authority of any of the foregoing.

“Applicable LC Fronting Sublimit” means (a) with respect to each Issuing Bank on the Amendment No. ~~2 Effective~~3 Closing Date, the amount set forth opposite such Issuing Bank’s name on Schedule 2.1 and (b) with respect to any other Person that becomes an Issuing Bank pursuant to Section 2.5(j) or 2.5(k)(ii), such amount as agreed to in writing by the Lead Borrower and such Person at the time such Person becomes an Issuing Bank or otherwise as provided in Section 2.5(k)(ii)(y), as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Lead Borrower and the Issuing Banks (provided that any increase in the Applicable LC Fronting Sublimit with respect to any Issuing Bank shall require the consent of only the Lead Borrower and such Issuing Bank); provided that the aggregate amount of the individual Issuing Bank amounts under this definition shall not be reduced below the LC Sublimit without the written consent of the Lead Borrower.

“Applicable Percentage” means, with respect to any Lender, subject to Section 2.22, the percentage of the total Commitments represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any permitted assignments hereunder and subject to Section 2.22.

“Applicable Rate” means:

(a) for any day on which a Covenant Suspension Period is not in effect, with respect to any Eurocurrency Loan, any ABR Loan or the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth under the caption “Applicable Rate — ABR Loans”, “Applicable Rate — Eurocurrency Loans” or “Commitment Fee Rate” in the table below, as the case may be, based upon the Moody’s Rating and the S&P Rating applicable on such date:

		Applicable Rate
Level	Ratings (S&P / Moody’s)	ABR Loans	Eurocurrency Loans	Commitment Fee Rate
I	≥ BBB+ / Baa1	0.375%	1.375%	0.175%
II	BBB / Baa2	0.50%	1.50%	0.20%
III	BBB- / Baa3	0.75%	1.75%	0.25%
IV	BB+ / Ba1	1.00%	2.00%	0.30%
V	BB / Ba2	1.25%	2.25%	0.35%
VI	≤ BB- / Ba3	1.50%	2.50%	0.50%

~~“Applicable Rate” means,~~(b) for any day during a Covenant Suspension Period, with respect to any Eurocurrency Loan, any ABR Loan or the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth under the caption “Applicable Rate — ABR Loans”, “Applicable Rate — Eurocurrency Loans” or “Commitment Fee Rate” in the table below, as the case may be, based upon the Moody’s Rating and the S&P Rating applicable on such date:

		Applicable Rate
Level	Ratings (S&P / Moody’s)	ABR Loans	Eurocurrency Loans	Commitment Fee Rate
I	> BBB+ / Baa1	0.125%	1.125%	0.125%
II	BBB / Baa2	0.25%	1.25%	0.15%
III	BBB- / Baa3	0.50%	1.50%	0.20%
IV	BB+ / Ba1	0.75%	1.75%	0.25%
V	~~<~~ BB / Ba2	1.00%	2.00%	0.30%
VI	≤ BB- / Ba3	1.25%	2.25%	0.45%

For purposes of each of the foregoing clauses (a) and (b) of this definition, (i) if either Moody’s or S&P shall not have in effect a Moody’s Rating or a S&P Rating, respectively (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Level ~~V~~VI; (ii) if the Moody’s Rating and the S&P Rating established or deemed to have been established by Moody’s and S&P, respectively, shall fall within different Levels, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is more than one Level lower than the other, in which case the Applicable Rate shall be determined by reference to the Level next below that of the higher of the two ratings; and (iii) if the Moody’s Rating and the S&P Rating established or deemed to have been established by Moody’s and S&P, respectively, shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning set forth in Section 2.23(a).

“Approved Fund” has the meaning set forth in Section 9.4.

“Approved Member State” means Belgium, France, Germany, Luxembourg, The Netherlands, Sweden and the United Kingdom.

“Arrangers” means Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA, BMO Capital Markets, RBC Capital Markets, LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Wells Fargo Securities, LLC, each in its capacity as a joint lead arranger and a joint bookrunner~~, and any successors thereto~~.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, substantially in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent and the Lead Borrower.

“Assuming Lender” has the meaning set forth in Section 2.19(d).

“Availability Period” means the period from and including the Third Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments in accordance with the terms of this Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code and any successor statute and all rules and regulations promulgated thereunder.

~~“Beagle MergerCo” means Beagle Merger Company, LLC, a Delaware limited liability company.~~

“Bilateral LC Facility” means any letter of credit facility, letter of credit reimbursement agreement, letter of credit, letter of guaranty, surety bond or similar arrangement.

“Bilateral LC Provider” means any Person that is a provider of, or counterparty to, a Bilateral LC Facility entered into with any Loan Party or any Subsidiary and that is a Lender, the Administrative Agent or an Affiliate of any of the foregoing as of the Amendment No. 3 Closing Date or, if later, the date on which such Bilateral LC Facility is issued or entered into, in each case in its capacity as a party thereto; provided that no such Person shall be considered a Bilateral LC Provider until such time as (x)  such Person (except the Administrative Agent) shall have delivered written notice to the Administrative Agent that such Bilateral LC Facility has been issued or entered into and that, subject to the satisfaction of clauses (y) and (z) below, such Person constitutes a Bilateral LC Provider with respect to such Bilateral LC Facility, entitled to the benefits of the Guaranty and the Collateral under the Loan Documents, (y) the Lead Borrower has designated such Person as a “Bilateral LC Provider” and such Bilateral LC Facility as a “Secured Bilateral LC Facility” in a written notice delivered to the Administrative Agent and (z) the Lead Borrower has delivered written notice to the Administrative Agent specifying the maximum aggregate face amount of obligations permitted to be issued or incurred under such Bilateral LC Facility.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America ~~(or any successor)~~.

“Borrower” means, as applicable, the Lead Borrower and each Designated Borrower.

“Borrowing” means (a) Revolving Loans of the same Type, in the same currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” means a request by the Lead Borrower for a Borrowing in accordance with Section 2.3.

~~“Bridge Credit Agreement” means that certain 364-Day Bridge Credit Agreement, dated as of the Third Restatement Effective Date, among Holdings, the Company, the Dutch Borrower (to be joined as a party thereto on or about the Darwin Acquisition Closing Date), the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.~~

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York or the state where the Administrative Agent’s Office with respect to Obligations denominated in dollars is located and:

(a)                                 if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in dollars, any fundings, disbursements, settlements and payments in dollars in respect of any such Eurocurrency Loan, or any other dealings in dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day that is also a London Banking Day;

(b)                                 if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means a TARGET Day;

(c)                                  if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in a currency other than dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)                                 if such day relates to any fundings, disbursements, settlements and payments in a currency other than dollars or Euro in respect of a Eurocurrency Loan denominated in a currency other than dollars or Euro, or any other dealings in any currency other than dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollar” means the lawful money of Canada.

“Capacity Expansion Projects” means the “capacity expansion projects” described in the quarterly report of Holdings on Form 10-Q filed with the SEC on August 4, 2016.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (or classified under GAAP as “financing leases” but, in any event, excluding leases classified under GAAP as “operating leases”), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Obligations” has the meaning set forth in Section 2.5(i).

“Cash Equivalents” means any of the following: (i) direct obligations issued or directly and fully guaranteed or insured by any Approved Member State, the United States or Canada or any agency or instrumentality thereof (provided that the full faith and credit of the Approved Member State, the United States or Canada is pledged in support thereof) having maturities of not more than one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States or the District of Columbia or a province or municipality of Canada, or any political subdivision or government-sponsored entity of any of the foregoing or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having an A- credit rating or better by S&P or A3 credit rating or better by Moody’s or, in the case of such obligations of a province or a political subdivision of Canada, an equivalent rating from DBRS, (iii) dollar denominated time deposits, certificates of deposit and bankers acceptances issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender ~~or any lender under the Bridge Credit Agreement (or in each case,~~(or any affiliate thereof) or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A-” or the equivalent thereof from S&P or “A3” or the equivalent thereof from Moody’s or A (low) from DBRS with maturities of not more than one year from the date of acquisition by such Person or, in the case of bankers’ acceptances endorsed by any Lender (or affiliate thereof) or other such commercial bank, maturing within six months of the date of acceptance, (iv) repurchase obligations, including whole mortgage loans, with a term of not more than thirty days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-2 or the equivalent thereof by S&P, at least P-2 or the equivalent thereof by Moody’s or at least R-1 (low) from DBRS and in each case maturing not more than one year after the date of acquisition by such Person (vi) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender (or affiliate thereof) or any other commercial bank that is rated at least A- or the equivalent thereof by S&P, at least A3 or the equivalent thereof by Moody’s or at least A (low) or the equivalent thereof by DBRS, (vii) investments in money market funds that invest at least ~~95~~90% of their assets in investments of the types described in clauses (i) through (vi) above and (viii) other investments that the Administrative Agent and the Lead Borrower may approve in writing from time to time.

“CDOR” has the meaning set forth in the definition of “Eurocurrency Rate”.

“CFC” means a controlled foreign corporation within the meaning of Section 957(a) of the Code.

~~“CF Fertilisers Credit Agreement” means that certain £40,000,000 Multicurrency Revolving Facilities Agreement, dated as of October 1, 2012, among CF Fertilisers UK Group Limited (formerly known as GrowHow UK Group Limited) and CF Fertilisers UK Limited (formerly known as GrowHow UK Limited), as the original borrowers and the original guarantors, the financial institutions party thereto, as the original lenders, and The Royal Bank of Scotland plc, as the arranger, the issuing bank, the agent and the bilateral ancillary lender.~~

~~“CFIISC” means CF Industries International Services Corporation, an Iowa corporation (formerly known as Terra Real Estate Development Corporation).~~

“Change in Law” means the occurrence, after the ~~Third Restatement~~Amendment No. 3 Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, requirements, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (y) all requests, rules, requirements, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III ~~and (z) the CRD IV and any law, rule, regulation or guideline, in each case that implements CRD IV in any jurisdiction~~, shall in each case be deemed to be a “Change in Law” after the ~~Third Restatement~~Amendment No. 3 Effective Date, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means any of (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as that term is used under Rule 13d-3 under the Exchange Act), directly or indirectly, of Equity Interests representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of ~~Parent~~Holdings; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of ~~Parent~~Holdings by Persons who were not nominated, appointed or approved for election by the members of the board of directors of ~~Parent~~Holdings constituting at the time of such nomination, appointment or approval at least a majority of such board; (c) the failure of ~~Parent~~Holdings to own, directly or indirectly, 100% of the outstanding Equity Interests of the ~~Company~~Lead Borrower (or any permitted successor thereof in accordance with Section 6.3); or (d) any “change of control” (as such term or any words of similar import are defined under any Material Indebtedness) shall occur; provided that a “change of control” under this clause (d) shall constitute a Change of Control only if (x) such Material Indebtedness became due and payable as a result thereof and/or (y) the holders of the obligations under such Material Indebtedness shall have the right to accelerate, cancel, terminate, or otherwise require the repayment, repurchase or redemption of, such Material Indebtedness as a result of such “change of control.” ~~Notwithstanding anything in any Loan Document to the contrary, none of the Acquisition Agreement Transactions or any Change in Control under the NPA (and as defined therein) resulting from the transactions contemplated by the Acquisition Agreement shall constitute a Change of Control.~~

“Charges” has the meaning set forth in Section 9.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collateral” means (i) the “Collateral” as defined in the Security Agreement, (ii) all the “Collateral” or “Mortgaged Property” as defined in any other Collateral Document and (iii) any other assets pledged or in which a Lien is granted, in each case, pursuant to any Collateral Document; provided that at no time shall this definition or any of the foregoing include any Excluded Property.

“Collateral Documents” means, collectively, the Security Agreement, any Security Agreement Supplements, any Intellectual Property Security Agreements and the Mortgages delivered to the Administrative Agent on the Amendment No. 3 Closing Date or pursuant to Section 5.9 or 5.10.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder and to acquire participations in Letters of Credit and Swingline Loans, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.8, (b) increased from time to time pursuant to Section 2.19 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.21 or Section 9.4.  The amount of each Lender’s Commitment as of the Amendment No. ~~2 Effective~~3 Closing Date is set forth on Schedule 2.1.  The aggregate amount of the Lenders’ Commitments as of the Amendment No. ~~2 Effective~~3 Closing Date is $~~1,500,000,000~~750,000,000.

“Commitment Date” has the meaning set forth in Section 2.19(b).

“Commitment Increase” has the meaning set forth in Section 2.19(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning set forth in Section 9.1.

~~“Company” has the meaning set forth in the introductory paragraph hereto.~~

“Compliance Certificate” has the meaning set forth in Section 5.1(c).

~~“Consent” means any consent, waiver, amendment or modification to the terms of any Darwin Debt and any related documents that is obtained on or prior to the Darwin Acquisition Closing Date and that permits the Darwin Transactions (and that waives any default, event of default, mandatory prepayments or mandatory offer, in each case with respect to such Darwin Debt, that would otherwise arise in connection with any of the Darwin Transactions).~~

“Consenting Lender” has the meaning set forth in Section 2.21(a).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted from revenues in determining such Consolidated Net Income, the sum of:

(a) the aggregate amount of Consolidated Interest Expense for such period;

(b) the aggregate amount of expense for taxes paid or accrued for such period (including payments to Affiliated Cooperatives under the NOL Agreement);

(c) all amounts attributable to depreciation and depletion for such period;

(d) all amortization and other non-cash charges (including, without limitation, non-cash impairment charges); and

(~~e~~f) fees, cash charges and other cash expenses, premiums or penalties incurred in connection with any acquisition, any asset ~~sale~~disposition, any recapitalization, any investment, any issuance of Equity Interests by ~~Parent~~Holdings or any issuance, incurrence or repayment of Indebtedness by ~~Parent~~Holdings or its Subsidiaries, the amortization of any deferred financing charges, and/or any refinancing transaction or modification or amendment of any debt instrument (including any transaction undertaken but not completed);

in each case for such period, minus the sum of:

(i)                                     all non-cash gains included in Consolidated Net Income for such period; and

(ii)                                  all amounts ~~(except as expressly contemplated by clause (e) above)~~ which constituted non-cash charges in prior periods (and which were deducted in determining Consolidated Net Income in a prior period) and which were actually paid in cash during the period for which Consolidated EBITDA is being determined, all calculated for ~~Parent~~Holdings and its Subsidiaries on a consolidated basis.

To the extent the net income of any Subsidiary is excluded from Consolidated Net Income in accordance with the proviso to the definition of “Consolidated Net Income”, then add-backs and deductions in determining Consolidated EBITDA, to the extent relating to such Subsidiary, shall be limited to the same extent.

“Consolidated Indebtedness” means, at any time, the sum of (without duplication) (i) all Indebtedness of ~~Parent~~Holdings and its Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capital Lease Obligations on the liability side of a consolidated balance sheet of ~~Parent~~Holdings and its Subsidiaries in accordance with GAAP and (ii) all Guarantees by ~~Parent~~Holdings and its Subsidiaries in respect of Indebtedness of any third Person (other than ~~Parent~~Holdings and its Subsidiaries) of the type referred to in the preceding clause (i)~~.~~; provided that Consolidated Indebtedness shall not include (x) the amount of any Indebtedness that has been defeased or satisfied and discharged in accordance with the terms of such Indebtedness; or (y) any Indebtedness the proceeds of which are deposited into a segregated account subject to a trust, escrow or other funding arrangement entered into in connection with the issuance or incurrence of such Indebtedness for the purpose of purchasing, redeeming, defeasing, repaying, satisfying and discharging, or otherwise acquiring or retiring for value other Indebtedness (other than Indebtedness described in the foregoing clause (x)), in an amount equal to the amount of proceeds in such account.

“Consolidated Interest Expense” means, with reference to any period, accrued interest expense of ~~Parent~~Holdings and its Subsidiaries calculated on a consolidated basis for such period determined in accordance with GAAP excluding amortization of financing fees.

“Consolidated Net Income” means, for any period, the net income (or loss) of ~~Parent~~Holdings and its Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person in which a Person or Persons other than ~~Parent~~Holdings and its Wholly-Owned Subsidiaries has an Equity Interest or Equity Interests to the extent of such Equity Interests held by Persons other than ~~Parent~~Holdings and its Wholly-Owned Subsidiaries in such Person, (ii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or accrued prior to such Person merging into or consolidating with any Subsidiary or accrued prior to all or substantially all of the property or assets of such Person being acquired by a Subsidiary and (iii) the net income of any Subsidiary to the extent that the declaration or payment of cash dividends or similar cash distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

“Consolidated Total Assets” means, as of any date of determination thereof, the total assets of ~~Parent~~Holdings and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

~~“Contemplated Debt Securities” means any unsecured debt securities issued by the Dutch Borrower, Parent or any Subsidiary in connection with or in anticipation of (x) the purchase of the Purchased Equity Interests or (y) the Darwin Debt Refinancing.~~

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; provided that being an officer or director of a Person shall not, in and of itself, be deemed “Control” of such Person.  “Controlling” and “Controlled” have meanings correlative thereto.

~~“CRD IV” means (a) Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012 and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing directives 2006/48/EC and 2006/49/EC.~~

“Corporate Rating” means the Moody’s Rating, the S&P Rating or the Fitch Rating, as applicable.

“Covenant Reinstatement Date” has the meaning set forth in Section 6.9(a).

“Covenant Suspension Conditions” means, on any date, that (a) no Event of Default has occurred and is continuing as of such date; (b) the Investment Grade Rating Condition is satisfied as of such date; and (c) the Total Net Leverage Ratio is less than or equal to 3.75:1.00 as of such date.

“Covenant Suspension Date” has the meaning set forth in Section 6.9(a).

“Covenant Suspension Period” has the meaning set forth in Section 6.9(a).

“Credit Agreement Joinder” means each joinder agreement to this Agreement in substantially the form of Exhibit I attached hereto or any other form reasonably approved by the Administrative Agent and the Lead Borrower.

“Credit Event” means the making of a Loan or the issuance, amendment, extension or renewal of any Letter of Credit (other than any amendment, extension or renewal that does not ~~change~~increase the maximum stated amount of such Letter of Credit).

~~“CTA” means the UK Corporation Tax Act 2009.~~

~~“Darwin Acquisition Closing Date” means the date on which all of the conditions precedent set forth in Section 4.3 are satisfied (or waived in accordance with Section 9.2):~~

~~“Darwin Debt” means indebtedness issued or incurred pursuant to any of (i) the OCI Nitrogen Credit Agreement, (ii) the Iowa Bonds Indenture or the Iowa Bond Financing Agreement, (iii) the Iowa Fertilizer Credit Agreement, (iv) the OCI Beaumont Credit Agreement, (v) the MLP Credit Agreement and (vi) the OCI Fertilizer Trade Finance Facility.~~

~~“Darwin Debt Refinancing” means the repayment, redemption, repurchase modification, extension, exchange, extension, renewal, refinancing, refunding, or replacement of Darwin Debt (and the payment of any related fees (including prepayment penalties and/or make-whole payments) and expenses) on or prior to the Darwin Acquisition Closing Date.~~

~~“Darwin Holdco” means Darwin Holdings Limited, a limited liability company incorporated under the laws of England and Wales with registered number 09713230.~~

~~“Darwin Transactions” means, collectively, the Acquisition Agreement Transactions, the Darwin Debt Refinancing, the offering of Contemplated Debt Securities, the negotiation, execution and delivery of this Agreement, the Specified Private Placement, the negotiation, execution and delivery of the Consents, if any, and the payment of fees and expenses in connection with any of the foregoing.~~

“DBRS” means Dominion Bond Rating Service Inc.

“Debtor Relief Laws” means the Bankruptcy Code~~, the Insolvency Act 1986 of the United Kingdom, the Dutch Bankruptcy Act (faillissementswet) and the Dutch Financial Supervision Act (Wet op het Financieel Toezicht)~~ and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws of the United States~~, the United Kingdom, the Netherlands~~ or other applicable jurisdictions from time to time in effect.

“Declining Lender” has the meaning set forth in Section 2.21(a).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to the last sentence of Section 2.22, any Lender that (a) has failed to (i) fund all or any portion of its Loans (including pursuant to a Mandatory Borrowing) or participations in LC Disbursements or Swingline Loans within two Business Days of the date such Loans were required to be funded hereunder or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including with respect to its participations in LC Disbursements and Swingline Loans) within three Business Days of the date when due, unless, in each case, such Lender notifies the Administrative Agent, each Issuing Bank and the Lead Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to such funding or payment (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Lead Borrower or the Administrative Agent, each Issuing Bank or the Swingline Lender, as applicable, in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan or participations in LC Disbursements or Swingline Loans hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within two Business Days after written request by the Administrative Agent, any Issuing Bank or the Lead Borrower, to confirm in writing to the Administrative Agent, such Issuing Bank and the Lead Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, such Issuing Bank and the Lead Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, ~~or~~ (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender, subject to the last sentence of Section 2.22, upon delivery of written notice of such determination to the Lead Borrower and each Lender. Any determination by the Lead Borrower that the Administrative Agent, the Swingline Lender, or an Issuing Bank is a Defaulting Lender under clause (d) above shall be conclusive and binding absent manifest error, and such Person shall be deemed to be a Defaulting Lender, subject to the last sentence of Section 2.22, upon delivery of written notice of such determination to the Administrative Agent, each Lender, the Swingline Lender and each Issuing Bank.

“Designated Borrower” has the meaning set forth in Section 2.23.

“Designated Borrower Jurisdiction” means the United States or any state thereof or the District of Columbia, England and Wales, or the Netherlands.

“Designated Borrower Request and Assumption Agreement” has the meaning set forth in Section 2.23(a).

“Designated Borrowing Date” has the meaning set forth in Section 4.4.

~~“Designated Borrower Jurisdiction” means the United States or any state thereof or the District of Columbia, England and Wales, or the Netherlands.~~

“Designated LC Disbursement” has the meaning set forth in Section 2.5(e).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Subsidiary (other than directors’ qualifying shares and/or other nominal amounts of shares required to be held by Persons other than Holdings and its Subsidiaries under applicable law)) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person which, by their terms, or by the terms of any security into which such Equity Interests are convertible or for which such Equity Interests are putable or exchangeable (other than at the option of the issuer thereof), or upon the happening of any event, mature (excluding any maturity as the result of an optional redemption by the issuer thereof) or are mandatorily redeemable (other than for Equity Interests that are not Disqualified Equity Interests) pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof, in whole or in part, in each case prior to the date that is ninety-one (91) days after the Maturity Date in effect at the time of incurrence or issuance thereof (measured at the time of the incurrence or issuance thereof), in the case of each of the foregoing, except as a result of a change of control, asset sale, event of loss, or other requirement to make an offer to repurchase, redeem, defease or prepay upon a “fundamental change” (or similar event); provided that only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or ex-changeable or is so redeemable at the option of the holder thereof (in each case subject to the qualifications and exceptions set forth above) prior to such date shall be deemed to be Disqualified Equity Interests; provided, further, that if such Equity Interests are issued to any employee or any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of any such employee’s termination, death or disability; provided, further, that no Equity Interests held by any future, present or former employee, director, officer or consultant (or their respective Affiliates or immediate family members) of Holdings or any of its Subsidiaries shall be considered Disqualified Equity Interests because such Equity Interests are redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement or similar agreement that may be in effect from time to time; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Equity Interests shall not be deemed to be Disqualified Equity Interests.

“Disregarded Person” means any Subsidiary (a) that is treated as a disregarded entity for U.S. federal income tax purposes and holds Equity Interests or Indebtedness of one or more Foreign Subsidiaries or (b) substantially all of the assets of which are Equity Interests or Indebtedness of one or more Foreign Subsidiaries.

“Documentation Agents” means each of Goldman Sachs Bank USA, Bank of Montreal, Royal Bank of Canada and Wells Fargo Bank, National Association.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in dollars as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of dollars with such Alternative Currency.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” of any Person means any Subsidiary of such Person incorporated or organized in the United States or any state thereof or the District of Columbia; provided that any Subsidiary that would otherwise constitute a Domestic Subsidiary and is a holding company which owns Equity Interests in one or more Foreign Subsidiaries that are CFCs, but owns no other material assets and does not engage in any trade or business (other than acting as a holding company for such Equity Interests in Foreign Subsidiaries) shall not constitute a Domestic Subsidiary hereunder; provided, further, that a Subsidiary that is disregarded as separate from its owner for federal income tax purposes and owns assets substantially all of which constitute Equity Interests in one or more Foreign Subsidiaries that are CFCs, shall not constitute a Domestic Subsidiary hereunder.

~~“DTTP Scheme” has the meaning set forth in Section 2.16(g).~~

~~“Dutch  Holdco” has the meaning set forth in the introductory paragraph hereto.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means May 1, 2012.

“Eligible Assignee” means and includes any commercial bank, an insurance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding ~~Parent~~each Defaulting Lender, Holdings and its Subsidiaries and Excluded Subsidiaries, and any natural person~~, and any Person that is a member of the “public” as referred to in article 4.1(a) of the Capital Requirements Regulation (EU/545/2013)~~.

“Enterprises” means CF Industries Enterprises, Inc., a Delaware corporation.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation, reclamation or remediation, fines, penalties or indemnities), of ~~Parent~~Holdings or any of its Subsidiaries directly or indirectly resulting from or based upon (a) noncompliance with any Environmental Law, (b) the treatment (for the purpose of reducing hazardous characteristics) or disposal of any Hazardous Materials, in each case, outside the ordinary course of business, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a cooperative society or a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than any debt security which by its terms is convertible at the option of the holder into Equity Interests, to the extent such holder has not so converted such debt security but including, for the avoidance of doubt, but only for the purposes of the definition of “Domestic Subsidiary”, any interests treated as equity for United States federal income tax purposes).

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.

“ERISA Affiliate” means any person that for purposes of Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with any Loan Party or any Subsidiaries of any Loan Party under Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any one or more of the following: (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Plan, as to which the PBGC has not waived the requirement that it be notified of such event; (b) the receipt by or issuance from any Loan Party, any Subsidiary of any Loan Party or any ERISA Affiliate of notice from or to the PBGC regarding the intention to take action under Section 4042 or 4041 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (c) the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Plan or that such filing may be made; or a determination that any Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (d) the incurrence by any Loan Party, any Subsidiary of any Loan Party or any ERISA Affiliate of any liability with respect to the complete or partial withdrawal of any Loan Party, any Subsidiary of any Loan Party or any ERISA Affiliate from a Multiemployer Plan, the reorganization or insolvency under Title IV of ERISA of any Multiemployer Plan; or the receipt by any Loan Party, any Subsidiary of any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party, any Subsidiary of any Loan Party or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA; (e) any Loan Party, any Subsidiary of any Loan Party or any ERISA Affiliate incurring any liability under Title IV of ERISA with respect to the termination of any Plan; or (f) any Foreign Plan Event.

~~“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness incurred by Parent or any of its Subsidiaries for the purpose of financing any of the Acquisition Agreement Transactions or financing all or any portion of the Darwin Debt Refinancing that, on or prior to the Darwin Acquisition Closing Date, is funded into an escrow account with an independent escrow agent pursuant to customary escrow arrangements (as reasonably determined by the Lead Borrower). The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.~~

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurocurrency Rate.  Eurocurrency Loans may be denominated in dollars or in an Alternative Currency.  All Loans denominated in an Alternative Currency must be Eurocurrency Loans.

“Eurocurrency Rate” means, for any Interest Period with respect to any Eurocurrency Borrowing:

(a)           denominated in a LIBOR Quoted Currency, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent in its reasonable discretion from time to time for purposes of providing quotations of interest rates applicable to deposits in the relevant currency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in the relevant currency with a maturity comparable to such Interest Period (the “Eurocurrency Screen Rate”).  In the event that the Eurocurrency Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to any Eurocurrency Borrowing then the Eurocurrency Rate shall be the Interpolated  Rate, determined at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. If neither the Eurocurrency Screen Rate nor the Interpolated Rate is available at such time for any reason, then the “Eurocurrency Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in the applicable currency in the Dollar Equivalent of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in Same Day Funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; or

(b)           denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”) displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service at approximately 10:00 a.m., Toronto, Ontario time, on the first day of such Interest Period (or, if the first day of such Interest Period is not a Business Day, as of approximately 10:00 a.m. Toronto, Ontario time on the immediately preceding Business Day); provided that if such rate does not appear on the CDOR Page at such time on such date, the rate for such date will be the annual interest rate equivalent to the discount rate as of approximately 10:00 a.m. Eastern time on such day at which one of the three largest Canadian chartered banks listed on Schedule I of the Bank Act (Canada) as selected by Administrative Agent in consultation with the Lead Borrower is then offering to purchase Canadian Dollar denominated bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term);

provided that if any such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Eurocurrency Screen Rate” has the meaning set forth in the definition of “Eurocurrency Rate.”

“Event of Default” has the meaning set forth in Article VII.

“Excess Proceeds” has the meaning set forth in Section 6.7(g).

“Excluded Property” means (a) (i) all owned real property other than Material Real Property and (ii) all leasehold interests in real property; (b) (i) motor vehicles and other assets subject to certificates of title, (ii) rolling stock, barges and minority interests in aircraft and (iii) letter of credit rights (except, in the case of each of clauses (i), (ii) and (iii), to the extent perfection can be achieved by filing a UCC-1 financing statement), (c) commercial tort claims in an amount less than $10,000,000; (d) pledges and security interests prohibited by applicable law, rule or regulation (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable provisions of the Uniform Commercial Code) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received); (e) all (A) voting Equity Interests in each Foreign Subsidiary and each Disregarded Person, in each case in excess of 65% of the total combined voting power of the Equity Interests of such Subsidiary directly owned by Loan Parties, (B) Equity Interests in Immaterial Subsidiaries and Excluded Subsidiaries, and (C) Equity Interests in each Subsidiary (other than Nitrogen) that is not a direct Wholly-Owned Subsidiary of a Loan Party; (f) rights arising under any contract, instrument, lease, license or other agreement, or any property subject to a purchase money security interest, Capital Lease Obligation or other arrangement, to the extent that a grant of a security interest therein would violate or invalidate such contract, instrument, lease, license or agreement, or any documents governing such purchase money security interest, Capital Lease Obligation or other arrangement, or create a right of termination in favor of any other party thereto (other than Holdings, any Borrower or any Guarantor), in each case after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar laws; (g) those assets as to which the cost of obtaining a security interest therein or perfection thereof would be excessive in relation to the value afforded to the Lenders thereby, as reasonably agreed by the Lead Borrower and the Administrative Agent; (h) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti assignment provisions of the Uniform Commercial Code or similar laws; (i) “intent-to-use” trademark applications; (j) any property acquired after the Amendment No. 3 Closing Date that is subject to a pre-existing security interest permitted hereunder (provided that such security interest was not incurred in anticipation of the acquisition of such property) for so long as the contract or other agreement governing such security interest prohibits the creation of any other security interest on such property, except to the extent such prohibition is rendered ineffective after giving effect to applicable anti-assignment provisions of the Uniform Commercial Code or similar laws; (k) property to the extent the granting of a security interest in such property could reasonably be expected to result in material adverse tax consequences to the Lead Borrower, Holdings or any Guarantor, as reasonably determined in good faith by the Lead Borrower and subject to the reasonable consent of the Administrative Agent; (l)  any Material Real Property to the extent the granting of a Mortgage in such Material Real Property requires the consent of a third party and the Lead Borrower is unable to obtain such consent after using reasonable efforts (so long as the relevant restriction was in effect on the Amendment No. 3 Closing Date (or, if later, the date on which such Material Real Property was acquired by a Loan Party) and was not incurred in contemplation of this clause (l)); (m) tax, payroll, healthcare, employee wage or benefit, fiduciary, escrow, defeasance, redemption and trust accounts; (n) all accounts that are swept to a zero balance on a daily basis; (o) Margin Stock; (p) Equity Interests of any captive insurance companies, not-for-profit Subsidiaries, cooperatives and special purpose entities; (q) all assets owned by Exempt Subsidiaries; (r) all Indebtedness (including, without limitation, any intercompany notes), in each case in an aggregate principal amount of less than $10,000,000; and (s) cash deposits, letters of credit and Investment Property (as defined in the Security Agreement) (other than Equity Interests of a Subsidiary) in which a Lien not prohibited by Section 6.2 (other than clause (bb), (cc), (dd) or (ee) thereof) is granted to a Person that is not a Loan Party, a Subsidiary, an Excluded Subsidiary or an Affiliate of any of the foregoing, in each case for so long as the contract or other agreement or arrangement pursuant to which such Lien is granted prohibits the creation of any other Lien on such property.

“Excluded Subsidiary” means each of ~~CFIISC,~~ Terra Investment Fund, Terra Investment Fund II, Terra Nitrogen, TNCLP, TNGP~~, Iowa Fertilizer, OCI GP LLC, OCI Partners LP, OCI Beaumont LLC~~ and each of their respective subsidiaries.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest would have become effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) Taxes imposed on (or measured by) its net income or gross profit, franchise Taxes, and branch profits Taxes, in each case (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes; (b) other than in the case of an assignee pursuant to a request by the Lead Borrower under Section 2.18(b), any United States withholding Tax that is imposed on amounts payable to a recipient at the time such recipient becomes a party to this

Agreement (or designates a new lending office), except to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.16(b); (c) Taxes attributable to any Lender’s failure to comply with Section 2.16(f) or Section 2.16(g); and (d) any U.S. withholding Taxes imposed under FATCA~~; and (e) other than in the case of an assignee pursuant to a request by the Lead Borrower under Section 2.18(b), any UK Tax Deduction, if on the date on which the payment falls due, (i) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date the Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty or any published practice or published concession of any relevant Governmental Authority; or (ii) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (b) of the definition of “UK Qualifying Lender” and: (A) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the person making the payment or from the Lead Borrower a certified copy of that Direction; and (B) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or (iii) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (b) of the definition of “UK Qualifying Lender” and: (A) the relevant Lender has not given a UK Tax Confirmation to the relevant Borrower; and (B) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a UK Tax Confirmation to the relevant Borrower, on the basis that the UK Tax Confirmation would have enabled the relevant Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA.~~.

“Exempt Subsidiaries” means (a) ~~Immaterial Subsidiaries; (b) (x) prior to the Darwin Acquisition Closing Date,~~ any Foreign Subsidiary ~~and~~, (~~y~~b) ~~on and after the Darwin Acquisition Closing Date, any Foreign Subsidiary that is a~~any direct or indirect Subsidiary of a ~~Domestic~~Foreign Subsidiary~~; (c) any Subsidiary not required to be a Guarantor in accordance with the Agreed Guarantee Principles; provided that this clause (c) shall not apply to a Person if (and only for so long as) such Person is a borrower, issuer or guarantor of (A) the Bridge Credit Agreement, (B) any Contemplated Debt Securities or the Specified Private Placement or (C) the Existing CF Notes; and (d)~~ or a Disregarded Person, (c) any Disregarded Person, (d) any Excluded Subsidiary and (e) any Subsidiary to the extent the cost of obtaining a Guaranty by such Subsidiary outweighs the benefit to the Lenders afforded thereby, as reasonably determined by the Lead Borrower and the Administrative Agent; provided that in no event shall the term “Excluded Subsidiary” or “Excluded Subsidiaries” include any Borrower, Enterprises or Sales.

“Existing CF Notes” means the 2010 Indenture Notes and the 2013 Indenture Notes, collectively.

“Existing Lenders” has the meaning set forth in the second introductory paragraph hereto.

“Existing Loans” has the meaning set forth in Section 9.19(a).

“Existing Maturity Date” has the meaning set forth in Section 2.21(a).

“Extension Effective Date” has the meaning set forth in Section 2.21(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Third Restatement Effective Date (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements (and any related laws or official administrative guidance) implementing the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as an overnight bank funding rate (from and after such date as the Federal Reserve Bank of New York shall commence to publish such composite rate); provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

~~“Fee Letter” means that certain Revolver Fee Letter, dated as of August 6, 2015, among Holdings and the Arrangers.~~

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the applicable Loan Party.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“Fitch” means Fitch Ratings, Inc.

“Fitch Rating” means the public corporate credit rating of Holdings from Fitch; provided that if Fitch shall not have in effect a public corporate credit rating of Holdings, the “Fitch Rating” shall mean the long-term debt rating by Fitch for the Index Debt.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994 and (iv) the Flood Insurance Reform Act of 2004.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the ~~Company~~Lead Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means any benefit plan sponsored, maintained or contributed to (or that is required to be sponsored, maintained or contributed to) by any Loan Party or any Subsidiary of any Loan Party, that under applicable law other than the laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle, other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Plan Event” means, with respect to any Foreign Plan, (i) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (ii) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (iii) the receipt of a notice from, or the provision of notice to, a Governmental Authority relating to the intention to terminate any Foreign Plan or to appoint a trustee or similar official to administer any Foreign Plan, (iv) the insolvency of any Foreign Plan or the incurrence of any liability to any Loan Party or any Subsidiary of any Loan Party under applicable law on account of the complete or partial termination of any Foreign Plan or the complete or partial withdrawal of any participating employer therein or (v) any other event or condition with respect to a Foreign Plan that could result in liability of any Loan Party or any Subsidiary of any Loan Party.

“Foreign Subsidiary” of any Person means any Subsidiary of such Person that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Authority” means the government of the United States of America~~, the United Kingdom, the Netherlands,~~ or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or ~~other obligation or~~ to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such ~~Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such~~ Indebtedness; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary indemnification obligations entered into in connection with any acquisition or disposition of assets or of other entities (other than to the extent that the primary obligations that are the subject of such indemnification obligation would be considered Indebtedness hereunder).

“Guarantor” means~~,~~ (a) Holdings, (b) each Borrower (with respect to the Obligations of each other Borrower), (c) Enterprises, (d) Sales and (e) each direct or indirect Domestic Subsidiary (other than an Exempt Subsidiary) of Holdings that Guarantees any Indebtedness for borrowed money (other than Permitted Indebtedness and Indebtedness permitted under Section 6.5 (excluding clauses (h), (i), (j) and (l))) of Holdings, the Lead

Borrower and/or any other Loan Party in excess of $150,000,000, in the case of each of clauses (a) through (e) from the time that such Person delivers an executed Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation reasonably satisfactory to the Administrative Agent ~~(i) the Dutch Borrower (with respect to the Obligations of each other Borrower) and (ii) the Company (with respect to the Obligations of each other Borrower), (iii) Holdings and (iv) each Wholly-Owned Subsidiary of Parent; provided that the Guarantors shall not include any Exempt Subsidiary.~~;

“Guaranty” means a Guarantee pursuant to (~~x~~a) the Guaranty Agreement entered into on the Third Restatement Effective Date or (~~y~~b) any Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation reasonably satisfactory to the Administrative Agent entered into hereunder.

“Guaranty Agreement” means each guarantee agreement in substantially the form of Exhibit E attached hereto, as such agreement may be modified ~~(including, but not limited to, by adding limitations to the extent necessary to comply with the Agreed Guarantee Principles (including by limiting the maximum amount guaranteed), which limitations in such agreement shall in each case be subject to the reasonable satisfaction of the Administrative Agent)~~ in form and substance reasonably satisfactory to the Administrative Agent.

“Guaranty Joinder Agreement” means each joinder agreement to a Guaranty Agreement in substantially the form of Exhibit J attached hereto, as such agreement may be modified ~~(including , but not limited to, by adding limitations to the extent necessary to comply with the Agreed Guarantee Principles (including by limiting the maximum amount guaranteed), which limitations in such agreement shall in each case be subject to the reasonable satisfaction of the Administrative Agent)~~ in form and substance reasonably satisfactory to the Administrative Agent.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that is a counterparty to a Swap Agreement with a Loan Party or any Subsidiary and that is a Lender, the Administrative Agent or an Affiliate of any of the foregoing as of the Amendment No. 3 Closing Date or, if later, the date on which such Swap Agreement is entered into, in each case in its capacity as a party thereto; provided that no such Person shall be considered a Hedge Bank until such time as (x) such Person (except the Administrative Agent) shall have delivered written notice to the Administrative Agent that such Swap Agreement has been entered into and that, subject to the satisfaction of clause (y) below, such Person constitutes a Hedge Bank with respect to such Swap Agreement, entitled to the benefits of the Guaranty and the Collateral under the Loan Documents and (y) the Lead Borrower has designated such Person as a “Hedge Bank” and such Swap Agreement as a “Secured Swap Agreement” in a written notice delivered to the Administrative Agent.

“Holdings” has the meaning set forth in the introductory paragraph hereto.

~~“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect from time to time.~~

“Immaterial Subsidiary” means, as of any date of determination, a Subsidiary (other than a Loan Party) (a) whose consolidated total assets on a Pro Forma Basis do not constitute more than 5.0% of the Consolidated Total Assets of ~~Parent~~Holdings and its Subsidiaries (for the most recently ended fiscal year of ~~Parent~~Holdings for which audited financial statements are available), and (b) whose consolidated gross sales do not constitute more than 5.0% of the consolidated gross sales of ~~Parent~~Holdings and its Subsidiaries on a Pro Forma Basis (for the most recently ended fiscal year of ~~Parent~~Holdings for which audited financial statements are available); provided that if at any time one or more Immaterial Subsidiaries are subject to one or more events as described under clause (h) and/or (i) of Article VII, if such Immaterial Subsidiaries would fail to meet either the test described in preceding clause (a) or (b) if all such Immaterial Subsidiaries were a single Subsidiary (rather than separate Subsidiaries), for this purpose treated as if each reference in preceding clause (a) and (b) to “5.0%” were instead a reference to “7.5%”, then the respective such Subsidiaries shall not constitute Immaterial Subsidiaries unless and until such time as in aggregate they do not fail either of the tests referenced in this proviso.

“Impacted Interest Period” has the meaning set forth in the definition of “Eurocurrency Rate.”

“Increase Date” has the meaning set forth in Section 2.19(a).

“Increasing Lender” has the meaning set forth in Section 2.19(b).

“Incremental Amendment” has the meaning set forth in Section 2.20(b).

“Incremental Facilities” has the meaning set forth in Section 2.20(a).

“Incremental Lenders” has the meaning set forth in Section 2.20(b).

“Incremental Revolving Commitments” has the meaning set forth in Section 2.20(a).

“Incremental Term Loan” has the meaning set forth in Section 2.20(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services that is due more than six months after taking delivery of such property (excluding (i) accounts payable and accrued liabilities and expenses incurred in the ordinary course of business, (ii) deferred compensation arrangements and (iii) earn-out obligations), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned or acquired by such Person (other than Liens on Equity Interests in joint ventures), whether or not such Person has assumed or become liable for the payment of such obligation; provided that, in the event such Person has not assumed or become liable for payment of such obligation, only the lesser of the fair market value of such property or the amount of the obligation secured shall be deemed to be Indebtedness, (g) all Guarantees by such Person of Indebtedness of others, the amount of such obligation being deemed to be an amount equal to the stated or determinable amount of the obligations of such Person in respect of such Guarantee or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith, (h) the principal portion of all Capital Lease Obligations of such Person, (i) all obligations, after giving effect to any prior drawings or reductions which have been reimbursed, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit, letters of guaranty, surety bonds or similar arrangements, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations of such Person under any liquidated earn-out that would appear as liabilities on a balance sheet of such Person and (l) any Off-Balance Sheet Liability.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything herein to the contrary, leases classified under GAAP as “operating leases” shall not constitute Indebtedness.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning set forth in Section 9.3(b).

“Index Debt” means senior, unsecured, long-term Indebtedness for borrowed money of ~~Parent~~Holdings (or, in the event that ~~Parent~~Holdings does not have senior, unsecured, long-term Indebtedness for borrowed money outstanding, the ~~Company~~Lead Borrower) that is not Guaranteed by any other Person or entity (other than a Loan Party) or subject to any other credit enhancement which has the higher long term debt rating by S&P or Moody’s.

“Information” has the meaning set forth in Section 9.12(a).

“Intellectual Property Security Agreements” has the meaning set forth in the Security Agreement.

“Intercreditor Agreement” means an intercreditor agreement substantially in the form attached as Exhibit M hereto or any other form approved by the Administrative Agent and the Lead Borrower, as may be in effect from time to time.

“Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended to (b) Consolidated Interest Expense for such period of four (4) consecutive fiscal quarters;

provided that, for purposes of any calculation of the Interest Coverage Ratio pursuant to this Agreement, Consolidated EBITDA and Consolidated Interest Expense shall be determined on a Pro Forma Basis in accordance with the definition of “Pro Forma Basis” contained herein.

“Interest Election Request” has the meaning set forth in Section 2.7(b).

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December when such Loan is outstanding and the Maturity Date, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid in accordance with the terms hereof and the Maturity Date.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if available to, or with the consent of, each Lender, such other period that is less than one month or greater than six months) thereafter, as the Lead Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the last available Eurocurrency Screen Rate) reasonably determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Eurocurrency Screen Rate for the longest period (for which the Eurocurrency Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the Eurocurrency Screen Rate for the shortest period (for which that Eurocurrency Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness for borrowed money or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee of Indebtedness for borrowed money of, or purchase or other acquisition of any other Indebtedness for borrowed money or Equity Interest in, another Person (other than expense allocation, prepaid expenses or any account receivable or accounts payable created or acquired in the ordinary course of business), including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person constituting a business unit, line of business or division of such Person.  For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, but reduced by returns on principal or capital thereon, repayments made with respect thereto, and other liabilities expressly assumed by another Person (other than Holdings or any of its Subsidiaries) in connection with the sale of such Investment.

“Investment Grade Rating Condition” means, on any date, that any two of the following three Corporate Ratings are in effect as of such date:  (a) the Moody’s Rating is Baa3 or better, (b) the S&P Rating is BBB- or better or (c) the Fitch Rating is BBB- or better, in each case with a stable (or better) outlook.

~~“Iowa Bond Financing Agreement” means that certain Bond Financing Agreement, dated as of May 1, 2013, between Iowa Finance Authority, as issuer, and Iowa Fertilizer, as company.~~

~~“Iowa Bonds Indenture” means that certain Indenture, dated as of May 1, 2013, between Iowa Finance Authority, as issuer, and Citibank, N.A., as trustee.~~

~~“Iowa Fertilizer” means Iowa Fertilizer Company LLC, a Delaware limited liability company.~~

~~“Iowa Fertilizer Credit Agreement” means that certain Credit Agreement, dated as of May 19, 2015, among Iowa Fertilizer, as borrower, various financial institutions and other persons from time to time party thereto as lenders and National Bank of Abu Dhabi PJSC, as administrative agent.~~

“IRS” means the U.S. Internal Revenue Service.

“Issuing Bank” means, except as otherwise provided in Article VIII, Morgan Stanley Bank, N.A. ~~(except as otherwise provided in Article VIII)~~, Goldman Sachs Bank USA, Bank of Montreal, Royal Bank of Canada, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Wells Fargo Bank, National Association and each Lender that shall have become an Issuing Bank hereunder as provided in Section 2.5(j) or Section 2.5(k)(ii) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.5(k)); provided that, unless Morgan Stanley Bank, N.A. or Goldman Sachs Bank USA, as applicable, specifically consents thereto in a given instance, neither Morgan Stanley Bank, N.A. nor Goldman Sachs Bank USA nor any of their respective Affiliates shall be obligated to issue any trade Letters of Credit (and each of Morgan Stanley Bank, N.A. and Goldman Sachs Bank USA and their respective Affiliates shall only be obligated to issue standby Letters of Credit).  Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliates with respect to Letters of

Credit issued by such Affiliates.  Notwithstanding anything to the contrary herein, (x) Morgan Stanley Bank, N.A. or its Affiliates in their respective capacities as Issuing Banks shall not be obligated to have, collectively, more than ten (10) Letters of Credit outstanding at any time and (y) Goldman Sachs Bank USA or its Affiliates in their respective capacities as Issuing Banks shall not be obligated to have, collectively, more than ten (10) Letters of Credit outstanding at any time.

~~“ITA” means the UK Income Tax Act 2007.~~

“Judgment Currency” has the meaning set forth in Section 9.18(a).

“Judgment Currency Conversion Date” has the meaning set forth in Section 9.18(a).

“Junior Debt Payment” has the meaning set forth in the definition of “Restricted Payment”.

“Junior Indebtedness” has the meaning set forth in the definition of “Restricted Payment”.

“LC Collateral Account” has the meaning set forth in Section 2.5(i).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Dollar Equivalent of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“LC Sublimit” has the meaning set forth in Section 2.5(b).

“Lead Borrower” ~~means (a) prior to the Darwin Acquisition Closing Date, the Company and (b) on and after the Darwin Acquisition Closing Date, the Dutch Borrower~~has the meaning set forth in the introductory paragraph hereto.

“Lenders” means the Persons listed on Schedule 2.1 on the Third Restatement Effective Date and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.19 or Section 2.21, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any irrevocable letter of credit issued pursuant to this Agreement.  Letters of Credit may be issued in dollars or in an Alternative Currency.

“Letter of Credit Suspension Notice” has the meaning set forth in Section 2.5(b).

“LIBOR Quoted Currency” means dollars, Euro and Sterling.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” means this Agreement, including any amendment hereto or waiver hereunder, the Notes, if any, each Guaranty Agreement, Guaranty Joinder Agreement and comparable guaranty documentation delivered to the Administrative Agent hereunder, each Collateral Document, the Intercreditor Agreement (if in effect), each Credit Agreement Joinder and each Designated Borrower Request and Assumption Agreement.

“Loan Parties” means ~~Parent~~Holdings, each Borrower party to this Agreement and each Guarantor.

“Loans” means each Revolving Loan and each Swingline Loan.

“London Banking Day” means any day on which dealings in dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Mandatory Borrowing” ~~shall have~~has the meaning provided in Section 2.4(c).  All Mandatory Borrowings shall be denominated in dollars.

“Margin Stock” ~~shall have~~has the meaning provided in Regulation U of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or financial condition of ~~Parent~~Holdings and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement, any Guaranty or any of the other Loan Documents or the rights and remedies, in each case taken as a whole, of the Administrative Agent, the Issuing Banks or the Lenders hereunder or thereunder.

“Material Indebtedness” means Indebtedness (other than any Indebtedness under the Loan Documents), or obligations in respect of one or more Swap Agreements, of any one or more of ~~Parent~~Holdings and its Subsidiaries in a principal amount exceeding $~~200,000,000~~100,000,000 outstanding at the time of determination, but excluding any Indebtedness owing to ~~Parent~~Holdings, any Borrower or any of their respective Subsidiaries. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of ~~Parent~~Holdings, any Borrower or any of their respective Subsidiaries in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that ~~Parent~~Holdings, such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Real Property” means, other than Excluded Property of the type described in clauses (g), (k) or (l) of such definition, (i) each fee-owned real property of the Loan Parties listed on Schedule 1.1 on the Amendment No. 3 Closing Date and (ii) thereafter, each fee-owned real property of the Loan Parties in the continental United States (other than the real property located in Fremont, Nebraska and the parcel of real property known as “Pine Bend”

located in Rosemount, Minnesota covered by tax identification number 340200005012), in the case of this clause (ii) with a fair market value as of the Amendment No. 3 Closing Date (or, in the case of real property acquired after such date, the date such real property was acquired) in excess of $10,000,000 individually.

“Material Subsidiary” means any Subsidiary other than an Immaterial Subsidiary.

“Maturity Date” means September 18, 2020, as such date may be extended pursuant to Section 2.21.

“Maturity Date Extension Request” means a request by the Lead Borrower, substantially in the form of Exhibit G attached hereto or such other form as shall be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), for the extension of the Maturity Date pursuant to Section 2.21.

“Maximum Rate” has the meaning set forth in Section 9.13.

“Measurement Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of ~~Parent~~Holdings ended on such date.

~~“MergerCo” means Finch Merger Company LLC, a Delaware limited liability company and wholly-owned, direct or indirect subsidiary of Dutch Holdco, or any other wholly-owned, direct or indirect subsidiary of Dutch Holdco.~~

~~“MLP Credit Agreement” means that certain Credit Agreement, dated as of April 4, 2014, among OCI Beaumont LLC, as borrower, OCI Partners LP, as the MLP and Bank of America, N.A., as administrative agent.~~

“Moody’s” means Moody’s Investors Service, Inc.

“Moody’s Rating” means the public corporate family rating of ~~Parent~~Holdings from Moody’s; provided that if Moody’s shall not have in effect a public corporate family rating of ~~Parent~~Holdings, the “Moody’s Rating” shall mean the long-term debt rating by Moody’s for the Index Debt.

“Mortgage Policy” has the meaning set forth in Section 5.9(c).

“Mortgaged Property” means each Material Real Property that is required to be subject to a Mortgage pursuant to Section 5.9(c) or Section 5.10(a).

“Mortgages” means, collectively, the mortgages, deeds of trust, trust deeds, and deeds to secure debt, as applicable, that are required to be executed and delivered pursuant to Sections 5.9 and 5.10, in each case substantially in the form of Exhibit N attached hereto or any other form reasonably approved by the Administrative Agent and the Lead Borrower, in each case creating and evidencing a Lien on a Mortgaged Property, with such terms and provisions as may be required by the applicable Laws of the relevant jurisdiction.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to (or to which there is an obligation to contribute to) by any Loan Party or any Subsidiary of any Loan Party or any ERISA Affiliate, and each such plan for the six-year period immediately following the latest date on which any Loan Party, any Subsidiary of any Loan Party or any ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Net Cash Proceeds” means 100% of the cash proceeds actually received by Holdings, the Lead Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien (other than a Lien that ranks pari passu with or expressly subordinated by its terms to the Liens securing the Obligations) on the asset subject to such Disposition and that is required to be repaid (and is timely repaid) in connection with such Disposition (other than Indebtedness under the Loan Documents), (iii) in the case of any Disposition by a non-Wholly-Owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of Holdings, the Lead Borrower or a Wholly-Owned Subsidiary as a result thereof, (iv) taxes paid or reasonably estimated to be payable as a result thereof and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by Holdings, the Lead Borrower or any Subsidiary including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided, however, that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Disposition occurring on the date of such reduction).

“Netherlands” means the European part of the Kingdom of the Netherlands~~, and derivate terms, including “Dutch”, have the corresponding meaning~~.

“Nitrogen” means CF Industries Nitrogen, LLC, a Delaware limited liability company.

“NOL Agreement” means that certain Net Operating Loss Agreement, dated August 16, 2005, by and among Holdings, the ~~Company~~Lead Borrower and the members from time to time party thereto.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.2 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” means any Subsidiary of ~~Parent~~Holdings that is not a Guarantor (other than ~~Holdings and~~ the ~~Company~~Lead Borrower).

“Note” has the meaning set forth in Section 2.9(e).

“NPA” means the Note Purchase Agreement, dated as of September 24, 2015, among Holdings, as guarantor, the ~~Company~~Lead Borrower, as issuer, and the purchasers party thereto.

“Obligation Currency” has the meaning set forth in Section 9.18(a).

“Obligations” means (a) all amounts owing by any Loan Party to the Administrative Agent, any Issuing Bank or any Lender pursuant to the terms of this Agreement or any other Loan Document (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Borrower or any of its Subsidiaries, whether or not allowed in such case or proceeding)~~.~~ and (b) when a Covenant Suspension Period is not in effect, all Secured Swap Obligations and all Secured Bilateral LC Obligations, excluding, in the case of clauses (a) and (b), with respect to any Guarantor at any time, any Excluded Swap Obligations with respect to such Guarantor at such time.  Notwithstanding anything to the contrary in any Loan Document, (i) unless otherwise agreed to in writing by the Lead Borrower and any Hedge Bank or any Bilateral LC Provider, as applicable, the obligations of any Loan Party or any Subsidiary under any Secured Swap Agreement or any Secured Bilateral LC Facility, as applicable, shall be secured and guaranteed pursuant to the Loan Documents only to the extent that, and for so long as, the Obligations (other than Secured Swap Obligations, Secured Bilateral LC Obligations, indemnities and other contingent obligations with respect to which no claim for reimbursement has been made and Letters of Credit that have been cash collateralized pursuant to arrangements mutually agreed between the applicable Issuing Bank and the Lead Borrower or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank) are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in a manner permitted by this Agreement or any other Loan Document shall not require the consent of any holder of Secured Swap Obligations or Secured Bilateral LC Obligations other than in its capacity as a Lender or as the Administrative Agent to the extent required under this Agreement.

~~“OCI” means OCI N.V., a public company with limited liability (naamloze vennootschap) incorporated under the law of the Netherlands.~~

~~“OCI Beaumont Credit Agreement” means that certain Credit Agreement, dated as of August 20, 2013, among OCI Beaumont LLC, as borrower, OCI USA, Inc., as holdings, various lenders party thereto and Bank of America, N.A., as administrative agent.~~

~~“OCI Fertilizer Trade Finance Facility” means that certain Uncommitted Trade Finance Facility, dated as of January 15, 2014, between OCI Fertilizer Trading Limited, as borrower, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), Utrecht Branch, as bank.~~

~~“OCI Nitrogen Credit Agreement” means that certain Facilities Agreement, dated as of October 3, 2011, among OCI Nitrogen B.V., the subsidiaries of OCI Nitrogen B.V. party thereto, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., as agent, and the other financial institutions party thereto.~~

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any sale and leaseback transaction which is not a Capital Lease Obligation, or (c) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person.

“Other Connection Taxes” means, with respect to any recipient of a payment hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, stamp duty reserve, court or documentary taxes or duties or any other excise, property, intangible, recording, filing or similar Taxes which arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and the other Loan Documents; excluding, however, such Taxes imposed with respect to an assignment (other than (i) such taxes that arise from the enforcement of this Agreement or the other Loan Documents, and (ii) such taxes imposed with respect to an assignment that occurs as a result of the request of a Borrower pursuant to Section 2.18(b)).

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Morgan Stanley Senior Funding, Inc. in the applicable offshore interbank market for such currency to major banks in such interbank market.

~~“Parent” means (a) prior to the Darwin Acquisition Closing Date, Holdings and (b) on and after the Darwin Acquisition Closing Date, the Dutch Borrower.~~

“Participant” has the meaning set forth in Section 9.4(c)(i).

“Participant Register” has the meaning set forth in Section 9.4(c)(ii).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the U.S. Pension Benefit Guaranty Corporation and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit L hereto or any other form approved by the Administrative Agent and the Lead Borrower, as the same shall be supplemented from time to time.

“Permitted Acquisition” has the meaning set forth in Section 6.8(n).

“Permitted Encumbrances” means:

(a)                                 Liens imposed by law for Taxes, assessments or governmental charges or levies that are not yet ~~due and payable~~overdue for a period of more than sixty (60) days or are being contested in ~~compliance with Section 5.4~~good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP or other applicable accounting rules;

(b)                                 landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, suppliers’, processors’, workman’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 5.4;

(c)                                  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or similar laws or regulations (other than Liens arising under ERISA);

(d)                                 utility deposits and deposits made to secure the performance of bids, tenders, contracts, leases, statutory obligations, surety and appeal bonds (or deposits made to otherwise secure an appeal, stay or discharge in the course of any legal proceeding), performance or completion bonds and other obligations of a like nature or other cash deposits required to be made, in each case in the ordinary course of business;

(e)                                  judgment liens and judicial attachment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f)                                   recorded or unrecorded easements, encroachments, rights-of-way, covenants, conditions, restrictions, leases, licenses, reservations, subdivisions, and similar encumbrances of any kind or rights of others for rights-of-way, utilities and other similar purposes, or zoning, building, subdivision, environmental regulations, or other restrictions as to the use of owned or leased real property and minor defects and irregularities in title on real property that do not secure any monetary obligations and do not materially affect the ability of the applicable Loan Party or Subsidiary to operate the affected property in the ordinary conduct of business;

(g)                                  any matters disclosed on any survey, aerial survey, ExpressMap or equivalent photographic depiction delivered by the Lead Borrower to the Administrative Agent, ~~all of which~~to the extent such matters shall be acceptable to the Administrative Agent in its reasonable discretion;

(h)                                 any exceptions to title set forth in any ~~title insurance policy~~Mortgage Policy;

(i)                                     Liens in favor of the United States or any state thereof, or in favor of any other country, or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction, of the assets subject to such Liens, including, without limitation, such Liens incurred in connection with pollution control, industrial revenue or similar financing; and

(j)                                    any interest or title, and any encumbrances thereon, of a lessor or sublessor under any lease entered into by a Loan Party or Subsidiary as a lessee or sublessee.

“Permitted Indebtedness” means:

(a)                                 Indebtedness of any Subsidiary under the Loan Documents;

(b)                                 Indebtedness of any Subsidiary to ~~Parent~~Holdings, any Borrower or any other Subsidiary of ~~Parent~~Holdings;

(c)                                  Indebtedness of any Subsidiary incurred to finance the acquisition, construction, repair, development or improvement of any property, plant or equipment (including Capital Lease Obligations), and any modifications, extensions, exchanges, ~~extensions,~~ renewals, refinancings, refundings, and replacements of any such Indebtedness that ~~does~~do not increase the outstanding principal amount thereof, plus accrued interest, premium thereon and any original issue discount pursuant to the terms thereof, plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection therewith; provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, development or improvement and provided, further, that the principal amount of Indebtedness secured by any Lien shall at no time exceed 100% of the cost of acquiring, constructing, repairing, developing or improving such property;

(d)                                 Indebtedness of any Person that becomes a Subsidiary after the Third Restatement Effective Date, or that is secured by an asset when such asset is acquired by a Subsidiary after the Third Restatement Effective Date, and any modifications, extensions, exchanges, ~~extensions,~~ renewals, refinancings, refundings, and replacements of any such Indebtedness that ~~does~~do not increase the outstanding principal amount thereof, plus accrued interest, premium thereon and any original issue discount pursuant to the terms thereof, plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection therewith; provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or such asset is acquired) and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such asset being acquired); ~~provided further that this clause (d)~~

~~shall not apply to Indebtedness of the Acquired Business that is outstanding on the Darwin Acquisition Closing Date;~~

(e)                                  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument of a Subsidiary drawn against insufficient funds in the ordinary course of business;

(f)                                   Indebtedness of an account party in respect of trade letters of credit; and

(g)                                  obligations arising from tax increment financings and other similar arrangements with Governmental Authorities and credit support (including, without limitation, letters of credit and lines of credit) provided in connection therewith~~;~~.

“Permitted Refinancing Indebtedness” means Indebtedness that serves to refund, replace, renew, refinance, extend, defease, exchange or restructure, in whole or in part, any other Indebtedness (the “Refinanced Debt”), in each case so long as (a) such Permitted Refinancing Indebtedness does not mature or have scheduled amortization payments of principal in excess of 5.00% per annum, and is not subject to mandatory redemption, mandatory repurchase, mandatory prepayment or mandatory sinking fund obligations (except as a result of change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations, or as a result of an asset sale, event of loss, or other requirement to make an offer to repurchase, redeem, defease or prepay upon a “fundamental change” (or similar event)), in each case before the date that is ninety-one (91) days after the Maturity Date then in effect, (b) except in connection with Permitted Refinancing Indebtedness incurred to refinance in whole the Specified Private Placement pursuant to Section 6.5(h)(i) on the Amendment No. 3 Closing Date, the aggregate principal amount of such Permitted Refinancing Indebtedness does not exceed the aggregate principal amount of the Refinanced Debt plus the amount of all accrued interest, premiums, original issue discount, penalties (including prepayment penalties) and fees and expenses reasonably incurred in connection therewith, (c) such Permitted Refinancing Indebtedness is not at any time incurred or Guaranteed by any Subsidiary of Holdings other than a Borrower or a Guarantor, (d) if such Permitted Refinancing Indebtedness is secured by Liens, such Liens (i) do not attach to assets or property other than Collateral and are not senior to any Liens securing the Obligations and (ii) shall be subject to the Intercreditor Agreement (if such Liens are on a pari passu basis with the Liens securing the Obligations) or another intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and the Lead Borrower and (e) the proceeds of such Permitted Refinancing Indebtedness are applied to repurchase, redeem, defease, repay, satisfy and discharge, or otherwise acquire or retire for value the Refinanced Debt substantially concurrently with the incurrence of such Permitted Refinancing Indebtedness, or such proceeds are deposited into a segregated account subject to a trust, escrow or other funding arrangement entered into in connection with the issuance or incurrence of such Permitted Refinancing Indebtedness for the purpose of repurchasing, redeeming, defeasing, repaying, satisfying and discharging, or otherwise acquiring or retiring for value the Refinanced Debt.

“Permitted Transaction” means each of the internal transactions contemplated by the letter delivered to the Administrative Agent and the Lenders on the Amendment No. 3 Effective Date, as such letter may be amended, amended and restated, supplemented or otherwise modified from time to time by the Lead Borrower with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed).

~~(h)                                 Indebtedness under the CF Fertilisers Credit Agreement, and any modifications, extensions, exchanges, extensions, renewals, refinancings, refundings, and replacements of any such Indebtedness that does not increase the outstanding principal amount thereof, plus accrued interest, premium thereon and any original issue discount pursuant to the terms thereof, plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection therewith;~~

~~(i)                                     from and after the Darwin Acquisition Closing Date and after giving effect to the Darwin Transactions to occur on the Darwin Acquisition Closing Date, Darwin Debt to the extent a Consent has been obtained or is not required in respect of any such Darwin Debt (as determined by the Lead Borrower in its reasonable discretion), and any modifications, extensions, exchanges, extensions, renewals, refinancings, refundings, and replacements of any such Indebtedness that does not increase the outstanding principal amount thereof, plus accrued interest, premium thereon and any original issue discount pursuant to the terms thereof, plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection therewith;~~

~~(j)                                    Indebtedness incurred by Shanxi FengHe Melamine Co. Ltd. (China) up to an aggregate principal amount not to exceed €3,000,000 at any time, and any modifications, extensions, exchanges, extensions, renewals, refinancings, refundings, and replacements of any such Indebtedness that does not increase the outstanding principal amount thereof, plus accrued interest, premium thereon and any original issue discount pursuant to the terms thereof, plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection therewith; and~~

~~(k)                                 Indebtedness arising under any joint and several liability (hoofdelijke aansprakelijkheid) under any fiscal unity for Dutch Tax purposes.~~

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity, whether or not a legal entity.

“Plan” means any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA in respect of which any Loan Party, any Subsidiary of any Loan Party or any ERISA Affiliate would be (or under Section 4069 of ERISA would be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 9.1.

“Pooling Agreement” means (i) that certain Spare Parts Pooling Agreement, dated as of August 15, 1968, by and among Commercial Solvents Corporation, First Nitrogen Corporation, the ~~Company~~Lead Borrower (formerly known as Central Farmers Fertilizer Company), Miscoa and Triad Chemical, with CF Nitrogen, LLC and Koch Nitrogen Company, LLC as successor parties, (ii) that certain Spare Parts Sharing Agreement, dated May 6, 2013, by and among CF Industries Nitrogen, LLC, Terra Nitrogen, and Canadian Fertilizers Limited and (iii) that certain Spare Parts Pooling Agreement, dated February 1, 2007, by and among Agrium U.S. Inc., Agrium, an Alberta, Canada general partnership, Koch Nitrogen Company, LLC, Mosaic Fertilizer, LLC and Terra Nitrogen, as amended by that certain Pool Addendum Agreement~~.~~, dated January 28, 2009, as further amended by that certain Amending Agreement No. 1, dated January 1, 2011, as further amended by that Pool Addendum, dated September 1, 2012~~,~~ and (iv) any similar parts pooling agreements in effect on the Amendment No. 3 Effective Date, in each case without giving effect to any amendments, restatements, supplements or other modifications which, taken as a whole, are materially adverse to the Loan Parties, their respective Subsidiaries or Excluded Subsidiaries.

“primary obligor” has the meaning set forth in the definition of “Guarantee”.

“Prime Rate” means the rate of interest per annum from time to time published in the “Money Rates” or successor section of The Wall Street Journal U.S. edition as being the “U.S. Prime Rate” or, if more than one rate is published as the “U.S. Prime Rate”, then the average of such rates (each change in the Prime Rate to be effective as of the date of publication in The Wall Street Journal U.S. edition of a “U.S. Prime Rate” that is different from that published on the preceding domestic Business Day); provided that in the event that The Wall Street Journal U.S. edition shall, for any reason, fail or cease to publish the “U.S. Prime Rate”, the Administrative Agent shall choose a reasonably comparable index or source to use as the basis for the “U.S. Prime Rate”.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Pro Forma Basis”  means, in connection with any calculation of and compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to any Acquisition and any Significant Asset Sale consummated after the first day of the relevant period and on or prior to the last day of the relevant period (or, in the case of determinations other than pursuant to Section 6.4, on or prior to the date of determination) and, in the case of all determinations other than pursuant to Section 6.4, giving effect to all incurrences and repayments of Indebtedness through the date of determination, as if same had occurred on the first day of the respective period, in each case with such pro forma adjustments as are appropriate, in the good faith judgment of a Responsible Officer of the Lead Borrower, to reflect identifiable and factually supportable additional cost savings or synergies from such actions that have been realized or for which substantially all the steps necessary for realization have been taken or, at the time of determination, are reasonably expected to be taken within 12 months immediately following any such action (net of the amount of actual benefits realized during such period from such actions).

“Projections” has the meaning set forth in Section 3.11.

~~“Purchased Equity Interests” means:~~

~~(a) 100% of the Equity Interests of any Person that owns, directly or indirectly through one or more of its subsidiaries, OCI’s fertilizer plant in Wever, Iowa;~~

~~(b) 100% of the Equity Interests of any Person that owns, directly or indirectly through one or more of its subsidiaries, OCI’s nitrogen fertilizer and melamine business as operated at, or in respect of, the complex in Geleen, Netherlands;~~

~~(c) 100% of the Equity Interests of any Person that owns, directly or indirectly through one or more of its subsidiaries, OCI’s ammonia and methanol business as operated at, or in respect of, the complex in Beaumont, Texas; and~~

~~(d) 45% of the Equity Interests of any Person that owns, directly or indirectly through one or more of its subsidiaries, OCI’s methanol plant in Beaumont, Texas; provided that if at any time pursuant to the terms of the Acquisition Agreement such Person ceases to be a “Purchased Company” as defined in the Acquisition Agreement, then from and after such time, the Equity Interests of such entity and its subsidiaries shall be excluded from this definition.~~

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank.

“Refinanced Debt” has the meaning set forth in the definition of “Permitted Refinancing Indebtedness”.

“Register” has the meaning set forth in Section 9.4(b)(iv).

~~“Regulation” means the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings.~~

“Reimbursement Date” has the meaning set forth in Section 2.5(e).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

~~“Relevant Party” has the meaning set forth in Section 2.16(j).~~

“Requesting Borrower” has the meaning set forth in Section 2.5(a)(i).

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time. The Revolving Credit Exposures and unused Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Responsible Officer” means any of the chief executive officer, president, principal accounting officer, chief financial officer, chief internal general counsel, executive director, treasurer or controller, in each case, of the applicable Loan Party, or any person designated by any such Loan Party in writing to the Administrative Agent from time to time, acting singly.

“Restricted Cash” means cash or Cash Equivalents of ~~Parent~~Holdings and its Subsidiaries, that (i) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of ~~Parent~~Holdings and its subsidiaries (unless such appearance is related to the Loan Documents or Liens created thereunder), (ii) are subject to any Lien granted by ~~Parent~~Holdings and/or its Subsidiaries in favor of any Person or (iii) are subject to binding contractual or legal obligations that result in such cash or Cash Equivalents being not otherwise generally available for use by such Borrower or such Guarantor.

“Restricted Indebtedness” means, at any time, the Existing CF Notes and any other senior unsecured notes issued by a Loan Party, or any other long-term unsecured Indebtedness for borrowed money incurred or issued by a Loan Party (other than intercompany Indebtedness), in each case in an aggregate principal amount outstanding at such time exceeding $25,000,000.

“Restricted Payment” means, collectively, (i) any dividend or any payment or distribution on account of Holdings’ or any of its Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, (ii) any purchase, redemption, defeasement or other acquisition or retirement for value of any Equity Interests of Holdings or any of its Subsidiaries, including in connection with any merger or consolidation, but in each case other than in exchange for, or out of proceeds of, the substantially concurrent issuance (other than to an Affiliate of Holdings) of other Equity Interests of Holdings (other than Disqualified Equity Interests); and (iii) any voluntary principal payment on, or redemption, repurchase, defeasement or other acquisition or retirement for value, in each case prior to any scheduled repayment, sinking fund payment or maturity (it being understood that payments of regularly scheduled principal, interest, and mandatory prepayments; payments as a result of a change of control, asset sale, event of loss, or other mandatory offer to repurchase, redeem, defease or prepay upon a “fundamental change” (or similar event); and payments of fees, expenses and indemnification obligations, in each case shall not be “Restricted Payments”), of any (A) Subordinated Indebtedness or Restricted Indebtedness or (B) Indebtedness secured by Liens on the Collateral that are by their terms on a second priority (or other junior priority) basis to the Liens securing the Obligations (other than, in the case of clauses (A) and (B), (x) with the net cash proceeds from, or in exchange for, an incurrence of, Permitted Refinancing Indebtedness so long as such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations to at least the same extent as the Refinanced Debt and is either unsecured or secured by Liens having no greater priority (in relation to the Liens securing the Obligations) than the Liens securing the Refinanced Debt, and (y) intercompany Indebtedness so long as, in the case of any such intercompany Indebtedness owed to a Person that is not a Loan Party, such payment is made in accordance with the terms of any applicable subordination provisions governing such Indebtedness) (the Indebtedness described in the preceding clauses (A) and (B), “Junior Indebtedness”) (all such payments and other actions set forth in this clause (iii), “Junior Debt Payments”).

“Revaluation Date” means (a) with respect to any Loan denominated in an Alternative Currency, each of the following: (i) each date of a Borrowing of a Eurocurrency Loan, (ii) each date of a continuation of a Eurocurrency Loan pursuant to Section 2.7, (iii) the first Business Day of March, June, September and December of each year and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance of a Letter of Credit, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by any Issuing Bank under any such Letter of Credit, (iv) the first Business Day of March, June, September and December of each year and (v) such additional dates as the Administrative Agent or the applicable Issuing Bank shall determine or the Required Lenders shall require.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the Dollar Equivalent of the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time.

“Revolving Loan” has the meaning set forth in Section 2.1.

“S&P” means Standard & Poor’s Ratings Services.

“S&P Rating” means the public corporate credit rating of ~~Parent~~Holdings from S&P; provided that if ~~the~~ S&P shall not have in effect a public corporate credit rating of ~~Parent~~Holdings, the “S&P Rating” shall mean the long-term debt rating by S&P for the Index Debt.

“Sales” means CF Industries Sales, LLC, a Delaware limited liability company.

“Same Day Funds” means (a) with respect to disbursements and payments in dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any country-wide or territory-wide Sanctions (at the time of this Agreement, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, any Person that is (a) listed on any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, or the European Union or Her Majesty’s Treasury of the United Kingdom, (b) located or organized in a Sanctioned Country or (c) directly or indirectly owned 50% or more or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State~~,~~ or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amended and Restated Credit Agreement” has the meaning set forth in the second introductory paragraph hereto.

“Secured Bilateral LC Facility” means each Bilateral LC Facility issued by, or entered into with, a Bilateral LC Provider that shall have been designated as a “Secured Bilateral LC Facility” in accordance with the definition of “Bilateral LC Provider”; provided that this Agreement and Letters of Credit issued hereunder or pursuant hereto shall not constitute a Secured Bilateral LC Facility at any time.

“Secured Bilateral LC Obligations” means, at any time with respect to any Bilateral LC Provider, the sum of (a) the Dollar Equivalent of the maximum amount then available to be drawn or incurred under all outstanding Secured Bilateral LC Facilities (other than this Agreement and Letters of Credit) issued or provided by such Bilateral LC Provider at the request of any Loan Party or any Subsidiary, plus (b) the Dollar Equivalent of the aggregate unreimbursed amounts owing to such Bilateral LC Provider by any Loan Party or any Subsidiary at such time in respect of obligations under Secured Bilateral LC Facilities (other than this Agreement and Letters of Credit) issued by such Bilateral LC Provider at the request of any Loan Party or any Subsidiary, in each case to the extent that Indebtedness in respect thereof is permitted under Section 6.5(k).

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Issuing Bank, each Hedge Bank with respect to any Secured Swap Agreement, each Bilateral LC Provider with respect to any Secured Bilateral LC Facility and each sub-agent appointed by the Administrative Agent from time to time pursuant to Article VIII with matters relating to any Collateral Document.

“Secured Swap Agreement” means any Swap Agreement for which the requirements of clauses (x) and (y) of the proviso to the definition of “Hedge Bank” have been satisfied by the Lead Borrower and the applicable Hedge Bank.

“Secured Swap Obligations” means the obligations owed to any Hedge Bank under any Secured Swap Agreement.

“Securities Act” means the United States Securities Act of 1933.

“Security Agreement” means the Pledge and Security Agreement substantially in the form of Exhibit K attached hereto or any other form reasonably approved by the Administrative Agent and the Lead Borrower, dated as of the Amendment No. 3 Closing Date, among Holdings, the Lead Borrower, the Guarantors from time to time party thereto, and the Administrative Agent.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement.

“Significant Asset Sale” means each asset sale where the gross consideration received therefor by ~~Parent~~Holdings and its Subsidiaries (taking the net sale proceeds therefrom plus the fair market value (as reasonably determined by the Lead Borrower) of any non-cash consideration received) equals or exceeds (x) $300,000,000 or (y) together with the gross consideration of all other asset sales excluded from this definition in any period of four consecutive fiscal quarters commencing with the first day of the first full fiscal quarter following the ~~Third Restatement Effective~~Amendment No. 3 Closing Date, $500,000,000.

“Specified Debt Cap” means the greater of (a) the aggregate principal amount of the Specified Private Placement as of the date on which the Specified Private Placement is or was refinanced in whole or repaid in full (whether on or prior to the Amendment No. 3 Closing Date), plus the amount of all accrued interest, premiums, original issue discount, penalties (including prepayment penalties) and fees and expenses reasonably incurred in connection with (i) such refinancing or repayment and, if applicable, (ii) Indebtedness incurred pursuant to Section 6.5(h)(ii), and (b) $1,250,000,000.

“Specified Lender” means Bank of America, N.A., in its capacity as a Lender.

“Specified Non-Guarantor” means a Non-Guarantor Subsidiary whose Equity Interests have been pledged by its direct parent company to secure the Obligations.

“Specified Private Placement” means the private placement of notes in an aggregate principal amount of $1,000,000,000 issued pursuant to Section 4(a)(2) of the Securities Act by the ~~Company~~Lead Borrower on September 24, 2015.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the applicable Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subject Quarter” has the meaning set forth in Section 6.4(c).

“Subordinated Indebtedness” means any Indebtedness of a Loan Party which is by its terms subordinated in right of payment to the Obligations; provided that Indebtedness shall not be deemed subordinated in right of payment on account of being unsecured or being secured with greater or lower priority.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than 50% of the total voting power of the equity interests therein at the time.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a subsidiary or subsidiaries of ~~Parent~~Holdings; provided, however, that each Excluded Subsidiary shall not be considered a Subsidiary for purposes of this Agreement, except that each Excluded Subsidiary shall be considered a Subsidiary for purposes of calculating the Interest Coverage Ratio ~~and~~, the Total Net Leverage Ratio, the Total Secured Leverage Ratio, the Total Debt to Capital Ratio and for purposes of the accounting and financial terms used in connection with making such calculations.

“Successor Index Debt” means, for any Person, the senior, unsecured, long-term Indebtedness for borrowed money of such Person which has the higher long term debt rating by S&P or Moody’s.

“Successor Moody’s Ratings” means, for any Person, the public corporate family rating of such Person from Moody’s; provided that if Moody’s shall not have in effect a public corporate family rating of such Person or such ~~Person’s~~Person’s parent company, the “Successor Moody’s Ratings” shall mean the long-term debt rating by Moody’s for the Successor Index Debt of such Person.

“Successor S&P Ratings” means, for any Person, the public corporate credit rating of such Person from S&P; provided that if S&P shall not have in effect a public corporate credit rating of such Person or such Person’s parent company, the “Successor S&P Ratings” shall mean the long-term debt rating by S&P for the Successor Index Debt of such Person.

“~~Supplier~~Suspended Provisions” has the meaning set forth in Section ~~2.16~~6.9(~~j~~a).

“Swap Agreement” means (a) any ~~agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions~~and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange

Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of ~~Parent~~Holdings or any of its Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Expiry Date” means that date which is five Business Days prior to the Maturity Date.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means, except as otherwise provided in Article VIII, Morgan Stanley Senior Funding, Inc. or any Affiliate thereof, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” has the meaning set forth in Section 2.4.

“Syndication Agent” means The Bank of Tokyo-Mitsubishi UFJ, Ltd.

~~“Target Companies” has the meaning set forth in the Acquisition Agreement.~~

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terra Investment Fund” means Terra Investment Fund LLC, an Oklahoma limited liability company.

“Terra Investment Fund II” means Terra Investment Fund II LLC, an Oklahoma limited liability company.

“Terra Nitrogen” means Terra Nitrogen Limited Partnership, a Delaware limited partnership.

“Third Restatement Effective Date” means ~~the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 9.2)~~September 18, 2015.

“TNCLP” means Terra Nitrogen Company, L.P., a Delaware limited partnership.

“TNGP” means Terra Nitrogen GP Inc., a Delaware corporation.

“Total Capitalization” means, on any date of determination, Consolidated Indebtedness on such date plus Total Equity on such date.

“Total Debt to Capital Ratio” means, on any date of determination, the ratio of (x) Consolidated Indebtedness on such date to (y) Total Capitalization on such date.

“Total Equity” means, on any date of determination, the total equity of Holdings and its Subsidiaries on a consolidated basis, as would be reflected on the consolidated balance sheet of Holdings and its Subsidiaries, as of the last day of the fiscal quarter or fiscal year most recently ended on or prior to such date, calculated in a manner consistent with the calculation of total equity in the then-most recent quarterly or annual report of Holdings on Form 10-Q or Form 10-K filed with the SEC; provided that for purposes of this definition, such total equity shall include the Excluded Subsidiaries on a consolidated basis as of such date.

“Total Net Leverage Ratio” means, on any date of determination, the ratio of (x) the remainder of (i) Consolidated Indebtedness on such date minus (ii) the aggregate amount of Unrestricted Cash on such date, to (y) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date; provided that for purposes of any calculation of the Total Net Leverage Ratio pursuant to this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with the definition of “Pro Forma Basis” contained herein.  For purposes of the definition of “Covenant Suspension Conditions”, the term “Consolidated EBITDA” in clause (y) above shall mean Consolidated EBITDA for the most recently ended period of four (4) consecutive fiscal quarters for which financial statements have been (or were required to be) furnished to the Administrative Agent pursuant to Section 5.1(a) or (b), as the case may be.

“Total Secured Leverage Ratio” means, on any date of determination, the ratio of (x) Consolidated Indebtedness that is secured by a Lien on such date to (y) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date; provided that for purposes of any calculation of the Total Secured Leverage Ratio pursuant to this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with the definition of “Pro Forma Basis” contained herein.

“Transactions” means (a) the execution, delivery and performance by the Loan Parties of each Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the use of such Letters of Credit and (b) the payment of fees and expenses in connection with any of the foregoing.

~~“Treaty” has the meaning specified in the definition of “Treaty State”.~~

~~“Treaty State” means a jurisdiction having a double taxation agreement with the United Kingdom (the “Treaty”) which makes provision for full exemption from Tax imposed by the United Kingdom on payments of interest.~~

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurocurrency Rate or the Alternate Base Rate.

~~“UK Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:~~

~~(i) where it relates to a UK Treaty Lender that is a Lender on the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence opposite that Lender’s name in Schedule 2.16(g), and~~

~~(A) where the Borrower is a Borrower on the date of this Agreement, is filed with HM Revenue & Customs within 30 Business Days after the Third Restatement Effective Date; or~~

~~(B) where the Borrower becomes an additional Borrower after the date of this Agreement, is filed with HM Revenue & Customs within 30 Business Days after the date on which that Borrower becomes an additional Borrower under this Agreement; or~~

~~(ii) where it relates to a UK Treaty Lender that becomes a Lender after the Third Restatement Effective Date, contains the scheme reference number and jurisdiction of tax residence in the relevant Assignment and Assumption, joinder agreement or Incremental Amendment (as the case may be), and~~

~~(A) where the Borrower is a Borrower on the date such Treaty Lender becomes a Lender under this Agreement (“New Lender Date”), is filed with HM Revenue &Customs within 30 Business Days after the New Lender Date; or~~

~~(B) where the Borrower becomes an additional Borrower under this Agreement after the New Lender Date, is filed with HM Revenue & Customs within 30 Business Days after the date on which that Borrower becomes an additional Borrower under this Agreement.~~

~~“UK Non-Bank Lender” means: (i) where a Lender becomes a Party on the day on which this Agreement is entered into, a lender which is designated as a UK Non-Bank Lender in Schedule 2.16(g); and (ii) where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a UK Tax Confirmation in the Assignment and Assumption which it executes on becoming a Party.~~

~~“UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender under that Loan Document and which:~~

~~(a)           (i) is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the CTA or (ii) in respect of an advance made under a Loan Document by a person that was a~~

~~bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or~~

~~(b)           is:~~

~~(i)            a company resident in the United Kingdom for United Kingdom tax purposes;~~

~~(ii)           a partnership each member of which is:~~

~~(A)          a company so resident in the United Kingdom; or~~

~~(B)          a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or~~

~~(iii)          a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or~~

~~(c)           is a UK Treaty Lender.~~

~~“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either: (i) a company resident in the United Kingdom for United Kingdom tax purposes; (ii) a partnership each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.~~

~~“UK Tax Deduction” means a deduction or withholding for or on account of Tax imposed by the United Kingdom from a payment under a Loan Document.~~

~~“UK Treaty Lender” means a Lender which:~~

~~(a)           is treated as resident of a Treaty State for the purposes of the relevant Treaty;~~

~~(b)           does not carry on business in the United Kingdom through a permanent establishment with which that Lender’s participation in the relevant Loan is effectively connected; and~~

~~(c)           meets all other conditions in the relevant Treaty for full exemption from tax on interest in the United Kingdom, except for this purpose it shall be assumed that the following are satisfied:~~

~~(i)            any condition which relates (expressly or by implication) to there being no special relationship between the applicable Borrower and the Lender or between both of them and another person, or to the amounts or terms of any Loan or the Loan Documents or to any other matter that is outside the exclusive control of that Lender; and~~

~~(ii)           any necessary procedural formalities.~~

“Unavailable Rate” has the meaning set forth in Section 2.13.

“Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time, of the State of New York.

“Unrestricted Cash” means ~~(x)~~ cash or Cash Equivalents of ~~Parent~~Holdings and its Subsidiaries other than Restricted Cash ~~and (y) on or prior to the Darwin Acquisition Closing Date, Escrowed Proceeds~~.

“USA ~~Patriot~~PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Wholly-Owned Domestic Subsidiary” means, as to any Person, any Domestic Subsidiary of such Person that is a Wholly-Owned Subsidiary of such Person.

~~“VAT” means:~~

~~(a)           any tax imposed in compliance with the Council Directive of November 28, 2006 on the common system of value added tax (EC Directive 2006/112); and~~

~~(b)           any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.~~

“Wholly-Owned Subsidiary” means, as to any Person, any Subsidiary of such Person which is (i) a corporation of which 100% of the capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person or (ii) a partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of ~~Parent~~Holdings with respect to the preceding clauses (i) and (ii), directors’ qualifying shares and/or other nominal amounts of shares required to be held by Persons other than ~~Parent~~Holdings and its Subsidiaries under applicable law).

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2            Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”) and Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

Section 1.3            Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein (other than the Second Amended and Restated Credit Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. For purposes of Section 9.2(b)(v), the word “Company” shall mean the Lead Borrower. The “Dutch Borrower” referred to in Section 9.2(b)(v) was never formed because the “Darwin Acquisition Closing Date” (as defined in this Agreement immediately prior to giving effect to Amendment No. 3) never occurred and cannot occur, and the conditions in Section 4.3 cannot be satisfied.

Section 1.4            Accounting Terms; GAAP.  Except as otherwise expressly provided herein, the financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP (except as set forth in the notes thereto or as otherwise disclosed in writing by the Lead Borrower to the Lenders); provided that, except as otherwise specifically provided herein, all computations and all definitions (including accounting terms) used in determining compliance with Section 6.4 shall utilize GAAP and policies in conformity with those used to prepare the audited financial statements of Holdings delivered pursuant to Section 5.1 ~~of the Second Amended and Restated Credit Agreement~~ for the fiscal ~~year ended December 31, 2014;~~quarter ended September 30, 2016; provided, further, that if the Lead Borrower notifies the Administrative Agent that the Lead Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Third Restatement Effective Date in GAAP or in the application thereof on the operation of any provision hereof (including as a result of an election to apply IFRS) (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP (or such election) or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change (or such election) shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  At any time after the Third Restatement Effective Date, Parent may elect to apply IFRS in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS; provided that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to Parent’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.  Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards No. 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) permitting or requiring a Person to value its financial liabilities or Indebtedness at the fair value thereof and (b) if at any time the obligations of any Person in respect of an operating lease are required to be recharacterized as Capital Lease Obligations as a result of a change in GAAP (including as a result of an election to apply IFRS) after the Third Restatement Effective Date, then for purposes hereof such Person’s obligations under such operating lease shall not, following the date of such recharacterization, be deemed Capital Lease Obligations and if after any such change in GAAP any Capital Lease Obligations would constitute obligations in respect of an operating lease, as defined and interpreted in accordance with GAAP as in effect and applied on the Third Restatement Effective Date, then the obligations under such lease shall not be deemed Capital Lease Obligations.

Section 1.5            Exchange Rates; Currency Equivalents.

(a)           The Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Events and Revolving Credit Exposure (or components thereof) denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as determined by the Administrative Agent or the applicable Issuing Bank, as applicable, in accordance with the first sentence of this clause (a).  The Lead Borrower and the Lenders will be promptly informed of the results of such calculations. Notwithstanding the foregoing, for purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances (excluding for the avoidance of doubt in connection with Credit Events or Revolving Credit Exposure or components thereof or the matters referred to in paragraph (b) below) depend upon compliance with, or are determined by reference to, amounts stated in dollars, such amounts shall be deemed to refer to dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Rate in effect on the Business Day immediately preceding the date of such transaction or determination and the permissibility of actions taken under Article VI shall not be affected by subsequent fluctuations in exchange rates; provided that if Indebtedness is incurred to refinance other Indebtedness, and such refinancing would cause the applicable dollar denominated limitation to be exceeded if calculated at the Spot Rate in effect on the Business Day immediately preceding the date of such refinancing, such dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced except as permitted hereunder.

(b)           Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in dollars, but such Borrowing, Eurocurrency Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be.

Section 1.6            Change of Currency.

(a)           Each obligation of each Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Third Restatement Effective Date shall be redenominated into Euro at the time of such adoption.  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)           Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)           Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

ARTICLE II

The Credits

Section 2.1            Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make loans in dollars or in one or more Alternative Currencies to the Borrowers (each such loan, a “Revolving Loan”) from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the aggregate amount of the Revolving Credit Exposure of all Lenders exceeding the total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

Section 2.2            Loans and Borrowings.      (a)  Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Applicable Percentages.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.  Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.4.

(b)           Subject to Section 2.13 and Section 2.14(c), (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Lead Borrower may request in accordance herewith and (ii) each Swingline Loan shall be comprised entirely of ABR Loans.  Eurocurrency Revolving Loans may be denominated in dollars or in any Alternative Currency, as the Lead Borrower may request in accordance herewith.  ABR Loans shall be denominated only in dollars.  Subject to Section 2.14(c), each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)           At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or the amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e), as the case may

be.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurocurrency Borrowings outstanding.

(d)           Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.3            Requests for Revolving Borrowings.  To request a Revolving Borrowing, the Lead Borrower ~~(or the Company, on the Dutch Borrower’s behalf)~~ shall notify the Administrative Agent of such request by telephone, telecopy or electronic mail (a) in the case of a Eurocurrency Borrowing denominated in dollars or Canadian Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in Euro or Sterling, not later than 8:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, or (c) in the case of an ABR Borrowing (excluding a Borrowing of Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), not later than 12:00 noon, New York City time, one Business Day prior to the date of the proposed Borrowing (or, in the case of an ABR Borrowing on the Amendment No. 3 Closing Date, not later than 9:00 a.m., New York City time, on the same day as the proposed Borrowing).  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by delivery (including by telecopy or electronic mail) to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B attached hereto and signed by the Lead Borrower ~~(or the Company, on the Dutch Borrower’s behalf)~~.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

(i)            the aggregate amount of the requested Borrowing;

(ii)           the identity of the applicable Borrower;

(iii)          the date of such Borrowing, which shall be a Business Day;

(iv)          whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v)           in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)          in the case of a Eurocurrency Borrowing, the currency in which such Eurocurrency Borrowing shall be denominated; and

(vii)         the location and number of the account or accounts to which funds are to be disbursed, which shall comply with the requirements of Section 2.6.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Eurocurrency Borrowing with an Interest Period of one month’s duration denominated in the currency specified, and if no currency is specified, in dollars. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Lead

Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified with respect to any requested Eurocurrency Borrowing, then the Lead Borrower shall be deemed to have selected a Eurocurrency Borrowing denominated in dollars.  Promptly following receipt of a Borrowing Request in accordance with this Section 2.3, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Notwithstanding anything to the contrary, Mandatory Borrowings shall be made upon the notice specified in Section 2.4(c), with each Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.4(c); provided, however, that the making of such Mandatory Borrowings shall not constitute a representation or warranty by ~~Parent~~Holdings or any Borrower that any of the conditions specified in Section 4 are satisfied as of the time such Mandatory Borrowings are made.

Section 2.4            Swingline Loans.  (a)  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make loans to the Borrowers (each such loan, a “Swingline Loan”), at any time and from time to time on or after the Third Restatement Effective Date and prior to the Swingline Expiry Date, in an aggregate principal amount at any time outstanding that will not result in (i) the sum of the total Swingline Exposures exceeding $75,000,000, (ii) the sum of the total Revolving Credit Exposures exceeding the total Commitments, (iii) any Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (iv) in the case of the Lender acting as the Swingline Lender (whether directly or through an Affiliate), the sum of such Lender’s Revolving Credit Exposure plus (without duplication) the outstanding principal amount of Swingline Loans made by the Swingline Lender exceeding such Lender’s Commitment. Each Swingline Loan shall be made as part of a Borrowing consisting of Swingline Loans made by the Swingline Lender.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.  Each Swingline Loan shall be denominated in dollars and shall  be in an amount that is an integral multiple of $500,000 and not less than $500,000; provided that a Swingline Loan may be made in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e).

(b)     To request a Swingline Loan, the Lead Borrower shall notify the Administrative Agent of such request by telephone, telecopy or electronic mail (and, in the case of telephonic notice, confirmed by hand delivery, telecopy or electronic mail), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Lead Borrower. The Swingline Lender shall make such Swingline Loan available to the Borrowers by means of a credit to the general deposit account of the applicable Borrower or Borrowers with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e), by remittance to the applicable Issuing Bank) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)           On any Business Day, the Swingline Lender may, in its sole discretion, give written notice to the Lead Borrower (unless a Default or Event of Default then exists under clauses (h) and (i) of Article VII) and the other Lenders that the Swingline Lender’s outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under clauses (h) and (i) of Article VII or upon the exercise of any of the remedies provided in the last paragraph of Article VII), in which case one or more Borrowings of Revolving Loans constituting ABR Loans and denominated in dollars (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each such Lender’s Applicable Percentage (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Article VII, if applicable) and the proceeds thereof shall be applied directly by the Administrative Agent to repay the Swingline Lender for such outstanding Swingline Loans.  Each Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with any minimum borrowing amount otherwise required hereunder, (ii) whether any conditions specified in Section 4 are then satisfied, (iii) whether a Default or an Event of Default then exists or would result therefrom, (iv) the date of such Mandatory Borrowing, and (v) the amount of the total Commitments at such time.  In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code, the Insolvency Act 1986 of the United Kingdom or any other applicable Debtor Relief Laws with respect to any Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from any Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Applicable Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Article VII), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the Overnight Rate for the first three days and at the interest rate otherwise applicable to Revolving Loans maintained as ABR Loans hereunder for each day thereafter.

Section 2.5            Letters of Credit. (a)  General.  (i) Subject to the terms and conditions set forth herein, any Borrower may request (the Borrower that shall have made such request, a “Requesting Borrower”) the issuance by any Issuing Bank of Letters of Credit in dollars or in any Alternative Currency for such Requesting Borrower’s own account, in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time on or after the Third Restatement Effective Date and prior to the 60th day prior to the Maturity Date, and

(subject to the conditions set forth in Section 4.2), such Issuing Bank will (in all events subject to, and in accordance with, such Issuing Bank’s policies and procedures) issue the Letters of Credit in the requested currency.  Notwithstanding anything to the contrary in this Section 2.5, no Issuing Bank shall be under any obligation to issue any Letter of Credit if (x) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally or (y) such Issuing Bank does not, as of the issuance date of the requested Letter of Credit, issue letters of credit in the requested currency. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Requesting Borrower to, or entered into by any Requesting Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(ii) Notwithstanding anything to the contrary above and at the request of the Requesting Borrower, any Letter of Credit may contain a statement to the effect that such Letter of Credit is issued for the account of ~~Parent~~Holdings, any of its Subsidiaries, or an Excluded Subsidiary; provided that (x) notwithstanding such statement, the Requesting Borrower shall be the actual account party for all purposes of the Loan Documents for such Letter of Credit and such statement shall not affect the Requesting Borrower’s reimbursement obligations hereunder with respect to such Letter of Credit, or the benefit of the guaranties provided pursuant to the Guaranties and (y) ~~Parent~~Holdings, the respective Subsidiaries or Excluded Subsidiaries, as applicable shall deliver such documentation (including, without limitation, customary letter of credit applications and reimbursement agreements) as may be reasonably requested by the Administrative Agent or the applicable Issuing Bank consistent with the terms of the Loan Documents.

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Requesting Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to any Issuing Bank and the Administrative Agent (at least five Business Days in advance of the requested date of issuance, amendment, renewal or extension (or such shorter period as is acceptable to such Issuing Bank)) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.5), the stated amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; provided that the initial stated amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Issuing Bank.  If requested by the applicable Issuing Bank, the Requesting Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Requesting Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed $125,000,000 (the “LC Sublimit”), (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Commitments, (iii) the Revolving Credit Exposure of any

Lender shall not exceed such Lender’s Commitment, (iv) the face amount of outstanding Letters of Credit issued by any Issuing Bank shall not exceed such Issuing Bank’s Applicable LC Fronting Sublimit, (v) in the case of the Lender acting as the Issuing Bank with respect to such Letter of Credit (whether directly or through an Affiliate), unless such Lender shall agree otherwise in its sole discretion, such Lender’s Revolving Credit Exposure plus (without duplication) the aggregate face amount of outstanding Letters of Credit issued by such Issuing Bank shall not exceed such Lender’s Commitment and (vi) following the effectiveness of any Maturity Date Extension Request, the LC Exposure in respect of all Letters of Credit having an expiration date after the second Business Day prior to the Existing Maturity Date shall not exceed the total Commitments of the Consenting Lenders extended pursuant to Section 2.21; provided that an Issuing Bank shall not issue, amend, renew or extend any Letter of Credit (other than automatic renewals thereof pursuant to customary evergreen provisions or amendments that do not effect an extension, or increase the stated face amount, of such Letter of Credit) if it shall have been notified by the Administrative Agent at the written request of the Required Lenders that a Default or an Event of Default has occurred and is continuing and that, as a result, no further Letters of Credit shall be issued by it (a “Letter of Credit Suspension Notice”); provided that the applicable Issuing Bank shall have received such Letter of Credit Suspension Notice within a sufficient amount of time to process internally the instructions therein contained.

(c)     Expiration Date.  Each Letter of Credit shall by its terms terminate (x) in the case of standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof and (B) five Business Days prior to the Maturity Date, and (y) in the case of trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) 30 days prior to the Maturity Date; provided that any standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration (none of which, in any event, shall extend beyond the date referred to in the preceding clause (x)(B) above) so long as such Letter of Credit permits the applicable Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such twelve month period to be agreed upon at the time such Letter of Credit is issued.  For the avoidance of doubt, if the Maturity Date shall be extended pursuant to Section 2.21, “Maturity Date” as referenced in this clause (c) shall refer to the Maturity Date as extended pursuant to Section 2.21; provided that, notwithstanding anything in this Agreement (including Section 2.21 hereof) or any other Loan Document to the contrary, the Maturity Date, as such term is used in reference to any Issuing Bank or any Letter of Credit issued thereby, may not be extended without the prior written consent of the applicable Issuing Bank.

(d)     Participations.  (i) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section 2.5, or of any reimbursement payment required to be refunded to any Borrower for any reason; it being understood and agreed that (x) with respect to each LC Disbursement denominated in dollars, such payment shall be denominated in dollars and (y) with respect to each LC Disbursement denominated in an Alternative Currency, such payment shall be denominated in such Alternative Currency or, in the case of a Designated LC Disbursement, in dollars.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default, the reduction or termination of the Commitments or any adverse change in the relevant exchange rates or the availability of the relevant Alternative Currency to any Borrower or any Subsidiary or the relevant currency markets generally, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(ii)           In determining whether to pay under any Letter of Credit, no Issuing Bank shall have any obligation other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit.  Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit issued by it shall not create for such Issuing Bank any resulting liability to any Borrower, any other Loan Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence, bad faith or willful misconduct on the part of such Issuing Bank (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(e)     Reimbursement.  If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Requesting Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent at the applicable Administrative Agent’s Office an amount equal to such LC Disbursement (x) in the case of an LC Disbursement denominated in dollars or Canadian Dollars, in such currency not later than 5:00 p.m., New York City time, on the Business Day (the “Reimbursement Date”) immediately following the date on which such Requesting Borrower receives notice of such LC Disbursement and (y) in the case of an LC Disbursement denominated in Euro or Sterling, in such currency not later than 12:00 noon, New York City time, on the Reimbursement Date; provided that in the case of an LC Disbursement denominated in an Alternative Currency, reimbursement of such LC Disbursement shall be paid in dollars in accordance with clause (x) above if either (A) the applicable Issuing Bank (at its option) shall have specified in its notice of such LC Disbursement to the Requesting Borrower that such Issuing Bank will require reimbursement in dollars or (B) in the absence of any such requirement for reimbursement in dollars, the Requesting Borrower shall have notified such Issuing Bank promptly following receipt of the notice of such LC Disbursement that the Requesting Borrower will reimburse such Issuing Bank in dollars. In the case of any LC Disbursement that has been designated for reimbursement in dollars in accordance with the proviso to the foregoing sentence (a “Designated LC Disbursement”) or any LC Disbursement that is denominated in dollars, the Lead Borrower may, at its election and subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 or Section 2.4, as applicable, that such payment be financed with a Revolving Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, the Requesting Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan.  In the case of a Designated LC Disbursement, the applicable Issuing Bank shall notify the Requesting Borrower of the Dollar Equivalent of the amount of such Designated LC Disbursement promptly following the determination thereof. If the Requesting Borrower fails to timely reimburse the applicable Issuing Bank for any LC Disbursement on the applicable Reimbursement Date, the Administrative Agent shall promptly notify each Lender of the applicable LC Disbursement, the payment then due from such Requesting Borrower in respect thereof (expressed in dollars or, in the case of an LC Disbursement denominated in an Alternative Currency, the amount of the Dollar Equivalent thereof) and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from such Requesting Borrower, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Requesting Borrower of its obligation to reimburse such LC Disbursement.

(f)     Obligations Absolute.  The Borrowers’ obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.5 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by each Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.5, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s Obligations hereunder.  Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the applicable Issuing Bank (as determined by a court of competent jurisdiction in a final and non-appealable decision), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)     Disbursement Procedures.  The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank.  Such Issuing Bank shall promptly notify the Administrative Agent and the Requesting Borrower by telephone (confirmed by telecopy or electronic mail), telecopy or electronic mail of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Requesting Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)     Interim Interest.  If an Issuing Bank shall make any LC Disbursement, then, unless the Requesting Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Requesting Borrower reimburses such LC Disbursement, at the Overnight Rate; provided that, if the Requesting Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.5, then Section 2.12(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section 2.5 to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)      Cash Collateralization.  If any Event of Default shall occur and be continuing, ~~on the~~as soon as reasonably practicable and in any event within one (1) Business Day ~~that~~after the Lead Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and Lenders (the “LC Collateral Account”), an amount in cash equal to the Dollar Equivalent of 103% of the LC Exposure as of such date plus any accrued and unpaid interest thereon (all obligations to deposit such cash collateral, “Cash Collateral Obligations”); provided that the Cash Collateral Obligations shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII.  Such deposit shall be held by the Administrative Agent as ~~collateral~~Collateral for the payment and performance of the Obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made solely in Cash Equivalents at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse each applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations.  If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default as set forth above or as required in the two immediately succeeding sentences, such amount (to the extent not applied as aforesaid) shall be returned to the Lead Borrower within three (3) Business Days after all Events of Default have been cured or waived or such LC Exposure no longer exceeds (or no longer exceeds 103% of) the LC Sublimit or the Applicable LC Fronting Sublimit, as applicable.  If the Administrative Agent or an Issuing Bank notifies the Lead Borrower at any time that the LC Exposure at such time exceeds the LC Sublimit, or the face amount of Letters of Credit issued by any Issuing Bank exceeds such Issuing Bank’s Applicable LC Fronting Sublimit, other than as a result of fluctuations in currency exchange rates, then, within three (3) Business Days after receipt of such notice, the Borrowers shall provide cash collateral in accordance with this clause (i) for the LC Exposure in an amount not less than the amount of such excess.  If at any time, including any Revaluation Date, solely as a result of fluctuations in currency exchange rates, the LC Exposure at such time exceeds 103% of the LC Sublimit, or the face amount of Letters of Credit issued by any Issuing Bank exceeds 103% of such Issuing Bank’s Applicable LC Fronting Sublimit, then within three (3) Business Days after the receipt of such notice the Borrowers shall provide cash collateral in accordance with this clause (i) for the LC Exposure in an amount not less than the amount of such excess.

(j)      Designation of Issuing Banks.  The Lead Borrower may, at any time and from time to time, upon notice to the Administrative Agent, designate as an Issuing Bank one or more Lenders that agree to serve in such capacity as provided below.  The acceptance by a Lender of an appointment as an Issuing Bank hereunder shall be evidenced by (i) the execution and delivery to the Administrative Agent by such designated Lender on the Third Restatement Effective Date of a counterpart to this Agreement in its capacity as an Issuing Bank or (ii) an agreement, which shall be in form and substance reasonably satisfactory to such Issuing Bank, executed by each Borrower, the Administrative Agent and such designated Lender and, from and after the Third Restatement Effective Date or the effective date of such agreement, as the case may be, (x) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (y) references herein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.

(k)     Termination or Resignation of an Issuing Bank. (i) The Lead Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent, which termination shall become effective upon the ~~earlier~~earliest of (x) such Issuing Bank acknowledging receipt of such notice ~~and~~, (y) the 10th Business Day following the date of the delivery thereof, and (z) at any time on and after the date that the Swingline Lender or such Issuing Bank or any of its direct or indirect parent companies satisfies any provision of clause (d) of the definition of “Defaulting Lender”, the date such notice is delivered by the Lead Borrower.  At the time any such termination shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.11(b).  Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.  Without limiting the foregoing, following the delivery by the Lead Borrower of any notice of termination in respect of any Issuing Bank (and regardless of whether such notice has become effective), such terminated Issuing Bank shall have no obligation to issue, amend, renew or extend any Letter of Credit.

(ii)           Any Issuing Bank may, upon at least 30 days’ prior written notice to the Administrative Agent and the Lead Borrower, resign as an Issuing Bank; provided that such resignation shall not become effective until the Lead Borrower shall have appointed (and upon receipt by the Lead Borrower of any notice described in this Section 2.5(k)(ii), the Lead Borrower shall be obligated to use commercially reasonable efforts to promptly appoint) a successor Issuing Bank (which may be a Lender) reasonably acceptable to the Lead Borrower willing to accept its appointment as successor Issuing Bank.  Notwithstanding the delivery by an Issuing Bank of a notice of resignation pursuant to this Section 2.5(k)(ii), prior to the effectiveness of such resignation such Issuing Bank shall remain obligated to have all the rights and obligations of an Issuing Bank under this Agreement, including the obligation to issue additional Letters of Credit in accordance with the terms of this Agreement.  Upon the effectiveness of any resignation pursuant to this Section 2.5(k)(ii), (x) the resigning Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to the effectiveness of such resignation, but shall not issue any additional Letters of Credit, (y) the successor Issuing Bank shall become a party to this Agreement as an Issuing Bank and shall assume the resigning Issuing Bank’s Applicable LC Fronting Sublimit and its obligation to issue additional Letters of Credit in accordance with the terms of this Agreement and (z) the Borrowers shall pay all unpaid fees accrued for the account of the resigning Issuing Bank pursuant to Section 2.11(b).

(l)      Existing Letters of Credit.  On the Third Restatement Effective Date, each letter of credit issued or deemed to be issued under the Second Amended and Restated Credit Agreement listed on Schedule 2.5, to the extent outstanding, shall be automatically and without further action by the parties thereto (and without payment of any fees otherwise due upon the issuance of a Letter of Credit) deemed converted into Letters of Credit issued pursuant to this Section 2.5 and subject to the provisions hereof.

~~(m) Letters of Credit of the Company.  On the Darwin Acquisition Closing Date, substantially simultaneously with the matters described in Section 2.9(g), each Letter of Credit previously issued for the account of the Company and outstanding under this Agreement at such time shall~~

~~be deemed to be issued for the account of the Dutch Borrower and all reimbursement obligations in respect thereof shall be assumed by the Dutch Borrower pursuant to documentation reasonably satisfactory to the applicable Issuing Bank and in accordance with such Issuing Bank’s policies and procedures; provided that the Lead Borrower may elect, upon five Business Days’ prior written notice to the Administrative Agent and the applicable Issuing Bank, to irrevocably cancel any such Letter of Credit, in which case such Letter of Credit shall automatically be cancelled on the Darwin Acquisition Closing Date, and at the request of the Lead Borrower, such Issuing Bank shall reasonably assist the Lead Borrower with the replacement of such Letter of Credit in accordance with such Issuing Bank’s policies and procedures.~~

Section 2.6            Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of Same Day Funds by 12:00 noon, New York City time, in the case of any Loan denominated in dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency (or in the case of (x) Mandatory Borrowings, no later than 1:00 p.m., New York City time or (y)  Swingline Loans, as provided in Section 2.4(b)) to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the applicable Borrower (other than Revolving Loans made pursuant to a Mandatory Borrowing) by promptly crediting the amounts so received, in like funds, to an account or accounts designated by the Lead Borrower in the applicable Borrowing Request; provided that, if, on the date of a Borrowing of Revolving Loans (other than a Mandatory Borrowing) denominated in dollars, there are LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers or Swingline Loans then outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such LC Disbursements, second, to the payment in full of any such Swingline Loans, and third, to the applicable Borrower as otherwise provided above.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.6 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its Applicable Percentage of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.  If such Borrower and such Lender shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.  Any payment by any Borrower shall be without prejudice to any claim that such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.7            Interest Elections.  (a)  Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or as otherwise determined in accordance with Section 2.3).  Thereafter, the Lead Borrower may, at any time and from time to time, elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.7.  The Lead Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated among the Lenders holding the Loans comprising such Borrowing in accordance with their respective Applicable Percentages, and the Loans comprising each such portion shall be considered a separate Borrowing.  No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be continued in the same currency or must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(b)           To make an election pursuant to this Section 2.7, the Lead Borrower shall notify the Administrative Agent of such election by telephone, telecopy or electronic mail by the time that a Borrowing Request would be required under Section 2.3 if the Lead Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic mail to the Administrative Agent of a written request (an “Interest Election Request”) in substantially the form of Exhibit C attached hereto and signed by the Lead Borrower.

(c)           Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)          if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Lead Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)           Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           If the Lead Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurocurrency Borrowing in the same currency with an Interest Period of one month’s duration.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, (i) no outstanding Revolving Borrowing in dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) the Required Lenders may demand that any or all of the then outstanding Eurocurrency Loans denominated in an Alternative Currency be prepaid, or redenominated into dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

Section 2.8            Termination and Reduction of Commitments.  (a)  Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)           The Lead Borrower may at any time terminate, or from time to time reduce, the Commitments, in each case without premium or penalty; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Lead Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total Revolving Credit Exposures would exceed the total Commitments.

(c)           The Lead Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.8 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Lead Borrower pursuant to this Section 2.8 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Lead Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or another transaction, in which case such notice may be revoked by the Lead Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be applied to the Lenders in accordance with their respective Applicable Percentages.

Section 2.9            Repayment of Loans; Evidence of Debt; Borrower Obligations Joint and Several; Release of the ~~Company~~Lead Borrower.  (a)  Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made to any Borrower, the Borrowers shall repay all Swingline Loans then outstanding.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Type and currency thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)           The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.9 shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)           Any Lender may request that Loans made by it be evidenced by a promissory note (each such promissory note being called a “Note” and all such promissory notes being collectively called the “Notes”).  In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in substantially the form of Exhibit D attached hereto.  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more promissory notes substantially in such form payable to the payee named therein (or to such payee and its registered assigns).

(f)            ~~Subject to Section 9.20, the~~The Obligations of each Borrower (including each Designated Borrower) shall be joint and several in nature.

~~(g) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, immediately upon the occurrence of the Darwin Acquisition Closing Date and the execution of the Credit Agreement Joinder referred to in Section 4.3(d):~~

~~(i) unless the Company shall have prepaid all Loans and any other Obligations outstanding on or prior to such date in accordance with Section  2.10, subject to Section 2.5(m) in the case of Letters of Credit and any reimbursement obligations thereunder, the Dutch Borrower shall automatically assume all the Obligations of the Company outstanding at such time, including for the avoidance of doubt its obligations as the “Lead Borrower” and a “Borrower” hereunder; and~~

~~(ii) the Company shall automatically (A) cease to be the “Lead Borrower” and a “Borrower” for all purposes under this Agreement and all the other Loan Documents and~~

~~(B) be released from its obligations as the “Lead Borrower” and a “Borrower” hereunder and thereunder, including all Obligations (after giving effect to the prepayment or assumption of the Obligations under clause (i) above), in the case of each of clauses (A) and (B), other than with respect to any obligation that shall survive the termination of this Agreement pursuant to the last sentence of Section 9.5; provided that nothing in this Section 2.9(g) shall (x) affect any obligation of the Company as a Guarantor under this Agreement or any other Loan Document or (y) preclude the Company from becoming a Designated Borrower in accordance with the terms of this Agreement on or after the Darwin Acquisition Closing Date.~~

Section 2.10          Prepayment of Loans.  (a)  The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (subject to the requirements of Section 2.15), subject to prior notice in accordance with paragraph (b) of this Section 2.10.

(b)           The Lead Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy, electronic mail or delivery of written notice), telecopy or electronic mail of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing denominated in dollars, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of a prepayment of a Eurocurrency Revolving Borrowing denominated in an Alternative Currency, not later than 1:00 p.m., New York City time, five Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Revolving Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 3:00 p.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.8, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.8.  Promptly following receipt of any such notice relating to a Revolving Borrowing or a Swingline Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.2.  Each partial prepayment of a Swingline Borrowing shall be in an amount that would be permitted in the case of an advance of a Swingline Borrowing as provided in Section 2.4.  Each prepayment of a Revolving Borrowing or a Swingline Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing of the Lenders in accordance with their respective Applicable Percentages.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and any costs incurred as contemplated by Section 2.15.

(c)           (i) If at any time other than as a result of fluctuations in currency exchange rates, the sum of the aggregate principal amount of all of the Revolving Credit Exposures exceeds the total Commitments, the Borrowers shall immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to

Section 2.5(i), in an aggregate principal amount sufficient to cause the aggregate amount of all Revolving Credit Exposures to be less than or equal to the total Commitments.

(ii)           If at any time, solely as a result of fluctuations in currency exchange rates, the sum of the aggregate principal amount of all of the Revolving Credit Exposures exceeds 103% of the total Commitments, the Borrowers shall (x) immediately repay Borrowings or (y) cash collateralize LC Exposure in an account with the Administrative Agent pursuant to and within the time period required by Section 2.5(i), in the case of each of clauses (x) and (y) in an aggregate principal amount sufficient to cause the aggregate amount of all Revolving Credit Exposure to be less than or equal to the total Commitments.

Section 2.11          Fees. (a)  Each Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than any Defaulting Lender) a commitment fee, which shall accrue at the relevant percentage set forth in the row entitled “Commitment Fee” in the definition of “Applicable Rate” on the daily amount by which the Commitment of such Lender exceeds the Revolving Credit Exposure of such Lender during the period from and including the Third Restatement Effective Date to but excluding the date on which such Commitment terminates.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the ~~Third Restatement Effective~~Amendment No. 3 Closing Date.  All commitment fees shall be payable in dollars, shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)           Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the ~~Third Restatement Effective~~Amendment No. 3 Closing Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the applicable Issuing Bank a fronting fee with respect to each Letter of Credit issued by it, which shall accrue, commencing with the Amendment No. 3 Closing Date, at a rate per annum equal to 0.125% on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the Issuing Banks during the period from and including the Third Restatement Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  All fees referred to in clause (ii) of the foregoing sentence shall be calculated and payable in dollars; provided that, at the election of the applicable Issuing Bank or (solely to the extent permitted by the applicable Issuing Bank’s policies and procedures) the Lead Borrower, in the case of a Letter of Credit denominated in an Alternative Currency such fees shall be calculated and payable in such Alternative Currency.  Unless otherwise specified above, participation fees and fronting fees accrued through the last day of March, June, September and December of each year shall be payable on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the ~~Third Restatement Effective~~Amendment No. 3 Closing Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)           Each Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between Holdings and the Administrative Agent.

(d)           Each Borrower agrees to pay to the ~~Arrangers~~applicable Arranger the applicable fees agreed to ~~among~~between Holdings and ~~the Arrangers in the Fee Letter~~such Arranger in any fee letter or as otherwise agreed in writing ~~among~~between them in the manner and at the times set forth therein.

(e)           All fees payable hereunder shall be paid on the dates due, in Same Day Funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  The amount of such fees required to be paid hereunder shall not be refundable under any circumstances.

Section 2.12          Interest.  (a)  The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)           The Loans comprising each Eurocurrency Borrowing shall bear interest at the Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)           Notwithstanding paragraphs (a) and (b) of this Section 2.12, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.12 or (ii) in the case of any other overdue amount, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.12.

(d)           Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)           All interest hereunder shall be computed on the basis of a year of 360 days, except that (x) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (y) interest in respect of Loans denominated in Canadian Dollars or Sterling shall in each case be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day); provided that in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, interest hereunder shall be computed in accordance with such market practice.  The applicable Alternate Base Rate or Eurocurrency Rate shall be determined by the Administrative Agent in accordance with the terms hereof, and such determination shall be conclusive absent manifest error.

Section 2.13          Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a)           the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Eurocurrency Borrowing for such Interest Period; or

(b)           the Administrative Agent is advised by the Required Lenders that the Eurocurrency Rate for such Eurocurrency Borrowing for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to the Lead Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing in the Eurocurrency Rate that is unavailable because the conditions described in clauses (a) and (b) above have been satisfied (such unavailable rate, the “Unavailable Rate”), shall be ineffective, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing with an Unavailable Rate, (x) if such Borrowing Request is for a Borrowing in dollars or if an alternative rate of interest is not in effect pursuant to clause (y) below, such Borrowing shall be made as an ABR Borrowing (in dollars) or (y) if such Borrowing Request is for a Borrowing in an Alternative Currency, the Administrative Agent may, in consultation with the Lead Borrower, propose to the Lead Borrower in writing an alternative interest rate for the affected Borrowing that, if accepted by the Lead Borrower in a writing delivered to the Administrative Agent within one Business Day of the Lead Borrower’s receipt of such written proposal, shall apply with respect to the affected

Borrowing until (1) the Administrative Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to the notice described above no longer exist, (2) the Administrative Agent is advised by the Required Lenders that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loan (or its Loans) included in the affected Borrowing or (3) any Lender determines that any law or regulation has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Lead Borrower written notice thereof; provided that, notwithstanding the foregoing, all Eurocurrency Rates (other than any then applicable Unavailable Rates) shall remain available for Borrowings until such rate shall be an Unavailable Rate.

Section 2.14          Increased Costs and Illegality.  (a)  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Eurocurrency Rate);

(ii)           impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)          subject any Recipient of any payments to be made by or on account of any obligation of any Borrower hereunder to any Taxes on its Loans, loan principal, Letters of Credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Excluded Taxes or (C) Other Taxes, which Other Taxes, solely for purposes of this Section 2.14(a)(iii), include any Taxes that would be Other Taxes but for the fact that they are imposed with respect to an assignment);

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting to or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then, subject to paragraphs (c) and (d) of this Section 2.14, the Borrowers will jointly and severally pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that such amounts shall be proportionate to the amounts that such Lender or such Issuing Bank charges other borrowers or account parties for such additional costs incurred or reductions suffered on loans or letters of credit, as the case may be, similarly situated to the Borrowers in connection with substantially similar facilities as reasonably determined by such Lender or such Issuing Bank, as the case may be, acting in good faith.  In addition, the Borrowers will jointly and severally pay to each Lender, as long as such Lender shall be (i) required by a central banking or financial regulatory authority with regulatory authority over such Lender to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits obtained in the London or the European interbank market (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Loan equal to the actual costs of such reserves allocable to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) and (ii) required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs of such reserves allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error, and certified to the Lead Borrower), which shall be due and payable on each date on which interest is payable on such Loan, provided the Lead Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender.  If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional costs shall be due and payable 15 days from receipt of such notice.

(b)           If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments hereunder or the Loans made, or participations in Letters of Credit held, by such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank, or such Lender’s or such Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time, subject to paragraphs (c) and (d) of this Section 2.14, the Borrowers will jointly and severally pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered; provided that such amounts shall be proportionate to the amounts that such Lender or such Issuing Bank charges other borrowers or account parties for such reductions suffered on loans or letters of credit, as the case may be, similarly situated to the Borrowers in connection with substantially similar facilities as reasonably determined by such Lender or such Issuing Bank, as the case may be, acting in good faith.

(c)           Notwithstanding any other provision of this Agreement, but subject to Section 2.18, if any Lender shall provide written notice to the Administrative Agent and the Lead Borrower that any Change in Law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its applicable lending office to make Eurocurrency Loans or to fund or maintain Eurocurrency Loans hereunder (i) with respect to Loans denominated in dollars (A) upon receipt of such notification, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Loans denominated in dollars, (B) each Eurocurrency Loan of such Lender denominated in dollars will automatically be converted to ABR Loans on the last day of the then current Interest Period therefor or, if earlier, on the date specified by such Lender in such notification (which date shall be no earlier than the last day of any applicable grace period permitted by Applicable Law) and (C) the obligation of such Lender to make or continue affected Eurocurrency Loans denominated in dollars or to convert Loans into Eurocurrency Loans denominated in dollars shall be suspended until the Administrative Agent or such Lender shall notify the Lead Borrower that the circumstances causing such suspension no longer exist and (ii) with respect to Loans denominated in an Alternative Currency, (A) upon receipt of such notification, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Loans denominated in such Alternative Currency and (B) such Loans of such Lender shall be made or maintained, as applicable, at the Canadian prime rate, in the case of Loans denominated in Canadian Dollars, or in the case of Loans denominated in Euro or Sterling, at a rate for short term borrowings of such Alternative Currency determined in a customary manner in good faith by the Administrative Agent in consultation with the Lead Borrower.

(d)           A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, under this Section 2.14, including in reasonable detail a description of the basis for such claim for compensation and a calculation of such amount or amounts, shall be delivered to the Lead Borrower and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e)           Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.14 for any increased costs, reductions or other amounts incurred more than 120 days prior to the date that such Lender or such Issuing Bank notifies the Lead Borrower in writing of the Change in Law giving rise to such increased costs, reductions or amounts and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs, reductions or amounts is retroactive (or has retroactive effect), then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15          Break Funding Payments.  In the event of (a) the payment or prepayment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure (other than as a result of a failure of a Lender to fund a Loan required to be funded hereunder) to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Lead Borrower pursuant to Section 2.18 or Section 2.21 or (e) any failure by any Borrower to make payment of any Loan or LC Disbursement (or interest due thereon) denominated in dollars or an Alternative Currency (other than a Designated LC Disbursement) on its scheduled due date or any payment thereof in a different currency then, in any such event, the Borrowers shall, on a joint and several basis, compensate each Lender for the loss, cost and expense attributable to such event (including any foreign exchange losses and any loss or expense arising from the performance of any foreign exchange contract) in accordance with the terms of this Section 2.15.  In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of a comparable currency, amount and period from other banks in the Eurocurrency market.  A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Lead Borrower and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.16          Taxes.  (a)             For purposes of this Section 2.16, the term “applicable law” includes FATCA.

(b)           Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction or withholding for any Taxes, except as required by law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after making such deduction or withholding (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)           In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent shall timely reimburse it for the payment of any Other Taxes.

(d)           Each Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)           As soon as practicable after any payment of ~~Indemnified Taxes or Other Taxes~~Taxes referred to in Section 2.16(b) or (c) by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)            (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Lead Borrower and the Administrative Agent, at the time or times reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Lead Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  Notwithstanding anything to the contrary in the preceding sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)~~,~~ and (g) ~~and (h)~~ below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, any Foreign Lender, if it is legally entitled to do so, shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(A)          executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

(B)          executed originals of IRS Form W-8ECI;

(C)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(D)          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a portfolio interest certificate in compliance with Section 2.16(f)(ii)(~~c~~C)(x), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate in compliance with Section 2.16(f)(ii)(~~c~~C)(x) on behalf of such partner or partners.

In addition, any Lender that is a U.S. Person shall deliver to the Lead Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

~~(g) Without limiting the generality of Section 2.16(f):~~

~~(i)~~

~~(A) Subject to Section 2.16(g)(i)(B) below, a UK Treaty Lender and each Borrower which makes a payment under a Loan Document to which that UK Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for such Borrower to obtain authorization to make that payment without a UK Tax Deduction, including making and filing of an appropriate application for relief under an applicable Treaty.~~

~~(B) Notwithstanding anything to the contrary in this Agreement (other than, for the avoidance of doubt, Section 2.16(g)(i)(F)), in the event that the relevant UK Treaty Lender holds a passport under the United Kingdom HM Revenue & Customs Double Taxation Treaty Passport scheme (the “DTTP Scheme”) and that UK Treaty Lender wishes that scheme to apply to this Agreement, that UK Treaty Lender shall confirm its scheme reference number and its jurisdiction of tax residence in Schedule 2.16(g) to this Agreement or where the relevant UK Treaty Lender becomes a Lender after the Third Restatement Effective Date by including its scheme reference number and jurisdiction of tax residence in the relevant Assignment and Assumption, joinder agreement or Incremental Amendment (as the case may be) and having done so that Lender shall be under no obligation under Section 2.16(g)(i)(A) above to co-operate with a Borrower incorporated in the United Kingdom, or a Borrower incorporated in a jurisdiction other than the United Kingdom to the extent that such Lender has agreed as contemplated in Section 2.16(g)(i)(F) below, but for the avoidance of doubt that Lender shall have an obligation to co-operate: (I) with a Borrower incorporated in a jurisdiction other than the United Kingdom under paragraph (g)(i)(A) above to the extent that such Lender has not agreed as contemplated in Section 2.16(g)(i)(F); and (II) further in accordance with paragraph (g)(i)(C) below.~~

~~(C) If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(i)(B) above and: (i) the Borrower making a payment to that Lender has not made the UK Borrower DTTP Filing in respect of that Lender; or (ii) the Borrower making a payment to that Lender has made the UK Borrower DTTP Filing in respect of that Lender but (A) that UK Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (B) HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 30 Business Days of the date of the UK Borrower DTTP Filing, and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a UK Tax Deduction.~~

~~(D) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with this Section 2.16(g)(i)(B), no Borrower shall make the UK Borrower DTTP Filing or file any other form relating to the DTTP Scheme in respect of that Lender’s Commitment or its participation in any Loan unless the Lender otherwise agrees. The Borrower shall, promptly on making the UK Borrower DTTP Filing, deliver a copy of that UK Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.~~

~~(E) Nothing in this Section 2.16(g)(i) shall require a UK Treaty Lender to register under the DTTP Scheme.~~

~~(F) Notwithstanding any other provision of this Agreement, no Borrower incorporated in any jurisdiction other than the United Kingdom shall make a UK Borrower DTTP Filing or file any other form relating to the DTTP Scheme in respect of any Lender’s Commitment or participation in any Loan unless such Lender agrees otherwise in writing.~~

~~(ii)          Each Lender that becomes a Party to this Agreement after the Third Restatement Effective Date shall indicate in writing to the Administrative Agent and the Lead Borrower whether it is: (A) a UK Qualifying Lender (other than a UK Treaty Lender), (B) a UK Treaty Lender, or (C) not a UK Qualifying Lender, and if a Lender fails to indicate its status in accordance with this Section 2.16(g)(ii) it shall be treated as if it is not a UK Qualifying Lender until such time as it notifies the relevant Borrower. Any Lender that ceases to be a UK Qualifying Lender shall promptly notify the Administrative Agent and the Lead Borrower.~~

~~(iii)          (A) Each UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into hereby gives a UK Tax Confirmation to each relevant Borrower by entering into this Agreement; and (B) a UK Non-Bank Lender shall promptly notify the Lead Borrower and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.~~

(g)           ~~(h)~~ If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) to enable the Administrative Agent and the Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.16(~~h~~g), “FATCA” shall include any amendments made to FATCA after the Third Restatement Effective Date.

(h)           ~~(i)~~ Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.4(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (~~i~~h).

~~(j) VAT.~~

~~(i)            All amounts expressed to be payable under a Loan Document by any Loan Party to the Administrative Agent or any Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by the Administrative Agent or any Lender to any Loan Party under a Loan Document and the Administrative Agent or such Lender is required to account to the relevant tax authority for the VAT, that Loan Party must pay to the Administrative Agent or such Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such party must promptly provide an appropriate VAT invoice to that Loan Party).~~

~~(ii)           If VAT is or becomes chargeable on any supply made by the Administrative Agent or any Lender (the “Supplier”) to a Recipient under a Loan Document, and any Loan Party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):~~

~~(A)          (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and~~

~~(B)          (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.~~

~~(iii)          Where a Loan Document requires any Loan Party to reimburse or indemnify the Administrative Agent or any Lender for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) the Administrative Agent or such Lender (as the case may be) for the full amount of such cost or expense, including such part thereof as represents VAT but only to the extent that such Loan Party is not entitled to credit or repayment in respect of such VAT from the relevant tax authority.~~

~~(iv)          Any reference in paragraphs (i) through (iii) and (v) below to any Loan Party shall, at any time when such Loan Party is treated as member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Loan Party shall be construed as a reference to that Loan Party or the relevant group or unity (or fiscal unity) of which that Loan Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).~~

~~(v)           In relation to any supply made by the Administrative Agent or any Lender to any Loan Party under a Loan Document, if reasonably requested by the Administrative Agent or such Lender, that Loan Party must promptly provide the Administrative Agent or such Lender with details of that Loan Party’s VAT registration and such other information as is reasonably requested in connection with the Administrative Agent’s or such Lender’s VAT reporting requirements in relation to such supply.~~

(i)            ~~(k)~~ If any Lender or the Administrative Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that (w) any Lender or the Administrative Agent may determine, in its sole discretion consistent with the policies of such Lender or the Administrative Agent, whether to seek a refund for any Taxes; (x) any Taxes that are imposed on a Lender or the Administrative Agent as a result of a disallowance or reduction of any Tax refund with respect to which such Lender or the Administrative Agent has made a payment to the indemnifying party pursuant to this Section 2.16 shall be treated as an Indemnified Tax for which the indemnifying party is obligated to indemnify such Lender or the Administrative Agent pursuant to this Section 2.16 without any exclusions or defenses; (y) nothing in this Section 2.16 shall require the Lender or the Administrative Agent to disclose any confidential information to a Loan Party (including, without limitation, its tax returns or their calculations); and (z) neither any Lender nor the Administrative Agent shall be required to pay any amounts pursuant to this Section 2.16 for so long as a Default or Event of Default exists.

Section 2.17          Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a)         Except as provided in Section 2.5(e), each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, reimbursements of LC Disbursements, Cash Collateral Obligations or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to (x) in the case of payments required to be made in dollars or Canadian Dollars, 12:00 noon, New York City time, and (y) in the case of payments required to be made in Euro or Sterling, 8:00 a.m., New York City time, in each case on the date when due, in Same Day Funds, without set off or counterclaim.  Each Borrower shall make each reimbursement of LC Disbursements required to be made by it prior to the time for such payments set forth in Section 2.5(e).  Any amounts received after the time set forth above or in Section 2.5(e), as applicable, on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent for the account of the applicable Lenders at the applicable Administrative Agent’s Office and except that payments to the Swingline Lender, payments to an Issuing Bank as expressly provided herein, and payments pursuant to Section 2.14, Section 2.15 Section 2.16 and Section 9.3, in each case shall be made directly to the Persons entitled thereto.  If, for any reason, any Borrower is prohibited by any law or regulation from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in dollars in the Dollar Equivalent of the Alternative Currency payment amount.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment or performance hereunder shall be due on a day that is not a Business Day, the date for payment or performance shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars unless otherwise specified or permitted herein or in any other Loan Document.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)           If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in Swingline Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in Swingline Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans or participations in Swingline Loans and LC Disbursements, as applicable, of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans or participations in Swingline Loans and LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in Swingline Loans and LC Disbursements to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender or any Issuing Bank acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender or such Issuing Bank were a direct creditor of such Borrower in the amount of such participation.

(d)           Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that a Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(e)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(c), 2.5(d) or (e), 2.6 or paragraph (d) of this Section 2.17, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.18          Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under, or any Lender ceases to make, fund, or maintain Eurocurrency Loans, or to convert Loans into Eurocurrency Loans, as a result of any condition described in, Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future, (ii) would permit such Lender to continue to make, fund and maintain Eurocurrency Loans and to convert Loans into Eurocurrency Loans, and (iii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If (i) any Lender requests compensation under Section 2.14 or submits a notification of illegality under Section 2.14(c), (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender is a Defaulting Lender or a Non-Consenting Lender or (iv) any Lender is a Declining Lender under Section 2.21, then the Lead Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Lead Borrower shall have received the prior written consent of the Administrative Agent, the Swingline Lender and the applicable Issuing Banks, which consents shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, participations in Swingline Loans and LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments, (iv) such assignment does not conflict with applicable law, (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, (x) the applicable assignee shall have consented to, or shall consent to, the applicable amendment, waiver or consent and (y) the Lead Borrower exercises its rights pursuant to this clause (b) with respect to all Non-Consenting Lenders relating to the applicable amendment, waiver or consent and (vi) in the case of any assignment in respect of a Lender where such Lender (or any Affiliate thereof) is an Issuing Bank, the Lead Borrower shall, substantially simultaneously with such assignment and transfer, terminate such Lender (or, at the request of any such Affiliate, such Affiliate) as an Issuing Bank in accordance with Section 2.5(k).  A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Lead Borrower to require such assignment and delegation cease to apply.

Section 2.19          Revolver Increases.  (a)  The Lead Borrower may, from time to time after the Third Restatement Effective Date, by notice to the Administrative Agent, request that the aggregate amount of the Commitments be increased by a minimum amount equal to $25,000,000 or an integral multiple of $5,000,000 in excess thereof (each a “Commitment Increase”), to be effective as of a date (the “Increase Date”) as specified in the related notice to the Administrative Agent; provided that (i) no Default or Event of Default shall have occurred and be continuing as of the date of such request or as of the applicable Increase Date, or shall occur as a result thereof and (ii) at no time shall the total aggregate amount of Commitment Increases hereunder, when added to the aggregate amount of Incremental Facilities established pursuant to Section 2.20 below, exceed $~~500,000,000~~250,000,000.

(b)           The Administrative Agent shall promptly notify the Lenders and each Issuing Bank of a request by the Lead Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Commitment Date”).  Each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment.  If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Lead Borrower and the Administrative Agent.  The failure of any Lender to respond by the Commitment Date shall be deemed to be a refusal of such Lender to increase its Commitment.

(c)           Promptly following each Commitment Date, the Administrative Agent shall notify the Lead Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase.  If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Lead Borrower may extend offers to one or more Eligible Assignees reasonably acceptable to the Administrative Agent, the Issuing Banks and the Swingline Lender to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or such lesser amount required to cover the remaining amount of the requested Commitment Increase that has not been committed to by the Lenders or other Eligible Assignees).

(d)           On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.19(c) (each such Eligible Assignee, an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the second last sentence of Section 2.19(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

(i)            a joinder agreement from each Assuming Lender, if any, in form and substance reasonably satisfactory to such Assuming Lender, the Lead Borrower~~,~~ and the Administrative Agent, duly executed by the Administrative Agent, the Swingline Lender and each Issuing Bank (in the case of each of the foregoing, not to be unreasonably withheld or delayed), such Assuming Lender, and each Borrower ~~(and, for the avoidance of doubt, such joinder agreement may, at the discretion of such Assuming Lender, (i) contain an indication of the status of such Assuming Lenders as relevant for United Kingdom Tax purposes, as contemplated in Section 2.16(g)(ii), and/or (ii) contain the DTTP Scheme reference number and jurisdiction of tax residence of such Assuming~~

~~Lender, as contemplated in Section 2.16(g)(i)(B) and in the definition of “UK Borrower DTTP Filing”); and~~; and

(ii)           confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing reasonably satisfactory to the Lead Borrower and the Administrative Agent.

(e)           On each Increase Date, upon fulfillment of the conditions set forth in this Section 2.19, in the event any Loans are then outstanding, (i) each relevant Increasing Lender and Assuming Lender shall make available to the Administrative Agent such amounts in Same Day Funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required, and the Administrative Agent shall make such adjustments with respect to the Swingline Exposure and LC Exposure of the Lenders and the Assuming Lenders, in order to cause, after giving effect to the applicable Commitment Increase and the application of such amounts to make payments to such other Lenders (including any assignments), the Revolving Credit Exposure to be held ratably by all Lenders as of such date in accordance with their respective Applicable Percentages (after giving effect to the Commitment Increase), (ii) Borrowers shall be deemed to have prepaid and reborrowed all outstanding Loans made to it as of such Commitment Increase Date (with each such borrowing to consist of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Lead Borrower in accordance with the requirements of Section 2.2) and (iii) the Borrowers shall pay to the Lenders the amounts, if any, payable under Section 2.15 as a result of such prepayment.

(f)            This Section shall supersede any provisions in Section 2.17 or Section 9.2 to the contrary.

(g)           The occurrence of each Increase Date shall require and shall be deemed to be a representation and warranty by each Borrower on such Increase Date that the conditions set forth in this Section 2.19 to such Commitment Increase and in Section 4.2 have been satisfied on such Increase Date.

Section 2.20          Incremental Facilities.  (a)  The Lead Borrower may, from time to time after the Third Restatement Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more tranches of term loans hereunder (collectively, the “Incremental Term Loans”) or one or more additional tranches of revolving commitments hereunder (collectively, the “Incremental Revolving Commitments” and, together with any Incremental Term Loans, the “Incremental Facilities”); provided that (i) both at the time of any such request and at the time that any such Incremental Facilities are entered into, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the aggregate amount of such Incremental Facilities, taken together with all Incremental Facilities previously incurred pursuant to this Section 2.20 and the aggregate amount of Commitment Increases made pursuant to Section 2.19, does not exceed $~~500,000,000~~250,000,000, (iii) the final stated maturity date of such tranche of Incremental Facilities shall not be earlier than the Maturity Date in effect at the time such Incremental Facilities are entered into, (iv) such tranche of Incremental Facilities shall rank pari passu in right of payment with the Revolving Loans, (v) such Incremental Facilities shall not be, and shall not be permitted to be, guaranteed by any Subsidiary of ~~Parent~~Holdings that is not a Guarantor under this Agreement and (vi) the terms, conditions and documentation governing such Incremental Facilities (including, without limitation, all representations, covenants, defaults, guaranties and remedies, but excluding economic terms), taken as a whole, shall be substantially the same as, or less favorable to the Lenders or Additional Lenders (as defined below) providing such Incremental Facilities, than those terms and conditions applicable to the Lenders with respect to the Revolving Loans (except for covenants or other provisions applicable only to periods after the latest Maturity Date of the Revolving Loans).  Incremental Facilities shall, at the election of the Lead Borrower, be available in dollars or in one or more Alternative Currencies.

(b)           Each notice from the Lead Borrower pursuant to clause (a) of this Section 2.20 shall set forth the requested amount and, in reasonable detail, the proposed terms of the relevant Incremental Facilities.  Incremental Facilities may be made by any existing Lender or by any Eligible Assignee (any such Eligible Assignee providing such Incremental Facilities at such time being called an “Additional Lender” and, together with the existing Lenders providing such Incremental Facilities at such time, the “Incremental Lenders”).  Incremental Facilities shall be established pursuant to an amendment, restatement or amendment and restatement (an “Incremental Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by ~~Parent~~Holdings, each Borrower, each Incremental Lender and the Administrative Agent, in each case without the consent of any other Person.  The Incremental Amendment may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section 2.20. ~~The Incremental Amendment may, at the discretion of each Additional Lender, (i) contain an indication of the status of such Additional Lenders as relevant for United Kingdom Tax purposes, as contemplated in Section 2.16(g)(ii), and/or (ii) contain the DTTP Scheme reference number and jurisdiction of tax residence of such Additional Lender, as contemplated in Section 2.16(g)(i)(B) and in the definition of “UK Borrower DTTP Filing”.~~ The Lenders hereby irrevocably authorize the Administrative Agent to enter into such Incremental Amendments.  The effectiveness of any Incremental Amendment shall be subject to (x) the satisfaction of the conditions as the parties thereto shall agree, provided that no such Incremental Amendment shall modify or waive any condition to the incurrence of Incremental Facilities except in accordance with Section 9.2 hereof, (y) the receipt by the Administrative Agent of documents substantially consistent with those delivered on the Third Restatement Effective Date pursuant to Section 4.1(e) (or the equivalent, if any, in the applicable jurisdiction) as to the corporate power and authority of each Borrower to borrow hereunder after giving effect to such Incremental Amendment and (z) in the case of an Incremental Amendment to which an Eligible Assignee is party as an Additional Lender, the consent (not to be unreasonably withheld or delayed) of the Administrative Agent, and, solely in the case of Incremental Revolving Commitments, the Swingline Lender and each Issuing Bank.  Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to provide Incremental Facilities, at any time.

(c)           The entry into any Incremental Facilities hereunder shall require and shall be deemed to be a representation and warranty by each Borrower on the date on which such Incremental Facilities are entered into that the conditions set forth in this Section 2.20 to the establishment of Incremental Facilities and in Section 4.2 have been satisfied as of such date.

Section 2.21          Extension of Maturity Date.  (a)  The Lead Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders) not less than 45 days prior to the ~~then existing~~then-existing maturity date for Commitments hereunder (the “Existing Maturity Date”), request that the Lenders extend the Existing Maturity Date in accordance with this Section 2.21; provided that the Lead Borrower may not make more than two Maturity Date Extension Requests following the Third Restatement Effective Date.  Each Maturity Date Extension Request shall (i) specify the date to which the Maturity Date is sought to be extended; provided that such date is no more than one calendar year from the then scheduled Maturity Date, (ii) specify the changes, if any, to the Applicable Rate to be applied in determining the interest payable on Loans of, and fees payable hereunder to, Consenting Lenders (as defined below) in respect of that portion of their Commitments (and related Loans) extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date), and (iii) specify any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request, provided that no such changes or modifications requiring approvals pursuant to Section 9.2(b) shall become effective prior to the ~~then existing~~then-existing Maturity Date unless such other approvals have been obtained.  In the event a Maturity Date Extension Request shall have been delivered by the Lead Borrower, each Lender shall have the right (but not the obligation) to agree to the extension of the Existing Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of the Commitment of such Lender with respect to which such Lender agrees to the extension of the Maturity Date, delivered to the Lead Borrower (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Lead Borrower and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Lead Borrower (it being understood that any Lender that shall have failed to exercise such right as set forth above by such date shall be deemed to be a Declining Lender).  If a Lender elects to extend only a portion of its ~~then existing~~then-existing Commitment, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Commitment.  If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Commitments held by them, then, subject to paragraph (d) of this Section 2.21, on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (i) the Existing Maturity Date of the applicable Commitments shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the Commitments of the Consenting Lenders (including interest and fees (including Letter of Credit fees) payable in respect thereof), shall be modified as set forth in the Maturity Date Extension Request and (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals (including those of the Required Lenders having been obtained, if applicable), except that any such other modifications and amendments that do not take effect until the Existing Maturity Date shall not require the consent of any Lender other than the Consenting Lenders) become effective.

(b)           Notwithstanding the foregoing, the Lead Borrower shall have the right, in accordance with the provisions of Sections 2.18 and 9.4, at any time prior to the Existing Maturity Date, to replace a Declining Lender (for the avoidance of doubt, only in respect of that portion of such Lender’s Commitments subject to a Maturity Date Extension Request that it has not agreed to extend) with a Lender or any Eligible Assignee that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Commitment assigned to and assumed by it on and after the effective time of such replacement.

(c)           If a Maturity Date Extension Request has become effective hereunder:

(i)            not later than the second (2nd) Business Day prior to the Existing Maturity Date, the Borrowers shall make prepayments of Loans and shall provide cash collateral in respect of Letters of Credit in the manner set forth in Section 2.10, such that, after giving effect to such prepayments and such provision of cash collateral, the aggregate Revolving Credit Exposures outstanding as of such date will not exceed the aggregate Commitments of the Consenting Lenders extended pursuant to this Section 2.21 (and no Borrower shall be permitted thereafter to request any Loan or any issuance, amendment, renewal or extension of a Letter of Credit if, after giving effect thereto, the aggregate Revolving Credit Exposures outstanding would exceed the aggregate amount of the Commitments so extended); and

(ii)           on the Existing Maturity Date, the Commitment of each Declining Lender shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section 2.21, terminate, and the Borrowers shall repay all the Revolving Loans of each Declining Lender, to the extent such Revolving Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder (accordingly, the Commitment of any Consenting Lender shall, to the extent the amount of such Commitment exceeds the amount set forth in the notice delivered by such Lender pursuant to paragraph (a) of this Section 2.21 and to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section 2.21, be permanently reduced by the amount of such excess, and, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section 2.21, the Borrowers shall prepay the proportionate part of the outstanding Revolving Loans and participations in LC Disbursements of such Consenting Lender, in each case together with accrued and unpaid interest thereon to but excluding the Existing Maturity Date and all fees and other amounts payable in respect thereof on or prior to the Existing Maturity Date), it being understood that such repayments may be funded with the proceeds of new Revolving Borrowings made simultaneously with such repayments by the Consenting Lenders, which such Revolving Borrowings shall be made ratably by the Consenting Lenders in accordance with their extended Commitments.

(d)           The occurrence of each Extension Effective Date shall be deemed to constitute a representation and warranty by each Borrower on such Extension Effective Date that the conditions set forth in Section 4.2 have been satisfied on such Extension Effective Date.

(e)           Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section 2.21, or any amendment or modification of the terms and conditions of the Commitments and Loans of the Consenting Lenders effected pursuant thereto, shall be deemed to (i) violate the last sentence of Section 2.8(c) or Section 2.17(c) or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 9.2(b).

(f)            Without the consent of any other Person, the Borrowers, the Administrative Agent and the Consenting Lenders (and, to the extent required pursuant to the proviso of Section 2.5(c), the applicable Issuing Banks) may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has become effective in accordance with the provisions of this Section 2.21.

Section 2.22          Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)           fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)           the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.2); provided, that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, if such Defaulting Lender is an affected Lender, except as otherwise provided in Section 9.2, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c)           if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)            all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated (effective as of the date such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (for the purposes of such reallocation, such Defaulting Lender’s Commitment shall be disregarded in determining the Non-Defaulting Lenders’ respective Applicable Percentages) but only to the extent (x) the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all Non-Defaulting Lenders’ Commitments and (y) after giving effect to any such reallocation, each Non-Defaulting Lender’s Revolving Credit Exposure does not exceed such Non-Defaulting Lender’s Commitment; Subject to Section 9.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a

Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within three (3) Business Days following written notice to the Lead Borrower by the Administrative Agent (x) first, prepay such Swingline Exposure that has not been reallocated and (y) second, cash collateralize for the benefit of the applicable Issuing Banks only the Borrowers’ Obligations corresponding to such Defaulting Lender’s LC Exposure that has not been reallocated (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.5(i) for so long as such LC Exposure is outstanding;

(iii)          if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)          if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted to give effect to such reallocation; and

(v)           if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all Letter of Credit fees that otherwise would have been payable to such Defaulting Lender under Section 2.11(b) with respect to such Defaulting Lender’s unreallocated LC Exposure shall be payable to the applicable Issuing Banks ratably based on the portion of such LC Exposure attributable to Letters of Credit issued by such Issuing Bank, until and to the extent that such LC Exposure is reallocated and/or cash collateralized pursuant to clause (i) or (ii) above; and

(d)           so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with this Section 2.22, and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with this Section 2.22 (and such Defaulting Lender shall not participate therein).

In the event that (x) a direct or indirect parent company of a Lender becomes the subject of a proceeding under any Debtor Relief Law following the Third Restatement Effective Date and for so long as such proceeding under any Debtor Relief Law shall continue or (y) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan, and such Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such Lender satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrowers, the Swingline Lender and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Section 2.23                             Designated Borrowers; Appointment of Lead Borrower as Agent

(a)                                 The Lead Borrower may at any time, upon not less than 15 Business Days’ prior written notice from the Lead Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Wholly-Owned Domestic Subsidiary of the Lead Borrower ~~that is organized in a Designated Borrower Jurisdiction~~ (each such Subsidiary, an “Applicant Borrower”) as a Borrower hereunder (each such Subsidiary, a “Designated Borrower”) by delivering to the Administrative Agent (which shall promptly deliver a copy thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit H (or such other form as the Administrative Agent may reasonably agree) (a “Designated Borrower Request and Assumption Agreement”).  The parties hereto acknowledge and agree that the effectiveness of each such designation, and the ability of each Applicant Borrower to utilize the credit facilities provided for herein and to accede to the rights of a Borrower under the Loan Documents, shall be subject to satisfaction (or waiver in accordance with Section 9.2) of the conditions precedent set forth in Section 4.4.  The Administrative Agent shall promptly notify each Lender of the effectiveness of any designation of a Designated Borrower pursuant to this Section 2.23.

(b)                                 Each Subsidiary of the Lead Borrower that becomes a “Designated Borrower” pursuant to this Section 2.23 hereby irrevocably appoints the Lead Borrower as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including, without limitation, (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto and thereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Borrower hereunder.  The Lead Borrower hereby accepts such appointment. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Lead Borrower, whether or not any such other Borrower joins therein.  Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Lead Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Borrower.

(c)                                  The Lead Borrower may from time to time, upon not less than 15 Business Days’ prior written notice from the Lead Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that either (x) there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made directly to such Designated Borrower, as of the effective date of such termination or (y) each other Borrower hereunder agrees, as of the effective date of such termination, to cause one or more of such other Borrowers to assume, pursuant to documentation reasonably satisfactory to the Administrative Agent, the outstanding Loans payable by such Designated Borrower and any other amounts payable by such Designated Borrower on account of any Loans made to such Designated Borrower, in the case of clauses (x) and (y), without regard to the Guaranty or any other joint and several obligation of such Designated Borrower to repay any Loans made to any other Borrower.  The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

ARTICLE III

Representations and Warranties

Each of ~~Parent, the Company (prior to the Darwin Acquisition Closing Date), the Dutch~~Holdings, the Lead Borrower ~~(on and after the Darwin Acquisition Closing Date)~~ and the Designated Borrowers (on and after each applicable Designated Borrowing Date) represents and warrants to the Lenders and each Issuing Bank ~~(it being understood that such representations and warranties on the Darwin Acquisition Closing Date are made after giving effect to the Acquisition Agreement Transactions)~~ that:

Section 3.1                                    Organization; Powers.  Each Loan Party and each of ~~Parent’s~~Holdings’ Wholly-Owned Subsidiaries that is not an Immaterial Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in (to the extent the concept is applicable in such jurisdiction), every jurisdiction where such qualification is required.

Section 3.2                                    Authorization; Enforceability.  The execution, delivery and performance by each Loan Party of the Loan Documents to which such Loan Party is a party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, equity holder action.  Each such Loan Party has duly executed and delivered each of the Loan Documents to which it is party, and each of such Loan Documents constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (y) the need for filings and registrations necessary to perfect the Liens on the Collateral, if any, granted by the Loan Parties in favor of the Secured Parties.

Section 3.3                                    Governmental Approvals; No Conflicts.  ~~The~~Neither (a) the execution, delivery and performance by the Loan Parties of the Loan Documents ~~(a) do not require~~, nor (b) when a Covenant Suspension Period is not in effect, (x) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, and (y) the perfection of the Liens created under the Collateral Documents: (i) requires any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect (except for any reports required to be filed by ~~Parent~~Holdings or any Borrower with the SEC pursuant to the Securities Exchange Act of 1934; provided that the failure to make any such filings shall not affect the validity or enforceability of this Agreement) or waived and those the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect, ~~(b) will not~~and (B) solely in the case of clauses (b)(x) and (y) of this Section 3.3, filings and registrations necessary to perfect the Liens on the Collateral, if any, granted by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, (ii) will violate any applicable law or regulation or any order of any Governmental Authority, in each case applicable to or binding upon the Loan Parties or any of their respective property, except as would not reasonably be expected to have a Material Adverse Effect, (~~c~~iii) will ~~not~~ violate any charter, by-laws or other organizational document of any Loan Party, except as would not reasonably be expected to have a Material Adverse Effect ~~and~~or (~~d~~iv) will ~~not~~ violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its respective property, except as would not reasonably be expected to have a Material Adverse Effect.

Section 3.4                                    Financial Condition; No Material Adverse Effect.  (a)  Holdings has heretofore furnished to the Administrative Agent its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal years ended December 31, 2015, December 31, 2014, December 31, 2013 and December 31, 2012, reported on by KPMG LLP, independent public accountants and certified by its Financial Officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated subsidiaries as of such dates and for such periods on a consolidated basis in accordance with GAAP.

(b)                                 Since December 31, ~~2014~~2015, no event, development or circumstance has occurred that has had or would reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of ~~Parent~~Holdings and its Subsidiaries, taken as a whole, or on the ability of the Loan Parties to consummate the Transactions.

Section 3.5                                    Properties.  (a)  Each of ~~Parent~~Holdings and its Subsidiaries has good title to, or valid leasehold interests in or rights to use, all its real and personal property material to the business of ~~Parent~~Holdings and its Subsidiaries, taken as a whole, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, except to the extent that the failure to have such title, interest or right in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

(b)                                 Each of ~~Parent~~Holdings and its Subsidiaries owns, is licensed to use, or otherwise has the right to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to, used in and necessary to the business of ~~Parent~~Holdings and its Subsidiaries, taken as a whole, as currently conducted, and, to the knowledge of Holdings or any Borrower, the use thereof by ~~Parent~~Holdings and its Subsidiaries does not infringe upon the intellectual property rights of any other Person, except for any such infringements or failure to own or be licensed or otherwise have rights that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.6                                    Litigation and Environmental Matters.  (a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of ~~Parent~~Holdings or any Borrower, threatened in writing against or affecting ~~Parent~~Holdings or any of its Subsidiaries ~~(i)~~ as to which there is a reasonable possibility of an adverse determination and (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that in any material respect ~~draws into question~~challenges the validity or enforceability of this Agreement or the Transactions.

(b)                                 Except for matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither ~~Parent~~Holdings nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) to the knowledge of a Responsible Officer of such Person, has become subject to any Environmental Liability, or (iii) has received written notice of any claim with respect to any Environmental Liability.

Section 3.7                                    Compliance with Laws and Agreements.  Each of ~~Parent~~Holdings and its Subsidiaries is in compliance in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.8                                    Investment Company Status.  Neither ~~Parent~~Holdings nor any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 3.9                                    Taxes.  Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Loan Party and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed with respect to income, properties or operations of each Loan Party and its Subsidiaries, (ii) such returns accurately reflect in all material respects all liability for Taxes of each Loan Party and its Subsidiaries as a whole for the periods covered thereby and (iii)  each Loan Party and each of its Subsidiaries has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which any Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or other applicable accounting rules.

Section 3.10                             ERISA.  No ERISA Event has occurred, or is reasonably expected to occur, that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to have a Material Adverse Effect.

Section 3.11                             Disclosure.  All written information (other than any forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions (the “Projections”) and other than information of a general economic or industry specific nature) furnished by or on behalf of ~~Parent~~Holdings or any Borrower ~~or the Acquired Business~~ by a Responsible Officer of any such Person to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished from time to time), taken as a whole together with the information filed by ~~Parent~~Holdings or any of its Subsidiaries with the SEC, does not, as of the date such information was furnished (or if such information expressly related to a specific date, as of such specific date), contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to any Projections, each of ~~Parent~~Holdings and the Borrowers represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that Projections are subject to significant uncertainties and contingencies, any of which are beyond ~~Parent’s~~Holdings’ and such Borrower’s control, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such information may differ significantly from the forecasted, estimated, pro forma, projected or anticipated results and assumptions, and such differences may be material).

Section 3.12                             Subsidiaries.  (a)  Schedule 3.12(a) ~~and Schedule 3.12(b) set~~sets forth as of the ~~Third Restatement~~Amendment No. 3 Effective Date a list of all Subsidiaries and~~,~~ Excluded Subsidiaries other than ~~the~~ inactive Subsidiaries ~~listed on Schedule 3.12(b),~~, and the percentage ownership (directly or indirectly) of ~~Parent~~Holdings therein.

(b)                                 As of the Amendment No. 3 Effective Date, all of the outstanding Equity Interests owned by the Loan Parties in each Material Subsidiary listed on Schedule 3.12(a) have been validly issued and are fully paid and all such Equity Interests owned by a Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) Liens permitted under Section 6.2.

Section 3.13                             Use of Proceeds; Margin Regulations.  ~~(a)~~  (a)  All proceeds of the Revolving Loans and the Swingline Loans will be used for working capital, capital expenditures, acquisitions, share repurchases and other general corporate purposes; provided that the proceeds of Swingline Loans shall not be used to refinance then outstanding Swingline Loans.

(b)                                 ~~(b)~~                                 No part of any Borrowing (or the proceeds thereof) will be used, whether directly or indirectly, to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of the provisions of Regulation T, U or X of the Board.  Less than twenty-five percent (25%) of the assets of ~~Parent~~Holdings and its Subsidiaries on a consolidated basis and on an unconsolidated basis which are subject to any arrangement (as such term is used in the definition of ~~“~~“indirectly secured~~”~~” in Section 221.2 of Regulation U issued by the Board) consist of Margin Stock.

Section 3.14                             Guarantors.  On the ~~Third Restatement Effective~~Amendment No. 3 Closing Date, no Subsidiary of ~~Parent~~Holdings other than a Loan Party ~~(x)~~ Guarantees any Indebtedness for borrowed money (other than Permitted Indebtedness and Indebtedness permitted under Section 6.5 (excluding clauses (h), (i), (j) and (l))) of Holdings ~~or~~, the ~~Company~~Lead Borrower and/or any other Loan Party in an aggregate principal amount in excess of $~~500,000,000 or (y) is a borrower under or an issuer of or is a guarantor of (A) the Bridge Credit Agreement, (B) any Contemplated Debt Securities or the Specified Private Placement or (C) the Existing CF Notes~~150,000,000.

Section 3.15                             Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions.  ~~(a)~~ (a)  Neither P~~arentH~~oldings nor any of its Subsidiaries nor any director or officer of any Loan Party, or to H~~Parent’s~~oldings’ or any Borrower’s knowledge, any director, officer or employee of H~~Parent~~oldings or any of its Subsidiaries, is a Sanctioned Person, or is acting on behalf of a Person that is a Sanctioned Person.

(b)                                 ~~(b)                                 Section 3.15~~   The~~Parent~~ operations of Holdings and its Subsidiaries are conducted at all times in compliance in all material respects with all applicable Anti-Terrorism Laws, Anti-Corruption Laws a~~(c)~~              nd Sanctions.

(c)                                  No Borrower will use the proceeds of any Borrowing or Letter of Credit under this Agreement in violation of any Anti-Corruption Law, any Anti-Terrorism Law or applicable Sanctions.

Section 3.16                             Collateral Documents. The following representations and warranties shall be required to be made only when a Covenant Suspension Period is not in effect:

(a)                                 Subject to Sections 5.9 and 5.10, and the other limitations, exceptions and filing requirements otherwise set forth in this Agreement and the other Loan Documents, (i) the Collateral Documents are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent required thereby.

(b)                                 Subject to Sections 5.9 and 5.10, upon recording thereof in the appropriate recording office, each Mortgage shall be effective to create, in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable perfected Liens on, and security interest in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder, subject only to Liens permitted under the Loan Documents, and when the Mortgages are filed in the offices specified on Schedule 5 to the Perfection Certificate (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.9 and 5.10, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.9 and 5.10), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged

Properties, in each case prior and superior in right to any other Person, other than Liens permitted under the Loan Documents.

~~ARTICLE IV~~ (c)                              Notwithstanding anything herein (including this Section 3.16) or in any other Loan Document to the contrary, neither Holdings, the Lead Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or nonperfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Secured Parties with respect thereto, in each case under foreign law or (B) on the Amendment No. 3 Closing Date and until required pursuant to Section 5.9 or 5.10, the pledge or creation of any security interest to the extent not required on the Amendment No. 3 Closing Date (it being understood that such representations and warranties, to the extent set forth herein and in any other Loan Document, shall be deemed to be made on the date required pursuant to Section 5.9 or 5.10 (or, if earlier, the applicable date of compliance with such provision)).

ARTICLE IV

Conditions

Section 4.1                                    Third Restatement Effective Date

.  The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 9.2):

~~(a)~~ (a)               The Administrative Agent (or its counsel) shall have received (x) from each party hereto a counterpart of this Agreement and (y) from Holdings and the~~Company~~ Lead Borrower a counterpart of a Guaranty Agreement, in each case signed on behalf of such party (which may include facsimile or other electronic transmission of a signed signature page of any such agreement).

~~(b)~~ (b)               The Administrative Agent shall have received a Note executed by the ~~Company~~Lead Borrower (which may include facsimile or other electronic transmission of a signed signature page of such Note, provided that arrangements reasonably satisfactory to the Administrative Agent have been made for delivery of the original copies thereof) in favor of each Lender requesting a Note reasonably in advance of the Third Restatement Effective Date.  Notwithstanding the foregoing, no Lender shall be entitled to receive a Note on the Third Restatement Effective Date if on such date it has not returned to the Lead Borrower the original note (unless such Lender has made other arrangements reasonably satisfactory to the Lead Borrower), if any, issued to such Lender as a lender under the Second Amended and Restated Credit Agreement.

~~(c)~~ (c)                 The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Third Restatement Effective Date) of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the ~~Company~~Lead Borrower, in form and substance reasonably satisfactory to the Administrative Agent.  The ~~Company~~Lead Borrower hereby requests such counsel to deliver such opinion.

~~(d)~~ (d)               The Administrative Agent shall have received (i) certified copies of the resolutions of the board of directors of each of the ~~Company~~Lead Borrower and Holdings approving the transactions contemplated by the Loan Documents to which it is a party and the execution and delivery of such Loan Documents to be delivered by such entity on the Third Restatement Effective Date and (ii) all other documents reasonably requested by the Administrative Agent at least five days prior to the Third Restatement Effective Date relating to the organization, existence and good standing of Holdings and the ~~Company~~Lead Borrower and authorization of the transactions contemplated hereby.

~~(e)~~ (e)                 The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each of Holdings and the ~~Company~~Lead Borrower certifying (x) the names and true signatures of the officers of each of Holdings and the ~~Company~~Lead Borrower authorized to sign the Loan Documents to which Holdings or the ~~Company~~Lead Borrower, as applicable, is a party, to be delivered by such entity on the Third Restatement Effective Date, and (y) the other documents required to be delivered pursuant to Section 4.1(d) on the Third Restatement Effective Date.

~~(f)~~ (f)                   The Administrative Agent shall have received a certificate, dated the Third Restatement Effective Date and signed on behalf of the ~~Company~~Lead Borrower by a Responsible Officer or a Financial Officer of the ~~Company~~Lead Borrower, confirming compliance with the conditions set forth in paragraphs (b) and (c) of Section 4.2 as of the Third Restatement Effective Date.

~~(g)~~ (g)                 The Lenders shall have received (i) audited consolidated financial statements of Holdings for the three most recent fiscal years ended at least 90 days prior to the Third Restatement Effective Date as to which financial statements are available and (ii) unaudited interim consolidated financial statements of Holdings for each quarterly period ended subsequent to the date of the latest financial statements pursuant to clause (i) of this paragraph and at least 45 days prior to the Third Restatement Effective Date as to which financial statements are available.

~~(h)~~ (h)               The items set forth in Section 9.19(a) shall have occurred on or substantially simultaneously with the occurrence of the Third Restatement Effective Date.

~~(i)~~ (i)                       The Lenders, the Administrative Agent, and the Arrangers shall have received all fees and expenses required to be paid by the applicable Loan Parties (including, without limitation, the reasonable and documented out-of-pocket fees, charges and disbursements of Davis Polk & Wardwell LLP, counsel to the Administrative Agent) for which invoices have been presented to the Lead Borrower at least 3 Business Days prior to the Third Restatement Effective Date (or such later date as the Lead Borrower shall permit in its reasonable discretion).

~~(j)~~ (j)                     The Administrative Agent shall have received, at least three Business Days prior to the Third Restatement Effective Date, solely in respect of the ~~Company~~Lead Borrower and Holdings, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the USA ~~Patriot~~PATRIOT Act, to the extent requested by any Lender at least ten Business Days prior to the Third Restatement Effective Date.

The Administrative Agent shall notify the Lead Borrower and the Lenders of the Third Restatement Effective Date, and such notice shall be conclusive and binding.  Without limiting the generality of the provisions of Article VIII, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Third Restatement Effective Date specifying its objection thereto.

Section 4.2                                    Each Credit Event.  The obligation of each Lender to make a Loan (including an Incremental Term Loan and other than pursuant to a Mandatory Borrowing) and of each Issuing Bank to issue, amend (other than in a manner that does not ~~change~~increase the maximum stated amount of such Letter of Credit), renew, or extend any Letter of Credit, the effectiveness of any Commitment Increase pursuant to Section 2.19, the effectiveness of any Incremental Facilities pursuant to Section 2.20 and the effectiveness of any extension of the Maturity Date pursuant to Section 2.21, is subject to the satisfaction (or waiver in accordance with Section 9.2) of the following conditions:

(a)                                 Solely in the case of a Borrowing, the Administrative Agent shall have received a Borrowing Request in accordance with Section 2.3.

(b)                                 All representations and warranties set forth in this Agreement and the other Loan Documents (other than, during a Covenant Suspension Period, (x) those set forth in the Collateral Documents and (y) those set forth herein and in the other Loan Documents that are not required to be made during a Covenant Suspension Period) shall be true and correct in all material respects on and as of the date of the making of such Loan, such issuance, amendment renewal or extension of such Letter of Credit, or the effectiveness of such Commitment Increase, Incremental Facility or extension, as applicable, except that (i) to the extent that any such representation or warranty is stated to relate solely to an earlier date, it shall be true and correct in all material respects as of such earlier date ~~and~~, (ii) any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects.

(c)                                  At the time of and immediately after giving effect to the making of such Loan, such issuance, amendment, renewal or extension of such Letter of Credit, or the effectiveness of such Commitment Increase, Incremental Facility or extension, as applicable, no Default or Event of Default shall have occurred and be continuing~~.~~ (other than, during a Covenant Suspension Period, (x) Defaults or Events of Default arising from the Collateral Documents and (y) Defaults or Events of Default set forth herein and in the other Loan Documents that do not apply during a Covenant Suspension Period).

The making of each Loan, the issuance, amendment (other than an amendment that does not change the maximum stated amount of such Letter of Credit) renewal or extension of each Letter of Credit and the effectiveness of each Commitment Increase, Incremental Facility or extension of the Maturity Date shall be deemed to constitute a representation and warranty by each Borrower that the conditions specified in paragraphs (b) and (c) of this Section 4.2 have been satisfied as of the date thereof; provided that, notwithstanding anything to the contrary in this Section 4.2, in connection solely with the Incremental Facilities, if the proceeds of such Incremental Facilities are being used to finance an acquisition not restricted by this agreement and the consummation of which is not conditioned on the availability of, or on obtaining, third party financing and the applicable Incremental Lenders so agree, the reference in Section 4.2(b) to the accuracy of the representations and warranties shall refer to the accuracy of the representations and warranties that would customarily be deemed to be “specified” representations and warranties under customary “Sungard” provisions (including those with respect to the target contained in the applicable acquisition or merger agreement to the extent failure of such representations and warranties to be true and correct permits the applicable Borrower or relevant Affiliates thereof not to consummate the transactions contemplated thereby) ~~(it being understood that representations corresponding to the “Specified Representations” and “Acquisition Agreement Representations” (each as defined in the Bridge Credit Agreement (as in effect on the date hereof)) shall satisfy the requirement in this proviso.~~.

Section 4.3                                    Darwin Acquisition Closing Date.

The obligation of each Lender to make the initial Loan to the Dutch Borrower or of an Issuing Bank to issue the initial Letter of Credit for the account of the Dutch Borrower is subject to the satisfaction (or waiver in accordance with Section 9.2), of the following additional conditions:

(a)                                 The Third Restatement Effective Date shall have occurred.

(b)                                 The Acquisition Agreement Transactions shall have been consummated.

(c)                                  The Administrative Agent shall have received a Note executed by the Dutch Borrower (which may include facsimile or other electronic transmission of a signed signature page of such Note, provided that arrangements reasonably satisfactory to the Administrative Agent have been made for delivery of the original copies thereof) in favor of each Lender requesting a Note reasonably in advance of the Darwin Acquisition Closing Date.

(d)                                 The Administrative Agent (or its counsel) shall have received from each party thereto a counterpart (which may in each case include facsimile or other electronic transmission of a signed signature page of any such agreements) of (i) a Credit Agreement Joinder joining the Dutch Borrower as the Lead Borrower, (ii) a Guaranty Joinder Agreement joining the Dutch Borrower as a Guarantor, and (iii) a Guaranty Joinder Agreement signed by each party that is required to deliver such Guaranty Joinder Agreement pursuant to Section 5.9 (without giving effect to the grace period therein) (after giving effect to the Darwin Transactions to occur on the Darwin Acquisition Closing Date).

(e)                                  The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders holding Commitments on the Darwin Acquisition Closing Date and dated the Darwin Acquisition Closing Date) of De Brauw

Blackstone Westbroek N.V. and Skadden, Arps, Slate, Meagher & Flom LLP, external counsels for the Company (and opining with respect to the Dutch Borrower), with respect to (i) the Credit Agreement Joinder referred to in paragraph (d) above and (ii) the Guaranty Joinder Agreements referred to in paragraph (d) above and (iii) any Notes delivered pursuant to Section 4.3(c), in each case in form and substance reasonably satisfactory to the Administrative Agent.  Each of the Company, the Dutch Borrower and the Guarantors hereby requests such counsel to deliver such opinions.

(f)            The Administrative Agent shall have received copies, in each case certified as of the Darwin Acquisition Closing Date by a director or duly authorized Secretary or Assistant Secretary (or equivalent) of the Dutch Borrower, of (i) resolutions of the management board of the Dutch Borrower approving the transactions contemplated by the Loan Documents to which it is a party and resolving that it execute, deliver and perform such Loan Documents to be delivered by the Dutch Borrower on the Darwin Acquisition Closing Date, (ii) the deed of incorporation and articles of association of the Dutch Borrower and (iii) a copy of an original extract in respect of the Dutch Borrower from the Dutch Trade Register.

(g)           The Administrative Agent shall have received a certificate of a managing director or a duly authorized Secretary or Assistant Secretary (or equivalent) of the Dutch Borrower certifying (x) the names and true signatures of the officers and directors of the Dutch Borrower authorized to sign the Loan Documents to which the Dutch Borrower is a party and the certificate referred to in Section 4.3(h)(y) and (y) the other documents required to be delivered pursuant to Section 4.3(f) on the Darwin Acquisition Closing Date.

(h)           The Administrative Agent shall have received an officer’s certificate, dated as of the Darwin Acquisition Closing Date and signed on behalf of the Dutch Borrower by a Responsible Officer of the Dutch Borrower, (x) certifying that each of the conditions precedent contained in Sections 4.2(b) and (c) and Section 4.3(b) has been satisfied as of the Darwin Acquisition Closing Date and (y) confirming that borrowing or guaranteeing, as appropriate, the total Commitments would not cause any borrowing, guarantee or similar limit binding on it to be exceeded.

(i)            The Administrative Agent shall have received, at least three Business Days prior to the Darwin Acquisition Closing Date, solely with respect to the Dutch Borrower, all documentation and other information required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act, to the extent requested by any Lender at least ten Business Days prior to the Darwin Acquisition Closing Date.

(j)            The Lenders, the Administrative Agent, and the Arrangers shall have received all fees and expenses required to be paid by the applicable Loan Parties (including, without limitation, the reasonable and documented out-of-pocket fees, charges and disbursements of Davis Polk & Wardwell LLP, counsel to the Administrative Agent) for which invoices have been presented to the Lead Borrower at least 3 Business Days prior to the Darwin Acquisition Closing Date.

(k)           The Administrative Agent shall have received a process agent appointment letter duly executed by a Responsible Officer of the Dutch Borrower irrevocably appointing Holdings, the Company or such other Domestic Subsidiary of Parent identified to the Administrative Agent in writing from time to time as its agent for service of process in relation to any proceedings before the Supreme Court of the State of New York sitting in New York County, the United States District Court of the Southern District of New York or any appellate court from any thereof in connection with any Loan Document and countersigned by Holdings, the Company or such other Domestic Subsidiary, as applicable, accepting such appointment.

Section 4.4            Initial Credit Events with Respect to Each Designated Borrower.

The effectiveness of any designation pursuant to Section 2.23 of a Designated Borrower and the obligation of each Lender to make the initial Loan or of an Issuing Bank to issue the initial Letter of Credit, as applicable, in each case to such Designated Borrower, is subject to the satisfaction (or waiver in accordance with Section 9.2) of the following additional conditions (each date on which such conditions are satisfied or so waived, a “Designated Borrowing Date”):

(a)           The Third Restatement Effective Date shall have occurred.

(b)           The Administrative Agent shall have received a Note executed by such Designated Borrower (which may include facsimile or other electronic transmission of a signed signature page of such Note, provided that arrangements reasonably satisfactory to the Administrative Agent have been made for delivery of the original copies thereof) in favor of each Lender requesting a Note reasonably in advance of such Designated Borrowing Date.

(c)           The Administrative Agent shall have received from each party thereto a counterpart (which may in each case include facsimile or other electronic transmission of a signed signature page of any such agreements) of (i) a Credit Agreement Joinder joining such Designated Borrower as a Borrower and (ii) to the extent applicable, a Guaranty Joinder Agreement joining such Designated Borrower as a Guarantor;

(d)           The Administrative Agent shall have received a favorable written opinion or favorable written opinions (addressed to the Administrative Agent and the Lenders and dated such Designated Borrowing Date) of counsel to the ~~Company (prior to the Darwin Acquisition Closing Date), the Dutch~~Lead Borrower ~~(on or after the Darwin Acquisition Closing Date)~~ or such Designated Borrower with respect to each Credit Agreement Joinder and each Guaranty Joinder Agreement referred to in clause (c) above, in form and substance reasonably satisfactory to the Administrative Agent.

(e)           The Administrative Agent shall have received (x) certified copies of the resolutions of the board of directors (or other governing body) of such Designated Borrower approving the transactions contemplated by the Loan Documents to which such Designated Borrower is a party and the execution and delivery of such Loan Documents to be delivered by such Designated Borrower on such Designated Borrowing Date, (y) a short-form good standing certificate or the equivalent, if any, in the jurisdiction of organization of such Designated Borrower and (z) all other documents reasonably requested by the Administrative Agent at least five days prior to such Designated Borrowing Date relating to the organization, existence and good standing of such Designated Borrower (or the equivalent, if any, in the jurisdiction of such Designated Borrower) and authorization of the transactions contemplated by this Agreement.

(f)            The Administrative Agent shall have received a certificate of a director or the Secretary or an Assistant Secretary of such Designated Borrower certifying the names and true signatures of the officers of such Designated Borrower authorized to sign the Loan Documents to which such Designated Borrower is a party.

(g)           The Administrative Agent shall have received, at least three Business Days prior to such Designated Borrowing Date, solely with respect to such Designated Borrower, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA ~~Patriot~~PATRIOT Act, to the extent reasonably requested by any Lender at least ten Business Days prior to such Designated Borrowing Date.

(h)           The Lenders, the Administrative Agent, and the Arrangers shall have received all fees and expenses required to be paid by the applicable Loan Parties (including, without limitation, the reasonable and documented out-of-pocket fees, charges and disbursements of Davis Polk & Wardwell LLP, counsel to the Administrative Agent) for which invoices have been presented to the Lead Borrower at least 3 Business Days prior to such Designated Borrowing Date.

~~(i) In the case of any Designated Borrower that is a Foreign Subsidiary of Parent, the Administrative Agent shall have received a process agent appointment letter duly executed by a director of such Designated Borrower irrevocably appointing Holdings or the Company as its agent for service of process in relation to any proceedings before the Supreme Court of the State of New York sitting in New York County, the United States District Court of the Southern District of New York or any appellate court from any thereof in connection with any Loan Document and countersigned by Holdings or the Company, as applicable, accepting such appointment.~~

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder shall have been paid in full (other than Secured Swap Obligations, Secured Bilateral LC Obligations, indemnities and other contingent obligations not then due and payable and as to which no claim has been made~~,~~ and ~~other than~~ Letters of Credit that have been cash collateralized pursuant to arrangements mutually agreed between the applicable Issuing Bank and the Lead Borrower or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank), each of ~~Parent~~Holdings and the Borrowers covenants and agrees with the Lenders and each Issuing Bank that:

Section 5.1            Financial Statements and Other Information.  ~~Parent~~Holdings will furnish to the Administrative Agent (for distribution to each Lender and each Issuing Bank):

(a)           within 90 days after the end of each fiscal year of ~~Parent~~Holdings, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (to the extent applicable), all reported on by KPMG LLP, or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than a qualification related to the maturity of the Commitments and the Loans at the Maturity Date~~, or related to the maturity of the commitments and loans at the applicable maturity date under the Bridge Credit Agreement~~) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of ~~Parent~~Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (except as set forth in the notes thereto or as otherwise disclosed in writing by ~~Parent~~Holdings  to the Lenders);

(b)           within 45 days after the end of each of the first three fiscal quarters of each fiscal year of ~~Parent~~Holdings, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (to the extent applicable), all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of ~~Parent~~Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (except as set forth in the notes thereto or as otherwise disclosed in writing by ~~Parent~~Holdings to the Lenders), subject to normal year-end audit adjustments and the absence of footnotes;

(c)           concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of ~~Parent~~Holdings in substantially the form of Exhibit F attached hereto (the “Compliance Certificate”) (i) certifying as to whether a Default or Event of Default has occurred and is continuing as of the date thereof and, if a Default or Event of Default has occurred and is continuing as of the date thereof, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating the Interest Coverage Ratio and (x) during any Covenant Suspension Period, the Total Net Leverage Ratio or (y) when a Covenant Suspension Period is not in effect, the Total Debt to Capital Ratio and the Total Secured Leverage Ratio, in each case for the Measurement Period ending on the last day of the applicable fiscal quarter or fiscal year for which such financial statements are being delivered ~~and~~, (iii) if and to the extent that any material change in GAAP (or any election by ~~Parent~~Holdings to apply IFRS in lieu of GAAP pursuant to Section 1.4) that has occurred since the date of the most recent audited financial statements provided in accordance with this Agreement had an impact on such financial statements, specifying the effect of such change or election on the financial statements accompanying such certificate and (iv) when a Covenant Suspension Period is not in effect, delivering any of the documents, certificates or instruments required to be delivered with the Compliance Certificate pursuant to any Collateral Document;

(d)           promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by ~~Parent~~Holdings or any of its Subsidiaries with the SEC, or with any national securities exchange, as the case may be, in each case that is not otherwise required to be delivered to the Administrative Agent pursuant hereto, provided, that such information shall be deemed to have been delivered on the date on which such information has been posted on the Internet at http://www.cfindustries.com (or any successor page) or at http://www.sec.gov (or any successor page); and

(e)           promptly following any request in writing (including any electronic message) therefor, such other information regarding the operations, business affairs and financial condition of ~~Parent~~Holdings or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent, any Lender or any Issuing Bank (through the Administrative Agent) may reasonably request.

Information required to be delivered pursuant to Section 5.1(a) or Section 5.1(b) may, upon notice to the Administrative Agent (which notice may be included in the relevant Compliance Certificate), be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which ~~Parent~~Holdings posts such information, or provides a link thereto on the Internet at http://www.cfindustries.com (or any successor page) or at http://www.sec.gov (or any successor page).

Section 5.2            Notices of Material Events.

(a)           The Lead Borrower will furnish to the Administrative Agent (for distribution to each Lender and each Issuing Bank) prompt written notice of the following:

(i)            ~~(a)~~ the occurrence of any Default or Event of Default of which any Responsible Officer of ~~Parent~~Holdings or any Borrower obtains knowledge;

(ii)           ~~(b)~~ the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting ~~Parent~~Holdings or any Subsidiary thereof as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(iii)          ~~(c)~~ the occurrence of any ERISA Event that, alone or together with any other ERISA Events, would reasonably be expected to result in a Material Adverse Effect;

(iv)          ~~(d)~~ the occurrence of any event of circumstance resulting in Environmental Liability that would reasonably be expected to result in a Material Adverse Effect; and

(v)           ~~(e)~~ any loss, damage, or destruction to the collateral of ~~Parent~~Holdings and its Subsidiaries, whether or not covered by insurance, that would reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section 5.2(a) shall be accompanied by a statement of a Responsible Officer or other executive officer of the Lead Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(b)           When a Covenant Suspension Period is not in effect, subject to Sections 5.9 and 5.10, the Lead Borrower shall notify the Administrative Agent in writing within sixty (60) days after any change in (i) legal name of any Loan Party, (ii) the type of organization of any Loan Party or (iii) the jurisdiction of organization of any Loan Party and, upon the reasonable request by the Administrative Agent, take all actions reasonably necessary to continue the perfection of the Liens on the Collateral owned by such Loan Party created under the Collateral Documents following any such change with the same priority as immediately prior to such change.  The Lead Borrower agrees promptly to provide the Administrative Agent, after notification of any such change, with certified organizational documents reflecting any of the changes described in the first sentence of this Section 5.2(b).

Section 5.3            Existence; Conduct of Business.  Each Loan Party will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that (i) the foregoing shall not prohibit any merger, consolidation, liquidation ~~or~~, dissolution not restricted under this Agreement and (ii) none of the Loan Parties or any of its Material Subsidiaries shall be required to preserve, renew or keep in full force and effect its rights, licenses, permits, privileges or franchises if the Lead Borrower should reasonably determine that (a) the preservation and maintenance thereof is no longer desirable in the conduct of the business of ~~Parent~~Holdings and its Subsidiaries, taken as a whole or (b) the failure to maintain and preserve the same would not reasonably be expected, in the aggregate, to result in a Material Adverse Effect.

Section 5.4            Payment of Taxes.  Each Loan Party will, and will cause each of its Subsidiaries to, pay all Tax liabilities, including all Taxes imposed upon it or upon its income or profits or upon any properties belonging to it, that, if not paid, would reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, and all lawful claims other than Tax liabilities which, if unpaid, would become a Lien upon any properties of any Loan Party or any of its Subsidiaries not otherwise permitted under Section 6.2, in both cases except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) any Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or other applicable accounting rules.

Section 5.5            Maintenance of Properties; Insurance.  Each Loan Party will, and will cause each of its Subsidiaries to~~,~~:

(a)           ~~(a)~~ keep and maintain all property material to the conduct of the business of ~~Parent~~Holdings and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear and casualty and condemnation events excepted, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect~~, and~~;

(b)           ~~(b)~~ maintain insurance with insurance companies that the Lead Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance reasonable and customary in the applicable jurisdiction for companies engaged in the same or similar businesses operating in the same or similar locations)~~.~~;

(c)           subject to Section 5.10, when a Covenant Suspension Period is not in effect following the Amendment No. 3 Closing Date, ensure that any third-party liability (other than directors and officers liability insurance; insurance policies relating to employment practices liability or workers’ compensation; crime; fiduciary duties; kidnap and ransom; flood (except as required by clause (d) below); fraud, errors and omissions; marine and aircraft liability and excess liability; and construction programs) and property insurance policies of the Loan Parties described in Section 5.5(b) with respect to the Collateral shall name the Administrative

Agent as an additional insured (solely in the case of liability insurance) or loss payee (solely in the case of property insurance with respect to the Collateral), as applicable; and

(d)           subject to Sections 5.9 and 5.10, so long as a Mortgage in respect of Mortgaged Property located in a special flood hazard area is then in effect, with respect to each Mortgaged Property located in a special flood hazard area:

(i)            obtain flood insurance in compliance with the Flood Insurance Laws and the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, as reasonably determined by the Administrative Agent and the Specified Lender; and

(ii)           deliver to the Administrative Agent annual renewals of each flood insurance policy or annual renewals of each force-placed flood insurance policy, as applicable.

Section 5.6            Books and Records; Inspection Rights.  Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which entries are made sufficient to prepare financing statements in accordance with GAAP (or other applicable accounting rules~~, including IFRS,~~ or as otherwise disclosed to the Administrative Agent). Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, any Lender or any Issuing Bank (pursuant to a prior written request made through the Administrative Agent), upon reasonable prior written notice, to visit and inspect its properties, to examine and make extracts from its financial and related books and records, and to discuss its affairs, finances and financial condition with its officers and independent accountants, in each case so long as the Administrative Agent, such Lender, such Issuing Bank or such representative agrees to treat such information and documents in accordance with Section 9.12 (provided, that the officers of each Loan Party or such Subsidiary shall be afforded the opportunity to participate in any discussions with such independent accountants), all at such reasonable times during normal business hours for such Loan Party or such Subsidiary and as often as reasonably requested (but no more than once annually if no Event of Default exists).  Notwithstanding anything to the contrary in this Section 5.6, none of the Loan Parties or any of its Subsidiaries shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent, any Lender or any Issuing Bank (or their respective representatives) is prohibited by contract, applicable law, rule, regulation or court order or (iii) is subject to attorney, client or similar privilege or constitutes attorney work-product.

Section 5.7            Compliance with Laws and Agreements.  Each Loan Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  ~~Parent~~Holdings and each Borrower will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by ~~Parent~~Holdings, its Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.

Section 5.8            Use of Proceeds.  The proceeds of the Loans will be used as set forth in Section 3.13.  No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries shall not use, the proceeds of any Borrowing or Letter of Credit (A) for any payments to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country in violation of any Sanctions, or (C) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.9            Additional Guarantors; Additional Collateral.

(a)           ~~Guarantors.  Parent~~Subject to Section 5.10, following the Amendment No. 3 Closing Date, Holdings and each Borrower shall cause each ~~of its Wholly-Owned Subsidiaries~~direct or indirect Domestic Subsidiary of Holdings (other than the Exempt Subsidiaries) that ~~either (x)~~ Guarantees any Indebtedness for borrowed money (other than Permitted Indebtedness~~) of Parent, Holdings or the Company~~ and Indebtedness permitted under Section 6.5 (excluding clauses (h), (i), (j) and (l))) of Holdings, the Lead Borrower and/or any other Loan Party in an aggregate principal amount in excess of $~~500,000,000 or (y) is a borrower under or an issuer of or is a guarantor of (A) the Bridge Credit Agreement, (B) any Contemplated Debt Securities or the Specified Private Placement or (C) the Existing CF Notes~~150,000,000 to become a Guarantor hereunder (unless the Required Lenders otherwise consent) by (i) executing and delivering to the Administrative Agent a Guaranty Agreement or a Guaranty Joinder Agreement or comparable guaranty documentation, in each case in form and substance reasonably satisfactory to the Administrative Agent, within thirty (30) days (or such longer time period if agreed to by the Administrative Agent in its reasonable discretion) after the ~~requirements in clause (x) or (y) above shall first have been satisfied with respect to such~~latest of (x) the date on which such Person shall have Guaranteed such Indebtedness, (y) the date on which such Person shall have become a direct or indirect Domestic Subsidiary of Holdings and (z) the date on which such Person shall no longer be an Exempt Subsidiary (it being understood that such Guaranty Agreement or a Guaranty Joinder Agreement or comparable guaranty documentation shall be accompanied by documentation with respect thereto substantially consistent with the documentation delivered pursuant to Section 4.1(~~c), (~~d) and (e)~~; Section 4.3(e), (f), (g) and (k);~~ or Section 4.4(d), as applicable)~~; provided that, notwithstanding anything in any Loan Document to the contrary, such Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation shall, subject to the Agreed Guarantee Principles, be reasonably satisfactory to the Administrative Agent and shall be limited to the extent necessary to comply with the Agreed Guarantee Principles (including by limiting the maximum amount guaranteed), which limitations in such agreement or documentation shall in each case be subject to the reasonable satisfaction of the Administrative Agent~~.  Upon execution and delivery of such Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation, each such Person shall become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties and obligations in such capacity under the Loan Documents.  If requested by the Administrative Agent, the Administrative Agent shall receive an opinion or opinions of counsel (which may be from in-house counsel, provided that such opinion is in respect of New York law)

for the Lead Borrower in form and substance reasonably satisfactory to the Administrative Agent in respect of matters reasonably requested by the Administrative Agent relating to any such Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation delivered pursuant to this Section 5.9(a), dated as of the date of such Guaranty Agreement, Guaranty Joinder Agreement or comparable guaranty documentation, as applicable.

(b)           Subject to Section 5.10, when a Covenant Suspension Period is not in effect following the Amendment No. 3 Closing Date, with respect to any Domestic Subsidiary required to become a Guarantor hereunder pursuant to Section 5.9(a), the Lead Borrower shall, no later than the date on which such Domestic Subsidiary becomes a Guarantor hereunder pursuant to Section 5.9(a) (or such longer time period if agreed to by the Administrative Agent in its reasonable discretion), cause such Domestic Subsidiary to execute and deliver a Security Agreement Supplement, an Acknowledgement of Grantors (if the Intercreditor Agreement shall then be in effect) and a Perfection Certificate and take such additional actions (including the filing of Uniform Commercial Code financing statements and, if applicable and required pursuant to the terms of the Loan Documents, delivering executed Intellectual Property Security Agreements and certificates, instruments of transfer and stock powers in respect of certificated Equity Interests), in each case as the Administrative Agent shall reasonably request for purposes of granting and perfecting a Lien on the assets of such Domestic Subsidiary (other than Excluded Property) in favor of the Administrative Agent under the Collateral Documents, subject to Liens permitted under the Loan Documents and otherwise subject to the limitations and exceptions of this Agreement and the other Loan Documents.  If requested by the Administrative Agent, the Administrative Agent shall receive an opinion or opinions of counsel (which may be from in-house counsel, provided that such opinion is in respect of New York law) for the Lead Borrower in form and substance reasonably satisfactory to the Administrative Agent in respect of matters reasonably requested by the Administrative Agent relating to any Security Agreement Supplement, Intellectual Property Security Agreement or other Collateral Document delivered pursuant to this Section 5.9(b), dated as of the date of such Security Agreement Supplement, Intellectual Property Security Agreement or other Collateral Document, as applicable. Notwithstanding anything to the contrary in any Loan Document, (i) no Collateral shall be required to be perfected by control other than with respect to Pledged Debt and Pledged Equity (each as defined in the Security Agreement) to the extent required by the terms of the Security Agreement as in effect on the Amendment No. 3 Closing Date, and (ii) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).

(c)           Subject to Section 5.10, when a Covenant Suspension Period is not in effect following the Amendment No. 3 Closing Date, with respect to each Loan Party that owns Material Real Property, such Loan Party shall:

(i)            no later than thirty (30) days (or such longer period as the Administrative Agent may agree in its sole discretion) after the later of (x) the date such Person becomes a Loan Party and (y) the date that any Material Real Property is acquired by such Loan Party, deliver to the Administrative Agent information identifying such Material Real

Property and the relevant filing offices for Mortgages with respect to such Material Real Property; and

(ii)                                  no later than ninety (90) days (or such longer period as the Administrative Agent may agree in its sole discretion) after the later of (x) the date such Person becomes a Loan Party and (y) the date that any Material Real Property is acquired by such Loan Party, execute and deliver (A) counterparts of a Mortgage, duly executed and delivered by the record owner of such property, together with evidence such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto, in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien subject only to Liens permitted pursuant to Section 6.2 on the property and/or rights described therein in favor of the Administrative Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that if a mortgage tax will be owed on the entire amount of the Indebtedness evidenced hereby, then the amount secured by such Mortgage shall be limited to 100% of the fair market value of the property at the time such Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value), (B) a fully paid policy of title insurance (or marked-up title insurance commitment having the effect of policy of title insurance) on such Mortgaged Property naming the Administrative Agent as the insured for its benefit and that of the Secured Parties and their respective successors and assigns (a “Mortgage Policy”) issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent in form and substance and in an amount reasonably acceptable to the Administrative Agent (not to exceed 100% of the fair market value of the real properties covered thereby), insuring the Mortgages to be valid subsisting first priority Liens on the property described therein, free and clear of all Liens other than Liens permitted pursuant to Section 6.2 and other Liens reasonably acceptable to the Administrative Agent, each of which shall (A) contain a “tie-in” or “cluster” endorsement, if available in the applicable jurisdiction at commercially reasonable rates (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), and (B) have been supplemented by such endorsements as shall be reasonably requested by the Administrative Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, doing business, public road access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit, same as survey and so-called comprehensive coverage over covenants and restrictions, to the extent such endorsements are available in the applicable jurisdiction at commercially reasonable rates), (C) a survey (which may take the form of an aerial survey, ExpressMap or equivalent photographic depiction) in form and substance sufficient to obtain the Mortgage Policy without the standard survey exception and otherwise reasonably satisfactory to the Administrative Agent, (D) an opinion of local counsel to the Loan Parties in the state in which such Mortgaged Property is located, with respect to the enforceability and perfection of such Mortgage and any related fixture filings, in form and substance reasonably satisfactory to the Administrative Agent, and (E) to the extent not previously delivered, a completed “life of the loan” Federal

Emergency Management Agency Standard Flood Hazard Determination with respect to such Mortgaged Property on which any “building” (as defined in the Flood Insurance Laws) is located, and if such property is in a special flood hazard area, duly executed and acknowledged by the appropriate Loan Party, together with evidence of flood insurance as and to the extent required under Section 5.5 hereof.

(d)                                 Notwithstanding anything herein or in any other Loan Document to the contrary, the Loan Parties shall not be required to comply with Section 5.9(c)(ii) or 5.10(a) with respect to a Material Real Property unless and until (i) the Administrative Agent shall have provided at least forty-five (45) days’ prior notice to the Lenders that a Mortgage is expected to be entered into with respect to such Material Real Property (which notice requirement may, in the case of any Mortgage required to be entered into pursuant to Section 5.10(a), be satisfied by the posting by the Administrative Agent of Schedule 1.1 to the Platform), (ii) each Lender shall have advised the Administrative Agent in writing that it has completed its due diligence with respect to any applicable flood insurance requirements relating to such Material Real Property and (iii) the Administrative Agent shall have provided the Lead Borrower with written notice of the satisfaction of the requirements in the foregoing clauses (i) and (ii) and shall have requested, in a writing delivered to the Lead Borrower,  that such Loan Parties comply with the applicable requirements of Section 5.9(c)(ii) or 5.10(a), which compliance shall not be required until the later of (x) the dates provided for in Section 5.9(c) or 5.10(a), as applicable, and (y) the date that is ten (10) Business Days (or such longer period as the Administrative Agent may agree in its sole discretion) after such written notice is delivered to the Lead Borrower pursuant to this clause (iii).

Section 5.10                             Post-Amendment Conditions.

(a)                                 Notwithstanding anything to the contrary in any Loan Document, no later than one-hundred-twenty (120) days after the Amendment No. 3 Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion; provided, however, that such date shall be automatically extended if the survey requirement may not be performed because of snow ground cover), so long as a Covenant Suspension Period shall not be in effect, the Lead Borrower shall cause to be delivered to the Administrative Agent each item described in Section 5.9(c) for each Material Real Property described in clause (i) of the definition of “Material Real Property”.

(b)                                 At any time that a Covenant Suspension Period is not in effect, no later than thirty (30) days (or, in the case of any Mortgage requirement for any then-applicable Mortgaged Property, sixty (60) days) following the most recent Covenant Reinstatement Date occurring after the end of the most recent Covenant Suspension Period (or such longer period as the Administrative Agent may agree in its sole discretion), each Loan Party shall comply with the requirements of Section 5.9(b) and (c) (if applicable), with respect to the assets owned by such Loan Party.

(c)                                  Notwithstanding anything to the contrary in any Loan Document, no later than sixty (60) days after the Amendment No. 3 Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), each of Holdings and the Lead Borrower shall, or shall cause its Subsidiaries to, amend, restate, supplement, modify or replace any then-

existing intercompany notes or intercompany loan agreements evidencing Indebtedness owing by any Loan Party to a Person that is not a Loan Party in a manner consistent with Section 6.5(b)(i).  For the avoidance of doubt, no such intercompany note or intercompany loan agreement referred to in the immediately preceding sentence, nor the amendment, restatement, supplement, modification or replacement thereof, shall be required to be pledged under any Collateral Document, nor shall any delivery of an original of such document to the Administrative Agent be required.

(d)                                 Notwithstanding anything to the contrary in any Loan Document, no later than 60 days after the Amendment No. 3 Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Lead Borrower shall deliver to the Administrative Agent insurance certificates evidencing that each policy of insurance described in Section 5.5(c) names the Administrative Agent as an additional insured (solely in the case of liability insurance) or loss payee (solely in the case of property insurance), as applicable.

Section 5.11                             Further Assurances.

(a)                                 Notwithstanding anything herein or in any other Loan Document to the contrary, if (x) any Person shall, during a Covenant Suspension Period, become subject to the requirement to become a Guarantor pursuant to Section 5.9(a) and (y) a Covenant Reinstatement Date shall occur prior to the latest date on which such Person is required to deliver to the Administrative Agent the documentation described in Section 5.9(a), then in such event the deadline for compliance by such Person with the requirements of Section 5.9(b) and Section 5.9(c) shall be deemed to be the date that is thirty (30) days following the applicable Covenant Reinstatement Date.

(b)                                 At any time that a Covenant Suspension Period is not in effect, the Lead Borrower shall, or shall cause each applicable Loan Party to, promptly upon reasonable request by the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Intercreditor Agreement (if in effect) or the Collateral Documents, to the extent required pursuant to the Collateral Documents.  At any time that a Covenant Suspension Period is not in effect, if the Administrative Agent reasonably determines that it is required by applicable law to have appraisals prepared in respect of the Mortgaged Property of any Loan Party, the Lead Borrower shall cooperate with the Administrative Agent to obtain appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder have been paid in full (other than Secured Swap Obligations, Secured Bilateral LC Obligations, indemnities and other contingent obligations not then due and payable and as to which no claim has been made~~,~~ and ~~other than~~ Letters of Credit that have been cash collateralized pursuant to arrangements mutually agreed between the applicable Issuing Bank and the Lead Borrower or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank), each of ~~Parent~~Holdings and the Borrowers covenants and agrees with the Lenders and the Issuing Banks that:

Section 6.1                                    Subsidiary Indebtedness.  ~~Parent~~During a Covenant Suspension Period, Holdings will not permit any Non-Guarantor Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except (a) Permitted Indebtedness, (b) Guarantees of Indebtedness of any Subsidiaries of ~~Parent~~Holdings other than ~~Holdings and~~ the ~~Company~~Lead Borrower and (c) other Indebtedness incurred by the Non-Guarantor Subsidiaries (x) other than Indebtedness of the types referred to in clauses (a), (b) and (c) of the definition of “Indebtedness” or (y) in an aggregate principal amount at any time outstanding not to exceed an amount equal to 15% of Consolidated Total Assets on a Pro Forma Basis as at the last day of the most recently ended fiscal quarter for which financial statements have been (or were required to be) furnished to the Administrative Agent pursuant to Section 5.1(a) or (b), as the case may be; provided that no violation of this clause (y) shall occur solely as a result of any reduction in Consolidated Total Assets if at the time the respective Indebtedness was incurred such Indebtedness was permitted within the limitations established by this clause (y).

Section 6.2                                    Liens.  ~~Parent~~Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it except:

(a)                                 Permitted Encumbrances;

(b)                                 any Lien on any property or asset of any Loan Party or any of its Subsidiaries existing on the ~~Third Restatement Effective~~Amendment No. 3 Closing Date and set forth in Schedule 6.2; provided that (i) such Lien shall not apply to any other property or asset of such Loan Party or Subsidiary (other than proceeds of the sale or other disposition thereof and other than improvements, developments, repairs, renewals, replacements, additions and accessions of or to such property) and (ii) such Lien and any replacements thereof shall secure only those obligations which it secures on the Third Restatement Effective Date and any modifications, extensions, exchanges, renewals, refinancings, refundings, and replacements of such obligations that do not increase the outstanding principal amount thereof (except to the extent of any interest, original issue discount, penalties, reasonable fees, expenses and premium incurred in connection therewith);

(c)                                  any Lien existing on any property or asset prior to the acquisition thereof ~~(including, without limitation, Liens existing on property or assets of the Acquired Business or Dutch Holdco prior to the Darwin Acquisition Closing Date) by Parent~~by Holdings or any Subsidiary (and on improvements, leases, installations, developments, repairs, renewals, replacements, additions, general intangibles, accessions, and proceeds related thereto) or existing on any property or asset of any Person that becomes a Subsidiary or is merged with or into or consolidated with ~~Parent~~Holdings or any Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary or is merged with or into or consolidated with ~~Parent~~Holdings or any Subsidiary (and on improvements, leases, installations, developments, repairs, renewals, replacements, additions, general intangibles, accessions, and proceeds related thereto); provided that (i) such Lien shall not apply to any other property or assets of ~~Parent~~Holdings or any Subsidiary (other than improvements, installations, developments, repairs, renewals, replacements, additions and accessions of or to such property) and (ii) such Lien and any replacements thereof shall secure only those commitments and obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary or is merged with or into or consolidated with ~~Parent~~Holdings or any Subsidiary, as the case may be, and any modifications, extensions, exchanges, renewals, refinancings, refundings, and replacements thereof that do not increase the commitments and obligations thereunder (except to the extent of any reasonable fees, expenses and premium incurred in connection therewith);

(d)                                 Liens on property, plant and equipment acquired, constructed, leased, installed, repaired, developed or improved by ~~Parent~~Holdings or any Subsidiary; provided that (i) such security interests secure Indebtedness that is not prohibited by Section 6.1 or Section 6.5, as applicable, (ii) such security interests and the Indebtedness secured thereby are initially incurred prior to or within 270 days after such acquisition or the completion of such construction, lease, installation, repair, development or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing, leasing, installing, repairing, developing or improving such property, plant and equipment and (iv) such security interests shall not apply to any other property or assets of ~~Parent~~Holdings or any Subsidiary (other than improvements, installations, repairs, developments, renewals, replacements, additions and accessions of or to such property);

(e)                                  any interest or title of a lessor, sublessor, lessee, sublessee, licensee, sublicensee, licensor or sublicensor under any lease or license agreement not prohibited by this Agreement and in the ordinary course of business;

(f)                                   Liens in connection with the operation of cash management programs and ~~Liens arising solely by virtue of the General Banking Conditions of banks and other financial institutions operating in the Netherlands and~~ any statutory or common law provision relating to banker’s Liens, rights of set-off, revocation, refund, chargeback, overdraft or similar rights and remedies as to deposit, securities and commodities accounts or other funds maintained with a creditor depository institution or a securities or commodities intermediary in the ordinary course of business and not with the intent of granting security;

(g)                                  Liens of sellers of goods to ~~Parent~~Holdings or any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business;

(h)                                 Liens in favor of customs and revenue authorities arising by operation of law to secure payment of customs duties in connection with the importation of goods;

(i)                                     Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code;

(j)                                    Liens securing purchase money Indebtedness of ~~Parent~~Holdings or any of its Subsidiaries not prohibited by Section 6.1 or Section 6.5, as applicable; provided that, such Liens attach only to the property which was purchased with the proceeds of such purchase money Indebtedness;

(k)                                 ~~[reserved;]~~Liens on assets or property of Nitrogen associated with claims against Holdings or any of its Subsidiaries in connection with the Capacity Expansion Projects; provided that the aggregate amount of such claims at any time outstanding secured by Liens permitted under this Section 6.2(k) shall not exceed $100,000,000.

(l)                                     Liens in favor of any Loan Party securing obligations of any Loan Party or any Subsidiary and Liens in favor of any Non-Guarantor Subsidiary securing obligations of any Non-Guarantor Subsidiary;

(m)                             Liens securing Swap Agreements and obligations thereunder, limited to cash deposits and/or investments not to exceed $300,000,000 in the aggregate and any deposit accounts and/or securities accounts containing only such cash deposits and/or investments;

(n)                                 Liens on real or personal property subject to the Pooling Agreement;

(o)                                 Liens in favor of CoBank, ACB in all capital stock of CoBank, ACB owned by the ~~Company~~Lead Borrower;

(p)                                 Liens on Equity Interests in a joint venture owned by ~~Parent~~Holdings or any of its Subsidiaries securing joint venture obligations of such joint venture;

(q)                                 Liens created by Capital Lease Obligations; provided that (x) the Liens created by any such Capital Lease Obligations attach only to the property leased to Holdings or any ~~Borrower or one~~ of its Subsidiaries pursuant thereto and general intangibles and proceeds related thereto, and improvements, repairs, renewals, replacements, additions and accessions to the property leased pursuant thereto and (y) such Liens do not secure Capital Lease Obligations in excess of $250,000,000 at any time outstanding;

(r)                                    Liens on (i) Margin Stock that is held by ~~Parent~~Holdings as treasury stock, or (ii) Equity Interests in Terra Nitrogen~~,~~ or TNCLP~~, or OCI Partners LP~~ that constitute Margin Stock;

(s)                                   Liens consisting of an agreement to sell, transfer or dispose of any asset or property (to the extent such sale, transfer or disposition is not prohibited by Section 6.3);

(t)                                    Liens on cash or deposits granted in favor of the Swingline Lender or any Issuing Bank to cash collateralize any Defaulting Lender’s participation in Letters of Credit or Swingline Loans;

(u)                                 Liens securing financing of insurance premiums incurred in the ordinary course of business;

(v)                                 Liens created in connection with any Equity Interest repurchase program in favor of any broker, dealer, custodian, trustee or agent administering or effecting transactions pursuant to an Equity Interest repurchase program;

(w)                               Liens associated with the discounting or sale of letters of credit and accounts receivable incurred in the ordinary course of business;

(x)                                 Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition or other investment;

(y)                                 Liens on deposit accounts, securities accounts, cash and Cash Equivalents pursuant to an escrow arrangement or other funding arrangement pursuant to which such funds will be segregated to pay the purchase price on any acquisition;

(z)                                  when a Covenant Suspension Period shall not be in effect, Liens to secure Indebtedness and other obligations described in Sections 6.5(k) (other than Secured Bilateral LC Obligations), (m) and (q);

(aa)                          Liens on trusts, escrow arrangements and other funding arrangements, and any cash, Cash Equivalents, deposit accounts, securities accounts and trust accounts or other assets arising in connection with the defeasance (whether by covenant or legal defeasance), satisfaction and discharge or redemption of Indebtedness;

(bb)                          ~~(z)~~ Liens ~~on Escrowed Proceeds prior to and on the Darwin Acquisition Closing Date; and~~securing the Obligations;

(cc)                            ~~(aa)~~ during a Covenant Suspension Period, Liens not otherwise permitted under this Section 6.2 securing Indebtedness, claims and other liabilities or obligations then outstanding, not in excess of, in the aggregate at any time, an amount equal to 15% of Consolidated Total Assets on a Pro Forma Basis as at the last day of the most recently ended fiscal quarter for which financial statements have been (or were required to be) furnished to the Administrative Agent pursuant to Section 5.1(a) or (b), as the case may be; provided that no violation of this clause (~~aa~~cc) shall occur solely as a result of any reduction in Consolidated Total Assets if at the time the respective Indebtedness, claim, liability or other obligation was secured the respective Liens were permitted to be granted within the limitations established by this clause (~~aa~~cc)~~.~~;

(dd)                          when a Covenant Suspension Period is not in effect, and during the first ten (10) Business Days immediately following each Covenant Suspension Date, Liens securing Indebtedness incurred or issued pursuant to Section 6.5(h); and

(ee)                            when a Covenant Suspension Period is not in effect, Liens not otherwise permitted under this Section 6.2 securing Indebtedness, claims and other liabilities or obligations then outstanding, not in excess of, in the aggregate at any time, $500,000,000; provided that such amount shall be (x) reduced by the aggregate principal amount of any Commitment Increases made after the Amendment No. 3 Closing Date pursuant to Section 2.19 and any Incremental Facilities established or incurred after the Amendment No. 3 Closing Date pursuant to Section 2.20, in each case to the extent obligations thereunder are secured, and (y) increased by the lesser of (A) the aggregate amount of any permanent reductions in the Commitments and any prepayments of Indebtedness for borrowed money that is secured by Liens on a pari passu basis with the Liens securing the Obligations (other than in connection with a refinancing of such Indebtedness and other than Indebtedness described in Section 6.5(h)), in each case made after the Amendment No. 3 Closing Date, and (B) $250,000,000.

Section 6.3                                    Fundamental Changes.  (i) Neither ~~Parent~~Holdings nor any Borrower will merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it~~,~~ and (ii) ~~Parent~~Holdings will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of ~~Parent~~Holdings and its Subsidiaries and Excluded Subsidiaries, taken as a whole, to any other Person ~~and (iii) the Dutch Borrower will not take any step that would result in (x) a change of its jurisdiction of incorporation from the Netherlands or (y) a change of its “centre of main interest” for the purposes of, and as defined in Article 3(1) of, the Regulation from the Netherlands~~, except:

(a)                                 any Person may merge into or consolidate with ~~Parent~~Holdings or a Borrower in a transaction in which ~~Parent~~Holdings or such Borrower, as the case may be, is the surviving Person;

(b)                                 (i) any Borrower may merge or consolidate with any Person in a transaction in which such Borrower is not the surviving Person or (ii) any of ~~Parent~~Holdings, any of the Borrowers and any Subsidiary of ~~Parent~~Holdings may sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of ~~Parent~~Holdings and its Subsidiaries and Excluded Subsidiaries, taken as a whole, or the Equity Interests of all or substantially all of ~~Parent’s~~Holdings’ Subsidiaries and Excluded Subsidiaries, taken as a whole, to any Person (other than its Subsidiaries and Excluded Subsidiaries); provided that:

(A) the surviving Person or the acquiring Person, as applicable, (x) agrees to assume, and has expressly assumed, all of the Loans and all of such Borrower’s other representations, covenants, conditions and other obligations pursuant to this Agreement and the other Loan Documents in an agreement in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered to the Administrative Agent by the surviving Person or the acquiring Person, as applicable, and (y) ~~(i) in the case of a transaction with the Company,~~ shall be a Person organized and existing under the laws of the United States or any state thereof or the District of Columbia, ~~(ii) in the case of a transaction with the Dutch Borrower, shall be a Person organized and existing under the laws of the Netherlands and (iii) in the case of a transaction with (x) a Designated Borrower~~

~~organized under the laws of the United States or any state thereof or the District of Columbia, shall be a Person organized and existing under the laws of the United States or any state thereof or the District of Columbia and (y) a Designated Borrower organized under the laws of any other Designated Borrower Jurisdiction, shall be a Person organized and existing under the laws of a Designated Borrower Jurisdiction (other than the United States or any state thereof or the District of Columbia), and in the case of clauses (i) through (iii),~~and such Borrower shall have (~~I~~1) procured for the Administrative Agent and each Lender an opinion in form and substance reasonably satisfactory to the Administrative Agent and from counsel reasonably satisfactory to the Administrative Agent in respect of such Person and such agreement and covering the matters covered in the opinions delivered pursuant to ~~Section 4.3 (in the case of a Person incorporated or organized in the Netherlands)~~Amendment No. 3 or Section ~~4.1 or~~ 4.4, as applicable (in the case of any other Person, to the extent relevant or appropriate in such jurisdiction) and such other matters as the Administrative Agent may reasonably request and (~~II~~2) satisfied each of the conditions set forth in paragraphs (b), (e), (f)~~,~~ and (g~~) and (i~~) of Section 4.4 (it being understood and agreed each reference therein to a “Designated Borrower” shall refer instead to such Person for purposes of this clause II);

(B) immediately after giving effect to such transaction or series of transactions, the Successor Moody’s Ratings and Successor S&P Ratings applicable to such successor entity shall be no lower than any Moody’s Ratings and S&P Ratings as in effect immediately prior to giving effect to such transaction or series of transactions;

(C) immediately before and after giving effect (including pro forma effect) to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; and

(D) each Person (other than the applicable Borrower) that is a Guarantor immediately prior to giving effect to such transaction shall have duly authorized, executed and delivered to the Administrative Agent a reaffirmation agreement in form and substance reasonably satisfactory to the Administrative Agent in respect of such Person’s Guaranty~~.~~;

(c)                                  any of ~~Parent~~Holdings and any Borrower may sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of ~~Parent and Parent’s~~Holdings and Holdings’ Subsidiaries and Excluded Subsidiaries, taken as a whole, or the Equity Interests of all or substantially all of ~~Parent’s~~Holdings’ Subsidiaries and Excluded Subsidiaries, taken as a whole, to one or more of ~~Parent’s~~Holdings’ Subsidiaries and Excluded Subsidiaries; provided that immediately before and after giving effect (including pro forma effect) to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; ~~and~~

(d)                                 any Subsidiary of ~~Parent~~Holdings may sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of ~~Parent and Parent’s~~Holdings and Holdings’ Subsidiaries and Excluded Subsidiaries, taken as a whole, or the Equity Interests of all or substantially all of ~~Parent’s~~Holdings’ Subsidiaries and Excluded Subsidiaries, taken as a whole, to one or more of ~~Parent~~Holdings, any Borrower, any Subsidiary of ~~Parent~~Holdings and any Excluded Subsidiary; and

~~provided that, in the case of each of paragraphs (a), (b), (c) and (d) above, the Dutch Borrower shall, after giving effect to such transaction or transactions, have (x) its jurisdiction of incorporation in the Netherlands and (y) its “centre of main interest” for purposes of, and as defined in Article 3(1) of, the Regulation in the Netherlands and shall have no “establishment”, as that term is used in Article 2(h) of the Regulation, in any other jurisdiction.~~

(e)                                  in connection with a Permitted Transaction.

The foregoing Section 6.3 shall not prohibit ~~(A)~~ dispositions of (i) Margin Stock that is held as treasury stock by ~~Parent,~~Holdings or (ii) Equity Interests in Terra Nitrogen~~,~~ or TNCLP~~, or OCI Partners LP~~ that constitute Margin Stock~~, or (B) the Acquisition Agreement Transactions~~.

Section 6.4                                    Financial Covenants.

(a)                                 Minimum Interest Coverage Ratio.  ~~Parent~~During any Covenant Suspension Period, Holdings will not permit the Interest Coverage Ratio as of the last day of any fiscal quarter to be less than 2.75:1.00.

(b)                                 Maximum Total Net Leverage Ratio.  ~~Parent~~During any Covenant Suspension Period, Holdings will not permit the Total Net Leverage Ratio as of the last day of any fiscal quarter to be greater than ~~the ratio set forth opposite the corresponding date set forth below~~3.75:1.00.

~~Quarter-End Date~~	~~Total Leverage Ratio~~
~~September 30, 2016~~	~~5.25:1.00~~
~~December 31, 2016~~	~~5.25:1.00~~
~~March 31, 2017~~	~~5.25:1.00~~
~~June 30, 2017~~	~~5.00:1.00~~
~~September 30, 2017~~	~~4.75:1.00~~
~~December 31, 2017~~	~~4.00:1.00~~
~~March 31, 2018 and thereafter~~	~~3.75:1.00~~

(c)                                  Minimum Interest Coverage Ratio.  When a Covenant Suspension Period is not in effect, Holdings will not permit the Interest Coverage Ratio as of the last day of any fiscal quarter to be less than (i) prior to and including the last day of the fiscal quarter ending December 31, 2018, 1.20:1.00 and (ii) thereafter, 1.50:1.00; provided that if, no later than the date on which the Lead Borrower is required to deliver a Compliance Certificate pursuant to Section 5.1(c) for a fiscal quarter of Holdings (the “Subject Quarter”), cash is deposited into escrow or held pursuant to a similar arrangement to pay when due, or otherwise applied to prepay in advance, the Consolidated Interest Expense for the next succeeding fiscal quarter of Holdings, then the Interest Coverage Ratio shall not be required to be tested for the Subject Quarter.

(d)                                 Maximum Total Debt to Capital Ratio.  When a Covenant Suspension Period is not in effect, Holdings will not permit the Total Debt to Capital Ratio as of the last day of any fiscal quarter to be greater than 0.60:1.00.

(e)                                  Maximum Total Secured Leverage Ratio.  When a Covenant Suspension Period is not in effect, Holdings will not permit the Total Secured Leverage Ratio as of the last day of any fiscal quarter to be greater than 3.75:1.00.

Section 6.5                                    Total Indebtedness.  When a Covenant Suspension Period is not in effect, Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness except:

(a)                                 Indebtedness of any Loan Party under the Loan Documents;

(b)                                 Indebtedness of any Subsidiary to Holdings, any Borrower or any other Subsidiary, or of Holdings to any Subsidiary; provided that (i) subject to Section 5.10, any such Indebtedness owing by any Loan Party to a Person that is not a Loan Party shall be expressly subordinated in right of payment to the Obligations, subject to the terms of any Intercreditor Agreement and (ii) any such Indebtedness owing by any Person that is not a Loan Party to any Loan Party shall be evidenced by an intercompany note pledged to the Administrative Agent pursuant to the terms of the Collateral Documents to the extent required thereby;

(c)                                  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument of a Subsidiary drawn against insufficient funds in the ordinary course of business;

(d)                                 Indebtedness of an account party in respect of trade letters of credit;

(e)                                  obligations arising from tax increment financings and other similar arrangements with Governmental Authorities and credit support (including, without limitation, letters of credit and lines of credit) provided in connection therewith;

(f)                                   intercompany current liabilities between Holdings and its Subsidiaries incurred in the ordinary course of business in connection with the cash management operations of Holdings and its Subsidiaries;

(g)                                  cash management obligations and other Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management, deposit accounts and securities accounts;

(h)                                 (i) Permitted Refinancing Indebtedness in respect of the Specified Private Placement incurred on the Amendment No. 3 Closing Date (which Permitted Refinancing Indebtedness, if incurred to refinance the Specified Private Placement in whole, shall be in an aggregate principal amount at any time outstanding not to exceed the Specified Debt Cap), and Permitted Refinancing Indebtedness in respect thereof, or (ii) if the Indebtedness described in the foregoing clause (i) is not incurred on the Amendment No. 3 Closing Date, other Indebtedness that satisfies the requirements of clauses (a), (c) and (d) of the definition of “Permitted Refinancing Indebtedness” in an aggregate principal amount outstanding at any time not to exceed the Specified Debt Cap, and any Permitted Refinancing Indebtedness in respect thereof;

(i)                                     the Existing CF Notes and any Permitted Refinancing Indebtedness in respect thereof;

(j)                                    Indebtedness not otherwise permitted under this Section 6.5 in an aggregate principal amount at any time outstanding not to exceed, when aggregated with the aggregate principal amount of any Commitment Increases made pursuant to Section 2.19 and any Incremental Facilities established or incurred pursuant to Section 2.20, in each case after the Amendment No. 3 Closing Date, $500,000,000;

(k)                                 Indebtedness with respect to letters of credit, letters of guaranty, surety bonds or similar obligations (including, for the avoidance of doubt, Secured Bilateral LC Obligations); provided the aggregate outstanding amount of Indebtedness with respect to all such letters of credit, letters of guaranty, surety bonds or similar arrangements do not exceed $300,000,000 in the aggregate at any time outstanding;

(l)                                     Guarantees by Holdings or any of its Subsidiaries in respect of Indebtedness of Holdings or any of its Subsidiaries or any Excluded Subsidiary to the extent not prohibited by Section 6.8, in each case so long as such Guarantee is (x) subordinated in right of payment to the Obligations to at least the same extent as such Indebtedness, and (y) not secured by Liens having greater priority (in relation to the Liens securing the Obligations) than the Liens securing such Indebtedness;

(m)                             obligations in respect of workers compensation claims, health, disability or other employee benefits, unemployment insurance and other social security laws or regulations or property, casualty or liability insurance and premiums related thereto, self-insurance obligations, obligations in respect of bids, tenders, trade contracts, governmental contracts and leases, statutory obligations, customs, surety, stay, appeal and performance bonds, and performance and completion guarantees and similar obligations (including any bonds or letters of credit issued with respect thereto and all guaranties, reimbursement and indemnity agreements entered into in connection therewith) incurred by Holdings or any of its Subsidiaries, in each case in the ordinary course of business;

(n)                                 to the extent constituting Indebtedness, customary indemnification and purchase price adjustments or similar obligations (including earn-outs) incurred or assumed in connection with Investments or Dispositions not otherwise prohibited hereunder;

(o)                                 to the extent constituting Indebtedness, unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

(p)                                 to the extent constituting Indebtedness, deferred compensation or similar arrangements payable to future, present or former directors, officers, employees, or members of management of Holdings or any of its Subsidiaries;

(q)                                 Indebtedness in respect of repurchase agreements constituting Cash Equivalents, including the obligation to repurchase securities thereunder;

(r)                                    Indebtedness in respect of Taxes, assessments, governmental charges or levies and claims for labor, materials and supplies, in each case not yet overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP or other applicable accounting rules;

(s)                                   Indebtedness in respect of judgments or awards only to the extent, for the period and for an amount not resulting in an Event of Default;

(t)                                    Indebtedness in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank to support any Defaulting Lender’s participation in Letters of Credit issued by such Issuing Bank;

(u)                                 customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(v)                                 Indebtedness of Holdings or any Subsidiary incurred to finance the acquisition, construction, repair, development or improvement of any property, plant or equipment (including Capital Lease Obligations), and any modifications, extensions, exchanges, defeasements, restructurings, renewals, refinancings, refundings, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, plus accrued interest, premium thereon and any original issue discount pursuant to the terms thereof, plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection therewith; provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction, repair, development or improvement and provided, further, that the principal amount of Indebtedness secured by any Lien shall at no time exceed 100% of the cost of acquiring, constructing, repairing, developing or improving such property; provided that the aggregate principal amount of Indebtedness outstanding pursuant to this Section 6.5(v) shall not exceed $250,000,000 at any time;

(w)                               Indebtedness outstanding on the Amendment No. 3 Closing Date and set forth on Schedule 6.5 and any modifications, extensions, exchanges, defeasements, restructurings, renewals, refinancings, refundings, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, plus accrued interest, premium thereon and any original issue discount pursuant to the terms thereof, plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection therewith; and

(x)                                 Indebtedness of any Person that becomes a Subsidiary after the Amendment No. 3 Closing Date, or that is secured by an asset when such asset is acquired by Holdings or a Subsidiary after the Amendment No. 3 Closing Date, and any modifications, extensions, exchanges, defeasements, restructurings, renewals, refinancings, refundings, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, plus accrued interest, premium thereon and any original issue discount pursuant to the terms thereof, plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection therewith; provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or such asset is acquired) and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such asset being acquired).

Section 6.6                                    Restricted Payments.  When a Covenant Suspension Period is not in effect, Holdings will not, and will not permit any of its Subsidiaries (other than Nitrogen) to, directly or indirectly, make any Restricted Payment except:

(a)                                 dividends, payments or distributions payable in Equity Interests (other than Disqualified Equity Interests) of Holdings;

(b)                                 dividends, payments or distributions by a Subsidiary so long as, in the case of any dividend, payments or distribution payable on or in respect of any class or series of equity securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, Holdings or a Subsidiary receives at least its pro rata share of such dividend, payments or distribution in accordance with its Equity Interests in such class or series of equity securities;

(c)                                  Restricted Payments so long as, on a Pro Forma Basis after giving effect thereto, the Total Secured Leverage Ratio is less than (i) from the Amendment No. 3 Closing Date to and including December 31, 2018, 3.25:1.00 and (ii) thereafter, 3.00:1.00;

(d)                                 Junior Debt Payments so long as, at the time such Junior Debt Payments are made, no Borrowings are outstanding hereunder;

(e)                                  Restricted Payments in connection with a Permitted Transaction;

(f)                                   Junior Debt Payments with the proceeds received from the substantially concurrent issuance of common Equity Interests (other than Disqualified Equity Interests) or with proceeds of common Equity Interests (other than Disqualified Equity Interests) that have been deposited into a segregated account subject to a trust, escrow or other funding arrangement entered into in connection with such issuance for the purpose of repurchasing, redeeming, defeasing, repaying, satisfying and discharging, or otherwise acquiring or retiring for value Junior Indebtedness;

(g)                                  repurchases of Equity Interests issued to current or former employees, officers, directors, members or managers upon death, disability, retirement, severance or termination of employment of such Person or pursuant to the terms of any subscription, stockholder, equity incentive or other agreement or plan; provided that the aggregate amount of Restricted Payments made pursuant to this Section 6.6(f) shall not exceed, in any calendar year, $20,000,000 (with unused amounts in any calendar year being carried over for one additional calendar year, it being understood that Restricted Payments made in any calendar year shall be deemed to have been made using any such carry-over first);

(h)                                 repurchases of Equity Interests upon the exercise of stock options, warrants or other convertible or exchangeable securities if such Equity Interests represent a portion of the exercise, conversion or exchange price thereof;

(i)                                     repurchases of Equity Interests by Holdings or any Subsidiary deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to a current or former director, officer, employee, manager or director of such Person, or consultant or advisor or any spouses, former spouses, successors, executors, administrators, heirs, legatees, transferees, estates beneficiaries or distributees of any of the foregoing) to pay for the Taxes payable by such Person upon such grant or award (or upon the vesting thereof);

(j)                                    to the extent constituting Restricted Payments, transactions permitted by Section 6.3;

(k)                                 Holdings may pay cash payments in lieu of fractional shares in connection with (i) any dividend, split or combination of its Equity Interests or (ii) the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings or any of its Subsidiaries;

(l)                                     modifications, extensions, exchanges, extensions, defeasements, restructurings, renewals, refinancings, refundings, and replacements of Junior Indebtedness to the extent permitted by Section 6.5(w);

(m)                             payment-in-kind interest with respect to Junior Indebtedness permitted by this Agreement; and

(n)                                 the conversion of any Junior Indebtedness or intercompany Indebtedness to Equity Interests (other than Disqualified Equity Interests).

Notwithstanding the foregoing, the making of any dividend, payment or other distribution or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of such dividend, payment or other distribution or giving of the redemption notice, as applicable, will not be prohibited if, at the date of declaration or notice such dividend, payment or other distribution or redemption would have complied with the terms of this Agreement.

Section 6.7                                    Dispositions.  When a Covenant Suspension Period is not in effect, Holdings will not, and will not permit any of its Subsidiaries to, make any Disposition except:

(a)                                 Dispositions of obsolete, used, uneconomical, retired, worn out or surplus property, or property no longer useful in the business of Holdings and its Subsidiaries or economically impracticable to maintain, in each case whether now owned or hereafter acquired, in the ordinary course of business;

(b)                                 Dispositions of inventory or goods held for sale in the ordinary course of business;

(c)                                  Dispositions of property to Holdings or any Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) if such Disposition is for less than fair market value, such transaction must be an Investment permitted under Section 6.8;

(d)                                 Dispositions of cash and Cash Equivalents;

(e)                                  (i) Dispositions of Investments and accounts receivable (or discounts without recourse thereof) in connection with the collection, settlement or compromise thereof in the ordinary course of business or (ii) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(f)                                   Dispositions so long as, at the time of each such Disposition, the Total Secured Leverage Ratio on a Pro Forma Basis is less than 3.00:1.00;

(g)                                  Dispositions so long as, to the extent the Net Cash Proceeds thereof exceed $10,000,000 in any fiscal year (such excess, the “Excess Proceeds”), such Excess Proceeds are either (i) reinvested in the business of Holdings, the Lead Borrower or its Subsidiaries within 12 months after the receipt of such Excess Proceeds (unless, within such 12-month period, Holdings, the Lead Borrower or one or more of its Subsidiaries shall have entered into a definitive agreement for such reinvestment, in which case such reinvestment shall have been consummated no later than 18 months after the receipt of such Excess Proceeds) or (ii) applied within five (5) Business Days of the receipt of such Excess Proceeds (which period shall be tolled for up to the reinvestment period set forth in the foregoing clause (i) to the extent the Lead Borrower shall have delivered to the Administrative Agent a notice of its intention to reinvest such Excess Proceeds) to repay Borrowings hereunder or other Indebtedness for borrowed money; provided in the case of the foregoing clause (ii) that (A) to the extent any Excess Proceeds attributable to a Disposition by a Foreign Subsidiary are prohibited, restricted or delayed by applicable local law, rule, regulation or contract from being repatriated to the United States, the portion of such Excess Proceeds so affected will not be required to be applied to repay Borrowings, repay or prepay other Indebtedness for borrowed money, or reinvested in the business of Holdings or any of its Domestic Subsidiaries at the time provided in this Section 6.7(g) but may be retained (or otherwise reinvested in accordance with this Section 6.7(g)) by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law, rule, regulation or contract prohibits, restricts or delays such repatriation to the United States (the Lead Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take commercially reasonable actions reasonably required by the applicable local law, rule, regulation or contract to permit such repatriation), and once such repatriation of any of such affected Excess Proceeds that, in each case, would otherwise be required to be applied to repay Borrowings, repay or prepay other Indebtedness for borrowed money or be reinvested in the business of Holdings or any of its Domestic Subsidiaries is permitted under the applicable local law, rule, regulation or contract, and to the extent such Excess Proceeds have not otherwise been reinvested in accordance with this Section 6.7(g), such Foreign Subsidiary shall, prior to the later of (x) five (5) Business Days after the date on which such repatriation became so permitted and (y) the expiration of the initial reinvestment period referred to above, repatriate an amount equal to such remaining Excess Proceeds, and, within five (5) Business Days of the receipt of such repatriated Excess Proceeds by Holdings or a Domestic Subsidiary, such repatriated Excess Proceeds will be applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of Borrowings or the repayment or prepayment of other Indebtedness for borrowed money, or will otherwise be reinvested in the business of Holdings or any of its Domestic Subsidiaries, as the case may be, pursuant to this Section 6.7(g); or (B) to the extent that the Lead Borrower has determined in good faith that repatriation of any Excess Proceeds attributable to a Disposition by a Foreign Subsidiary would have material adverse tax cost consequences, such Excess Proceeds may be retained by the applicable Foreign Subsidiary; provided in the case of the foregoing clause (B) that each of the Lead Borrower and the applicable Foreign Subsidiary shall use commercially reasonable efforts to eliminate such adverse tax consequences in its reasonable control in order to make such repayment or prepayment or otherwise reinvest in the business of Holdings and its Domestic Subsidiaries;

(h)                                 Dispositions in the ordinary course of business consisting of (i) the abandonment of intellectual property or general intangibles which, in the reasonable good faith determination of Holdings, is not material to the conduct of the business of Holdings and Subsidiaries and (ii) licensing, sublicensing and cross-licensing arrangements involving any technology or other intellectual property or general intangibles of Holdings or its Subsidiaries;

(i)                                     terminations of Swap Agreements;

(j)                                    the expiration of any option agreement with respect to real or personal property;

(k)                                 Dispositions of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Equity Interests represent (i) a portion of the exercise price thereof or (ii) withholding incurred in connection with such exercise;

(l)                                     leases, subleases, licenses or sublicenses of real or personal property or intellectual property in the ordinary course of business;

(m)                             any exchange of real property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code;

(n)                                 Dispositions of assets to the extent that such assets are exchanged for credit against the purchase price of acquired assets;

(o)                                 Dispositions of Equity Interests held as treasury stock or constituting Margin Stock;

(p)                                 Dispositions in connection with a Permitted Transaction;

(q)                                 to the extent constituting Dispositions, transactions permitted by Sections 6.2 and 6.5 (and of the Liens thereunder), and by Section 6.3, 6.6 and 6.8;

(r)                                    the issuance of Equity Interests by a Subsidiary to Holdings or to another Subsidiary (and each other equity holder, if any, on a pro rata basis) to the extent constituting an Investment not prohibited by Section 6.8; and

(s)                                   the issuance of Equity Interests pursuant to benefit plans, employee agreements, equity plans, stock subscription or shareholder agreements, stock ownership plans and other similar plans, policies, contracts or arrangements established in the ordinary course of business or approved by Holdings or any of its Subsidiaries in good faith.

In the event that (x) the Required Lenders waive the provisions of this Section 6.7 with respect to the sale of any Collateral or (y) any Collateral is sold as permitted by this Section 6.7, such Collateral shall be sold free and clear of the Liens created by the Collateral Documents, and the Liens created by the Collateral Documents shall automatically be deemed released and the Administrative Agent shall be authorized to, and shall, take any appropriate actions reasonably requested by the Lead Borrower in order to effect the foregoing; provided in the case of clause (y) that the Administrative Agent may rely conclusively and without further inquiry on a certificate provided to it by the Lead Borrower upon its reasonable request to the effect that the relevant Collateral is being (or has been) sold as permitted to this Section 6.7, and the Administrative Agent shall not be liable for any action taken by it at the request of the Lead Borrower pursuant to this paragraph.

Section 6.8                                    Investments.  When a Covenant Suspension Period is not in effect, Holdings will not, and will not permit any of its Subsidiaries to, make any Investments except:

(a)                                 (i) Investments in Holdings, the Lead Borrower, any Subsidiary, any Excluded Subsidiary or any joint venture; provided that the aggregate amount of Investments made by Loan Parties and Specified Non-Guarantors pursuant to this Section 6.8(a) in joint ventures, Non-Guarantor Subsidiaries and Excluded Subsidiaries that are not Guarantors, together with (x) the aggregate amount of Investments in reliance on Section 6.8(f) made by Loan Parties and Specified Non-Guarantors in Persons that are not Loan Parties and (y) the aggregate amount of Investments in reliance on Section 6.8(n) in Persons that do not become Guarantors pursuant thereto, shall not exceed $250,000,000;

(b)                                 Investments made by Loan Parties and Specified Non-Guarantors in joint ventures, Non-Guarantor Subsidiaries and Excluded Subsidiaries that are not Guarantors for capital improvements (including turn-around and maintenance expenses) in an aggregate amount not to exceed $250,000,000;

(c)                                  Investments in Nitrogen so long as (i) the Obligations are secured by a perfected first-priority security interest (to the extent required by the Collateral Documents) in 100% of the Equity Interests in Nitrogen directly owned by Sales (or any other Guarantor) and (ii) such Investments are not used by Nitrogen for Acquisitions;

(d)                                 Investments in connection with a Permitted Transaction;

(e)                                  Investments in cash and Cash Equivalents;

(f)                                   Investments constituting Guarantees to the extent not prohibited by Section 6.5; provided that the aggregate amount of Investments made by Loan Parties and Specified Non-Guarantors pursuant to this Section 6.8(f) in Persons that are not Loan Parties, together with (x) the aggregate amount of Investments pursuant to Section 6.8(a) made by Loan Parties and Specified Non-Guarantors in joint ventures, Non-Guarantor Subsidiaries and non-Guarantor Excluded Subsidiaries and (y) the aggregate amount of Investments in reliance on Section 6.8(n) in Persons that do not become Guarantors pursuant thereto, shall not exceed $250,000,000;

(g)                                  Investments outstanding or contractually committed as of the Amendment No. 3 Closing Date and set forth on Schedule 6.8, or intercompany Investments outstanding as of such date; provided that the amount of the original Investment is not increased except by the terms of such Investment or by fees and expenses incurred in connection therewith or as otherwise permitted by this Section 6.8;

(h)                                 Investments received (i) in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts, surrender or release of claims or disputes with or judgments against, any Person, or foreclosure or deed in lieu of foreclosure with respect to any Lien held as security for an obligation, in each case in the ordinary course of business, (ii) upon the foreclosure with respect to any secured Investment, (iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes or (iv) in settlement of disputes with customers and suppliers in the ordinary course of business;

(i)                                     notes and other non-cash consideration received as part of the purchase price of assets subject to a Disposition not otherwise prohibited by this Agreement;

(j)                                    advances or extensions of trade credit in the ordinary course of business;

(k)                                 Investments arising in connection with Swap Agreements entered into in the ordinary course of business and not for speculative purposes;

(l)                                     loans and advances to future, present or former employees of Holdings and its Subsidiaries for business-related travel expenses, moving expenses, temporary housing and construction and repair expenses in connection with personal casualty and loss events, payroll advances and expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices (other than any loans or advances to any employee that would be in violation of Section 402 of the Sarbanes-Oxley Act);

(m)                             Holdings and its Subsidiaries may make Investments using the proceeds actually received by Holdings from and after the Amendment No. 3 Closing Date from the sale of Equity Interests of Holdings (other than Disqualified Equity Interests);

(n)                                 Holdings and its Subsidiaries may make Acquisitions if, with respect to each such Acquisition (a “Permitted Acquisition”):

(i)                                     no Event of Default has occurred and is continuing or would result therefrom on the date the definitive agreement for the Permitted

Acquisition is entered into by Holdings and/or the Subsidiary, as applicable;

(ii)                                  Holdings shall be in compliance with the applicable covenants set forth in Section 6.4 on a Pro Forma Basis, as of the last day of the most recently ended fiscal quarter on or prior to the date of determination, which date of determination may be, at the option of Holdings, the date on which the definitive agreement governing the relevant transaction is executed or on the date of the consummation of such Permitted Acquisition;

(iii)                               Holdings shall provide to Administrative Agent, prior to the consummation of the Permitted Acquisition, the following:  (A) notice of the Permitted Acquisition and (B) a certificate signed by a Financial Officer of Holdings certifying as to compliance with clauses (i) and (ii) above; and

(iv)                              the Loan Parties shall cause any Subsidiaries acquired or formed in connection with such Permitted Acquisition to comply with Section 5.9, to the extent applicable, within the time periods required thereby;

provided that the aggregate amount of Investments made under this Section 6.8(n) in Persons that do not become Guarantors pursuant to clause (iv), together with the aggregate amount of Investments pursuant to Section 6.8(a) made by Loan Parties and Specified Non-Guarantors in joint ventures, Non-Guarantor Subsidiaries and non-Guarantor Excluded Subsidiaries, shall not exceed $250,000,000;

(o)                                 Investments constituting Indebtedness, Liens, fundamental changes, Dispositions and Restricted Payments permitted under Sections 6.2, 6.3, 6.5, 6.6 and 6.7, respectively;

(p)                                 Investments (i) consisting of endorsements for collection or deposit, (ii) resulting from pledges and/or deposits permitted by Section 6.2 or 6.5 (including cash collateral and other credit support to secure obligations under letters of credit permitted under Section 6.2 or 6.5) and (iii) consisting of the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements, in each case, in the ordinary course of business;

(q)                                 Investments constituting deposits, advances, prepayments and/or other credits to distributors, suppliers, licensors and licensees;

(r)                                    Investments by Holdings or its Subsidiaries in any entity that becomes a Loan Party substantially simultaneously with such Investment;

(s)                                   advances and prepayments for asset purchases in the ordinary course of business;

(t)                                    Investments that are deemed to have been made as a result of an Permitted Acquisition of a Person that at the time of such Permitted Acquisition held instruments constituting investments that were not acquired in contemplation of such Permitted Acquisition;

(u)                                 Investments in respect of, including, by way of any contributions to or guaranty of, any employee benefit, equity incentive, pension or retirement plan, including any Plan, Foreign Plan or Multiemployer Plan;

(v)                                 Investments by Holdings or any of its Subsidiaries in Holdings or any of its Subsidiaries, so long as such Investment (or equivalent value thereof) is returned within two (2) Business Days after the making of such Investment;

(w)                               Investments made in exchange for the issuance of Equity Interests (other than Disqualified Equity Interests); and

(x)                                 Investments resulting from pledges and deposits permitted as Liens under clause (c) of the definition of “Permitted Encumbrances”.

Section 6.9                                    Covenant Suspension.  Notwithstanding anything herein or in any other Loan Document to the contrary:

(a)                                 if, on any date, all of the Covenant Suspension Conditions have been satisfied and the Lead Borrower shall have delivered notice in writing to the Administrative Agent electing to commence a Covenant Suspension Period as of the date set forth in such notice, then, beginning on such date (the “Covenant Suspension Date”) and continuing to but excluding the first date on which the Investment Grade Rating Condition is no longer satisfied (such period, the “Covenant Suspension Period” and such later date, the “Covenant Reinstatement Date”), the provisions of each Collateral Document and each Intercreditor Agreement (if any) and the provisions set forth herein and in the other Loan Documents that expressly apply when a Covenant Suspension Period is not in effect, including, but not limited to, Sections 3.3(b), 3.16, 5.1(c)(ii)(y), 5.1(c)(iv), 5.2(b), 5.5(c), 5.5(d), 5.9(b), 5.9(c), 5.10, 5.11(b), 6.2(z), 6.2(dd), 6.2(ee), 6.4(c), 6.4(d), 6.4(e), 6.5, 6.6, 6.7 and 6.8 and clauses (o) and (p) and the last paragraph of Article VII (collectively, the “Suspended Provisions”) shall no longer be applicable (it being understood that the Suspended Provisions shall be reinstated on each Covenant Reinstatement Date);

(b)                                 during a Covenant Suspension Period, Holdings and its Subsidiaries shall be entitled to consummate transactions to the extent not prohibited hereunder without giving effect to the Suspended Provisions;

(c)                                  at all times when a Covenant Suspension Period is not in effect, Sections 6.1, 6.2(cc), 6.4(a) and 6.4(b) shall not apply;

(d)                                 in the event of any reinstatement of the Suspended Provisions upon any Covenant Reinstatement Date, no action taken or omitted to be taken by Holdings or any of its Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under this Agreement or any other Loan Document; provided that (i) all Liens incurred during the Covenant Suspension Period in reliance on Section 6.2(cc) will be classified as having been incurred pursuant to Section 6.2(b), (ii) all Indebtedness incurred during the Covenant Suspension Period will be classified as having been incurred pursuant to Section 6.5(w), and (iii) all Investments made during the Covenant Suspension Period will be classified as having been made pursuant to Section 6.8(g); and

(e)                                  no later than 10 Business Days after the occurrence of (i) each Covenant Suspension Date, the Lead Borrower shall deliver to the Administrative Agent a certificate signed by a Financial Officer of Holdings certifying that, as of such Covenant Suspension Date, Holdings is in compliance with each of the financial covenant levels set forth in Sections 6.4(a) and (b) (in each case as though tested as of such date; provided that for the purpose of such tests, Consolidated EBITDA shall mean Consolidated EBITDA for the most recently ended period of four (4) consecutive fiscal quarters for which financial statements have been (or were required to be) furnished to the Administrative Agent pursuant to Section 5.1(a) or (b), as the case may be) and (ii) each Covenant Reinstatement Date, the Lead Borrower shall deliver to the Administrative Agent a certificate signed by a Financial Officer of Holdings certifying that, as of such Covenant Reinstatement Date, Holdings is in compliance with each of the financial covenant levels set forth in Sections 6.4(c), (d) and (e) (in each case as though tested as of such date; provided that for the purpose of such tests, (x) Total Equity shall be calculated as of the last day of the fiscal quarter or fiscal year most recently ended on or prior to such date, and (y) Consolidated EBITDA shall be calculated for the most recently ended period of four (4) consecutive fiscal quarters for which financial statements have been (or were required to be) furnished to the Administrative Agent pursuant to Section 5.1(a) or (b), as the case may be), which certificate shall, in the case of each of clauses (i) and (ii), be accompanied by reasonably detailed supporting calculations (and in any case no more detailed that the level of detail required to be included in the Compliance Certificate).

ARTICLE VII

Events of Default

If any of the following events (each, an “Event of Default”) shall occur:

(a)                                 any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement, in each case when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                                 any Borrower shall fail to pay any interest on any Loan, any fee or any Cash Collateral Obligation or any other amount (other than an amount referred to in clause (a) of this Article) payable under any of the Loan Documents or the Fee Letter, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)                                  any representation or warranty made or deemed made by or on behalf of ~~Parent~~Holdings or any of its Subsidiaries in this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any certificate, report, financial statement or other document furnished by or on behalf of

~~Parent~~Holdings or any of its Subsidiaries pursuant to this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made and, if such incorrectness is capable of being remedied or cured, such incorrectness shall not be remedied or cured by ~~Parent~~Holdings or such Subsidiary, as the case may be, within ten Business Days after the date on which the Lead Borrower shall receive written notice thereof from the Administrative Agent (which notice will be given at the request of any Lender);

(d)                                 ~~Parent~~Holdings or any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2(a), Section 5.3 (solely with respect to each Borrower’s existence) or Section 5.8 or in Article VI;

(e)                                  ~~Parent~~Holdings or any Borrower shall fail to observe or perform any covenant, condition or agreement applicable to it contained in any of the Loan Documents to which it is a party (other than those specified in clause (a), (b) or (d) of this Article of this Agreement), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Lead Borrower (which notice will be given at the request of any Lender);

(f)                                   ~~Parent~~Holdings or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure shall have continued after the expiration of any applicable grace period, if any;

(g)                                  any breach or default by ~~Parent~~Holdings or any Subsidiary occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, and such breach or default (i) is not waived by such holder or holders of such Material Indebtedness, or such trustee or agent on its or their behalf in accordance with the terms of such Material Indebtedness and (ii) continues beyond the expiration of any grace period provided therefor; provided that this clause (g) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of the property or assets securing such Indebtedness, (2) Indebtedness that becomes due as a result of a notice of voluntary refinancing, exchange, or conversion thereof that is permitted thereunder, so long as such refinancing, exchange or conversion is consummated, or such notice is duly withdrawn, in accordance with the terms of such Indebtedness or (3) Indebtedness held in whole or in part by any Lender or any of their respective affiliates (as such term is used in Regulation U issued by the Board) that becomes due or enables or permits the holders thereof to cause such Indebtedness to become due solely as a result of a breach of terms governing the sale, pledge or disposal of Margin Stock and would cause this Agreement or any Loan to be subject to the margin requirements or any other restriction under Regulation U;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed in any court of competent jurisdiction seeking (i) liquidation, reorganization or other relief in respect of ~~Parent~~Holdings or any of its Material Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, interim receiver, liquidator, receiver and manager, administrative receiver, administrator, insolvency practitioner or similar official for ~~Parent~~Holdings or any of its Material Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered by such court;

(i)                                     ~~Parent~~Holdings or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, interim receiver, liquidator, receiver and manager, administrative receiver, administrator, insolvency practitioner or similar official for ~~Parent~~Holdings or any of its Material Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate or other organizational action for the purpose of effecting any of the foregoing;

(j)                                    ~~Parent~~Holdings or any of its Material Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)                                 one or more final non-appealable judgments for the payment of money in excess of $~~200,000,000~~100,000,000 in the aggregate shall be rendered by a court of competent jurisdiction against ~~Parent~~Holdings, any of its Subsidiaries or any combination thereof, and ~~Parent’s~~Holdings’ or such Subsidiary’s financial obligation with respect to such judgment exceeds $~~200,000,000~~100,000,000 in the aggregate (to the extent not paid or covered by a reputable and solvent independent third-party insurance company (other than normal deductibles) which has not disputed coverage or indemnity) and the same shall remain undischarged or unsatisfied for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of ~~Parent~~Holdings or any Subsidiary to enforce any such judgment and such action shall not be stayed;

(l)                                     one or more ERISA Events shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

(m)                             a Change of Control shall occur; ~~or~~

(n)                                 except as released in accordance with Section 9.17 of this Agreement, any Guaranty shall fail to remain in full force and effect as to any Guarantor or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall deny that it has any further liability under a Guaranty, or shall give written notice to such effect;

(o)                                 when a Covenant Suspension Period is not in effect, subject to Section 5.10, and except as released in accordance with Section 9.17, any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than the occurrence of a Covenant Suspension Period or as otherwise as permitted hereunder or thereunder or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations (other than Secured Swap Obligations, Secured Bilateral LC Obligations, indemnities and other contingent obligations with respect to which no claim for reimbursement has been made and Letters of Credit that have been cash collateralized pursuant to arrangements mutually agreed between the applicable Issuing Bank and the Lead Borrower or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral (except during or in connection with a Covenant Suspension Period); or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than during or in connection with a Covenant Suspension Period, as otherwise permitted hereunder or thereunder, or as a result of repayment in full of the Obligations (other than Secured Swap Obligations, Secured Bilateral LC Obligations, indemnities and other contingent obligations with respect to which no claim for reimbursement has been made and Letters of Credit that have been cash collateralized pursuant to arrangements mutually agreed between the applicable Issuing Bank and the Lead Borrower or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank) and termination of the Commitments), or purports in writing to revoke or rescind any Loan Document (other than during or in connection with a Covenant Suspension Period, as otherwise permitted hereunder or thereunder, or as a result of repayment in full of the Obligations (other than Secured Swap Obligations, Secured Bilateral LC Obligations, indemnities and other contingent obligations with respect to which no claim for reimbursement has been made and Letters of Credit that have been cash collateralized pursuant to arrangements mutually agreed between the applicable Issuing Bank and the Lead Borrower or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank) and termination of the Commitments); or

(p)                                 when a Covenant Suspension Period is not in effect, subject to Sections 5.9 and 5.10, and except as released in accordance with Section 9.17, any Collateral Document after the delivery and effectiveness thereof shall cease to create a valid and perfected Lien, to the extent and in the manner required under such Collateral Document and, with the priority required by such Collateral Document, on and security interest in any material portion of the Collateral taken as a whole, subject to Liens permitted under Section 6.2, (i) except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing Equity Interests or promissory notes pledged under the Collateral Documents or to file Uniform Commercial Code financing statements or continuation statements, Intellectual Property Security Agreements (to the extent executed and delivered to the Administrative Agent) or Mortgages (to the extent executed and delivered to the Administrative Agent) (ii) except for any failure due to foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries, (iii) except as to Collateral consisting of real property to the extent that such losses are covered by the Administrative Agent’s or a lender’s title insurance policy and such insurer has accepted liability and has agreed to pay such claim and (iv) except to the extent that the Loan Parties take such action as the Administrative Agent may reasonably request to remedy such loss of perfection or priority and such loss of perfection or priority is in fact remedied within thirty (30) days;

then, and in every such event (other than an event with respect to ~~Parent~~Holdings or any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Lead Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter (at any time during the continuance of such event) be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by ~~Parent~~Holdings and each Borrower; and in case of any event with respect to ~~Parent~~Holdings or any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by ~~Parent~~Holdings and each Borrower.

When a Covenant Suspension Period is not in effect, if an Event of Default shall have occurred and be continuing, the Administrative Agent may apply, at such time or times as the Administrative Agent may elect, all or any part of the proceeds constituting Collateral in payment of the Obligations (and in the event the Loans and other Obligations are accelerated pursuant to the preceding sentence, the Administrative shall, from time to time, apply the proceeds constituting Collateral, and all other amounts received on account of the Obligations), in accordance with Section 4.02 of the Security Agreement.

ARTICLE VIII

The Administrative Agent

Each of the Lenders (in its capacities as a Lender, a potential Hedge Bank and a potential Bilateral LC Provider), the Swingline Lender and each of the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.  Except, in each case, as set forth in the sixth paragraph of this Article, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2 or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Lead Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, (a) the Administrative Agent may resign at any time by giving 15 Business Days’ prior written notice to the Lenders, the Swingline Lender, the Issuing Banks and the Lead Borrower and (b) the Lead Borrower may remove the Administrative Agent at any time on and after the date that the Administrative Agent or any of its direct or indirect parent companies satisfies any provision of clause (d) of the definition of “Defaulting Lender”, by giving written notice to the Administrative Agent, each Lender, the Swingline Lender and each Issuing Bank.  Any such resignation ~~by an Administrative Agent~~or removal hereunder shall also constitute ~~its~~the Administrative Agent’s resignation or removal as an Issuing Bank and Swingline Lender, in which case the resigning or removed Administrative Agent shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder, and shall maintain all of its rights as an Issuing Bank or Swingline Lender, as the case may be (as a Defaulting Lender, in the case of its removal pursuant to clause (b) above), with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation.  Upon any such removal, the Lead Borrower shall have the right to appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $200,000,000 with an office in New York, New York, or an Affiliate of any such commercial bank with an office in New York, New York. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Lead Borrower, to appoint a successor, which shall be a commercial bank having a combined capital and surplus of at least $200,000,000 with an office in New York, New York, or an Affiliate of any such commercial bank with an office in New York, New York; provided that, in the event that such successor or Administrative Agent appointed by the Required Lenders is not Morgan Stanley Senior Funding, Inc. or any of its Affiliates, and so long as no Event of Default shall have occurred and be continuing, the Lead Borrower shall have the right to approve such successor Administrative Agent (such approval not to be unreasonably withheld or delayed).  If, following the resignation of the Administrative Agent, no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that, in the event that such successor ~~or~~ Administrative Agent appointed by the resigning Administrative Agent is not Morgan Stanley Senior Funding, Inc. or any of its Affiliates, and so long as no Event of Default shall have occurred and be continuing, the Lead Borrower shall have the right to approve such successor Administrative Agent (such approval not to be unreasonably withheld or delayed).  Upon the ~~acceptance of its appointment as~~removal of the Administrative Agent ~~hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired)~~by the Lead Borrower as provided above, or upon the resignation effective date established in the Administrative Agent’s resignation notice and regardless of whether a successor Administrative Agent~~, and the~~ has been appointed and accepted such appointment, (i) the removed or retiring Administrative Agent’s resignation or removal shall nevertheless become effective and the removed or retiring Administrative Agent shall be discharged from its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Article) and (ii) except for amount owed or otherwise payable from time to time to the retiring Administrative Agent under the Loan Documents, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time as a successor Administrative Agent is appointed in accordance with the terms of this paragraph. The fees payable by ~~Parent~~Holdings or the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the removed, retiring or retired Administrative Agent.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan, any reimbursement obligation in respect of any LC Disbursement or any Cash Collateral Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (x) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, any reimbursement obligation in respect of any LC Disbursement, any Cash Collateral Obligation and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 2.11 and 9.3) allowed in such judicial proceeding; and (y) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.11 and 9.3.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Anything herein to the contrary notwithstanding, the Arrangers, the Syndication Agent and each Documentation Agent shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in their respective capacities, as applicable, as the Administrative Agent or a Lender hereunder.

The Lenders and each other Secured Party (by becoming a party hereto or otherwise obtaining the benefit of any Guaranty or any Collateral) irrevocably authorize and direct the Administrative Agent to act as agent with respect to the Collateral under each of the Collateral Documents and to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the other Secured Parties.  Each Lender and each other Secured party (by becoming a party hereto or otherwise obtaining the benefit of any Guaranty or any Collateral) agrees that any action taken by the Administrative Agent, any Issuing Bank or the Required Lenders (or, where required by the express terms hereof, a different proportion of the Lenders) in accordance with the provisions hereof and of the other Loan Documents and the exercise by the Administrative Agent, any Issuing Bank or the Required Lenders (or, where required by the express terms hereof, a different proportion of the Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and the other Secured Parties.  Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Secured Parties with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by Holdings or any of its Subsidiaries, (iii) act as agent for the Secured Parties for purposes stated therein to the extent such action is provided for under the Loan Documents; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents, and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent or any other Person with respect to the Collateral under the Loan Documents relating thereto, applicable law, or otherwise.

The Lenders and each other Secured Party (by becoming a party hereto or otherwise obtaining the benefit of any Guaranty or any Collateral) irrevocably authorize (i) any Guarantor to be released from its obligations under any Guaranty as contemplated by Section 9.17 and (ii) the Administrative Agent to acknowledge the release of such Guarantor from its obligations under such Guaranty and take any other actions in connection therewith, in each case in accordance with Section 9.17.  Upon request by the Administrative Agent at any time, the Required Lenders will reaffirm in writing the authorization granted in the immediately preceding sentence.

In addition, the Lenders and each other Secured Party (by becoming a party hereto or otherwise obtaining the benefit of any Guaranty or any Collateral) irrevocably agree that any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released or subordinated, as applicable, and hereby irrevocably authorize and direct the Administrative Agent to release or subordinate any such Lien, in each case as contemplated by Section 9.17, and to execute, deliver, and file all documents reasonably requested by the Lead Borrower in connection therewith.

ARTICLE IX

Miscellaneous

Section 9.1                                    Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone or electronic communications (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                                     if to ~~Parent~~Holdings and/or the Lead Borrower, to it, care of ~~Parent~~Holdings, at 4 Parkway North, Suite 400, Deerfield, IL 60015-2590 Attention:  Treasurer, Telephone: (847) 405-2400; Telecopier: (847) 405-2711; E-mail: dswenson@cfindustries.com;

(ii)                                  if to the Administrative Agent, to it at Morgan Stanley Agency Servicing, 1 New York Plaza, New York, New York, 10004, Attention: Agency Team, (Telecopy No. 212 507 6680); Email: msagency@morganstanley.com;

(iii)                               if to Morgan Stanley Bank, N.A., as an Issuing Bank, to it at Morgan Stanley Bank, N.A., 1300 Thames Street, Thames Street Wharf, 4th Floor, Baltimore, MD 21231, Attention: Letter of Credit Department (Telecopy No. 212 5075010); Email: msbloc@morganstanley.com;

(iv)                              if to the Swingline Lender, to it at Morgan Stanley Senior Funding, Inc., 1 New York Plaza, New York, New York, 10004, Attention: Agency Team, (Telecopy No. 212 507 6680); Email: msagency@morganstanley.com; and

(v)                                 if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent, ~~Parent~~Holdings or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)                                  Any party hereto may change its address, telecopy number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Each Borrower agrees that the Administrative Agent may make the Communications (as defined below) available to the Lenders by posting the Communications on IntraLinks or another similar electronic system (the “Platform”).  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications effected thereby (the “Communications”).  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) be responsible or liable for damages arising from the unauthorized use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Agent Party (as determined in a final, non-appealable judgment by a court of competent jurisdiction).

Section 9.2                                    Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the

Administrative Agent, the Swingline Lender, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom by any Loan Party party thereto shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender, the Swingline Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 None of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Borrower or the applicable Guarantor party to such Loan Document and the Required Lenders, or by each Borrower or the applicable Guarantor party to such Loan Document and the Administrative Agent with the consent of the Required Lenders (except that the Administrative Agent and each Borrower or the applicable Guarantor party to such Loan Document may enter into any amendment of any Loan Document in order to correct any obvious error or any immaterial technical error or omission therein without the consent of the Required Lenders); provided, however, that no such amendment, waiver or consent shall:

(i)                                     extend or increase the Commitment of any Lender without the written consent of such Lender,

(ii)                                  reduce the principal amount of any Loan of any Lender or any reimbursement obligation owed in respect of any LC Disbursement made by any Issuing Bank or reduce the rate of interest thereon, or reduce any fees payable to any Lender hereunder, without the written consent of such Lender,

(iii)                               postpone the scheduled date of payment of the principal amount of any Loan of any Lender or any reimbursement obligation owed in respect of any LC Disbursement made by any Issuing Bank, or any interest thereon, or any fees payable to any Lender hereunder, or reduce the amount of, waive or excuse any such payment to any Lender, or postpone the scheduled date of expiration of any Lender’s Commitment, without the written consent of such Lender; provided, however, that notwithstanding clause (ii) or (iii) of this Section 9.2(b), only the consent of the Required Lenders shall be necessary to waive any obligation of any Borrower to pay interest at the default rate set forth in Section 2.12(c),

(iv)                              change Section 2.17(b), Section 2.17(c) or any other Section hereof providing for the ratable treatment of the Lenders, in each case in a manner that would alter the pro rata sharing of payments required thereby, or change the definition of “Applicable Percentage”, in each case without the written consent of each Lender directly and adversely affected thereby (it being understood that an amendment shall not be deemed to change such provisions in such manner to the extent it effects a new Commitment of any Lender(s) or an increase in the Commitment of any Lender(s) or in the aggregate amount of the Commitments of any class, including for the purpose of effecting a Commitment Increase or Incremental Facilities in the manner contemplated by Section 2.19 or Section 2.20 and the extension of the Maturity Date as contemplated by Section 2.21,

(v)                                 release (w) the Company from Guaranteeing the Obligations of any other Borrower, (x) the Dutch Borrower from Guaranteeing the Obligations of any other Borrower, (y) Holdings from Guaranteeing the Obligations or (z) all or substantially all of the Guaranties, in each case without the written consent of each Lender, except as expressly provided in each Guaranty and except to the extent the release of any Guarantor is permitted pursuant to Article VIII or Section 9.17 (in which case such release is automatic),

(vi)                              change any of the provisions of this Section 9.2 or the percentage referred to in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, (A) solely with the consent of the parties described by Section 2.20 to be parties to an Incremental Amendment, Lenders of Incremental Facilities and (B) solely with the consent of the parties described by Section 2.21 to be parties to an amendment described in Section 2.21(f), Lenders agreeing to a Maturity Date Extension Request, in each case may be included in the determination of Required Lenders on substantially the same basis as the Lenders of Commitments, Revolving Loans and Incremental Facilities at such time),

(vii)                           waive any condition set forth in (w) Section 4.1 (other than as it relates to the payment of fees and expenses of counsel), (x) in the case of any Loans made on the Third Restatement Effective Date, Section 4.2 (y) Section 4.3 or (z) Section 4.4, in each case, without the written consent of each Lender, or

(viii)                        change the definition of “Alternative Currency” or “Designated Borrower Jurisdiction”, in each case, without the written consent of each Lender.

Notwithstanding anything to the contrary herein:

(u)                                 no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be;

(v)                                 no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that:

(1)                                 the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and

(2)                                 any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender,

(w)                               this Agreement may be amended to provide for a Commitment Increase or Incremental Facilities in the manner contemplated by Section 2.19 or Section 2.20, the extension of the Maturity Date as contemplated by Section 2.21 and as otherwise specified in any other provision of this Agreement, subject in each case only to the consent of the parties described in such provision as being required for such amendment to become effective;

(x)                                 the provisions of Section 2.19 requiring the Lead Borrower to offer a Commitment Increase to the Lenders prior to any other Person may be amended or waived with the consent of the Required Lenders; and

(y)                                 each Lender hereby irrevocably authorizes and directs the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement or any other Loan Document as the Administrative Agent reasonably deems appropriate in order to correct any errors or omissions, if the Administrative Agent and the Lead Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents.

Section 9.3                                    Expenses; Indemnity; Damage Waiver.  (a)  Each Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates, including, without limitation, the reasonable and documented fees, disbursements and other charges of one firm of counsel for the Administrative Agent and the Arrangers, taken as a whole, and, if reasonably necessary, one local counsel to the Administrative Agent and the Arrangers, taken as a whole, in each appropriate jurisdiction and, solely in the case of a conflict of interest, one additional counsel to the affected Persons, taken as a whole, in each case, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement, any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Swingline Lender, any Issuing Bank and the Lenders, including, without limitation, the reasonable and documented fees, disbursements and other charges of one firm of counsel for the Administrative Agent and all the Lenders, taken as a whole, and, if reasonably required, one local counsel to all such Persons as necessary in each appropriate jurisdiction and, solely in the case of a conflict of interest, one additional counsel for the affected Persons, taken as a whole, in each case, in connection with the enforcement of the Loan Documents, including its rights under this Section 9.3, or in connection with the Loans made or Letters of Credit issued hereunder, including all reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 Each Borrower agrees, on a joint and several basis, to indemnify the Administrative Agent, each Arranger, each Issuing Bank, the Swingline Lender and each Lender,

and their respective Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities arising out of or relating to any investigation, litigation or proceeding against any Indemnitee by any third party or by any Borrower or any other Loan Party related to (i) the execution or delivery of this Agreement or any other Loan Document, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, or (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), in each case regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or any Borrower or any Affiliate of any Borrower), including the reasonable and documented legal or other out-of-pocket expenses, fees, charges and disbursements of one counsel for any Indemnitee in connection with the investigation or defense thereof; provided that such indemnity shall not, as to any Indemnitee, be available (v) with respect to Indemnified Taxes or Other Taxes that are indemnifiable under Section 2.16, (w) with respect to Excluded Taxes, (x) to the extent that such losses, claims, damages and liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) if arising from a material breach by such Indemnitee or one of its Affiliates of its express obligations under this Agreement or any other Loan Document (as determined by a court of competent jurisdiction by final and non-appealable judgment) or (z) if arising from any dispute between and among Indemnitees that does not involve an act or omission by ~~Parent~~Holdings or any of its Subsidiaries (as determined by a court of competent jurisdiction by final and non-appealable judgment) other than any proceeding against the Administrative Agent, any Arranger, any Issuing Bank or the Swingline Lender in their respective capacities.  This Section 9.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages or liabilities arising from any non-Tax claim.

(c)                                  To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section 9.3, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that such Borrower’s failure to pay any such amount shall not relieve such Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

(d)                                 Without limiting in any way the indemnification obligations of any Borrower pursuant to Section 9.3(b) or of the Lenders pursuant to Section 9.3(c), to the extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any Indemnitee or any Borrower or any of its Subsidiaries, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this clause (d) shall relieve any

Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e)                                  All amounts due under this Section 9.3 shall be payable promptly after written demand therefor.

Section 9.4                                    Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder (except pursuant to a transaction permitted by Section 6.3) without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.4.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.4) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)                               the Lead Borrower, provided that no consent of the Lead Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default listed in any of paragraphs (a), (b), (h) or (i) of Article VII has occurred and is continuing, any other assignee and provided further that the Lead Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B)                               each Issuing Bank, with respect to the Revolving Loans and Commitments;

(C)                               the Swingline Lender, with respect to the Revolving Loans and Commitments; and

(D)                               the Administrative Agent.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or a greater amount that is an integral multiple of $1,000,000) unless each of the Lead Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Lead Borrower shall be required if an Event of Default has occurred and is continuing;

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect to one Class of Commitments or Loans;

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee may be waived by the Administrative Agent in its sole discretion); provided that no such processing and recordation fee shall be payable in connection with an assignment by or to Goldman Sachs Bank USA or any Affiliate thereof;

(D)                               the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers and their Related Parties or their respective securities~~, and the Acquired Business and their respective securities~~) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E)                                no such assignment shall be made to (i) any Loan Party nor any Affiliate of a Loan Party or (ii) any Defaulting Lender or any of its subsidiaries, or any Person, who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii); and

(F)                                 in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Lead Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

For the purposes of this Section 9.4, the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)                               Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.4, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 9.3); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.4.

(iv)                              The Administrative Agent, acting for this purpose as a nonfiduciary agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each

Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements (and any stated interest thereon) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive (absent manifest error), and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Lead Borrower and the Administrative Agent and its Affiliates and, as to entries pertaining to it, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  The Loans (including principal and interest) are registered obligations and the right, title, and interest of any Lender or its assigns in and to such Loans shall be transferable only upon notation of such transfer in the Register.

(v)                                 Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.4 and any written consent to such assignment required by paragraph (b) of this Section 9.4, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.6(b), Section 2.17(d) or Section 9.3(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)                              At the time of each assignment pursuant to this Section 9.4 to a Person that is not already a Lender hereunder, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Lead Borrower the appropriate IRS forms, certificates and other information described in Section 2.16.  To the extent that an assignment of all or any portion of a Lender’s Loans or Commitments and related outstanding Obligations pursuant to this Agreement would, at the time of such assignment, result in increased costs under Sections 2.14, 2.15 or 2.16 from those being charged by the respective assigning Lender prior to such assignment, then no Borrower shall be obligated to pay such increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c)                                  (i) Any Lender may, without the consent of the Lead Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (but not to ~~Parent~~Holdings or any Subsidiary thereof or any natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this

Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant.  Subject to paragraph (c)(iii) of this Section 9.4, each Borrower agrees that each Participant shall be entitled to the benefits of Section 2.14, Section 2.15 and Section 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.4; provided that such Participant shall not be entitled to receive any greater payment under Section 2.14, Section 2.15 or Section 2.16 with respect to any participation, than its participating Lender would have been entitled to receive.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(ii)                                  Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or other obligations under this Agreement) except to the Borrowers as provided in Section 9.4(c)(i) and to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining any Participant Register.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(iii)                               A Participant shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  A Participant that would be a Foreign Lender or a Lender that is incorporated in a jurisdiction other than that in which the relevant Borrower is incorporated if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(f) ~~and Section 2.16(g)~~ as though it were a Lender.

(d)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.4 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.5                                    Survival.  All covenants, agreements, representations and warranties made by ~~Parent~~Holdings or any Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Section 2.14, Section 2.15, Section 2.16 and Section 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments, the resignation of the Administrative Agent, the replacement of any Lender, or the termination of this Agreement or any provision hereof.

Section 9.6                                    Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.7                                    Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 9.7, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief

Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.8                                    Right of Setoff.  If an Event of Default shall have occurred and be continuing, the Administrative Agent, each Issuing Bank, the Swingline Lender and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other obligations at any time owing by the Administrative Agent, such Issuing Bank, the Swingline Lender or such Lender (or any branch or agencies thereof, wherever located) to or for the credit or the account of any Loan Party against any of and all the Obligations of the Loan Parties now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of the Administrative Agent, each Issuing Bank, the Swingline Lender and each Lender under this Section 9.8 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.  Each Lender, the Swingline Lender and each Issuing Bank agrees to notify the Lead Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.9                                    Governing Law; Jurisdiction; Consent to Service of Process.  (a)  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)                                 Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and/or any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any Loan Document shall affect any right that the Administrative Agent, any Issuing Bank, the Swingline Lender, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto or its properties in the courts of any jurisdiction.

(c)                                  Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document in any court referred to in paragraph (b) of this Section 9.9.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.  ~~The Dutch Borrower and each~~Each Designated Borrower that is a Foreign Subsidiary of ~~Parent~~Holdings agrees that the failure by Holdings or any other duly appointed agent for service of process to notify ~~the Dutch Borrower or~~ such Designated Borrower~~, as the case may be,~~ of such process will not invalidate the proceedings concerned.

Section 9.10                             WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY APPLICABLE LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11                             Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12                             Confidentiality.  (a)  Subject to the provisions of clause (b) of this Section 9.12, each of the Administrative Agent, each Issuing Bank, the Swingline Lender, and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will agree to keep such Information confidential in accordance with this Section 9.12) who are directly involved in the Transactions on a confidential and need-to-know basis, (ii) as may be compelled in a judicial or administrative proceeding or as otherwise required by law or requested by any Governmental Authority having jurisdiction over such Administrative Agent, Issuing Bank, the Swingline Lender, or Lender, as applicable, or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, (x) promptly notify the Lead Borrower in advance of such disclosure, to the extent permitted by law and (y) so furnish only that portion of such Information which the applicable Person is legally required to disclose), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Administrative Agent, Issuing Bank, the Swingline Lender, or Lender, as applicable, shall (x) promptly notify the Lead Borrower in advance of such disclosure and the opportunity to obtain a protective order in respect thereof if no conflict exists with such Person’s governmental, regulatory or legal requirements to the extent permitted by law and (y) so furnish only that portion of such Information which the applicable Person is legally required to disclose), (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as, and no less restrictive than, those of this Section 9.12, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (vii) with the prior written consent of the Lead Borrower or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.12 or by the respective Lender or agent (y) becomes available to the Administrative Agent, any Issuing Bank, the Swingline Lender, or any Lender on a nonconfidential basis from a source other than any Loan Party that is not, to the knowledge of such Administrative Agent, Issuing Bank, Swingline Lender or Lender, subject to confidentiality obligations to any Loan Party.  For the purposes of this Section 9.12, “Information” means all information received from any Loan Party or any of its Subsidiaries or Excluded Subsidiaries relating to any Loan Party or any of its Subsidiaries or Excluded Subsidiaries or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank, the Swingline Lender, or any Lender on a nonconfidential basis prior to disclosure by such Loan Party from a source other than a Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)                                 Each of ~~Parent~~Holdings and the Borrowers hereby acknowledges and agrees that each Lender may share with any of its Affiliates, and such Affiliates may share with such Lender, any Information related to ~~Parent~~Holdings or any of its Subsidiaries (including, without limitation, any non-public customer Information regarding the creditworthiness of ~~Parent~~Holdings and its Subsidiaries), provided that such Persons shall be subject to the provisions of this Section 9.12 to the same extent as such Lender.

(c)                                  EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING ~~PARENT~~HOLDINGS, THE BORROWERS AND THEIR RESPECTIVE SUBSIDIARIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(d)                                 ALL INFORMATION AS DEFINED IN SECTION 9.12(a), INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ~~PARENT~~HOLDINGS, ANY BORROWER, ANY OF THEIR RESPECTIVE SUBSIDIARIES OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RESPECTIVE SUBSIDIARIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO ~~PARENT~~HOLDINGS, EACH BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 9.13                             Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any LC Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or LC Disbursement or participation therein under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or LC Disbursement or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or LC Disbursement or participation therein but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or LC Disbursements or participations therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Overnight Rate to the date of repayment, shall have been received by such Lender.

Section 9.14                             No Advisory or Fiduciary Responsibility.  In connection with all aspects of each Transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of ~~Parent~~Holdings and the Borrowers acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, each Arranger, the Syndication Agent, each Documentation Agent, each Issuing Bank, the Swingline Lender and the Lenders are arm’s-length commercial transactions between ~~Parent~~Holdings and the Borrowers, on the one hand, and the Administrative Agent, each Arranger, the Syndication Agent, each Documentation Agent, each Issuing Bank, the Swingline Lender and the Lenders, on the other hand, (B) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the Transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, each Arranger, the Syndication Agent, each Documentation Agent, each Issuing Bank, the Swingline Lender and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for ~~Parent~~Holdings or any of its Subsidiaries, or

any other Person in connection with the Loan Documents and (B) neither the Administrative Agent, any Arranger, the Syndication Agent, any Documentation Agent, any Issuing Bank, the Swingline Lender nor any Lender has any obligation to ~~Parent~~Holdings or any Borrower with respect to the Transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Arranger, the Syndication Agent, each Documentation Agent, each Issuing Bank, the Swingline Lender and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of ~~Parent~~Holdings and the Borrowers, and neither the Administrative Agent, any Arranger, the Syndication Agent, any Documentation Agent, any Issuing Bank, the Swingline Lender nor any Lender has any obligation to disclose any of such interests to ~~Parent~~Holdings or any Borrower.

Section 9.15                             Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Loan Document, Assignment and Assumption or in any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.16                             USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA ~~Patriot~~PATRIOT Act hereby notifies each Borrower that pursuant to the requirements of the USA ~~Patriot~~PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower and each Guarantor, which information includes the name and address of each Borrower and each Guarantor and other information that will allow such Lender to identify each Borrower in accordance with the USA ~~Patriot~~PATRIOT Act.

Section 9.17                             Release of Guarantors and Collateral.  (a)  If (~~a~~i) in compliance with the terms and provisions of this Agreement, all or substantially all of the ~~equity interests~~Equity Interests of any Guarantor (other than ~~Parent,~~ Holdings ~~(but only if Holdings directly or indirectly owns equity interests in a Borrower)~~ and each of the Borrowers (unless~~, in the case of the Company prior to the Darwin Acquisition Closing Date,~~ a successor assumes the obligations of such Borrower in a transaction permitted under Section 6.3)) are sold, transferred or otherwise disposed of to a Person or Persons other than ~~Parent~~Holdings or its Subsidiaries (so that such Guarantor is no longer a “Subsidiary”), (~~b~~ii) a Guarantor (other than ~~Parent and each of the Borrowers) (x~~Holdings, any Borrower, Enterprises or Sales) ceases to be (or substantially simultaneously with its release as a Guarantor will cease to be, including as a result of such Subsidiary ceasing to be a Borrower hereunder) a guarantor of any Indebtedness for borrowed money (other than Permitted Indebtedness~~) of Parent, Holdings or the Company~~ and Indebtedness permitted under Section 6.5 (excluding clauses (h), (i), (j) and (l))) of Holdings, the Lead Borrower and/or any other Loan Party in an aggregate principal amount in excess of $~~500,000,000 and (y) is not (or substantially simultaneously with its release as a Guarantor will cease to be, including as a result of such Subsidiary ceasing to be a Borrower hereunder) a borrower under, an issuer of or a guarantor of (A) the Bridge Credit Agreement, (B) any~~

~~Contemplated Debt Securities or the Specified Private Placement or (C) the Existing CF Notes or (c~~150,000,000, (iii) a Guarantor becomes an Exempt Subsidiary, ~~then such~~or (iv) as expressly provided in any Guaranty or Guaranty Joinder Agreement, then, in the case of clauses (i) through (iv), such Guarantor may, and in the discretion of the Lead Borrower upon notice in writing to the Administrative Agent specifying the reason for such release shall, be released from its Guaranty and all of its obligations under the Guaranty Agreement and the other Loan Documents to which it is a party (including its obligations to pledge and grant any Collateral owned by it pursuant to the Collateral Documents) and any pledge of the Equity Interests in such Guarantor and the Collateral owned by such Guarantor, in each case pursuant to the Collateral Documents, shall be automatically released, and thereafter such Person shall no longer constitute a Guarantor (or a grantor or pledgor) under the Loan Documents.  Neither (x) Holdings nor (y) except to the extent provided in clause (i) of this Section 9.17(a) or in Section 9.17(b), any Borrower, Enterprises or Sales, shall be released from its obligations under any Loan Document except upon termination of the Commitments and payment in full of all Obligations (other than Secured Swap Obligations, Secured Bilateral LC Obligations, indemnities and other contingent obligations with respect to which no claim for reimbursement has been made and Letters of Credit that have been cash collateralized pursuant to arrangements mutually agreed between the applicable Issuing Bank and the Lead Borrower or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank).

(b)                                 Notwithstanding anything to the contrary in any Loan Document, if (i) a Subsidiary ~~becomes~~is a Guarantor solely as a result of its designation as a Designated Borrower hereunder (and would not otherwise be required to be a Guarantor pursuant to Section 5.9(a)), and (ii) such designation as a Designated Borrower is ~~subsequently~~ terminated in accordance with the terms of this Agreement, then on and after the date that such Subsidiary ceases to be a Borrower hereunder, such Guarantor may, and in the discretion of the Lead Borrower upon notice in writing to the Administrative Agent specifying the reason for such release shall, be released from all of its obligations under this Agreement and the other Loan Documents to which it is a party (including its obligations to pledge and grant any Collateral owned by it pursuant to the Collateral Documents) and any pledge of the Equity Interests in such Guarantor and the Collateral owned by such Guarantor, in each case pursuant to the Collateral Documents, shall be automatically released, and thereafter such Person shall no longer constitute a Guarantor (or a grantor or pledgor) under the Loan Documents, so long as such Guarantor is released from its obligations as a borrower under, an issuer of, or a guarantor of each item of Indebtedness described in clause (~~b~~ii) of Section 9.17(a) above substantially simultaneously with its release as a Guarantor.

(c)                                  Notwithstanding anything to the contrary in any Loan Document, ~~if (i) in accordance with the Agreed Guarantee Principles, a Subsidiary (whether or not it is a Guarantor) would not be required to be or become a Guarantor, but such Subsidiary is or is required to become a Guarantor solely as a result of the proviso to clause (c) of the definition of “Exempt Subsidiaries” and (ii) the proviso to clause (c) of the definition of “Exempt Subsidiaries” ceases to apply to such Subsidiary (x) prior to or substantially concurrently with the release of such Guarantor from its Guaranty or (y) prior to the time that such Subsidiary would be required to become a Guarantor under Section 5.9, then such Subsidiary may, and in the discretion~~the Collateral and any other collateral security for the Obligations shall be released from any security interest or Lien created by the Loan Documents automatically (i) upon termination of the

Commitments and payment in full of all Obligations (other than Secured Swap Obligations, Secured Bilateral LC Obligations, indemnities and other contingent obligations with respect to which no claim for reimbursement has been made and Letters of Credit that have been cash collateralized pursuant to arrangements mutually agreed between the applicable Issuing Bank and the Lead Borrower or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank), (ii) upon the Disposition of such Collateral to any Person other than a Loan Party pursuant to a transaction not restricted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited hereby) (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) upon commencement of a Covenant Suspension Period or the designation of any Subsidiary as an Exempt Subsidiary, to the extent that any Liens on such property securing any Indebtedness described in Section 6.5(h) are released substantially concurrently therewith (or at such later time as such Liens securing such Indebtedness are released), (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (except in the case of a release of all or substantially all of the Collateral (other than in connection with a transaction not restricted by Sections 6.3 or 6.7), which release shall require the written consent of all Lenders), (v) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to this Section 9.17, or (vi) as expressly provided in any Collateral Document; and, subject to Section 9.17(d), the Administrative Agent shall then deliver to the Loan Parties all Collateral and any other collateral held under the Loan Documents and related documents in the custody or possession of such Person and, if reasonably requested by any Loan Party, shall execute and deliver (to the extent applicable) to such Loan Party for filing in each office in which any financing statement relative to such collateral, or any part thereof, shall have been filed, a termination statement under the Uniform Commercial Code or like statute in any other jurisdiction releasing or evidencing the release of the Administrative Agent’s interest therein, and such other documents and instruments as any Loan Party may reasonably request at the cost and expense of the Borrowers.  In addition, subject to Section 9.17(d) and notwithstanding anything to the contrary in any Loan Document, upon the request of the Lead Borrower ~~upon notice in writing~~and pursuant to documentation reasonably acceptable to the Administrative Agent ~~specifying the reason for the same shall, be released from (1) the requirement to provide a Guaranty and (2) its Guaranty and all of its obligations under the Guaranty Agreement and the other Loan Documents to which it is a party, and thereafter such Person shall no longer constitute a Guarantor under the Loan Documents.~~, the Administrative Agent may subordinate its Lien on any Collateral to the holder of any Lien on such Collateral that is permitted under Section 6.2 (other than clause (cc), (dd) or (ee) thereof).  Notwithstanding anything in any Loan Document to the contrary, on, or no later than ten (10) Business Days after, the most recent Covenant Suspension Date, to the extent that any Liens on such property securing any Indebtedness described in Section 6.5(h) are released substantially concurrently therewith, the Administrative Agent shall file or cause to be filed all Mortgage releases with respect to each Mortgaged Property and otherwise provide written evidence to the Lead Borrower of the release of each Mortgage and the suspension of the terms of Section 5.5(d).  The Administrative Agent shall not be liable for any action taken by it at the reasonable request of a Loan Party pursuant to this Section 9.17(c).

(d)                                 At the request of the Lead Borrower, the Administrative Agent shall, at the Lead Borrower’s expense, execute such additional documents as are necessary to acknowledge any such release or subordination, as applicable, in accordance with this Section 9.17 and in accordance with the applicable Guaranty or Collateral Document, so long as the Lead Borrower shall have provided the Administrative Agent a certificate, signed by a Responsible Officer of the Lead Borrower, certifying as to satisfaction of the applicable requirements set forth ~~above~~in this Section 9.17 and the release or subordination, as applicable, of such ~~Guarantor’s~~ Guaranty or Collateral in compliance with this Agreement and the applicable ~~Guaranty~~Loan Document.

Section 9.18                             Judgment Currency.

(a)                                 The obligations of the Loan Parties hereunder and under the other Loan Documents to make payments in the applicable Alternative Currency (pursuant to such obligation, the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the applicable Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents.  If, for the purpose of obtaining or enforcing judgment against any Borrower or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Dollar Equivalent or Alternative Currency Equivalent (as applicable), and in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)                                 If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. If any amount paid to the Administrative Agent or the applicable Lender under this Section 9.18 is greater than the amount originally due under this Section 9.18, the Administrative Agent or the applicable Lenders, as applicable, shall return the excess amount to such Loan Party (or to the Person legally entitled thereto).

(c)                                  For purposes of determining the Dollar Equivalent or Alternative Currency Equivalent or any other rate of exchange for this Section 9.18, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

Section 9.19                             Effect of the Amendment and Restatement of the Second Amended and Restated Credit Agreement.(a)   Upon the occurrence of the Third Restatement Effective Date, (i) the Second Amended and Restated Credit Agreement shall be amended and restated in its entirety by this Agreement, (ii) each of the commitments of the Existing Lenders under the Second Amended and Restated Credit Agreement shall be terminated and, to the extent that such Existing Lenders constitute Lenders hereunder, shall be replaced with their respective Commitments hereunder, (iii) concurrently with the application of funds contemplated by clause (iv) below, the principal amount of all loans then outstanding under the Second Amended and Restated Credit Agreement (the “Existing Loans”) shall be deemed to have been repaid in full and Loans in an aggregate principal amount equal to the aggregate principal amount of the Existing Loans shall be deemed to have been made by the Lenders in accordance with their Applicable Percentage, except that the interest periods and, if applicable, Eurocurrency Rate applicable to such Loans shall be the same as those applicable to such Existing Loans and shall not be reset upon such deemed borrowing, (iv) each Lender that, as a result of the application of the foregoing clause (iii), shall be deemed to hold Loans in an amount greater than the amount of Existing Loans held by it immediately prior to the Third Restatement Effective Date shall fund an amount equal to such excess to the Administrative Agent in accordance with the provisions of this Agreement, and the Administrative Agent shall, and is hereby directed by the ~~Company~~Lead Borrower to, make such transfers of such funds to such other Lenders or Existing Lenders or otherwise as shall be necessary to effectuate the provisions of this Section 9.19(a), (v) any ~~then existing~~then-existing LC Exposure (as defined in the Second Amended and Restated Credit Agreement) of the Existing Lenders under the Second Amended and Restated Credit Agreement shall be deemed to have been reallocated as LC Exposure (as defined in this Agreement) among the Lenders hereunder in accordance with their Applicable Percentages and (vi) all accrued and unpaid interest and fees (including Commitment Fees (under and as defined in the Second Amended and Restated Credit Agreement), letter of credit fees and facing fees) and other amounts owing under the Second Amended and Restated Credit Agreement (except the principal amount of the loans thereunder and to the extent letters of credit thereunder are converted to Letters of Credit hereunder in accordance with Section 2.5(l)) shall have been repaid by the borrower under the Second Amended and Restated Credit Agreement, whether or not such interest, fees or other amounts are actually due and payable at such time pursuant to the Second Amended and Restated Credit Agreement.  The parties hereto acknowledge and agree that, except as otherwise expressly provided herein, this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation of the Obligations under the Second Amended and Restated Credit Agreement or the other Loan Documents as in effect prior to the Third Restatement Effective Date and which remain outstanding as of the Third Restatement Effective Date.

(b)                                 This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the other Loan Documents remain in full force and effect.

(c)                                  For purposes of determining withholding Taxes imposed under FATCA, from and after the Third Restatement Effective Date, each Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this

Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

~~Section 9.20   Guarantee Limitations.  Notwithstanding any other provision of this Agreement or any other Loan Document, any guarantee, indemnity or other obligation (including any joint and several liability for the Obligations) of any Guarantor that is a Foreign Subsidiary contained in this Agreement or in any other Loan Document shall not apply to the extent that it, and such Person shall not be liable thereunder to the extent that, if it were so liable its entry into such arrangement, would violate:~~

~~(a) or constitute unlawful financial assistance within the meaning of, section 2:98c of the Dutch Civil Code (Burgerlijk Wetboek) or sections 678 or 679 of the UK Companies Act 2006; or~~

~~(b) its corporate interest,~~

~~or any equivalent and applicable provisions under the laws of the jurisdiction in which such Guarantor is incorporated or established.~~

Section 9.20                             Intercreditor Agreement.  The Lenders hereby authorize the Administrative Agent to enter into the Intercreditor Agreement and any other intercreditor agreement or arrangement permitted under this Agreement and the Lenders acknowledge that any such intercreditor agreement shall be binding upon the Lenders.  Notwithstanding anything herein to the contrary, (i) the Liens granted to the Administrative Agent pursuant to the Collateral Documents are expressly subject to the Intercreditor Agreement (if in effect) and any other intercreditor agreement entered into pursuant hereto and (ii) the exercise of any right or remedy by the Administrative Agent hereunder or under the Intercreditor Agreement (if in effect) and any other intercreditor agreement entered into pursuant hereto is subject to the limitations and provisions of the Intercreditor Agreement (if in effect) and any other intercreditor agreement entered into pursuant hereto.  In the event of any conflict between the terms of the Intercreditor Agreement (if in effect) or any other such intercreditor agreement and the terms of this Agreement, the terms of the Intercreditor Agreement (if in effect) or such other intercreditor agreement, as applicable, shall govern.

Section 9.21                             Secured Swap Agreements; Secured Bilateral LC Facilities.  No Hedge Bank or Bilateral LC Provider that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document (including any amendment or waiver) or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Section 9.21 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, any Secured Swap Obligations or any Secured Bilateral LC Obligations unless the Administrative Agent has received written notice of such Secured Swap Obligations or such Secured Bilateral LC Obligations, as the case may be, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank or the applicable Bilateral LC Provider.

Section 9.22                             Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Remainder of page intentionally left blank.]

Schedule 1.1

Certain Mortgaged Properties

Terminal Name	Address (If Available)	City	County	State	Tax Pin
Garner	2445 Welch Avenue	Garner	Hancock	Iowa	822401000
Spencer	3425 180th Avenue	Spencer/Riverton	Clay	Iowa	160 000 000963708200007 00
Albany	22101 River Road North	Albany/Cordova	Whiteside	Illinois	13300011
Cowden		Cowden	Shelby	Illinois	0524-10-00-300-003
0524-10-00-400-004
0524-10-00-400-007
0524-10-00-400-009
0524-10-00-400-012
0524-11-00-300-005
0524-11-00-300-010
0524-14-00-100-001
Kingston Mines	Pearl Street	Kingston Mines	Peoria	Illinois	19-26-200-010
19-26-426-001
19-26-428-002
19-26-429-001
19-26-429-002
19-26-429-003
19-26-432-001
19-26-432-002
19-26-432-003
19-26-432-004
19-26-432-005
19-26-451-001
19-26-476-001
Peru		Peru	LaSalle	Illinois	17-18-427-000
17-19-200-000
Frankfort	6446 West State Road 28	Frankfort	Clinton	Indiana	12-09-10-400-003.000-020
12-09-10-400-004.000-020
12-09-15-201-001.000-020
12-09-15-201-002.001-020
12-09-15-201-005.000-020

					12-214-03001-00-20
Huntington	574 East Hosler Road	Huntington	Huntington	Indiana	35-06-07-400-011.500-018
					35-06-07-400-011.600-018
					35-118-00055-00
Mt. Vernon	1500 Old Highway 69	Mt. Vernon	Posey	Indiana	65-15-18-300-009.000-017
					65-16-13-400-011.000-017
Terra Haute	North US Highway 41	Rosedale	Vigo	Indiana	84-00-00-282-356.000-013
					84-02-12-100-009.000-013
					84-02-12-100-010.000-013
					84-02-12-300-002.000-013
					84-02-12-300-004.000-013
					84-02-12-400-001.000-013
Glenwood	19369 195th Avenue	Glenwood	Pope	Minnesota	09-0382-001
Pine Bend	13024, 13040 Pine Bend Trail	Rosemount	Dakota	Minnesota	340170062010
					340170070010
					340170091010
					340200005013
					340210005011
Palmyra		Palmyra	Marion	Missouri	008.02.03.0.00.003.000
					008.02.10.0.00.002.000
Grand Forks	4975 N Washington Street	Grand Forks	Grand Forks	North Dakota	13-2002-00006-000
Velva		Velva	McHenry	North Dakota	07-0000-01165-003
					07-0000-01167-000
					07-0000-01178-005
Aurora		Aurora	Hamilton	Nebraska	410029203
Ritzville	2082, 2088 N CFI Lane	Ritzville	Adams	Washington	2036130330768
					2036130440001
					2036240200001
					2036240220768
					2037180300001
					7212454832036

Schedule 2.1

Commitments

Lender	Commitment		Applicable LC Fronting Sublimit
Morgan Stanley Bank, N.A.	$	~~142,500,000.00~~71,250,000.00	$20,833,333.34
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$	~~142,500,000.00~~71,250,000.00	$20,833,333.33
Bank of Montreal	$	~~112,500,000.00~~56,250,000.00	$20,833,333.33
Goldman Sachs Bank USA	$	~~112,500,000.00~~56,250,000.00	$20,833,333.34
Royal Bank of Canada	$	~~112,500,000.00~~56,250,000.00	$20,833,333.33
Wells Fargo Bank, National Association	$	~~112,500,000.00~~56,250,000.00	$20,833,333.33
The Bank of Nova Scotia	$	~~90,000,000.00~~45,000,000.00	N/A
Canadian Imperial Bank of Commerce, New York Branch	$	~~90,000,000.00~~45,000,000.00	N/A
Citibank, N.A.	$	~~90,000,000.00~~45,000,000.00	N/A
PNC Bank, National Association	$	~~90,000,000.00~~45,000,000.00	N/A
SunTrust Bank	$	~~90,000,000.00~~45,000,000.00	N/A
U.S. Bank National Association	$	~~90,000,000.00~~45,000,000.00	N/A
Bank of America, N.A.	$	~~75,000,000.00~~37,500,000.00	N/A
Crédit Agricole Corporate and Investment Bank	$	~~75,000,000.00~~37,500,000.00	N/A
Commerzbank AG, New York Branch	$	~~75,000,000.00~~37,500,000.00	N/A
Total	$	~~1,500,000,000.00~~750,000,000.00	$125,000,000.00

Schedule 2.5

Existing Letters of Credit

Letter of Credit Number	Issuer	Beneficiary	Amount		Issuance Date	Expiry Date
2011070603	Morgan Stanley Bank, N.A.	UMWA 1992 Benefit Plan	$	~~1,058,148.00~~934,554.00	~~April 22~~June 7, ~~2013~~2016	July 6, ~~2016~~2017
2011070604	Morgan Stanley Bank, N.A.	Old Republic Insurance Company	$	~~3,862,317.00~~4,417,948.00	~~April 22~~July 19, ~~2013~~2016	July 6, ~~2016~~2017

~~Schedule 2.16(g)~~

~~UK Treaty Lenders and UK Non-Bank Lenders~~

~~UK Treaty Lenders wishing the DTTP Scheme to apply to this Agreement:~~

~~Name of UK Treaty Lender~~	~~DTTP Scheme reference number~~	~~Jurisdiction of tax residence~~
~~Morgan Stanley Bank, N.A.~~	~~13/M/307216/DTTP~~	~~United States~~
~~The Bank of Tokyo-Mitsubishi UFJ, Ltd.~~	~~43/B/322072/DTTP~~	~~Japan~~
~~Goldman Sachs Bank USA~~	~~13/G/351779/DTTP~~	~~United States~~
~~Wells Fargo Bank, National Association~~	~~13/W/61173/DTTP~~	~~United States~~
~~The Bank of Nova Scotia~~	~~003/T/0366714/DTTP~~	~~Canada~~
~~Citibank, N.A.~~	~~13/C/62301/DTTP~~	~~United States~~
~~PNC Bank, National Association~~	~~13/P/63904/DTTP~~	~~United States~~
~~SunTrust Bank~~	~~13/S/67712/DTTP~~	~~United States~~
~~U.S. Bank National Association~~	~~13/U/62184/DTTP~~	~~United States~~
~~Bank of America, N.A.~~	~~13/B/7418/DTTP~~	~~United States~~
~~Crédit Agricole Corporate and Investment Bank~~	~~5/C/222082/DTTP~~	~~France~~
~~Commerzbank AG, New York Branch~~	~~7/C/25382/DTTP~~	~~Germany~~

~~Lenders designated as UK Non-Bank Lenders:~~

~~None~~

Schedule 2.17

Administrative Agent’s Office

Dollars

Morgan Stanley Senior Funding, Inc.

1585 Broadway

New York, New York 10036

Euro

Morgan Stanley Senior Funding, Inc.

1585 Broadway

New York, New York 10036

Sterling

Morgan Stanley Senior Funding, Inc.

1585 Broadway

New York, New York 10036

Schedule 3.12 (a)

Subsidiaries

Name of Company	Jurisdiction	Percentage Held (Directly or Indirectly) by Holdings
Canadian Fertilizers Limited	Canada	100
CF Chemicals Ltd.	Alberta, Canada	100
CF Global Holding Company Inc.	Delaware	100
CF Industries (Barbados) SRL	Barbados	100
CF Industries Canada Investment ULC	Alberta, Canada	100
CF Industries Enterprises, Inc.	Delaware	100
CF Industries International Holdings Luxembourg S.à r.l.	Luxembourg	100
CF Industries ~~International~~Employee Services ~~Corporation~~LLC	~~Iowa~~Delaware	100
CF Industries Luxembourg S.à r.l.	Luxembourg	100
CF Industries Nitrogen, LLC	Delaware	~~100~~88.6(1)
CF Industries Peru S.A.C.	Lima, Peru	100
CF Industries Properties LLC	Delaware	100
CF Industries Sales, LLC	Delaware	100
CF Industries (UK) Limited	UK	100
CF Industries, Inc.	Delaware	100
~~CF Nitrogen, Inc.~~	~~Delaware~~	~~100~~
CF Nitrogen Trinidad Limited	Trinidad and Tobago	100
CF Partners (Canada) LP	Alberta, Canada	100
~~CFI Trinidad Limited~~	~~Trinidad and Tobago~~	~~100~~
CFK Holdings, Inc.	Delaware	100
~~Farmers Chemical Association, Inc.~~	~~Tennessee~~	~~100~~
~~GrowHow~~CF Fertilisers UK Group Limited	UK	100
~~GrowHow~~CF Fertilisers UK Limited	UK	100
~~Inspiration Coal Inc.~~	~~Delaware~~	~~100~~
~~Inspiration Consolidated Copper Company~~	~~Maine~~	~~100~~
~~Inspiration Development Company~~	~~Delaware~~	~~100~~
~~Inspiration Gold Incorporated~~	~~Delaware~~	~~100~~
~~Phosacid Service & Supply, Inc.~~	~~Delaware~~	~~100~~

(1)  Percentage for CF Industries Nitrogen, LLC reflects relative allocation of CF Industries Sales, LLC’s capital account at time of formation (February 1, 2016). Members’ capital accounts will fluctuate based on allocations of gains and losses and distributions.

Terra Environmental Technologies LLC	Delaware	100
Terra International (Canada) Inc.	Canada	100
Terra International (Oklahoma) ~~Inc.~~LLC	Delaware	~~100~~88.6
~~Terra Investment Fund II LLC~~	~~Oklahoma~~	~~100~~
~~Terra Investment Fund LLC~~	~~Oklahoma~~	~~100~~
Terra LP Holdings LLC	Delaware	100
Terra Nitrogen Company, L.P.	Delaware	75.321
Terra Nitrogen GP Inc.	Delaware	100
Terra Nitrogen, Limited Partnership	Delaware	75.568

~~Schedule 3.12 (b)~~

~~Inactive Subsidiaries~~

~~CF Nitrogen, Inc.~~

~~CFI Trinidad Limited~~

~~Farmers Chemical Association, Inc~~

~~Illinois Wisconsin~~

~~Inspiration Coal Inc.~~

~~Inspiration Consolidated Copper Company~~

~~Inspiration Development Company~~

~~Inspiration Gold Incorporated~~

~~Phosacid Service & Supply, Inc.~~

~~Terra Real Estate Corporation~~

~~Central Farmers Fertilizer Company (non-profit entity)~~

~~Big Bend Transfer Company, LLC~~

~~Beaumont Methanol, LP~~

~~Inspiration Development Corporation~~

~~Topaz Mountain Joint Venture~~

~~Hudson Holdings Corporation~~

~~152640 Canada Inc.~~

~~Hudson Bay Mining and Smelting Co., Limited~~

~~Cohan Mines Limited~~

~~Tornew Mines Limited~~

~~Churchill River Power Company Limited~~

~~Northern Power Limited~~

~~Hudson Bay Exploration and~~

~~Development Company Limited~~

~~Hudson Bay Metal Sales Limited~~

~~Hudson Bay Gold Inc.~~

~~Mingold Resources Inc.~~

~~Hudson Bay Metals Limited~~

~~A.M. Daniel Coal Co., Inc.~~

~~Ashland Mining Corporation~~

~~Bailey Mining Company, Incorporated~~

~~Briarwood Mining Inc.~~

~~Harman Mining Corporation~~

~~Majestic Collieries Company~~

~~Mountain Minerals, Inc.~~

~~Plateau Fuels, Inc.~~

~~Poplar Creek Development Company~~

~~Hurricane Mineral Corporation~~

~~Southern Floyd Coal, Inc.~~

~~Southern Kentucky Energy Co.~~

~~Sovereign Pocahontas Company~~

~~Wheelwright Mining, Inc.~~

~~Sovereign Coal Corporation~~

~~Hurricane Coal Co., Inc.~~

~~Sarah Coal Company, Inc.~~

~~Widows-Grove Coal Company, Inc.~~

~~Inspiration Export, Inc.~~

~~Black Pine Mining Company~~

~~Western Gold Exploration and Mining Company, Limited Partnership~~

~~WestGold Holding, Inc.~~

~~Yuba WestGold, Inc.~~

~~WestGold Placer, Inc.~~

~~Yuba Placer Gold Company~~

~~Northern Marine Finance, Inc.~~

~~No. 136 Sail View Ventures Ltd~~

~~Shamrock Resources Inc.~~

~~Shamrock Resources U.S., Inc.~~

~~Coastech Research Inc.~~

~~Inspiration Resources Marketing Corporation~~

~~Sovereign Coal Sales, Inc.~~

~~Inspiration Resources Trading Corporation~~

~~Hochschild Partners (Partnership)~~

~~ADI Distributors, Inc.~~

~~Farm TABS, Ltd.~~

~~Farmbelt Chemicals, Inc.~~

~~Farmers Agricultural Credit Corporation~~

~~Grand Forks Seed Co.~~

~~Hawkeye Fertilizer Corp.~~

~~Northern Agricultural Credit Corporation~~

~~Riverside/Terra Corporation~~

~~Georgia Agricultural and Industrial Warehouse, Inc.~~

~~Terra Chemicals Exploration, Inc.~~

~~Terra Oklahoma Holdings, Inc.~~

~~Bison Nitrogen Products Co.(Partnership)~~

~~Oklahoma Nitrogen Co. (Partnership)~~

~~Terra Rain Corporation~~

~~Terra Seed Company~~

~~Inspiration Nitrogen Corporation~~

~~Terra Nitrogen, Inc.~~

~~Bison Nitrogen Products Co. (Partnership)~~

~~Oklahoma Nitrogen Co. (Partnership)~~

~~Riverside Chemical Company~~

~~Riverside Chemical Company~~

~~Riverside Chemical Company~~

~~Terra Chemicals International, Inc.~~

~~Terra Eastern Corporation~~

~~Terra Western Corporation~~

~~Inspiration Leasing Inc.~~

~~Flemtex Properties Corp.~~

~~ILI Caverns Inc.~~

~~ILI Clay Inc.~~

~~ILI Leasing Aircraft Inc.~~

~~ILI Leasing Corp.~~

~~ILI Lone Star, Inc.~~

~~ILI Railcar Inc.~~

~~Way Hawthorne Properties Corp.~~

~~Way Modesto Properties Corp.~~

~~LTM, Incorporated~~

~~Rogue Aggregates, Inc.~~

~~El Rancho Rock & Sand, Inc.~~

~~W.B.R., Inc.~~

~~Western Gold Exploration and Mining Company, Limited Partnership, by Inspiration Gold Inc., as General Partner, and FMC Minerals Corp.d/b/a Austin Gold Venture (JV)~~

~~Western Gold Exploration and Mining Company, Limited Partnership, by Inspiration Gold Inc., as General Partner, and FMC Minerals Corp. d/b/a Austin Gold Venture (JV)~~

~~Western Gold Exploration and Mining Company, Limited Partnership, by Inspiration Gold Inc., as General Partner, and Sea-Tech Diving and Construction (JV)~~

~~Western Gold Exploration and Mining Company, Limited Partnership, by Inspiration Gold Inc., as General Partner, and Berglynn Resources (USA) Incorporated Madison County, Montana (JV)~~

~~Western Gold Exploration and Mining Company, Limited Partnership, by Inspiration Gold Inc., as General Partner, and Lacana (JV)~~

~~Terra Nitrogen, Inc. and Woodward Chemicals Corp. (JV)~~

~~Hudson Bay Exploration and Development Company Limited/Manitoba Mineral Resources Limited, Big (JV)~~

~~Hudson Bay Exploration and Development Company Limited/Manitoba Mineral Resources Limited Gun (JV)~~

~~Hudson Bay Exploration and Development Company Limited/Manitoba Mineral Resources Limited, Hap (JV)~~

~~Ag Analytical Services~~

~~T-Land Corp.~~

~~Terra Illinois~~

~~Terra International, Inc. (Illinois)~~

~~Agricultural Minerals & Chemicals, Inc.~~

~~AMCI Acquisition Corporation~~

~~Anderson Oil & Ag Service, Inc. — Bill’s Oil & Ag Service, Inc.~~

~~B & I Limited Partnership~~

~~Banner Peak Services, Inc.~~

~~Chickasaw Milling Company~~

~~Eller Fertilizer Services, Inc.~~

~~Farley Gold, Inc.~~

~~(Farm) Plateau Fuels, Inc.~~

~~Hunt Seed Co.~~

~~Inspiration Holdings, Inc.~~

~~Inspiration Mines, Inc.~~

~~Inspiration Mining Group, Inc.~~

~~Lynn Seeds, Inc.~~

~~Madison Oil & Gas~~

~~Madison Resources, Inc.~~

~~Terra Fertilizers, Inc. of Iowa (Formerly ME-JON, Inc.)~~

~~Northern Marine Charter, Inc.~~

~~Peak Holdings, Inc.~~

~~Sands Oil Company~~

~~Soland Acquisition~~

~~Terra Capital Funding, Inc.~~

~~Terra Funding Corporation~~

~~Terra Phosphates, Inc.~~

~~WestGold Limited Partnership~~

~~Yuba American Gold, Inc.~~

~~Yuba American Gold, Ltd~~

~~Yuba Natural Resources, Inc.~~

~~Terra V.I. Holdings, Inc.~~

~~First UAN Trinidad Limited~~

Schedule 6.2

Existing Liens

Debtor	Secured Party	Jurisdiction	File Number/ Date Filed	Type of UCC	Description of Collateral

Debtor	Secured Party	Jurisdiction	File Number/ Date Filed	Type of UCC	Description of Collateral
CF Industries, Inc.	Fifth Third Equipment Finance Company	Delaware Secretary of State	2012 3778737 10-1-12	UCC-1

(1) 73 Pocket Covered Hopper Railcars bearing Reporting Marks: JTSX 2463, JTSX 487519; JTSX 2464; JTSX 2465;JTSX 2466; JTSX 2467; JTSX 2468; JTSX 2469; JTSX 2470; JTSX 2471; JTSX 53014; JTSX 63610 JTSX 65256; JTSX 190758; JTSX 487100; JTSX 487372; JTSX 487374; JTSX
487375; JTSX 487379; JTSX 487381; JTSX 487390; JTSX 487392; JTSX 487395; JTSX 487398; JTSX 487399; JTSX 487402; JTSX 487421; JTSX 487426; JTSX 487427; JTSX 487440; JTSX 487446; JTSX 487447; JTSX 487457; JTSX 487470; JTSX 487481; JTSX 487487; JTSX 487510; JTSX 487516; JTSX 487525; JTSX 487526; JTSX 487530; JTSX 487536; JTSX 487541; JTSX 487543; JTSX 487544; JTSX 487611; JTSX 487639; JTSX 487920; JTSX 487958; JTSX 487963; JTSX 488140; JTSX 488376; JTSX 488425; JTSX 488479; JTSX 488483; JTSX 488549; JTSX 488562; JTSX 488614; JTSX 488620; JTSX 488642; JTSX 488655; JTSX 488698; JTSX 488735; JTSX 488344; JTSX 488345; JTSX 488352; JTSX 488531; JTSX 490019; JTSX 490025; JTSX 490361; JTSX 810001; JTSX 810169; and JTSX 810196; and general intangibles relating thereto, (2) additions, attachments, accessories and accessions thereto whether or not furnished by the Supplier of such Equipment; (3) all subleases (including the right to receive any payment thereunder and the right to make any election or determination or give any consent or waiver thereunder), chattel paper, accounts, security deposits and bills of sale relating thereto; (4) any and all substitutions, replacements ~~or exchanges for any such Equipment; and (5) any and all~~ or exchanges for any such Equipment; and (5) any and all products and proceeds of any collateral hereunder (including all insurance and requisition proceeds and all other payments of any kind with respect to the equipment and other collateral).

Debtor	Secured Party	Jurisdiction	File Number/ Date Filed	Type of UCC	Description of Collateral
CF Industries Nitrogen, LLC	Caterpillar Financial Services Corporation	Delaware Secretary of State	2013 ~~3966034~~33966034 ~~10-9-2013~~10-9-13	UCC-1	One Caterpillar 924K Wheel Loader, S/N: PWR02014; and substitutions, replacements, additions and accessions thereto, now owned or hereafter acquired and proceeds thereof.
CF Industries Nitrogen, LLC	Deere Credit, Inc.	Delaware Secretary of State	2014 1332790 ~~4-4-2014~~4-4-14	UCC-1

Two leased John Deere 550 XUV550 4x4 Mid-Duty Gators, S/N: 030493 & 030503; together with (1) all attachments, accessories and components, repairs and improvements; (2) all accounts, general intangibles, contract rights and chattel paper relating thereto; and (3) all proceeds, thereto including, without limitation, insurance, sale, lease and rental proceeds, and proceeds of proceeds.

CF Industries Nitrogen, LLC	Deere Credit, Inc.	Delaware Secretary of State	2014 2963791 ~~7-25-2014~~7-25-14	UCC-1

One leased John Deere 550 XUV550 4x4 Mid-Duty Gator, S/N: 031919; together with (1) all attachments, accessories and components, repairs and improvements; (2) all accounts, general intangibles, contract rights and chattel paper relating thereto; and (3) all proceeds thereto including, without limitation, insurance, sale, lease and rental proceeds, and proceeds of proceeds.

CF Industries Nitrogen, LLC	Air Liquide Industrial US LP	Delaware Secretary of State	2014 3680188 ~~9-15-2014~~9-15-14	UCC-1	One Vessel-TW, SN: 2215586; one VAP-Thermax, S/N: F~~9108-5-2~~9108- 5-2; one Final Line- Eleet, S/N: 6048; Telemetry — Dataonline, S/N: FF7B2BD0.

Debtor	Secured Party	Jurisdiction	File Number/ Date Filed	Type of UCC	Description of Collateral
CF Industries Nitrogen, LLC	Deere Credit, Inc.	Delaware Secretary of State	2015 0534783 ~~2-6-2015~~2-6-15	UCC-1

One leased John Deere 544K Loader with electrical corrosion package, S/N: 666968; together with (1) all attachments, accessories and components, repairs and improvements; (2) all accounts, general intangibles, contract rights and chattel paper relating thereto; and (3) all proceeds, thereto including, without limitation, insurance, sale, lease and rental proceeds, and proceeds of proceeds.

Terra International Inc.	Air Liquide Industrial US LP	Delaware Secretary of State	5190637 0 6-17-05	UCC-1	Two Vertical Gallon Vessels
	Air Liquide Industrial US LP	Delaware Secretary of State	2010 1679855 5-13-10	UCC-3 Continuation
	Air Liquide Industrial US LP	Delaware Secretary of State	2015 0856897 3-2-15	UCC-3 Continuation
	Air Liquide Industrial US LP	Delaware Secretary of State	2016 4652598 8-1-16	UCC-3 Amendment

Intellectual Property Liens

•                  A Lien in favor of Harris Trust and Savings Bank pursuant to (a) the Trademark Security Agreement dated 4/19/2000 and recorded with the United States Patent and Trademark Office on 5/15/2000 at Reel/Frame No. 2082/0349, (b) the Patent Security Agreement dated 4/19/2000 and recorded with the United States Patent and Trademark Office on 5/8/2000 at Reel/Frame No. 10795/0763 and (c) the Patent Collateral Agreement dated 3/25/2002 and recorded with the United States Patent and Trademark Office on 4/9/2002 at Reel/Frame No. 12775/0158

•                  A Lien in favor of Citicorp North America, Inc. pursuant to (a) the Grant of Security Interest in Trademark Rights dated 12/21/2004 and recorded with the United States Patent and Trademark Office on 2/11/2005 at Reel/Frame No. 3027/0710 and (b) the Grant of Security Interest in Patent Rights dated 12/21/2004 and recorded with the United States Patent and Trademark Office on 2/11/2005 at Reel/Frame No. 15667/0936

•                  A Lien in favor of Citibank, N.A. pursuant to the Trademark Security Agreement dated 4/7/2000 and recorded with the United States Patent and Trademark Office on 5/18/2000 at Reel/Frame No. 2080/0461

•                  A Lien in favor of Citicorp USA Inc. pursuant to the Trademark Security Agreement dated 10/10/2001 and recorded with the United States Patent and Trademark Office on 10/15/2001 at Reel/Frame No. 2382/0352

•                  A Lien in favor of U.S. Bank National Association dated 05/21/2003 and recorded with the United States Patent and Trademark Office on 06/11/2003 at Reel/Frame No. 2758/0796

Posted Cash Collateral

Ace USA - $1,104,529

Shullsburg Mine Trust (Inspiration Development Corporation) - $500,000

Utica Insurance (related to Harmon Mining) - $334,500

Hartford Insurance (primary casualty insurance)- $3,033,000

Mechanics and Workmen’s Liens

Claimant	Debtor	Amount	File Number/ Date Filed	Date Filed	Jurisdiction
Gregg Industrial Insulators, Inc.	CF Industries Nitrogen, LLC	$3,578,086	009077391	September 29, 2016	Ascension Parish, LA
Lauren Engineers & Constructors, Inc.	CF Industries Nitrogen, LLC	$6.570,050.59	00906452	September 16, 2016	Ascension Parish, LA
Lauren Engineers & Constructors, Inc.	CF Industries Nitrogen, LLC	$3,622,765.10	00906453	September 16, 2016	Ascension Parish, LA
Industrial Supply, Inc.	CF Industries Nitrogen, LLC	$46,852.51	00907686	October 3, 2016	Ascension Parish, LA
Brock Services, LLC	CF Industries Nitrogen, LLC	$8,021,748.60	00906942	September 22, 2016	Ascension Parish, LA
Apache Industrial Services, LLC	CF Industries Nitrogen, LLC	$959,372.92	00906917	September 22, 2016	Ascension Parish,. LA
Universal Plant Services, Inc.	CF Industries Nitrogen, LLC	$809,348.75	00909001	October 20, 2016	Ascension Parish, LA
Blind Specialists, LLC	CF Industries Nitrogen, LLC	$192,527.38	00909237	October 20, 2016	Ascension Parish, LA

Schedule 6.5

Existing Indebtedness

1. Indebtedness listed on Schedule 6.8.

2. Indebtedness incurred under that certain Reimbursement Agreement, dated July 17, 2013, between CF Industries, Inc. and Bank of Nova Scotia in connection with that certain Irrevocable Standby Letter of Credit Number OSB12987NYA in an amount of 2,820,000.00 USD.

3. Off-Balance Sheet Arrangements

We have operating leases for certain property and equipment under various noncancelable agreements, the most significant of which are rail car leases and barge tow charters for the transportation of fertilizer. The rail car leases currently have minimum terms ranging from one to eleven years and the barge charter commitments currently have terms ranging from two to seven years. We also have terminal and warehouse storage agreements for our distribution system, some of which contain minimum throughput requirements. The storage agreements contain minimum terms ranging from one to five years and commonly contain automatic annual renewal provisions thereafter unless canceled by either party. See Note 23—Leases in the notes to our consolidated financial statements appearing in our 2015 Annual Report on Form 10-K filed with the SEC on February 25, 2016 for additional information concerning leases.

We do not have any other off-balance sheet arrangements that have or are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Schedule 6.8

Existing Investments

1.              An intercompany loan from CF Industries Enterprises, Inc. to Holdings in an aggregate principal amount of 867,285,801 USD as of October 26, 2016.

2.              An intercompany loan from the Lead Borrower to CF Industries Enterprises, Inc. in an aggregate principal amount of 863,211,396 USD as of October 26, 2016.

3.              An intercompany loan from CF Partners (Canada) LP to Terra International (Canada) Inc. in an aggregate principal amount of 591,792,000 CAD as of October 26, 2016.

4.              An intercompany loan from CF Chemicals Limited to Canadian Fertilizers Limited in an aggregate principal amount of 12,000,000 CAD as of October 26, 2016.

5.              An intercompany loan from Terra International (Canada) Inc. to the Lead Borrower in an aggregate principal amount of 326,881,169 GBP as of October 26, 2016.

6.              An intercompany loan from the Lead Borrower to CF Industries (UK) Limited in an aggregate principal amount of 326,881,169 GBP as of October 26, 2016.

7.              An intercompany loan from Terra International (Canada) Inc. to CF Industries Enterprises, Inc. in an aggregate principal amount of 56,727,489 CAD as of October 26, 2016.

8.              An intercompany loan from CF Industries Enterprises Inc. to CF Industries Employee Services, LLC in an aggregate principal amount of 22,700,000 USD as of October 26, 2016.

9.              An intercompany loan from the Lead Borrower to CF Industries Properties, LLC in an aggregate principal amount of 600,000 USD as of October 26, 2016.

10.       An intercompany loan from CF Industries Enterprises, Inc. to CF Industries Luxembourg S.a.r.l. in an aggregate principal amount of 100,000 USD as of October 26, 2016.

11.       An intercompany loan from CF Industries Enterprises, Inc. to CF Industries International Holdings Luxembourg S.a.r.l. in an aggregate principal amount of 100,000 USD as of October 26, 2016.

12.       An intercompany loan from Terra International (Canada) Inc. to CF Industries International Holdings Luxembourg S.a.r.l in an aggregate principal amount of 200,000 USD as of October 26, 2016.

13.       An intercompany loan from Terra International (Canada) Inc. to CF Industries Luxembourg S.a.r.l. in an aggregate principal amount of 100,000 USD as of October 26, 2016.

14.       An intercompany balance owed to CF Industries Enterprises, Inc. from CF Industries (Barbados) SRL in an aggregate principal amount of 1,090.01 USD as of September 30, 2016.

15.       An intercompany balance owed to CF Industries Enterprises, Inc. from CF Nitrogen Trinidad Limited in an aggregate principal amount of 50,070 USD as of September 30, 2016.

16.       An intercompany balance owed to CF Industries Enterprises, Inc. from CF Industries Luxembourg S.a.r.l. in an aggregate principal amount of 30,455.52 USD as of September 30, 2016.

17.       An intercompany balance owed to CF Industries Enterprises, Inc. from CF Industries Luxembourg S.a.r.l. in an aggregate principal amount of 30,455.52 USD as of September 30, 2016.

18.       An intercompany balance owed to CF Chemicals Limited from the Lead Borrower in an aggregate principal amount of 210,838.08 USD as of September 30, 2016.

19.       An intercompany balance owed to the Lead Borrower from CF Nitrogen Trinidad Limited in an aggregate principal amount of 5,313.03 USD as of September 30, 2016.

20.       An intercompany balance owed to CF Industries Enterprises, Inc. from Inspiration Coal Inc. in an aggregate principal amount of 27,143,321.26 USD as of September 30, 2016.

21.       An intercompany balance owed to CF Industries Enterprises, Inc. from Inspiration Development Company in an aggregate principal amount of 6,926,211.83 USD as of September 30, 2016.

22.       An intercompany balance owed to CF Industries Enterprises, Inc. from Inspiration Gold Incorporated in an aggregate principal amount of 19,961,123.05 USD as of September 30, 2016.

23.       An intercompany balance owed to Inspiration Consolidated Copper Company from CF Industries Enterprises, Inc. in an aggregate principal amount of 92,460,404.11 USD as of September 30, 2016.

24.       An intercompany balance owed to CF Industries Enterprises, Inc. from Terra Nitrogen Limited Partnership in an aggregate principal amount of 8,583,183.53 USD as of September 30, 2016.

25.       An intercompany balance owed to CF Industries Enterprises, Inc. from Terra Investment Fund II LLC in an aggregate principal amount of 9.97 USD as of September 30, 2016.

26.       An intercompany balance owed to Terra Investment Fund LLC. from CF Industries Enterprises, Inc. in an aggregate principal amount of 16,656.04 USD as of September 30, 2016.

27.       An intercompany balance owed to the Lead Borrower from CF Nitrogen Inc. in an aggregate principal amount of 362,452.87 USD as of September 30, 2016.

28.       An intercompany balance owed to the Lead Borrower from PhosAcid Service & Supply, Inc. in an aggregate principal amount of 2,183,246.67 USD as of September 30, 2016.

29.       An intercompany balance owed to the Lead Borrower from CF Industries Peru SAC in an aggregate principal amount of 15,135.15 USD as of September 30, 2016.

EXHIBIT A

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Third Amended and Restated Revolving Credit Agreement identified below (as amended, restated, amended and restated, supplemented, extended and/or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.              Assignor:

[Assignor [is][is not] a Defaulting Lender]

2.              Assignee:

[and is an Affiliate of [identify Lender]]

3.              Lead Borrower:                                                                                   ~~[~~CF Industries, Inc.~~] (1)~~
~~[Darwin Holdings Limited](2)~~

~~(1)                                 For assignments prior to the Darwin Acquisition Closing Date.~~

~~(2)                                 For assignments on or after the Darwin Acquisition Closing Date.~~

4.              Administrative Agent:                                                 Morgan Stanley Senior Funding, Inc., as administrative agent under the Credit Agreement

5.              Credit Agreement:                                                                     Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015 and as amended, restated, supplemented or otherwise modified from time to time, among CF Industries Holdings, Inc., as Holdings, ~~prior to the Darwin Acquisition Closing Date,~~ CF Industries, Inc., as the ~~Company, on and after the Darwin Acquisition Closing Date, Darwin Holdings Limited, as the UK~~Lead Borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, the Issuing Banks from time to time party thereto and the other parties from time to time party thereto.

6.              Assigned Interest:

Aggregate Amount of Commitments/Loans for all Lenders	Amount of Commitments/Loans Assigned	Percentage Assigned of Commitments/Loans~~(3)~~(1)
$	$		%

Effective Date:               , 20   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR],

By:
Name:
Title:

~~(3)~~(1)                  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

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ASSIGNEE

[NAME OF ASSIGNEE],

By:
Name:
Title:

Consented to and Accepted:

MORGAN STANLEY SENIOR FUNDING, INC., AS ADMINISTRATIVE AGENT,

By:
Name:
Title:

[Consented to:

CF INDUSTRIES, INC.,
as the Lead Borrower

By:
Name:
Title:]~~(4)~~(2)

[Consented to:

~~[DARWIN HOLDINGS LIMITED,]~~
~~as the Lead Borrower~~

~~By:~~
~~Name:~~
~~Title:](5)~~

~~(4)~~(2)                  To be added only if the consent of the Lead Borrower is required by the terms of the Credit Agreement ~~and the Darwin Acquisition Closing Date has not occurred~~.

~~(5)                                 To be added only if the consent of the Lead Borrower is required by the terms of the Credit Agreement and the Darwin Acquisition Closing Date has occurred.~~

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~~[Consented to:~~

[ISSUING BANKS],

By:
Name:
Title:]~~(6)~~(3)

[Consented to:

[SWINGLINE LENDER],

By:
Name:
Title:]~~(7)~~(4)

~~(6)~~(3)                  To be added only if the consent of the Issuing Banks is required by the terms of the Credit Agreement.

~~(7)~~(4)                  To be added only if the consent of the Swingline Lender is required by the terms of the Credit Agreement.

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ANNEX I

~~[DARWIN HOLDINGS LIMITED] [~~CF INDUSTRIES, INC.~~]~~ THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

Standard Terms and Conditions for
Assignment and Assumption

1.                                                                                                              Representations and Warranties.

1.1                                                                                                                   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                                                                                                                Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received and/or had the opportunity to review a copy of the Credit Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to Section 5.1(a) and 5.1(b) thereof, as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) agrees that it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) appoints and authorizes each of the Administrative Agent and the Syndication Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to or otherwise conferred upon the Administrative Agent or the Syndication Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

~~2.                                                                                      Tax.~~

~~[2.1                           The Assignee confirms, without liability to any Borrower, that it is:~~

~~(a)                                 [a UK Qualifying Lender (other than a UK Treaty Lender);]~~

~~(b)                                 [a UK Treaty Lender;]~~

~~(c)                                  [not a UK Qualifying Lender.]](8)~~

~~[2.2                           The Assignee confirms that the person beneficially entitled to interest payable to such Assignee in respect of an advance under a Loan Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.](9)~~

~~[2.3                           The Assignee confirms that it holds a passport under the HM Revenue & Customs DT Treaty Passport scheme (reference number [   ]) and is tax resident in [       ].](10)~~

~~3~~2.                                                                                                       Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

~~4~~3.                                                                                                       Effect of Assignment.  Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

~~(8)                                 Delete as applicable.~~

~~(9)                                 Include if Assignee is a UK Non-Bank Lender, i.e. if Assignee falls within paragraph (b) of the definition of UK Qualifying Lender.~~

~~(10)                          Include if Assignee holds a passport under the UK DTTP Scheme and wishes that scheme to apply to the Agreement.  Insert DTTP Scheme reference number and Assignee’s jurisdiction of tax residence.~~

2

~~5~~4.                                                                                                       General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other means of electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3

EXHIBIT B

FORM OF

BORROWING REQUEST

Morgan Stanley Senior Funding, Inc.,

as Administrative Agent

Morgan Stanley Agency Servicing

1 New York Plaza

New York, New York, 10004

Attention: Agency Team

Telecopy: (212) 507-6680

Email: msagency@morganstanley.com

[Date]

Ladies and Gentlemen:

The undersigned, ~~[~~CF Industries, Inc.~~] [Darwin Holdings Limited] (1)~~ (the “Lead Borrower”), refers to the Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015, among CF Industries Holdings, Inc., as Holdings, ~~prior to the Darwin Acquisition Closing Date,~~ CF Industries, Inc., as the ~~Company, on and after the Darwin Acquisition Closing Date, Darwin Holdings Limited, as the UK~~Lead Borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent for the Lenders (the “Administrative Agent”), the Issuing Banks from time to time party thereto and the other parties from time to time party thereto (as the same may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined) and hereby gives you notice, irrevocably, pursuant to Section 2.3 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”), as required by Section 2.3 of the Credit Agreement:

(i)                                     The aggregate principal amount of the Proposed Borrowing is [$][C$][€][£][                  ].~~(2)~~(1)

(ii)                                  The Borrower of the Proposed Borrowing is [                   ].

(iii)                               The Business Day of the Proposed Borrowing is [          , 20  ].~~(3)~~(2)

~~(1)                                 Select the first option if the Proposed Borrowing is to be made  prior to the Darwin Acquisition Closing Date and the second option if the Proposed Borrowing is to be made on or after the Darwin Acquisition Closing Date.~~

~~(2)~~(1)                  Such amount to be stated in dollars in the case of ABR Loans or in dollars or the applicable Alternative Currency in the case of Eurocurrency Loans.

(iv)                              The Proposed Borrowing is to consist of [ABR Loans][Eurocurrency Loans].

[(v)                             The initial Interest Period for each Eurocurrency Loan made as part of the Proposed Borrowing is [one/two/three/six months][insert period less than one month or greater than six months]~~(4)~~(3).]

[(vi)                          The currency of the Proposed Borrowing is [                   ].]~~(5)~~(4)

(vii)                           Funds for the Proposed Borrowing should be disbursed as follows:

Account Name:	[ ]
Bank Name:	[ ]
Bank Location:	[ ]
ABA No.:	[ ]
Account Number:	[ ]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)                               the representations and warranties set forth in the Credit Agreement and in the other Loan Documents (other than, during a Covenant Suspension Period, (x) those set forth in the Collateral Documents and (y) those set forth in the Credit Agreement and in the other Loan Documents that are not required to be made during a Covenant Suspension Period) are and will be true and correct in all material respects, on and as of the date of the Proposed Borrowing, except that (i) to the extent that any such representation or warranty is stated to relate solely to an earlier date, it was true and correct in all material respects as of such earlier date and (ii) any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is and will be true and correct in all respects; and

(B)                               at the time of and immediately after giving effect to the Proposed Borrowing, no Default or Event of Default has occurred and is continuing~~.~~ (other than,

~~(3)                                 Shall be~~(2)                                      For any Borrowing other than an ABR Borrowing on the Amendment No. 3 Closing Date (which may be made upon same-day notice if telephonic notice of such ABR Borrowing is delivered by 9:00 a.m. (New York City time) on the Amendment No. 3 Closing Date), the Business Day of the Proposed Borrowing shall be a Business Day at least one Business Day in the case of ABR Loans (or same day notice in the case of Swingline Loans), at least three Business Days in the case of Eurocurrency Loans denominated in dollars and at least three Business Days in the case of Eurocurrency Loans denominated in an Alternative Currency, in each case, after the date ~~hereof~~of an executed Borrowing Request; provided that any such notice shall be deemed to have been given on a certain day only if telephonic notice was given before 12:00 noon (New York City time) in the case of ABR Loans, before 11:00 a.m. (New York City time) in the case of Eurocurrency Loans denominated in dollars or Canadian Dollars or before 8:00 a.m. (New York City time) in the case of Eurocurrency Loans denominated in Euro or Sterling, on such day.

~~(4)~~(3)                  To be included for a Proposed Borrowing of Eurocurrency Loans. Interest Periods of greater than six months or less than one month only available with the consent of each Lender.

~~(5)~~(4)                  To be included for a Proposed Borrowing of Eurocurrency Loans. Specify dollars, Canadian Dollars, Euro or Sterling, as applicable.

2

during a Covenant Suspension Period, (x) Defaults or Events of Default arising from the Collateral Documents and (y) Defaults or Events of Default set forth in the Credit Agreement and in the other Loan Documents that do not apply during a Covenant Suspension Period).

[Signature Page Follows]

3

The Lead Borrower has caused this Borrowing Request to be executed and delivered by its duly authorized officer as of the date first written above.

Very truly yours,

~~[~~CF INDUSTRIES, INC.,
as the Lead Borrower

By:
Name:
~~Title:]~~

~~[[DARWIN HOLDINGS LIMITED,]~~
~~as the Lead Borrower~~

~~By:~~
~~Name:~~
Title:~~]~~

4

EXHIBIT C

FORM OF

INTEREST ELECTION REQUEST

Morgan Stanley Senior Funding, Inc.,

as Administrative Agent

Morgan Stanley Agency Servicing

1 New York Plaza

New York, New York 10004

Attention: Agency Team

Telecopy: (212) 507-6680

Email: msagency@morganstanley.com

[Date]

Ladies and Gentlemen:

The undersigned, ~~[~~CF Industries, Inc.~~] [Darwin Holdings Limited] (1)~~ (the “Lead Borrower”), refers to the Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015, among CF Industries Holdings, Inc., as Holdings, ~~prior to the Darwin Acquisition Closing Date,~~ CF Industries, Inc., as the ~~Company, on and after the Darwin Acquisition Closing Date, Darwin Holdings Limited, as the UK~~Lead Borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent for the Lenders (the “Administrative Agent”), the Issuing Banks from time to time party thereto and the other parties from time to time party thereto (as the same may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), and hereby gives you notice, irrevocably, pursuant to Section 2.7 of the Credit Agreement, that the undersigned hereby requests to [convert] [continue] the Borrowing of Loans referred to below, and in that connection sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section 2.7 of the Credit Agreement:

(i)                                     The Proposed [Conversion] [Continuation] relates to the Borrowing of Loans originally made on             , 20   (the “Outstanding Borrowing”) to [                   ] in the principal amount of [$][C$][€][£]           and currently maintained as a Borrowing of [ABR Loans] [Eurocurrency Loans with an Interest Period ending on             ,     ].

~~(1)                                 Select the first option if the Interest Election Request is being made prior to the Darwin Acquisition Closing Date and the second option if the Interest Election Request is being made on or after the Darwin Acquisition Closing Date.~~

(ii)                                  The Business Day of the Proposed [Conversion] [Continuation] is [            ,     ].~~(2)~~(1)

(iii)                               The Outstanding Borrowing shall be [continued as a Borrowing of Eurocurrency Loans with an Interest Period of       ] [converted into a Borrowing of [ABR Loans] [Eurocurrency Loans with an Interest Period of [one/two/three/six months][insert period less than one month or greater than six months]~~(3)~~(2)]].~~(4)~~(3)

[The undersigned hereby certifies that no Default or Event of Default has occurred and will be continuing on the date of the Proposed [Conversion] [Continuation] or will have occurred and be continuing on the date of the Proposed [Conversion] [Continuation]].~~(5)~~(4)

[Signature Page Follows]

~~(2)~~(1)                  Shall be a Business Day at least one Business Day in the case of ABR Loans, at least three Business Days in the case of Eurocurrency Loans denominated in dollars and at least three Business Days in the case of Eurocurrency Loans denominated in an Alternative Currency, in each case, after the date hereof, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 noon (New York City time) in the case of ABR Loans, before 11:00 a.m. (New York City time) in the case of Eurocurrency Loans denominated in dollars or Canadian Dollars or before 8:00 a.m. (New York City time) in the case of Eurocurrency Loans denominated in Euro or Sterling, on such day.

~~(3)~~(2)                  Interest Periods of nine, twelve or less than one month only available with the consent of each Lender.

~~(4)~~(3)                  In the event that either (x) only a portion of the Outstanding Borrowing is to be so converted or continued or (y) the Outstanding Borrowing is to be divided into separate Borrowings with different Interest Periods, the Lead Borrower should make appropriate modifications to this clause to reflect same.

~~(5)~~(4)      In the case of a Proposed Conversion or Continuation, insert this sentence only in the event that the conversion is from an ABR Loan to a Eurocurrency Loan or in the case of a continuation of a Eurocurrency Loan.

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The Lead Borrower has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.

Very truly yours,

~~[~~CF INDUSTRIES, INC.,
as the Lead Borrower

By:
Name:
~~Title:]~~

~~[[DARWIN HOLDINGS LIMITED,]~~
~~as the Lead Borrower~~

~~By:~~
~~Name:~~
Title:~~]~~

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EXHIBIT D

FORM OF

REVOLVING NOTE

New York, New York

[               ,      ]

FOR VALUE RECEIVED, [each of] ~~[~~CF INDUSTRIES, INC., a Delaware corporation~~][[DARWIN HOLDINGS LIMITED], a [type of entity] incorporated under the laws of England and Wales]~~ [and [name, type of entity and jurisdiction of Designated Borrower]] ([the “Borrower”][together, the “Borrowers”]), hereby promises [jointly and severally (except as provided under the other Loan Documents)] to pay to [                      ] or its registered assigns (the “Lender”), in dollars (in the case of the portion of the principal amount hereof attributable to Loans of the Lender denominated in dollars), Euros (in the case of the portion of the principal amount hereof attributable to Loans of the Lender denominated in Euros), Sterling (in the case of the portion of the principal amount hereof attributable to Loans of the Lender denominated in Sterling) and Canadian Dollars (in the case of the portion of the principal amount hereof attributable to Loans of the Lender denominated in Canadian Dollars), in Same Day Funds, at the office of MORGAN STANLEY SENIOR FUNDING, INC. (the “Administrative Agent”) located at 1 New York Plaza, New York, New York, 10004 on the Maturity Date the unpaid principal amount of all Revolving Loans made by the Lender to the Borrower[s] pursuant to the Credit Agreement, payable at such times, in such amounts and in such currencies as are specified in the Credit Agreement.

[The][Each] Borrower [jointly and severally (except as provided under the other Loan Documents)] promises to pay to the Lender interest on the unpaid principal amount of each Loan made by the Lender in like money at said office from the date such Loan is made until paid, at the rates and at the times provided in Section 2.12 of the Credit Agreement.

This Note is one of the Notes referred to in the Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015, among CF Industries Holdings, Inc., as Holdings, ~~prior to the Darwin Acquisition Closing Date,~~ CF Industries, Inc., as the ~~Company, on and after the Darwin Acquisition Closing Date, Darwin Holdings Limited, as the UK~~Lead Borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, the Issuing Banks from time to time party thereto and the other parties from time to time party thereto (as the same may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Credit Agreement”) and is entitled to the benefits thereof and of the other Loan Documents.  As provided in the Credit Agreement, this Note is subject to voluntary prepayment, in whole or in part, prior to the Maturity Date and the Loans may be converted from one Type into another Type to the extent provided in the Credit Agreement.  Terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

[The][Each] Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

~~[~~CF INDUSTRIES, INC.,
as ~~[~~the~~][a]~~ Lead Borrower

By:
Name:
Title:~~]~~

~~[[DARWIN HOLDINGS LIMITED],~~
~~as [the][a] Borrower~~

~~By:~~
~~Name:~~
~~Title:]~~

[[NAME OF DESIGNATED BORROWER],
as a Borrower

By:
Name:
Title:]

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EXHIBIT E

FORM OF

AMENDED AND RESTATED GUARANTY AGREEMENT

This Amended and Restated Guaranty Agreement, dated as of ~~September 18~~[    ], ~~2015~~2016 (as amended, modified, restated, amended and restated, and/or supplemented from time to time, this “Guaranty”), is made by and among CF Industries Holdings, Inc. (“Holdings”) ~~and~~, CF Industries, Inc. (the “~~Company”)~~Lead Borrower”) and each other entity identified as a “Guarantor” on the signature pages hereof (each, an “Initial Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 22 hereof, collectively, the “Guarantors”) in favor of Morgan Stanley Senior Funding, Inc., as administrative agent (together with any successor administrative agent, the “Administrative Agent”), for the benefit of the Creditors (as defined below).  Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, reference is made to (i) the Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015 (as amended, modified, restated, amended and restated, and/or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”), among Holdings, ~~prior to the Darwin Acquisition Closing Date, the Company, on and after the Darwin Acquisition Closing Date, Darwin Holdings Limited, a limited liability company incorporated under the laws of England and Wales with registered number 09713230 (as may be renamed in connection with the re-registration as a public company under the Companies Act 2006 of the United Kingdom on or prior to the Darwin Acquisition Closing Date in connection with the Acquisition Agreement Transactions) (the “UK~~the Lead Borrower~~”)~~, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto ~~(the “Lenders”)~~, the Administrative Agent, ~~Morgan Stanley Bank, N.A., Goldman Sachs Bank USA, Bank of Montreal, Royal Bank of Canada, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Wells Fargo Bank, National Association, as Issuing Banks,~~the issuing banks from time to time party thereto and the other parties from time to time party thereto, providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit, all as contemplated therein ~~(the Lenders, each Issuing Bank and~~and (ii) the Guaranty Agreement, dated as of September 18, 2015 (the “Existing Guaranty Agreement”), by the Company and Holdings in favor of the Administrative Agent ~~are herein called the “Creditors”)~~;

WHEREAS, Holdings, the Lead Borrower, the Administrative Agent, certain of the lenders party to the Existing Credit Agreement and certain of the issuing banks party to the Existing Credit Agreement have agreed to amend the Existing Credit Agreement by entering into that certain Amendment No. 3 to the Third Amended and Restated Revolving Credit Agreement, dated as of October   , 2016 (the Existing Credit Agreement, as amended by such Amendment No. 3 to the

Third Amended and Restated Revolving Credit Agreement, and as may be further amended, modified, restated, amended and restated, and/or supplemented from time to time, including through amendments and restatements thereof in its entirety, being hereinafter referred to as the “Credit Agreement”);

WHEREAS, the Lenders party to the Credit Agreement have agreed to make Loans, and the Issuing Banks party to the Credit Agreement (collectively with the Lenders party to the Credit Agreement and the Administrative Agent, the “Bank Creditors”) have agreed to issue Letters of Credit, in each case subject to the terms and conditions set forth in the Credit Agreement;

WHEREAS, Holdings, the Lead Borrower and/or one or more of their Subsidiaries may from time to time be party to (i) one or more Secured Swap Agreements with one or more Hedge Banks and (ii) one or more Secured Bilateral LC Facilities (together with the Secured Swap Agreements, the “Other Arrangements”) with one or more Bilateral LC Providers (together with the Hedge Banks, the “Other Creditors”; the Other Creditors and the Bank Creditors, collectively, the “Creditors”; provided that the term “Creditors” as used herein shall not, during any Covenant Suspension Period, include any Other Creditor (in its capacity as such));

~~WHEREAS, Holdings and the UK Borrower, among others, have entered into the Acquisition Agreement;~~

~~WHEREAS, the Acquisition Agreement provides for the combination of Holdings with OCI’s European, North American and global distribution businesses that will be combined under the UK Borrower;~~

~~WHEREAS, OCI will transfer, among other things, certain holding companies for its European, North American and global distribution businesses in exchange for Equity Interests in the UK Borrower plus certain additional consideration to be paid in a mix of cash or shares at the UK Borrower’s discretion;~~

~~WHEREAS, following such transfer, MergerCo, a Wholly-Owned Subsidiary of the UK Borrower, will merge with and into Holdings, with Holdings surviving such merger and continuing as a Wholly-Owned Subsidiary of the UK Borrower;~~

~~WHEREAS, at the effective time of the Merger, each issued and outstanding share of Holdings’ common stock will be converted into the right to receive one share of common stock of the UK Borrower;~~

WHEREAS, it is a condition precedent to the ~~Third Restatement Effective Date under the Credit Agreement~~Amendment No. 3 Closing Date that each Initial Guarantor shall have executed and delivered to the Administrative Agent this Guaranty;

WHEREAS, the Borrowers may be required from time to time in accordance with the terms of the Credit Agreement to cause certain of their Subsidiaries to join this Guaranty or enter into such other guarantee agreements as provided in the Credit Agreement; ~~and~~

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WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by any Borrower ~~and~~, the issuance of, and participation in, Letters of Credit under the Credit Agreement and the entering into of Other Arrangements and, accordingly, desires to execute this Guaranty in order to comply with the terms of the Credit Agreement and to induce the Lenders and the Issuing Banks to make Loans to any Borrower and issue, and/or participate in, Letters of Credit~~.~~ and to induce the Other Creditors to enter into the Other Arrangements with Holdings, the Company and/or their Subsidiaries; and

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Creditors and hereby covenants and agrees with each other Guarantor and the Administrative Agent for the benefit of the Creditors as follows:

1.  GUARANTY.  (a)           Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety to the Creditors the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, as applicable) of all Obligations of the Borrowers and each Guarantor (other than such Guarantor’s own Obligations~~) (~~, the “Guaranteed Obligations”).  Each party hereto understands, agrees and confirms that, if any or all of the Guaranteed Obligations becomes due and payable, subject to the expiration of any applicable grace or cure period expressly set forth in the Credit Agreement, the Administrative Agent for the benefit of the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor (as defined in the Credit Agreement) or any Borrower, and such Guarantor agrees to pay such Guaranteed Obligations to the Administrative Agent for the benefit of the Administrative Agent and/or the other Creditors~~,~~ to whom Guaranteed Obligations are owed on demand.  Each Guarantor further agrees that the due and punctual payment of the Obligations of any Borrower may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation.  This Guaranty is a guaranty of payment and not of collection.

(b)           Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by any Borrower upon the occurrence in respect of any Borrower of any of the events specified in Section 7(h) or (i) of the Credit Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, or order, following the occurrence in respect of any Borrower of any of the events specified in Section 7(h) or (i) of the Credit Agreement, on demand.

2.  LIABILITY OF GUARANTORS ABSOLUTE.  The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any other guaranty of the indebtedness of any Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation:  (a) any direction as to application of payment by any

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Borrower or any Loan Party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor (as defined in the Credit Agreement) as to any of the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking by such Person, (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower, (e) the failure of a Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty, (f) any payment made to any Creditor on any of the Guaranteed Obligations which the Administrative Agent and/or any Creditor repays any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding or (g) any action or inaction by the Creditors as contemplated in Section 5 hereof.

3.  OBLIGATIONS OF GUARANTORS INDEPENDENT.  The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor of any of the Obligations (collectively, the “Credit Agreement Guarantors”) or any Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Credit Agreement Guarantor or any Borrower and whether or not any other Credit Agreement Guarantor or any Borrower be joined in any such action or actions.  Each Guarantor waives (to the fullest extent permitted by applicable law) the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to the applicable Borrower shall operate to toll the statute of limitations as to each Guarantor.

4.  WAIVERS BY GUARANTORS. (a)           Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Credit Agreement Guarantor or any Borrower with respect to any of the Guaranteed Obligations), and each Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by any Creditor upon this Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty.

(b)           Each Guarantor waives any right to require the Creditors to:  (i) proceed against any Borrower or any other Credit Agreement Guarantor or any other party; or (ii) pursue any other remedy in the Creditors’ power under the Loan Documents.  Each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other Credit Agreement Guarantor other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of any Borrower or any other Credit Agreement Guarantor, or the invalidity, rescission, irregularity or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full in cash of

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the Guaranteed Obligations.  The Creditors may, at their election, exercise any other right or remedy the Creditors may have against any Borrower or any Credit Agreement Guarantor in accordance with the Loan Documents without affecting or impairing in any way the liability of any other Guarantor hereunder except to the extent the Guaranteed Obligations have been Paid in Full.  As used herein, “Paid in Full” or shall mean the Guaranteed Obligations have been paid in full ~~(other than~~, other than (i) Secured Swap Obligations, (ii) Secured Bilateral LC Obligations, (iii) indemnities and other contingent obligations not yet then due and payable and as to which no claim for reimbursement has been made, ~~and~~(iv) Letters of Credit that have been cash collateralized pursuant to arrangements mutually agreed between the applicable Issuing Bank and the Lead Borrower or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank and (v) other provisions of the Loan Documents, in each case, which by the express terms of ~~the relevant~~such Loan Documents survive the repayment of the Guaranteed Obligations and the termination of all Commitments~~)~~.  “Payment in Full” shall have the corresponding meaning.  Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement, contribution, indemnification or subrogation or other right or remedy of such Guarantor against any Borrower or any other Credit Agreement Guarantor.

(c)             Each Guarantor has knowledge and assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Guarantor’s financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and has adequate means to obtain from each Borrower and each other Guarantor on an ongoing basis information relating thereto and each Borrower’s and each other Guarantor’s ability to pay and perform its respective Guaranteed Obligations for so long as this Guaranty is in effect.  Each Guarantor acknowledges and agrees that the Creditors shall have no obligation to investigate the financial condition or affairs of any Borrower or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of any Borrower or any other Guarantor that might become known to any Creditor at any time.

(d)             Each Guarantor warrants and agrees that each of the waivers set forth in Section 3 and in this Section 4 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.

5.  RIGHTS OF CREDITORS.  Subject to Section 4, any Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations or liabilities of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a)           change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations in accordance with the terms of the Credit Agreement (in the case of a Bank Creditor) and Section 12 of this Guaranty (including, without limitation,

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any increase or decrease in the rate of interest thereon or the principal amount thereof), and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, accelerated, renewed or altered;

(b)           exercise or refrain from exercising any rights against any Borrower, any other Loan Party or others or otherwise act or refrain from acting;

(c)           release or substitute any one or more of the Credit Agreement Guarantors or any one or more of the Borrowers;

(d)           settle or compromise any of the Guaranteed Obligations or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to creditors of such Borrower other than the Creditors;

(e)           apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Creditors regardless of what liabilities of such Borrower remain unpaid;

(f)            in the case of a Bank Creditor, consent to or waive any breach of, or any act, omission or default under, any of the Loan Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Loan Documents or any of such other instruments or agreements, in each case in accordance with the terms thereof; and/or

(g)           take any other action or omit to take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of such Guarantor or constitute a legal or equitable defense to or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Guarantor).

No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations or the Loan Documents shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except ~~payment~~Payment in ~~full~~Full of the Guaranteed Obligations ~~(other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made, and other provisions of the Loan Documents, in each case, which by the express terms of the relevant Loan Documents survive the repayment of the Guaranteed Obligations and the termination of all Commitments).~~.

6.  CONTINUING GUARANTY.  This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.  No failure or delay on the part of any Creditor in

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exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand.  It is not necessary for any Creditor to inquire into the capacity or powers of any Borrower or the officers, directors, partners or agents acting or purporting to act on such Borrower’s behalf.

7.  SUBROGATION.  No Guarantor will exercise any right of subrogation that it may have against any Borrower or any other Guarantor arising under this Guaranty until the Guaranteed Obligations have been ~~paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made, and other provisions of the Loan Documents, in each case, which by the express terms of the relevant Loan Documents survive the repayment of the Guaranteed Obligations and the termination of all Commitments)~~Paid in Full.  It is also agreed and understood that upon payment by any Guarantor of any of the Guaranteed Obligations, such Guarantor hereby waives all of its rights against any Borrower arising as a result thereof by way of right of subrogation until the ~~payment~~Payment in ~~full~~Full of all the Guaranteed Obligations owed by any Borrower to the Creditors ~~(other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made, and other provisions of the Loan Documents, in each case, which by the express terms of the relevant Loan Documents survive the repayment of the Guaranteed Obligations and the termination of all Commitments).~~.

8.  GUARANTY ENFORCEABLE BY ADMINISTRATIVE AGENT.  Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Creditors agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Creditor shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Creditors upon the terms of this Guaranty.  The Creditors further agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder).

9.  REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.  As of the date hereof, each Guarantor represents and warrants that:

(a)           such Guarantor is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a

7

Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent the concept is applicable in such jurisdiction) in, every jurisdiction where such qualification is required;

(b)           the execution, delivery and performance by such Guarantor of this Guaranty is within the Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, equity holder action;

(c)           such Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d)           the execution, delivery and performance by such Guarantor of this Guaranty do not (i) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect (except for any reports required to be filed by ~~Parent~~Holdings or any Borrower with the SEC pursuant to the Securities Exchange Act of 1934 (as amended); provided that the failure to make any such filings shall not affect the validity or enforceability of this Guaranty) or waived and those the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect, (ii) violate any applicable law or regulation or any order of any Governmental Authority, in each case applicable to or binding upon such Guarantor or any of its property, except as would not reasonably be expected to have a Material Adverse Effect, (iii) violate any charter, by-laws or other organizational document of such Guarantor, except as would not reasonably be expected to have a Material Adverse Effect and (iv) violate or result in a default under any indenture, agreement or other instrument binding upon such Guarantor or its property, except as would not reasonably be expected to have a Material Adverse Effect; and

(e)           there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Guarantor, threatened in writing against such Guarantor affecting the validity of this Guaranty or the ability of such Guarantor to perform its obligations under this Guaranty.

10.  EXPENSES.  THE GUARANTORS HEREBY JOINTLY AND SEVERALLY AGREE TO PAY (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates, including, without limitation, the reasonable and documented fees, disbursements and other charges of one firm of counsel for the Administrative Agent and the Arrangers, taken as a whole, if reasonably necessary, one local counsel to the Administrative Agent and the Arrangers, taken as a whole, in each appropriate jurisdiction and, solely in the case of a conflict of interest, one additional counsel to the Administrative Agent and the Arrangers, taken as a whole, in each case, in connection with the syndication of the credit facilities provided for therein, the preparation,

8

execution, delivery and administration of this Guaranty, any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Swingline Lender, the Issuing Banks and the Lenders, including, without limitation, the reasonable and documented fees, disbursements and other charges of one firm of counsel for the Administrative Agent and all the Lenders, taken as a whole, and, if reasonably required, one local counsel to all such Persons as necessary in each appropriate jurisdiction and, solely in the case of a conflict of interest, one additional counsel for the affected Persons, taken as a whole, in each case, in connection with the enforcement of the Loan Documents, including its rights under this Section 10, or in connection with the Loans made or Letters of Credit issued under the Credit Agreement, including all reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

11.  BENEFIT AND BINDING EFFECT.  This Guaranty shall be binding upon each ~~of the parties hereto and their respective~~Guarantor and its successors and assigns and shall inure to the benefit of ~~each of~~ the ~~parties hereto~~Bank Creditors and their ~~respective~~ successors and permitted assigns and, to the extent a Covenant Suspension Period is not in effect, the Other Creditors.

12.  AMENDMENTS; WAIVERS.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged (other than in accordance with Section 17) or terminated (other than in accordance with Section 17) except with the written consent of each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and with the written consent of the applicable Persons required pursuant to Section 9.2 of the Credit Agreement at all times until the termination of all Commitments and until such time as no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been ~~paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made, in each case, which by the express terms of the relevant Loan Documents survive the repayment of the Guaranteed Obligations and the termination of all Commitments).~~Paid in Full. No Other Creditor that obtains the benefits of this guaranty by virtue of the provisions hereof shall have any right to notice of any action or to consent to, direct or object to any amendment or waiver hereto other than in its capacity as a Bank Creditor and, in such case, only to the extent expressly provided in the Loan Documents.

13.  SET OFF.  Section 9.8 of the Credit Agreement is hereby incorporated herein by reference.

14.  NOTICE.  Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by the methods specified in Section 9.1 of the Credit Agreement and addressed to such party at (i) in the case of any Bank Creditor, as provided in the Credit Agreement, ~~and~~ (ii) in the case of any Guarantor, at its address set forth opposite its signature below; or in any case at such

9

other address as any of the Persons listed above may hereafter notify the others in writing and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantors and Administrative Agent.

Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.  ~~Each Guarantor that is a Foreign Subsidiary of Parent and, on and after the Darwin Acquisition Closing Date, the UK Borrower, agrees that the failure by Holdings or any other duly appointed agent for service of process to notify such Person of such process will not invalidate the proceedings concerned.~~

15.  REINSTATEMENT.  If any claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including, without limitation, any Borrower), then and in such event each Guarantor agrees that notwithstanding any revocation hereof or the cancellation or termination of any Guaranteed Obligations, such Guarantor shall be and remain liable to the aforesaid payees hereunder pursuant to the terms hereof for the amount of such Guaranteed Obligations so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

16.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; AND WAIVER OF TRIAL BY JURY.  (a)            THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.  Any legal action or proceeding with respect to this Guaranty may be brought in the Supreme Court of the State of New York sitting in New York County or of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and, by execution and delivery of this Guaranty, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 14.  Each ~~Foreign Subsidiary party to this Guaranty hereby irrevocably appoints Holdings, the Company or such other Domestic Subsidiary of the Parent identified to the Administrative Agent in writing from time to time as its agent for service of process in relation to any proceedings before the Supreme Court of the State of New York sitting in New York County, the United States District Court of the Southern District of New York or any appellate court from any thereof in connection with any Loan Document and such Person, to the extent it is a party hereto hereby accepts such appointment. Each~~ party to this Guaranty hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Loan Document to which such Person is a party that such service of process was in any way invalid or ineffective.  Nothing herein shall affect the right of any party to this Guaranty to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

10

(b)                                 Each party to this Guaranty hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court, to the fullest extent permitted by law, that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)                                  EACH GUARANTOR AND EACH CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

17.  RELEASE OF GUARANTORS FROM GUARANTY.  Section 9.17 of the Credit Agreement is hereby incorporated herein by reference.

18.  CONTRIBUTION.  At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty.  At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor.  A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably ~~paid~~Paid in ~~full~~Full in cash and all Commitments and all Letters of Credit have been terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 18 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty.  As used in this Section 18:  (i) each Guarantor’s “Contribution

11

Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date.  Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty pursuant to Section 17 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 18, and at the time of any such release, if the released Guarantor had an Aggregate Excess Amount or an Aggregate Deficit Amount, the same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors.  All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 18, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably ~~paid~~Paid in ~~full~~Full in cash ~~(other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made, and other provisions of the Loan Documents, in each case, which by the express terms of the relevant Loan Documents survive the repayment of the Guaranteed Obligations and the termination of all Commitments)~~.  Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, each Guarantor has the right to waive its contribution right against any other Guarantor to the extent that after giving effect to such waiver such other Guarantor would remain solvent, in the determination of the Required Lenders.

19.  LIMITATION ON GUARANTEED OBLIGATIONS.  Each Guarantor and each Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law, or any other Debtor Relief Law applicable to such Guarantor.  To effectuate the foregoing intention, each Guarantor and each Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

20.  COUNTERPARTS.  This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Lead Borrower and the Administrative Agent.  Delivery of an executed counterpart of a

12

signature page of this Guaranty by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Guaranty.

21.  PAYMENTS.  All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by each Borrower under Sections 2.16 and 2.17 of the Credit Agreement.

22.  ADDITIONAL GUARANTORS.  It is understood and agreed that any Person that is required to provide a Guaranty after the date hereof pursuant to Section 5.9(a) of the Credit Agreement shall become a Guarantor hereunder in accordance with the terms of Section 5.9(a) of the Credit Agreement.

23.  HEADINGS DESCRIPTIVE.  The headings of the several Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

24. AMENDMENT AND RESTATEMENT. This Guaranty amends and restates the Existing Guaranty Agreement in its entirety and, upon effectiveness of this Guaranty, the terms and provisions of the Existing Guaranty Agreement shall, subject to the following sentence, be superseded hereby and the rights and obligations of the parties hereto shall be governed by this Guaranty rather than the Existing Guaranty Agreement.  This Guaranty is given in substitution for the Existing Guaranty Agreement, is in no way intended to constitute a novation of the Existing Guaranty Agreement and the guarantees in the Existing Guaranty Agreement hereby are renewed and extended and shall be continuing.  The parties hereto acknowledge and agree that any waivers, express or implied by course of conduct or otherwise, amendments or other actions (or failures to act) under the Existing Guaranty Agreement shall be of no use in interpreting the rights and duties of the parties under this Agreement.

~~24.   UK GUARANTY LIMITATIONS. Notwithstanding any other provision of this Guaranty or any other Loan Document, any guarantee, indemnity or other obligation (including any joint and several liability for the Obligations) of the UK Borrower and any other Guarantor that is a Foreign Subsidiary contained in this Agreement or in any other Loan Document shall not apply to the extent (and solely to the extent) that it would result in such guarantee, indemnity or other obligation constituting unlawful financial assistance within the meaning of sections 678 or 679 of the UK Companies Act 2006 or any equivalent and applicable provisions under the laws of the jurisdiction in which such Guarantor is incorporated or established.~~

*  *  *

13

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Address:

c/o CF Industries Holdings, Inc.,	CF INDUSTRIES, INC.,
4 Parkway North, Suite 400	as the ~~Company~~Lead Borrower
Deerfield, IL 60015-2590
Tel: (847) 405-2400
Fax: (847) 405-2711	By: ,
Name:
Title:

CF INDUSTRIES ENTERPRISES, INC.,
as a Grantor

By:
Name:
Title:

CF INDUSTRIES SALES, LLC,
as a Grantor

By:
Name:
Title:

Address:

4 Parkway North, Suite 400	CF INDUSTRIES HOLDINGS, INC.,
Deerfield, IL 60015-2590	as Holdings
Tel: (847) 405-2400
Fax: (847) 405-2711	By:	,
Name:
Title:

14

Accepted and Agreed to:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By: ,
Name:
Title:

15

EXHIBIT F

FORM OF

COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered to you pursuant to Section 5.1(c) of the Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015, among CF Industries Holdings, Inc., as Holdings, ~~prior to the Darwin Acquisition Closing Date,~~ CF Industries, Inc., as the ~~Company, on and after the Darwin Acquisition Closing Date, Darwin Holdings Limited, as the UK~~Lead Borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, the Issuing Banks from time to time party thereto and the other parties from time to time party thereto (as the same may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Credit Agreement”). Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

I, the undersigned [Chief Financial Officer][Principal Accounting Officer][Treasurer][Controller] of the Lead Borrower, do hereby certify on behalf of the Lead Borrower, solely in my capacity as an officer of the Lead Borrower and not in my individual capacity and without personal liability, that:

1.                                      The financial statements for the fiscal [quarter][year] of ~~Parent~~Holdings ended [        ], attached hereto as ANNEX 1 or otherwise delivered to the Administrative Agent pursuant to the requirements of Section 5.1 of the Credit Agreement (the “Financial Statements”), present fairly in all material respects as of the date of such Financial Statements the financial condition and results of operations of ~~Parent~~Holdings and its consolidated subsidiaries on a consolidated basis in accordance with [GAAP][IFRS](1) [except as set forth in the notes thereto or in paragraph 4 below, or as previously disclosed in writing to the Lenders][, subject to normal year-end audit adjustments and the absence of footnotes](2). No Default or Event of Default has occurred and is continuing as of the date hereof[, except for          ](3). There has been no material change in [GAAP][IFRS] (or any election by ~~Parent~~Holdings to apply IFRS in lieu of GAAP pursuant to Section 1.4 of the Credit Agreement) applicable to ~~Parent~~Holdings and its consolidated subsidiaries since the date of the audited financial statements most recently delivered in accordance with Section 5.1(a) of the Credit Agreement that has had an impact on the Financial Statements [, except for [        ], the effect of which on the Financial Statements has been [      ]](4).

(1)                                 Select GAAP if no election has been made to apply IFRS in lieu of GAAP pursuant to Section 1.4 of the Credit Agreement; select IFRS if such election has been made.

(2)                                 To be included only if the Compliance Certificate is certifying the quarterly financials.

(3)                                 Specify the details of any Default or Event of Default, if any, and any action taken or proposed to be taken with respect thereto.

(4)                                 If and to the extent that any change in GAAP or IFRS, as applicable, that has occurred since the date of the audited financial statements most recently delivered in accordance with Section 5.1(a) of the Credit Agreement had an impact on such financial statements, specify the effect of such change on the financial statements accompanying this Compliance Certificate.

2.                                      Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with the covenants specified therein.

3.                                      This Compliance Certificate constitutes notice that the information required to be delivered pursuant to Section 5.1[(a)][(b)] of the Credit Agreement for the fiscal [year][quarter] of ~~Parent~~Holdings ended [        ] is being delivered electronically and such method of delivery is in accordance with the last paragraph of Section 5.1 of the Credit Agreement.

[4.                                  Except as set forth in the notes thereto or as previously disclosed in writing to the Lenders, described below in reasonable detail is the manner in which the Financial Statements do not present fairly in all material respects as of the date of such Financial Statements the financial condition and results of operations of ~~Parent~~Holdings and its consolidated subsidiaries on a consolidated basis in accordance with [GAAP][IFRS]:

[                                ].]

[5.                                  Enclosed are all Pledged Securities issued to or acquired by any Grantor since the [Amendment No. 3 Closing Date][date of the last Compliance Certificate delivered pursuant to 5.1(c) of the Credit Agreement], including any noncash dividends, interest, principal or other distributions that constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise.](5)

[6.                                  Enclosed are all Pledged Securities representing Pledged Equity constituting uncertificated securities that, since the [Amendment No. 3 Closing Date][date of the last Compliance Certificate delivered pursuant to 5.1(c) of the Credit Agreement] have become certificated.](6)

[7.                                  This Compliance Certificate constitutes notice that [Grantor] has [filed an application for the registration of (or otherwise has become the owner of) the following [Patents, Trademarks and Copyrights] with the USPTO or the USCO][has acquired the following registration[s] or application[s] for registration of the following [United States Patents, Trademarks and Copyrights].]

(5)  Pursuant to Section 2.02(a) and 2.06(a)(iii) of the Pledge and Security Agreement

(6)  Pursuant to Section 2.02(a) of the Pledge and Security Agreement. Note: As of the Amendment No. 3 Closing Date there were no uncertificated securities constituting Pledged Equity.

2

IN WITNESS WHEREOF, the Lead Borrower has caused this Compliance Certificate to be executed and delivered by its [Chief Financial Officer][Principal Accounting Officer][Treasurer][Controller] as of the date first written above.

~~[~~CF INDUSTRIES, INC.,
as the Lead Borrower

By:
Name:
Title:~~]~~

~~[[DARWIN HOLDINGS LIMITED,]~~
~~as the Lead Borrower~~

~~By:~~
~~Name:~~
~~Title:](5)~~

~~(5)                                 Select the first option if the Compliance Certificate is being delivered prior to the Darwin Acquisition Closing Date and the second option if the Compliance Certificate is being delivered on or after the Darwin Acquisition Closing Date.~~

3

ANNEX 1

[Applicable Financial Statements to be attached if applicable]

ANNEX 2

The information described herein is as of [         ,     ](1), (the “Computation Date”) and, except as otherwise indicated below, pertains to the period from [       ,     ](2) to the Computation Date (the “Relevant Period”).

Total Net Leverage Ratio(3)

a.	Consolidated Indebtedness as at the
	Computation Date	$

b.	Aggregate amount of Unrestricted Cash as at
	the Computation Date	$

c.	Line (a) less line (b)	$

d.	Consolidated EBITDA~~(3)~~(4) for the Relevant
	Period ended on the Computation Date	$

e.	Ratio of line (c) to line (d)	:1.00

f.	Maximum Covenant Level	3.75:1.00

Interest Coverage Ratio

a.	Consolidated EBITDA~~(4)~~(5) for the Relevant
	Period ended on the Computation Date	$

b.	Consolidated Interest Expense~~(5)~~(6) for the Relevant
	Period ended on the Computation Date	$

c.	Ratio of line (a) to line (b)	:1.00

d.	Minimum Covenant Level	[ ]:1.00(7)

(1)                                 Insert the last day of the respective fiscal quarter or fiscal year covered by the financial statements which are required to be accompanied by this Compliance Certificate.

(2)                                 Insert the first day of the most recently completed four consecutive fiscal quarters of ~~Parent~~Holdings ended on the Computation Date.

(3)                                 Include only if the Computation Date occurs during a Covenant Suspension Period.

~~(3)~~(4)                  Determined on a Pro Forma Basis.  Attach hereto in reasonable detail the calculations required to arrive at Consolidated EBITDA.

~~(4)~~(5)                  Determined on a Pro Forma Basis.  Attach hereto in reasonable detail the calculations required to arrive at Consolidated EBITDA

~~(5)~~(6)                  Determined on a Pro Forma Basis.

Total Debt to Capital Ratio(8)

a.	Consolidated Indebtedness as at the
	Computation Date	$

b.	Total Equity as at the Computation Date	$

c.	Line (a) plus line (b)	$

d.	Ratio of line (a) to line (c)	:1.00

e.	Maximum Covenant Level	0.60:1.00

Total Secured Leverage Ratio(9)

a.	Consolidated Indebtedness that is
	secured by a Lien as at the Computation Date	$

b.	Consolidated EBITDA(10) for the Relevant
	Period ended on the Computation Date	$

c.	Ratio of line (a) to line (b)	:1.00

d.	~~Minimum~~Maximum Covenant Level	~~2.7~~3.75:1.00

(7)                                 If the Computation Date occurs during a Covenant Suspension Period, 2.75:1.00. If the Computation Date occurs when a Covenant Suspension Period is not in effect, (i) prior to and including the last day of the fiscal quarter ending December 31, 2018, 1.20:1.00 and (ii) thereafter, 1.50:1.00.

(8)                                 Include only if the Computation Date occurs when a Covenant Suspension Period is not in effect.

(9)                                 Include only if the Computation Date occurs when a Covenant Suspension Period is not in effect.

(10)                          Determined on a Pro Forma Basis.  Attach hereto in reasonable detail the calculations required to arrive at Consolidated EBITDA.

EXHIBIT G

FORM OF

MATURITY DATE EXTENSION REQUEST

Morgan Stanley Senior Funding, Inc.,

as Administrative Agent

Morgan Stanley Agency Servicing

1 New York Plaza

New York, New York 10004

Attention: Agency Team

Telecopy: (212) 507-6680

Email: msagency@morganstanley.com

[Date]

Ladies and Gentlemen:

Reference is made to the Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015, among CF Industries Holdings, Inc., as Holdings, ~~prior to the Darwin Acquisition Closing Date,~~ CF Industries, Inc., as the ~~Company, on and after the Darwin Acquisition Closing Date, Darwin Holdings Limited, as the UK~~Lead Borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, the Issuing Banks from time to time party thereto and the other parties from time to time party thereto (as the same may be amended, restated, amended and restated, modified, extended and/or supplemented from time to time, the “Credit Agreement”).  In accordance with Section 2.21 of the Credit Agreement, the Lead Borrower hereby requests [(i)] an extension of the Maturity Date from [         ], 20[   ] to [         ], 20[   ](1), [(ii) the following changes to the Applicable Rate to be applied in determining the interest payable on Loans of, and fees payable under the Credit Agreement to, Consenting Lenders in respect of that portion of their Commitments (and related Loans) extended to such new Maturity Date, which changes shall become effective on [         ], 20[   ]](2) [and] [(iii) the amendments and modifications to the terms of the Credit Agreement to be effected in connection with this Maturity Date Extension Request as set forth below, which amendments shall become effective on [         ], 20[   ]:

[                            ]].

(1)                                 No more than one calendar year from the scheduled Maturity Date.

(2)                                 May be prior to the Existing Maturity Date.

~~[~~CF INDUSTRIES, INC.,
as the Lead Borrower

By:
Name:
Title:~~]~~

~~[[DARWIN HOLDINGS LIMITED,]~~
~~as the Lead Borrower~~

~~By:~~
~~Name:~~
~~Title:](3)~~

~~(3)                                 Select the first option if the Maturity Date Extension Request is being delivered prior to the Darwin Acquisition Closing Date and the second option if the Maturity Date Extension Request is being delivered on or after the Darwin Acquisition Closing Date.~~

2

The undersigned consents to the requested amendments to the terms of the Credit Agreement and the requested extension of the Maturity Date.  The maximum amount of the Commitment of the undersigned with respect to which the undersigned agrees to the amendments to the terms of the Credit Agreement and the extension of the Maturity Date is set forth under its signature.

Name of Institution:

By

Name:
Title:

For any Institution requiring a second signature line:

By

Name:
Title:

Maximum amount of Commitment $[                 ]

3

EXHIBIT H

FORM OF

DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT

Date:             ,

To:                             Morgan Stanley Senior Funding, Inc., as Administrative Agent

Ladies and Gentlemen:

This Designated Borrower Request and Assumption Agreement (this “Designation Agreement”) is made and delivered pursuant to Section 2.23 of that certain Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015, among CF Industries Holdings, Inc., as Holdings, ~~prior to the Darwin Acquisition Closing Date,~~ CF Industries, Inc., as the ~~Company, on and after the Darwin Acquisition Closing Date, Darwin Holdings Limited, as the UK~~Lead Borrower, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, the Issuing Banks from time to time party thereto and the other parties from time to time party thereto (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”).  All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Each of                        (the “Designated Borrower”) and the Lead Borrower hereby confirms, represents and warrants to the Administrative Agent, each Issuing Bank and the Lenders that the Designated Borrower is a Wholly-Owned Domestic Subsidiary of ~~Parent that is organized in a Designated~~the Lead Borrower ~~Jurisdiction~~.

This Designation Agreement shall become effective upon satisfaction (or waiver in accordance with Section 9.2 of the Credit Agreement) of the conditions precedent set forth in Section 4.4 of the Credit Agreement.

~~Complete if the Designated Borrower is a Domestic Subsidiary:~~  The true and correct U.S. taxpayer identification number of the Designated Borrower is              .  The jurisdiction of organization of the Designated Borrower is              .

~~Complete if the Designated Borrower is a Foreign Subsidiary:  The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:~~

~~Identification Number~~	~~Jurisdiction of Organization~~

The parties hereto hereby confirm that upon the effectiveness of this Designation Agreement, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower.  Effective as of the effectiveness of this Designation Agreement, the Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

The parties hereto hereby request that the Designated Borrower be entitled to receive Loans and Letters of Credit under the Credit Agreement, and understand, acknowledge and agree that no Lender or Issuing Bank shall be required to fund any Loan or issue any Letter of Credit solely for such Designated Borrower’s account, in each case unless and until this Designation Agreement becomes effective in accordance with Section 2.23 of the Credit Agreement.

This Designation Agreement shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Designation Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[NAME OF DESIGNATED BORROWER],
as the Designated Borrower

By:
Name:
Title:

~~[~~CF INDUSTRIES, INC.,
as the Lead Borrower

By:
Name:
Title:~~]~~

~~[DARWIN HOLDINGS LIMITED,~~
~~as the Lead Borrower~~

~~By:~~
~~Name:~~
~~Title:](1)~~

~~(1)                                 Select the first option if the Designation Agreement is being delivered prior to the Darwin Acquisition Closing Date and the second option if the Designation Agreement is being delivered on or after the Darwin Acquisition Closing Date.~~

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EXHIBIT I

FORM OF

CREDIT AGREEMENT JOINDER

THIS CREDIT AGREEMENT JOINDER, (this “Credit Agreement Joinder”) is executed as of [       ], 20[ ], by [~~[DARWIN HOLDINGS LIMITED], a [~~name, type of entity~~] incorporated under the laws of England and Wales] [name~~ and jurisdiction of Designated Borrower] (the “Joining Party”), CF Industries Holdings, Inc. (“Holdings”)[,] [and] ~~[~~CF Industries, Inc. (the “~~Company”)](1) [[Darwin Holdings Limited] (the “UK~~Lead Borrower”)~~] (2)~~ [and [name, type of entity and jurisdiction of each other Person that has become a Designated Borrower pursuant to Section 2.23 of the Credit Agreement on or prior to the date hereof]] [and [any other Person that is a Guarantor on the date hereof]] and delivered to Morgan Stanley Senior Funding, Inc., as Administrative Agent under the Credit Agreement referred to below (the “Administrative Agent”).

Reference is made to the Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015 (as amended, modified, restated, amended and restated, and/or supplemented from time to time, the “Credit Agreement”), among Holdings, ~~prior to the Darwin Acquisition Closing Date, the Company, [on and after the date hereof, the Joining Party as the UK Borrower (the “UK Borrower”)][on and after the Darwin Acquisition Closing Date, [Darwin Holdings Limited]],~~the Lead Borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, the Issuing Banks from time to time party thereto (the “Issuing Banks”) and the other parties from time to time party thereto.  Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined.

~~[WHEREAS, Holdings and the Joining Party, among others, have entered into the Acquisition Agreement;](3)~~

~~[WHEREAS, the Acquisition Agreement provides for the combination of Holdings with OCI’s European, North American and global distribution businesses that will be combined under the Joining Party;]~~

~~[WHEREAS, OCI will transfer, among other things, certain holding companies for its European, North American and global distribution businesses in exchange for Equity Interests in the Joining Party plus certain additional consideration to be paid in a mix of cash or shares at the Joining Party’s discretion;]~~

~~(1)                                 Include the Company as a party only in the case of a Credit Agreement Joinder entered into (x) prior to the Darwin Acquisition Closing Date or (y) during such time as the Company is a Designated Borrower under the Credit Agreement.~~

~~(2)                                 Include the UK Borrower as a party in the case of a Credit Agreement Joinder entered into after the Darwin Acquisition Closing Date.~~

~~(3)                                 Include the first six “Whereas” clauses only in the case of a Credit Agreement Joinder entered into by Darwin Holdings Limited as the Joining Party.~~

~~[WHEREAS, following such transfer, MergerCo, a Wholly-Owned Subsidiary of the Joining Party, will merge with and into Holdings, with Holdings surviving such merger and continuing as a Wholly-Owned Subsidiary of the Joining Party;]~~

~~[WHEREAS, at the effective time of the Merger, each issued and outstanding share of Holdings’ common stock will be converted into the right to receive one share of common stock of the Joining Party;]~~

~~[WHEREAS, pursuant to Section 4.3(d) of the Credit Agreement, it is a condition precedent to the Darwin Acquisition Closing Date that the Joining Party execute and deliver a counterpart of this Credit Agreement Joinder;]~~

~~[~~WHEREAS, pursuant to Section 4.4(c) of the Credit Agreement, it is a condition precedent to the effectiveness of the designation of the Joining Party as a Designed Borrower, and to the obligation of each Lender to make an initial Loan or an Issuing Bank to issue an initial Letter of Credit to the Joining Party as a Designated Borrower, that the Joining Party execute and deliver a counterpart of this Credit Agreement Joinder;~~](4)~~

NOW, THEREFORE, in consideration of the foregoing and the other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby represents and warrants to, and covenants and agrees with, the Administrative Agent and the Lenders as follows:

~~[1.                                  By executing and delivering this Credit Agreement Joinder: (a) the Joining Party shall become, from the date hereof, a party to the Credit Agreement as the “UK Borrower”, “Parent” and the “Lead Borrower” and as a “Borrower” for all purposes under the Credit Agreement and all the other Loan Documents and shall be bound by all the obligations and shall have all the rights of the UK Borrower, Parent, the Lead Borrower and a Borrower under the Credit Agreement and all the other Loan Documents and (b) each reference to the “UK Borrower”, “Parent” and the “Lead Borrower” in the Credit Agreement and in all the other Loan Documents shall, from the date hereof, be deemed to be a reference to the Joining Party and each reference to the “Borrowers” in the Credit Agreement and in all the other Loan Documents shall, from the date hereof, be deemed to include the Joining Party.]~~

~~[~~1.                                  By executing and delivering this Credit Agreement Joinder: (a) the Joining Party shall become, from the date hereof, a party to the Credit Agreement as a “Designated Borrower” and as a “Borrower” for all purposes under the Credit Agreement and all other Loan Documents and shall be bound by all the obligations and shall have all the rights of a Designated Borrower and a Borrower under the Credit Agreement and all other Loan Documents and (b) each reference to the “Designated Borrowers” or the “Borrowers” in the Credit Agreement and in all other Loan Documents shall, from the date hereof, be deemed to include the Joining Party.~~]~~

~~[2.                                  Without limiting the foregoing, the Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms contained in the Credit Agreement that are applicable~~

~~(4)                                 Include this “Whereas” clause only in the case of a Credit Agreement Joinder entered into by a Designated Borrower as the Joining Party.~~

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~~to the UK Borrower, Parent and the Lead Borrower, including without limitation (a) all of the representations and warranties made by the UK Borrower, Parent and the Lead Borrower set forth in Article III of the Credit Agreement and (b) all of the covenants set forth in Articles V and VI of the Credit Agreement. The Joining Party represents and warrants as of the date hereof that the Joining Party has duly executed and delivered this Credit Agreement Joinder and that this Credit Agreement Joinder constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.]~~

~~[~~2.                                  Without limiting the foregoing, the Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms contained in the Credit Agreement that are applicable to a Designated Borrower and a Borrower, including without limitation (a) all of the representations and warranties made by the Borrowers set forth in Article III of the Credit Agreement and (b) all of the covenants set forth in Articles V and VI of the Credit Agreement. The Joining Party represents and warrants as of the date hereof that the Joining Party has duly executed and delivered this Credit Agreement Joinder and that this Credit Agreement Joinder constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.~~]~~

3.                                      Each of Holdings[,] [and] the ~~Company[,] [and the UK~~Lead Borrower~~]~~ [and each other Borrower (other than the Joining Party) party hereto] [and each other Guarantor party hereto] hereby consents to the terms of this Credit Agreement Joinder and agrees that this Credit Agreement Joinder shall not affect in any way its obligations and liabilities under the Credit Agreement or any other Loan Document to which it is a party, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed in all respects.  Without limiting the foregoing, each party hereto hereby confirms that the obligations of the Joining Party under the Credit Agreement and under all the other Loan Documents (in each case, after giving effect to this Credit Agreement Joinder) constitute “Obligations” and “Guaranteed Obligations” (as defined in the Guaranty) and are entitled to all the benefits of the Guarantees set forth in the Guaranty, and each Guaranty is, and continues to be, in full force and effect and is hereby reaffirmed in all respects.

4.                                      This Credit Agreement Joinder shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided, however, the Joining Party may not assign any of its rights, obligations or interest hereunder except as permitted by the Credit Agreement.  THIS CREDIT AGREEMENT JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  This Credit Agreement Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Credit Agreement Joinder by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Credit Agreement Joinder.  In the event that any provision of this Credit Agreement Joinder shall prove to be invalid or unenforceable, such

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provision shall be deemed to be severable from the other provisions of this Credit Agreement Joinder which shall remain binding on all parties hereto.

5.                                      From and after the execution and delivery hereof by the parties hereto, this Credit Agreement Joinder shall constitute a “Loan Document” for all purposes of the Credit Agreement and any other Loan Document.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement Joinder to be duly executed as of the date first above written.

Address:

[ ]	[ ],
[ ]	as the Joining Party
Tel:[ ]
Fax:[ ]	By: ,
Name:
Title:

CF INDUSTRIES HOLDINGS, INC.,
as Holdings

By: ,
Name:
Title:

~~[~~CF INDUSTRIES, INC.,
~~as the Company~~

~~By:~~ ,
~~Name:~~
~~Title:]~~

~~[[DARWIN HOLDINGS LIMITED],~~
as the ~~UK~~Lead Borrower

By: ,
Name:
Title:~~]~~

5

[[	],
as a Borrower

By:	,
Name:
Title:]

[[	],
as a Guarantor

By:	,
Name:
Title:]

6

Accepted and Acknowledged by:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:
Name:
Title:

7

EXHIBIT J

FORM OF

GUARANTY JOINDER AGREEMENT

THIS GUARANTY JOINDER AGREEMENT (this “Guaranty Joinder Agreement “) is executed as of [       ], 20[ ], by [~~[DARWIN HOLDINGS LIMITED], a [~~name, type of entity~~] incorporated under the laws of England and Wales][name~~ and jurisdiction of Person joining as Guarantor pursuant to Section 5.9(a) of the Credit Agreement] (the “Joining Party”) and delivered to Morgan Stanley Senior Funding, Inc., as Administrative Agent under the Credit Agreement referred to below (the “Administrative Agent”).

Reference is made to (i) the Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015 (as amended, modified, restated, amended and restated, and/or supplemented from time to time, the “Credit Agreement”), among CF Industries Holdings, Inc.  (“Holdings”) ~~prior to the Darwin Acquisition Closing Date~~, CF Industries, Inc.  (the “~~Company”)[, the Joining Party as the UK Borrower (the “UK~~Lead Borrower”) ~~[(from the date hereof)]] and the~~, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, Morgan Stanley Bank, N.A., Goldman Sachs Bank USA, Bank of Montreal, Royal Bank of Canada, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Bank, National Association and each Lender that shall have become an Issuing Bank pursuant to Section 2.5(j) of the Credit Agreement (the “Issuing Banks”) and the other parties from time to time party thereto and (ii) the Amended and Restated Guaranty Agreement, dated as of ~~September 18~~[    ], ~~2015~~2016 (as amended, modified, restated, amended and restated, and/or supplemented from time to time, the “Guaranty”), by and among Holdings, the ~~Company[, the UK~~Lead Borrower ~~(from the date hereof)]~~ and the other Guarantors from time to time party thereto, in favor of the Administrative Agent for its benefit and for the benefit of the Lenders.  Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined.

~~[WHEREAS, Holdings and the UK Borrower, among others, have entered into the Acquisition Agreement;](1)~~

~~[WHEREAS, the Acquisition Agreement provides for the combination of Holdings with OCI’s European, North American and global distribution businesses that will be combined under the UK Borrower;]~~

~~[WHEREAS, OCI will transfer, among other things, certain holding companies for its European, North American and global distribution businesses in exchange for Equity Interests in the UK Borrower plus certain additional consideration to be paid in a mix of cash or shares at the UK Borrower’s discretion;]~~

~~[WHEREAS, following such transfer, MergerCo, a Wholly-Owned Subsidiary of the UK Borrower, will merge with and into Holdings, with Holdings surviving such merger and continuing as a Wholly-Owned Subsidiary of the UK Borrower;]~~

~~(1)                                 Include the first six “Whereas” clauses only in the case of a Guaranty Joinder Agreement entered into by Darwin Holdings Limited as the Joining Party.~~

~~[WHEREAS, at the effective time of the Merger, each issued and outstanding share of Holdings’ common stock will be converted into the right to receive one share of common stock of the UK Borrower;]~~

~~[WHEREAS, pursuant to Section 4.3(e) of the Credit Agreement, it is a condition precedent to the Darwin Acquisition Closing Date, that the Joining Party execute and deliver a counterpart of this Guaranty Joinder Agreement;]~~

~~[~~WHEREAS, pursuant to Section 5.9(a) of the Credit Agreement, the Joining Party is required to execute and deliver a counterpart of this Guaranty Joinder Agreement;~~] (2)~~

NOW, THEREFORE, in consideration of the foregoing and the other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby represents and warrants to, and covenants and agrees with, the Administrative Agent and the Lenders as follows:

1.                                      Pursuant to Section 5.9(a) of the Credit Agreement, by executing and delivering this Guaranty Joinder Agreement: (a) the Joining Party shall become, from the date hereof, a party to the Guaranty as a “Guarantor” for all purposes under the Guaranty and all the other Loan Documents and shall be bound by all the obligations and shall have all the rights of a Guarantor under the Guaranty and all the other Loan Documents and (b) each reference to the “Guarantors” in the Credit Agreement, the Guaranty and in all the other Loan Documents shall, from the date hereof, subject to Section 9.17 of the Credit Agreement, be deemed to include the Joining Party.

2.                                      Without limiting the foregoing, the Joining Party hereby (a) makes and undertakes, as the case may be, each covenant, waiver, representation and warranty made by the other Guarantors pursuant to the Guaranty and any other Loan Document, each of which is hereby incorporated by reference, and agrees to be bound by all covenants, waivers, agreements and obligations of the other Guarantors pursuant to the Guaranty and any other Loan Document and (b) represents and warrants that the Joining Party has duly executed and delivered this Guaranty Joinder Agreement and that this Guaranty Joinder Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.                                      This Guaranty Joinder Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided, however, the Joining Party may not assign any of its rights, obligations or interest hereunder except as permitted by the Guaranty or the Credit Agreement, as applicable.  THIS GUARANTY JOINDER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  This Guaranty Joinder Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this

~~(2)                                 Include this “Whereas” clause only if the Joining Party is a Person joining as a Guarantor pursuant to Section 5.9 of the Credit Agreement.~~

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Guaranty Joinder Agreement by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Guaranty Joinder Agreement.  In the event that any provision of this Guaranty Joinder Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Guaranty Joinder Agreement which shall remain binding on all parties hereto.

4.                                      From and after the execution and delivery hereof by the parties hereto, this Guaranty Joinder Agreement shall constitute a “Loan Document” for all purposes of the Guaranty and any other Loan Document.

~~5.                                      Notwithstanding any other provision of this Guaranty Joinder Agreement or any other Loan Document, any guarantee, indemnity or other obligation (including any joint and several liability for the Obligations) of the UK Borrower and any other Guarantor that is a Foreign Subsidiary contained in this Guaranty Joinder Agreement or in any other Loan Document shall not apply to the extent (and solely to the extent) that it would result in such guarantee, indemnity or other obligation constituting unlawful financial assistance within the meaning of sections 678 or 679 of the UK Companies Act 2006 or any equivalent and applicable provisions under the laws of the jurisdiction in which such Guarantor is incorporated or established.~~

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Guaranty Joinder Agreement to be duly executed as of the date first above written.

Address:

[ ]	[	],
[ ]	as the Joining Party
Tel:[ ]
Fax:[ ]	By:	,
Name:
Title:

4

Accepted and Acknowledged by:

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:
Name:
Title:

5

EXHIBIT K

FORM OF

SECURITY AGREEMENT

[See attached]

PLEDGE AND SECURITY AGREEMENT

dated as of

[•], 2016

among

CF INDUSTRIES HOLDINGS, INC.
as Holdings,

CF INDUSTRIES, INC.,
as the Lead Borrower,

and

THE OTHER GRANTORS PARTY HERETO

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

2

PAGE
ARTICLE 1
DEFINITIONS

Section 1.01. Certain Definitions; Rules of Construction	1
Section 1.02. Other Defined Terms	1

ARTICLE 2
PLEDGE OF SECURITIES

Section 2.01. Pledge	4
Section 2.02. Delivery of the Pledged Collateral	5
Section 2.03. Representations, Warranties and Covenants	6
Section 2.04. Actions with Respect to Certain Pledged Collateral	7
Section 2.05. Registration in Nominee Name; Denominations	7
Section 2.06. Voting Rights; Dividends and Interest	8

ARTICLE 3
SECURITY INTERESTS IN PERSONAL PROPERTY

Section 3.01. Security Interest	10
Section 3.02. Representations and Warranties	12
Section 3.03. Covenants	14

ARTICLE 4
REMEDIES

Section 4.01. Remedies upon Default	16
Section 4.02. Application of Proceeds	18
Section 4.03. Grant of License to Use Intellectual Property; Power of Attorney	19

ARTICLE 5
MISCELLANEOUS

Section 5.01. Notices	20
Section 5.02. Waivers; Amendment; Several Agreement	20
Section 5.03. Administrative Agent’s Fees and Expenses	21
Section 5.04. Successors and Assigns	21
Section 5.05. Survival of Agreement	21
Section 5.06. Counterparts; Effectiveness; Successors and Assigns	21
Section 5.07. Severability	22
Section 5.08. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process	22
Section 5.09. Headings	22
Section 5.10. Security Interest Absolute	22

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SCHEDULES

Schedule I	Pledged Equity; Pledged Debt

EXHIBITS

Exhibit I	Form of Security Agreement Supplement
Exhibit II	Form of Patent Security Agreement
Exhibit III	Form of Trademark Security Agreement
Exhibit IV	Form of Copyright Security Agreement

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PLEDGE AND SECURITY AGREEMENT dated as of [•], 2016 among CF INDUSTRIES HOLDINGS, INC., a Delaware corporation (“Holdings”), CF INDUSTRIES, INC., a Delaware corporation (the “Lead Borrower”) and each other entity identified as a “Grantor” on the signature pages hereof or who from time to time become a party hereto (together with Holdings and the Lead Borrower, the “Grantors” and each a “Grantor”) and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent for the Secured Parties (together with its successors and assigns in such capacity, the “Administrative Agent”).

Reference is made to the Third Amended and Restated Revolving Credit Agreement dated as of September 18, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; except as provided in Article 1.01(a) below, capitalized terms used in this Agreement but not defined in this Agreement having the respective meanings given to them in the Credit Agreement), among Holdings, the Lead Borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto (collectively, the “Lenders” and each, a “Lender”), the Issuing Banks party thereto and the Administrative Agent.  The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement, the Hedge Banks have agreed to perform certain obligations under one or more Secured Swap Agreements and the Bilateral LC Providers (together with the Hedge Banks, the “Specified Secured Parties”) have agreed to provide one or more Secured Bilateral LC Facilities (together with the Secured Swap Agreements, the “Other Arrangements”).  The obligations of (i) the Lenders to extend such credit, (ii) the Hedge Banks to perform such obligations under the Secured Swap Agreements and (iii) the Bilateral LC Providers to provide the Secured Bilateral LC Facilities are conditioned upon, among other things, the execution and delivery of this Agreement.  The Grantors (other than the Lead Borrower) are affiliates of the Lead Borrower, will derive substantial benefits from such extension of credit by the Lenders, such performance of such obligations by the Hedge Banks and such provision of the Secured Bilateral Facilities and are willing to execute and deliver this Agreement in order to induce (i) the Lenders to extend such credit, (ii) the Hedge Banks to enter into such Secured Swap Agreements and to execute the documentation relating thereto and (iii) the Bilateral LC Providers to provide the Secured Bilateral LC Facilities.  Accordingly, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.                          Certain Definitions; Rules of Construction.  (a)  All terms defined in the New York UCC (as defined herein) and not otherwise defined in this Agreement have the meanings specified in the New York UCC; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)                        The rules of construction specified in Article 1 of the Credit Agreement also apply to this Agreement.

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Section 1.02.                          Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Administrative Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Agreement” means this Pledge and Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Control” when used with respect to any Deposit Account has the meaning specified in UCC Section 9-104.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter directly owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now directly owned or hereafter directly acquired by any Grantor: (a) all copyright rights in any work subject to and under the copyright laws of the United States (whether or not the underlying works of authorship have been published), whether as author, assignee, transferee, exclusive licensee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO or in any similar office or agency of the United States and (c) all renewals of any of the foregoing.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC.

“Grantor” and “Grantors” have the meanings assigned to such terms in the preliminary statement of this Agreement.

“Holdings” has the meaning assigned to such term in the preliminary statement of this Agreement.

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“Intellectual Property” means all intellectual property of every kind and nature now directly owned or hereafter directly acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, the intellectual property rights in software and databases and related documentation, all additions, improvements and accessions to any of the foregoing, and all goodwill associated therewith.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits II, III and IV, respectively.

“Investment Property” has the meaning specified in Article 9 of the New York UCC.

“Lead Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Lender” and “Lenders” have the meanings assigned to such terms in the preliminary statement of this Agreement.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, together with any and all renewals, extensions, amendments and supplements thereof.

“New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention covered by a Patent, now or hereafter directly owned by any Grantor or that any Grantor otherwise has the right to license or granting to any Grantor any right to make, use or sell any invention covered by a patent, now or hereafter owned by any third party and all rights of any Grantor under any such agreement.

“Patents” means all of the following now directly owned or hereafter acquired and directly owned by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including applications in the USPTO or in any similar office or agency of the United States and (b) all reissues, re-examinations, continuations, divisions, continuations-in-part, renewals, or extensions thereof, and the inventions or improvements disclosed or claimed therein.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

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“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, limited or unlimited liability membership certificates or other certificated securities representing the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral; provided that the Pledged Securities shall not include any Excluded Property.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Specified Secured Parties” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter directly owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now directly owned or hereafter directly acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, business names, fictitious business names and all other source or business identifiers, and all general intangibles of like nature, protected under the laws of the United States or any state or political subdivision thereof, as well as any unregistered trademarks and service marks used by a Grantor, (b) all goodwill symbolized thereby or associated with each of them, (c) all registrations and recordings in connection therewith, including all registration and recording applications filed in the USPTO or any similar offices in any state of the United States or any political subdivision thereof and (d) all renewals of any of the foregoing.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

“Other Arrangements” has the meaning assigned to such term in the preliminary statement of this Agreement.

ARTICLE 2
PLEDGE OF SECURITIES

Section 2.01.                          Pledge.  As security for the payment or performance in full when due of the Obligations, including each Guaranty of the Obligations, each Grantor hereby

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pledges to the Administrative Agent and its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent and its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (a) all Equity Interests now or hereafter directly held by such Grantor in (x) each Material Subsidiary that is a direct Wholly-Owned Subsidiary of such Grantor and (y) Nitrogen, including in the case of each of clauses (x) and (y) the Equity Interests listed on Schedule I, and the certificates, if any, representing all such Equity Interests (the “Pledged Equity”); (b) the Indebtedness owed to such Grantor and listed opposite the name of such Grantor on Schedule I and any Indebtedness (including, without limitation, any intercompany notes) directly obtained in the future by such Grantor and the certificates, promissory notes and other instruments, if any, evidencing such Indebtedness (the “Pledged Debt”); (c) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity and Pledged Debt; (d) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), and (c) above; and (e) subject to Section 2.06, all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”); provided that notwithstanding anything in this Agreement or any other Loan Document to the contrary, nothing in this Agreement shall constitute or be deemed to constitute a grant of a security interest in, and none of the Pledged Collateral shall include, any Excluded Property.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02.                          Delivery of the Pledged Collateral.  (a)  Each Grantor agrees to deliver to the Administrative Agent on the Amendment No. 3 Closing Date all Pledged Securities directly owned by it on the Amendment No. 3 Closing Date and with respect to any Pledged Securities issued or acquired after the Amendment No. 3 Closing Date, it agrees to deliver or cause to be delivered as promptly as practicable (and in any event, no later than the next date on which a Compliance Certificate is required to be delivered pursuant to Section 5.1(c) of the Credit Agreement (or, if earlier, the date on which such Compliance Certificate is actually delivered to the Administrative Agent) or such later date as to which the Administrative Agent may agree in its reasonable discretion) to the Administrative Agent, for the benefit of the Secured Parties, any and all such Pledged Securities.  If any Pledged Equity consisting of uncertificated securities subsequently becomes certificated such that it constitutes Pledged Securities, the applicable Grantor agrees to deliver or cause to be delivered as promptly as practicable (and in any event, no later than the next date on which a Compliance Certificate is required to be delivered pursuant to Section 5.1(c) of the Credit Agreement (or, if earlier, the date on which such Compliance Certificate is actually delivered to the Administrative Agent) or such later

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date as to which the Administrative Agent may agree in its reasonable discretion) to the Administrative Agent, for the benefit of the Secured Parties, any and all such certificates.

(b)                        The Grantors will cause (or, with respect to Indebtedness owed to any Grantor by any Person other than Holdings or any of its Subsidiaries, will use reasonable best efforts to cause) any Pledged Debt (other than such as may arise from ordinary course intercompany cash management obligations) constituting Indebtedness for borrowed money owed to any Grantor by any Person having a principal amount in excess of $10 million individually to be evidenced by a duly executed promissory note that is pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c)                         Upon delivery to the Administrative Agent, any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.02 shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent.

Section 2.03.                          Representations, Warranties and Covenants.  Each Grantor represents, warrants and covenants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)                        Schedule I correctly sets forth, as of the Amendment No. 3 Closing Date, a true and complete list, with respect to each Grantor, of (i) all the Pledged Equity owned by such Grantor and (ii) all the Pledged Debt owed to such Grantor;

(b)                        the Pledged Equity and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Holdings or any of its Subsidiaries, to the best of each Grantor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, is fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Holdings or any of its Subsidiaries, to the best of each Grantor’s knowledge), is the legal, valid and binding obligation of each issuer thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c)                         as of the Amendment No. 3 Closing Date, each of the Grantors (i) is the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as directly owned by such Grantor and (ii) holds the same free and clear of all Liens, other than Liens not prohibited by Section 6.2 of the Credit Agreement;

(d)                        except for restrictions and limitations imposed by the Loan Documents or securities laws generally or not prohibited by the terms of the Credit Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provision or contractual restriction of any

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nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e)                         each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)                          no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect); and

(g)                         the execution and delivery by each Grantor of this Agreement and the pledge of the Pledged Collateral pledged by such Grantor pursuant hereto create a legal, valid, enforceable and first-priority (subject, as to priority, to Liens not prohibited by Section 6.2 of the Credit Agreement) security interest in such Pledged Collateral and (i) in the case of Pledged Securities, upon the earlier of (x) delivery of such Pledged Securities to the Administrative Agent in accordance with this Agreement and (y) the filing of the applicable Uniform Commercial Code financing statements described in Section 3.01(b) and (ii) in the case of all other Pledged Collateral, upon the filing of the applicable Uniform Commercial Code financing statements described in Section 3.01(b), shall create a perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of such Pledged Collateral.

Section 2.04.                          Actions with Respect to Certain Pledged Collateral.  (a)  Any limited liability company and any limited partnership whose Equity Interests are pledged by any Grantor shall either (i) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Uniform Commercial Code or (ii) certificate any Equity Interests in any such limited liability company or such limited partnership.  To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated, (A) each such certificate shall be delivered to the Administrative Agent pursuant to Section 2.02(a), and (B) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof.

(b)                        Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will, with respect to any Pledged Equity issued by such Grantor constituting “uncertificated securities”, comply with instructions of the Administrative Agent without further consent by the applicable owner or holder of such Equity Interests.

Section 2.05.                          Registration in Nominee Name; Denominations.  If an Event of Default shall occur and be continuing, (a) the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in

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favor of the Administrative Agent, and each Grantor will, upon the request of the Administrative Agent, promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Administrative Agent, on behalf of the Secured Parties, shall have the right to exchange certificates representing any Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement (subject, with respect to Pledged Securities issued by any Person other than a Wholly-Owned Subsidiary of Holdings, to the organizational documents or any other agreement binding on such issuer); provided, in each case, that the Administrative Agent shall give the Lead Borrower prior written notice of its intent to exercise such rights.

Section 2.06.                          Voting Rights; Dividends and Interest.  (a)  Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Lead Borrower in writing that it is exercising its rights under Article 4 hereof and that the rights of the Grantors under this Section 2.06 are being suspended:

(i)             Subject to Section 2.06(c), each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose that would not violate the terms of this Agreement, the Credit Agreement and the other Loan Documents.

(ii)          Subject to Section 2.06(c) below, the Administrative Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)       Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by the Credit Agreement or the other Loan Documents; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be promptly (and in any event no later than the next date

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on which a Compliance Certificate is required to be delivered pursuant to Section 5.1(c) of the Credit Agreement (or, if earlier, the date on which such Compliance Certificate is actually delivered to the Administrative Agent) or such later date as to which the Administrative Agent may agree in its discretion) delivered to the Administrative Agent in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent).

(b)                        Upon the occurrence and during the continuance of an Event of Default and after the Administrative Agent shall have notified the Lead Borrower in writing that it is exercising its rights under Article 4 hereof Agreement and that the rights of the Grantors under this Section 2.06 are being suspended, subject to applicable law, and so long as any Borrowing is outstanding, all rights of any Grantor to receive dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties, and shall be promptly (and in any event within forty-five (45) days or such longer period as to which the Administrative Agent may agree in its reasonable discretion) delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Administrative Agent).  Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02 hereof.  After all Events of Default have been cured or waived, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 that have not been applied in accordance with this Section 2.06(b).

(c)                         Upon the occurrence and during the continuance of an Event of Default and after the Administrative Agent shall have notified the Lead Borrower in writing that it is exercising its rights under Article 4 hereof Agreement and that the rights of the Grantors under this Section 2.06 are being suspended, subject to applicable law, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time during the continuance of an Event of Default to permit the Grantors to exercise such rights at the discretion of the Administrative Agent.  After all Events of Default have been cured or waived, (i) each

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Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06 and (ii) the obligations of the Administrative Agent pursuant to the terms of paragraph (a)(ii) of this Section 2.06 shall be reinstated.

(d)                        Any notice given by the Administrative Agent to the Lead Borrower suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional written notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE 3
SECURITY INTERESTS IN PERSONAL PROPERTY

Section 3.01.                          Security Interest.  (a)  As security for the payment or performance in full when due of the Obligations, including each Guaranty of the Obligations, each Grantor hereby pledges to the Administrative Agent, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now or at any time hereafter directly owned by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)             all Accounts;

(ii)          all Chattel Paper;

(iii)       all Deposit Accounts;

(iv)      all Documents;

(v)         all Equipment;

(vi)      all Fixtures;

(vii)   all General Intangibles;

(viii)   all Intellectual Property, including all claims for, and rights to sue for, past or future infringements of Intellectual Property, and all income, royalties, damages and payments now or hereafter due or payable with respect to Intellectual Property;

(ix)      all Goods;

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(x)                                 all Instruments;

(xi)                              all Inventory;

(xii)                           all Investment Property;

(xiii)                        all books and records pertaining to the Article 9 Collateral;

(xiv)                       all Letters of Credit and Letter of Credit Rights;

(xv)                          all Money; and

(xvi)                       all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (and the terms “Collateral” and “Article 9 Collateral” shall not include) any Excluded Property.

(b)          Each Grantor hereby irrevocably authorizes the Administrative Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including Fixture filings with respect to any Fixtures associated with Material Real Property that is subject to a Mortgage) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets of the Debtor, whether now owned or hereafter acquired” or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (y) in the case of a financing statement filed as a Fixture filing, a sufficient description of the Material Real Property subject to a Mortgage to which such Article 9 Collateral relates.  Each Grantor agrees to provide such information to the Administrative Agent promptly upon any reasonable request.  The Administrative Agent shall provide reasonable written notice to the Lead Borrower of all such filings made by the Administrative Agent on or about the Amendment No. 3 Closing Date, and, reasonably promptly thereafter, any subsequent filings or amendments, supplements or terminations of existing filings, made from time to time thereafter and, in each case, shall, upon the reasonable request of the Lead Borrower, provide to the Lead Borrower file-stamped copies thereof within a reasonable time following receipt thereof.

(c)           The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

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(d)          The Administrative Agent is authorized to file with the USPTO or the USCO (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States Intellectual Property granted by each Grantor, without the signature of any Grantor, and naming the applicable Grantor or Grantors as debtors and the Administrative Agent as secured party.  The Administrative Agent shall provide reasonable written notice to the Borrowers of all such filings made by the Administrative Agent on or about the Amendment No. 3 Closing Date and, reasonably promptly thereafter, any subsequent filings or amendments, supplements or terminations of existing filings, made from time to time thereafter.

(e)           Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required to perfect the Security Interests granted by this Agreement (including Security Interests in Investment Property and Fixtures) by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s), (ii) filings in USPTO or the USCO, as applicable, with respect to Intellectual Property as expressly required elsewhere herein, (iii) delivery to the Administrative Agent to be held in its possession of all Collateral consisting of Pledged Securities as expressly required elsewhere herein or in the Credit Agreement and (iv) Fixture filings in the applicable real estate records with respect to any Fixtures associated with Material Real Property that is subject to a Mortgage.  No Grantor shall be required to establish the Agent’s “control” over any Collateral other than the Collateral consisting of Pledged Securities as provided in Section 2.02.

Section 3.02.                          Representations and Warranties.  Each Grantor represents, warrants and covenants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)          Subject to Liens not prohibited by Section 6.2 of the Credit Agreement, each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder.

(b)          This Agreement has been duly executed and delivered by each Grantor that is party hereto and constitutes a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or law).

(c)           The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate (or specified by written notice from a Borrower to the Administrative Agent after the Amendment No. 3 Closing Date in the case of filings, recordings or registrations required by the Credit Agreement after the Amendment No. 3 Closing Date), are all the filings, recordings and registrations (other than filings required to be made in the USPTO

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and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration of a Uniform Commercial Code financing statement or intellectual property filing in the United States (or any political subdivision thereof), and no further or subsequent filing, refiling, recording , rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements and amendments.

(d)          Each Grantor represents and warrants on the Amendment No. 3 Closing Date that short-form Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending, unless it constitutes Excluded Property) and United States registered Copyrights, respectively, have been or on or promptly after the Amendment No. 3 Closing Date shall be executed and delivered to the Administrative Agent for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, as may be necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of registrations and applications for United States Patents, Trademarks (except pending Trademark applications that constitute Excluded Property) and Copyrights to the extent a security interest may be perfected by filing, recording or registration in the USPTO or the USCO, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registrations and applications for United States Patents, Trademarks and Copyrights acquired or developed by any Grantor after the date hereof, and (ii) the UCC financing and continuation statements and amendments contemplated in Section 3.02(b)).

(e)           The Security Interest constitutes a valid security interest in the Article 9 Collateral, and (i) when all appropriate filings, recordings, registrations and/or notifications are made (and all other actions are taken as may be necessary in connection therewith (including payment of any applicable filing and recording taxes)) as may be required under applicable law to perfect the Security Interest and (ii) upon the taking of possession or control by the Collateral Agent of such Article 9 Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by this Agreement (except, for the avoidance of doubt, to the extent otherwise required by the Intercreditor Agreement)), the Security Interest in such Article 9 Collateral with respect to which such actions have been taken shall be perfected and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens not prohibited by Section 6.2 of

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the Credit Agreement and subject to any limitations or exclusions from the requirement to perfect the security interests and Liens on the Collateral described herein.

(f)            The Grantors own, and have rights in, the Article 9 Collateral free and clear of any Lien, except for Liens not prohibited by Section 6.2 of the Credit Agreement.  Subject to the Intercreditor Agreement, none of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case to the extent the Lien or security interest evidenced thereby is not prohibited by the Credit Agreement.

Section 3.03.                          Covenants.

(a)          Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including Fixture filings with respect to Fixtures associated with any Material Real Property that is subject to a Mortgage) or other documents in connection herewith or therewith, all in accordance with the terms of this Agreement and the Credit Agreement.

(b)          At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.2 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Administrative Agent has requested in writing that the Lead Borrower do so.  Any and all reasonable amounts so expended by the Administrative Agent shall be reimbursed by the Grantors within fifteen (15) Business Days after demand for any payment made in respect of such amounts that are due and payable or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization in accordance with Section 5.03; provided, however, that the Grantors shall not be obligated to reimburse the Administrative Agent with respect to any Intellectual Property included in the Collateral which any Grantor has abandoned or failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain, in accordance with Section 3.03(c)(ii).  Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured

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Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(c)           Intellectual Property Covenants.

(i)             In the event that any Grantor, either directly or through any agent, employee, licensee or designee, (A) files an application for the registration of (or otherwise becomes the owner of) any Patent, Trademark or Copyright with the USPTO or the USCO or (B) acquires any registration or application for registration of any United States Patent, Trademark or Copyright, such Grantor will, as promptly as practicable (and in any event, no later than the next date on which a Compliance Certificate is required to be delivered pursuant to Section 5.1(c) of the Credit Agreement (or, if earlier, the date on which such Compliance Certificate is actually delivered to the Administrative Agent) or such later date as to which the Administrative Agent may agree in its reasonable discretion), provide the Administrative Agent written notice thereof, and, upon request of the Administrative Agent, such Grantor shall promptly execute and deliver any and all Intellectual Property Security Agreements as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest (for the benefit of the Secured Parties) in such Patent, Trademark or Copyright, and the general intangibles of such Grantor relating thereto or represented thereby (other than, in each case, to the extent constituting Excluded Property).

(ii)          Other than to the extent permitted herein or in the Credit Agreement or with respect to registrations and applications no longer material, used or useful, and except to the extent failure to act would not, as deemed by the Lead Borrower in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property included in the Article 9 Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other governmental authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Article 9 Collateral of such Grantor.

(iii)       Other than to the extent permitted herein or in the Credit Agreement, or with respect to registrations and applications no longer material, used or useful, or except as would not, as deemed by the Lead Borrower in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property included in the Article 9 Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, becomes publicly known).

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(iv)      Other than as excluded or as permitted herein or in the Credit Agreement, or with respect to Patents, Copyrights or Trademarks which are no longer material, used or useful in the Grantor’s business operations or except where failure to do so would not, as deemed by the Lead Borrower in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property included in the Article 9 Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality.

(v)         Notwithstanding clauses (i) through (iv) above, nothing in this Agreement or any other Loan Document prevents any Grantor from Disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Intellectual Property included in the Article 9 Collateral to the extent not prohibited by the Credit Agreement.

(d)          Except to the extent permitted under the Credit Agreement, each Grantor shall, upon request of the Administrative Agent, at its own expense, take any and all commercially reasonable actions necessary to defend title and rights to the Article 9 Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.2 of the Credit Agreement.  Each Grantor (rather than the Administrative Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof.

ARTICLE 4
REMEDIES

Section 4.01.                          Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may (a) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Administrative Agent promptly, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (b) enter into any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located in order to effectuate its rights and remedies hereunder or under

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law, without obligation to such Grantor in respect of such occupation; provided that the Administrative Agent shall provide the applicable Grantor with written notice thereof prior to such occupancy; (c) with respect to any of the Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to be an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, or to license or sublicense, any such Article 9 Collateral throughout the world in accordance with Section 4.03; (d) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Administrative Agent shall provide the applicable Grantor with written notice thereof prior to such exercise; and (e) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate.  The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors and the Lead Borrower ten (10) Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or a portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or a portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine.  The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be

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retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver.  Any sale pursuant to the provisions of this Section 4.01 shall be deemed to be commercially reasonable as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 4.02.                          Application of Proceeds.

(a)          Upon the exercise of remedies as set forth in Article VII of the Credit Agreement and subject to the Intercreditor Agreement, the Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including amounts payable under Sections 2.14, 2.15, 2.16 and 9.3 of the Credit Agreement) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, but including amounts payable under Sections 2.14, 2.15, 2.16 and 9.3 of the Credit Agreement) payable to the Lenders, ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Borrowings, any fees, premiums and scheduled periodic

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payments due under Secured Swap Agreements and any fees due under Secured Bilateral LC Facilities, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Borrowings, unreimbursed LC Disbursements and any unreimbursed amounts in respect of drawings under letters of credit issued (other than Letters of Credit) under any Secured Bilateral LC Facility, or payments made pursuant to any letters of guaranty, surety bonds or similar arrangements under any Secured Bilateral LC Facility, and to cash collateralize (i) that portion of LC Exposure consisting of the aggregate undrawn amount of Letters of Credit and (ii) the aggregate undrawn amount of letters of credit (other than Letters of Credit) issued under any Secured Bilateral LC Facility and any unreimbursed contingent amounts under any letters of guaranty, surety bonds or similar arrangements under any Secured Bilateral LC Facility, and any breakage, termination or other payments under Secured Swap Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, as directed by the Lead Borrower or as otherwise required by law.

(b)          Subject to the Intercreditor Agreement and the Credit Agreement, the Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, monies or balances in accordance with this Agreement.  Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

(c)           In making the determinations and allocations required by this Section 4.02, the Administrative Agent may rely conclusively upon information supplied to or by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied.  All distributions made by the Administrative Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest

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error), and the Administrative Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.

Section 4.03.                          Grant of License to Use Intellectual Property; Power of Attorney.  For the exclusive purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies at any time after and during the continuance of an Event of Default, each Grantor hereby grants to the Administrative Agent a non-exclusive, royalty-free, limited license (until the termination or cure of the Event of Default) to use, license or, to the extent permitted under the terms of the relevant license, sublicense any of the Intellectual Property included in the Article 9 Collateral now owned or hereafter acquired by such Grantor, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that all of the foregoing rights of the Administrative Agent to operate such license, sublicense and other rights shall expire immediately upon the termination or cure of all Events of Default and shall be exercised by the Administrative Agent solely during the continuance of an Event of Default and upon ten (10) Business Days’ prior written notice to the Borrowers, and nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any applicable law, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent not prohibited by the Credit Agreement, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor; provided, further, that such licenses granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks.  Furthermore, each Grantor hereby grants to the Administrative Agent an absolute power of attorney to sign, subject only to the giving of ten (10) days’ written notice to the Grantor and Holdings, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the USPTO or the USCO in order to effect an absolute assignment of all right, title and interest in each registration and application for a Patent, Trademark or Copyright, and to record the same.

ARTICLE 5
MISCELLANEOUS

Section 5.01.                          Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.1 of the Credit Agreement.  All communications and notices hereunder to any Grantor other than Holdings shall be given to it in care of Holdings as provided in Section 9.1 of the Credit Agreement.

Section 5.02.                          Waivers; Amendment; Several Agreement.  (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof,

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nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.  No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b)          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.2 of the Credit Agreement; provided that the Administrative Agent in its reasonable discretion may grant extensions of time for the creation or perfection of security interests in, or taking other actions with respect to, particular assets or any other compliance with the requirements of this Agreement where it reasonably determines in writing, in consultation with the Lead Borrower, that the creation or perfection of security interests in or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement.

(c)           This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented (including by the addition of a Grantor pursuant to a Security Agreement Supplement), waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 5.03.                          Administrative Agent’s Fees and Expenses.  (a)  The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder (including without limitation disbursements of the Administrative Agent pursuant to Section 5.14) and indemnity for its actions in connection herewith as provided in Sections 9.3 of the Credit Agreement; provided that each reference therein to a “Borrower” shall be deemed to be a reference to a “Grantor”.

(b)          Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents.  The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity

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or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party.

Section 5.04.                          Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, to the extent permitted under Section 9.4 of the Credit Agreement.

Section 5.05.                          Survival of Agreement.  All covenants, agreements, representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf, and shall continue in full force and effect until the termination of this Agreement in accordance with Section 5.12(a).

Section 5.06.                          Counterparts; Effectiveness; Successors and Assigns.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.  This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding, without the consent of any other party, upon such Grantor and the Administrative Agent and their respective successors and assigns permitted thereby, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns permitted thereby, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as permitted by this Agreement or the other Loan Documents (it being understood that a merger or consolidation not prohibited by the Credit Agreement shall not constitute an assignment or transfer).

Section 5.07.                          Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.08.                          Governing Law; Jurisdiction; Venue; Waiver of Jury Trial;  Consent to Service of Process.  (a)  THE TERMS OF SECTION 9.9 OF THE

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CREDIT AGREEMENT WITH RESPECT TO GOVERNING LAW, SUBMISSION OF JURISDICTION AND VENUE ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREE TO SUCH TERMS.

(b)          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 5.09.                          Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.10.                          Security Interest Absolute.  To the extent permitted by applicable law, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

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Section 5.11.                          Intercreditor Agreement Governs.

(a)          Notwithstanding anything herein to the contrary, (i) the priority of the liens and security interests granted to the Administrative Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Administrative Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement regarding the priority of the liens and the security interests granted to the Administrative Agent or exercise of any rights or remedies by the Administrative Agent, the terms of the Intercreditor Agreement shall govern.

(b)          Notwithstanding anything herein to the contrary, to the extent any Grantor is required hereunder to deliver Collateral to, or the possession or control by, the Administrative Agent for purposes of possession and/or “control” (as such term is used herein) and is unable to do so as a result of having previously delivered such Collateral to the Controlling Authorized Representative (as defined in the Intercreditor Agreement) in accordance with the terms of the Intercreditor Agreement, such Grantor’s obligations hereunder with respect to such delivery shall be deemed complied with and satisfied by the delivery to the Controlling Authorized Representative (as defined in the Intercreditor Agreement), as gratuitous bailee and/or gratuitous agent for the benefit of each other First-Priority Secured Party (as defined in the Intercreditor Agreement)..

Section 5.12.                          Termination or Release.

(a)          This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate with respect to all Obligations (i) upon commencement of a Covenant Suspension Period, to the extent that any Liens securing any Indebtedness described in Section 6.5(h) of the Credit Agreement are released substantially concurrently therewith (or at such later time as such Liens securing such Indebtedness are released), and (ii) upon termination of the Commitments and payment in full of all Obligations (other than Secured Swap Obligations, Secured Bilateral LC Obligations, indemnities and contingent obligations with respect to which no claim for reimbursement has been made, and other than Letters of Credit that have been cash collateralized pursuant to arrangements mutually agreed between the applicable Issuing Bank and the Lead Borrower or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank).

(b)          A Grantor (other than a Borrower) shall automatically be released from its obligations hereunder in accordance with, and to the extent provided by, Section 9.17 of the Credit Agreement.

(c)           The security interest granted hereunder by any Grantor in any Collateral shall be automatically released and the license granted in Section 4.03 shall be automatically terminated with respect to such Collateral (i) at the time the property subject to such security interest is transferred or to be transferred as part of or in connection with any transfer not prohibited by the Credit Agreement (and the

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Administrative Agent may rely conclusively on a certificate to that effect provided to it by such Grantor upon its reasonable request without further inquiry) to any person other than a Grantor, (ii) subject to Section 9.2 of the Credit Agreement, if the release of such security interest is approved, authorized or ratified in writing by the Required Lenders or (iii) upon release of such Grantor from its obligations hereunder pursuant to Section 5.12(b) above.

(d)          In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 5.12, the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents and take all such further actions that such Grantor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Article VIII and Section 9.17 of the Credit Agreement.  Any execution and delivery of documents pursuant to this Section 5.12 shall be without recourse to or warranty by the Administrative Agent.

(e)           Notwithstanding anything to the contrary set forth in this Agreement, each Specified Secured Party by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the obligations of Holdings or any of its Subsidiaries under any Other Arrangement shall be secured pursuant to this Agreement only to the extent that, and for so long as, the other Obligations are so secured and (ii) any release of Collateral effected in the manner permitted by this Agreement shall not require the consent of any Specified Secured Party.

Section 5.13.                          Additional Grantors.  Each direct or indirect Domestic Subsidiary  of Holdings that is required to enter into this Agreement as a Grantor pursuant to Section 5.9(b) of the Credit Agreement shall, and any Subsidiary of Holdings may, execute and deliver a Security Agreement Supplement and thereupon such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder or of any other Person.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 5.14.                          Administrative Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable and consistent with the terms of this Agreement and the Credit Agreement to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable for the term hereof and coupled with an interest.  The foregoing appointment shall terminate upon termination of this Agreement (or, with respect to any Guarantor released from its obligations hereunder in accordance with Section 5.12 before termination of this Agreement, upon such release of such Grantor) and the Security Interest granted hereunder pursuant to Section 5.12(a).  Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and written notice by the Administrative Agent to Holdings of its intent to exercise such rights, with full power of

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substitution either in the Administrative Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; (h) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, including endorsing the name of any Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, making all determinations and decisions with respect thereto and obtaining or maintaining the policies of insurance required by Section 5.5 of the Credit Agreement or paying any premium in whole or in part relating thereto; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  Anything in this Section 5.14 to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the appointment provided for in this Section 5.14 unless an Event of Default shall have occurred and be continuing.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein.  No Agent Party shall be liable in the absence of its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

Section 5.15.                          General Authority of the Administrative Agent.  By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Administrative Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Administrative Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor,

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to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 5.16.                          Reasonable Care.  The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Administrative Agent accords its own property.

Section 5.17.                          Mortgages.  In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of Fixtures, and the terms of this Agreement shall control in the case of all other Collateral.

Section 5.18.                          Reinstatement.  This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Holdings or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Holdings or any other Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 5.19.                          Miscellaneous.  (a)  The Administrative Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact.

(b)          The Administrative Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Administrative Agent shall have received a notice of Event of Default or a notice from the Grantor or the Secured Parties to the Administrative Agent in its capacity as Administrative Agent indicating that an Event of Default has occurred.  The Administrative Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CF INDUSTRIES HOLDINGS, INC., as Holdings

By:
Name:
Title:

CF INDUSTRIES, INC., as the Lead Borrower

By:
Name:
Title:

CF INDUSTRIES ENTERPRISES, INC., as a Grantor

By:
Name:
Title:

CF INDUSTRIES SALES, LLC, as a Grantor

By:
Name:
Title:

[Signature Pages to Security Agreement]

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MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

[Signature Pages to Security Agreement]

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SCHEDULE I

PLEDGED EQUITY

Issuer	Record Owner	Certificate No.	No. Shares / Interest	Percent Pledged

PLEDGED DEBT

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EXHIBIT I TO THE
SECURITY AGREEMENT

SUPPLEMENT NO. [•] dated as of [•], to the Pledge and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) dated as of [•], 2016 among CF Industries Holdings, Inc. (“Holdings”) and CF Industries, Inc. (the “Lead Borrower”), as Grantors, the other Grantors party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”) for the Secured Parties.

A.                                    Reference is made to the Third Amended and Restated Revolving Credit Agreement dated as of September 18, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Lead Borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto (collectively, the “Lenders” and each, a “Lender”), the Issuing Banks party thereto and the Administrative Agent.

B.                                    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C.                                    The Grantors have entered into the Security Agreement in order to induce (x) the Lenders to make Loans and the Issuing Banks to issue Letters of Credit and (y) the Specified Secured Parties to enter into and/or maintain the Other Arrangements. Section 5.13 of the Security Agreement provides that certain additional Subsidiaries of Holdings may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce (x) the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and (y) the Specified Secured Parties to enter into and/or maintain the Other Arrangements and as consideration for (x) Loans previously made and Letters of Credit previously issued and (y) Other Arrangements previously entered into and/or maintained.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.                            In accordance with Section 5.13 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the

35

Security Agreement) of the New Subsidiary.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary.  The Security Agreement is hereby incorporated herein by reference.  The New Subsidiary hereby irrevocably authorizes the Administrative Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including Fixture filings with respect to any Fixtures associated with Material Real Property that is subject to a Mortgage) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets of the Debtor, whether now owned or hereafter acquired” or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (y) in the case of a financing statement filed as a Fixture filing, a sufficient description of the Material Real Property subject to a Mortgage to which such Article 9 Collateral relates.  The New Subsidiary agrees to provide such information to the Administrative Agent promptly upon any reasonable request.

SECTION 2.                            The New Subsidiary represents and warrants to the Administrative Agent for the benefit of the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3.                            This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Administrative Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.                            The New Subsidiary hereby represents and warrants that (a) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office and (b) Schedule I attached hereto sets forth a true and complete list, with respect to the New Subsidiary, of (i) all the Pledged Equity owned by the New Subsidiary and (ii) all the Pledged Debt owed to the New Subsidiary.

SECTION 5.                            Except as supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.                         THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS

36

PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 7.                            If any provision of this Supplement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.                            All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Security Agreement.

[Signatures on following page]

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IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Jurisdiction of Formation: Address of Chief Executive Office:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

Signature Page for Supplement No.     to the Pledge Security Agreement

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SCHEDULE I
TO SUPPLEMENT NO     TO THE
SECURITY AGREEMENT

PLEDGED EQUITY

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT

Issuer	Principal Amount	Date of Note	Maturity Date

39

EXHIBIT II

FORM OF
PATENT SECURITY AGREEMENT
(SHORT-FORM)

PATENT SECURITY AGREEMENT, dated as of [•] (this “Agreement”) among the Persons listed on the signature pages hereof, as Grantors, and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (the “Administrative Agent”) for the Secured Parties.

Reference is made to the Pledge and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) dated as of [•], 2016 among CF Industries Holdings, Inc. (“Holdings”) and CF Industries, Inc. (the “Lead Borrower”), as Grantors, the other Grantors party thereto and the Administrative Agent.  The Secured Parties’ agreements in respect of extensions of credit to the Borrowers are set forth in the Third Amended and Restated Revolving Credit Agreement dated as of September 18, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Lead Borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto (collectively, the “Lenders” and each, a “Lender”), the Issuing Banks party thereto and the Administrative Agent.  The Grantors are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and the performance of obligations by the Specified Secured Parties under any Other Arrangements and the undersigned Grantors are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Specified Secured Parties to enter in to such Other Arrangements. Accordingly, the parties hereto agree as follows:

Section 1.                                           Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to such terms in the Security Agreement.  The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement. For purposes of this Agreement, “Patents” means all of the following now directly owned or hereafter acquired and directly owned by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including applications in the USPTO or in any similar office or agency of the United States, (b) all reissues, re-examinations, continuations, divisions, continuations-in-part, renewals, or extensions thereof, and the inventions or improvements disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (d) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

Section 2.                                           Grant of Security Interest.  As security for the payment or performance in full when due of the Obligations, including each Guaranty of the Obligations, each Grantor hereby pledges to the Administrative Agent, for the benefit of

40

the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the following assets and properties now or at any time hereafter directly owned by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”):

(a) All Patents, including those listed on Schedule I hereto; and

(b) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary in (a) or (b) above, this Agreement shall not constitute a grant of a security interest in any Excluded Property.

Section 3.                                           Termination.  This Patent Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder.  The Administrative Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Patent Collateral acquired under this Agreement.  Additionally, upon such termination or release, the Administrative Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Patent Collateral.

Section 4.                                           Supplement to the Security Agreement.  The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5.                                           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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Section 6.                                           Intercreditor Agreement Governs.  Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Administrative Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Administrative Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

Section 7.                                           Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signatures on following page]

42

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR], as a Grantor

By:
Name:
Title:

Signature Page for Patent Security Agreement

43

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

Signature Page for Patent Security Agreement

44

Schedule I

Short Particulars of U.S. Patent Collateral

United States Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME

United States Patent Applications:

OWNER	APPLICATION NUMBER	NAME

45

EXHIBIT III

FORM OF
TRADEMARK SECURITY AGREEMENT
(SHORT-FORM)

TRADEMARK SECURITY AGREEMENT, dated as of [•] (this “Agreement”) among the Persons listed on the signature pages hereof, as Grantors, and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (the “Administrative Agent”) for the Secured Parties.

Reference is made to the Pledge and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) dated as of [•], 2016 among CF Industries Holdings, Inc. (“Holdings”) and CF Industries, Inc. (the “Lead Borrower”), as Grantors, the other Grantors party thereto and the Administrative Agent.  The Secured Parties’ agreements in respect of extensions of credit to the Borrowers are set forth in the Third Amended and Restated Revolving Credit Agreement dated as of September 18, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Lead Borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto (collectively, the “Lenders” and each, a “Lender”), the Issuing Banks party thereto and the Administrative Agent.  The Grantors are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and the performance of obligations by the Specified Secured Parties under any Other Arrangements and the undersigned Grantors are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Specified Secured Parties to enter in to such Other Arrangements.  Accordingly, the parties hereto agree as follows:

Section 1.                                           Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to such terms in the Security Agreement.  The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement. For purposes of this Agreement, “Trademarks” means all of the following now directly owned or hereafter directly acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, business names, fictitious business names and all other source or business identifiers, and all general intangibles of like nature, protected under the laws of the United States or any state or political subdivision thereof, as well as any unregistered trademarks and service marks used by a Grantor, (b) all goodwill symbolized thereby or associated with each of them, (c) all registrations and recordings in connection therewith, including all registration and recording applications filed in the USPTO or any similar offices in any state of the United States or any political subdivision thereof, (d) all renewals of any of the foregoing, (e) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (f) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

46

Section 2.                                           Grant of Security Interest.  As security for the payment or performance in full when due of the Obligations, including each Guaranty of the Obligations, each Grantor hereby pledges to the Administrative Agent, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the following assets and properties now or at any time hereafter directly owned by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”):

(a) All Trademarks, including those listed on Schedule I hereto; and

(b) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary in (a) or (b) above, this Agreement shall not constitute a grant of a security interest in any Excluded Property, including any “intent-to-use” trademark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto.

Section 3.                                           Termination.  This Trademark Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder.  The Administrative Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Trademark Collateral acquired under this Agreement.  Additionally, upon such termination or release, the Administrative Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Trademark Collateral.

Section 4.                                           Supplement to the Security Agreement.  The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

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Section 5.                                           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 6.                                           Intercreditor Agreement Governs.  Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Administrative Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Administrative Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

Section 7.                                           Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signatures on following page]

48

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR], as a Grantor

By:
Name:
Title:

Signature Page for Trademark Security Agreement

49

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

Signature Page for Trademark Security Agreement

50

•              Schedule I to
Trademark Security Agreement Supplement

Short Particulars of U.S. Trademark Collateral

Grantor	Trademark or Service Mark	Date Granted	Registration No. and Jurisdiction

Grantor	Trademark or Service Mark Application	Date Filed	Application No. and Jurisdiction

51

EXHIBIT IV

FORM OF
COPYRIGHT SECURITY AGREEMENT
(SHORT-FORM)

COPYRIGHT SECURITY AGREEMENT, dated as of [•] (this “Agreement”) among the Persons listed on the signature pages hereof, as Grantors, and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (the “Administrative Agent”) for the Secured Parties.

Reference is made to the Pledge and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) dated as of [•], 2016 among CF Industries Holdings, Inc. (“Holdings”) and CF Industries, Inc. (the “Lead Borrower”), as Grantors, the other Grantors party thereto and the Administrative Agent.  The Secured Parties’ agreements in respect of extensions of credit to the Borrowers are set forth in the Third Amended and Restated Revolving Credit Agreement dated as of September 18, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Lead Borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto (collectively, the “Lenders” and each, a “Lender”), the Issuing Banks party thereto and the Administrative Agent.  The Grantors are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and the performance of obligations by the Specified Secured Parties under any Other Arrangements and the undersigned Grantors are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Specified Secured Parties to enter in to such Specified Secured Parties.  Accordingly, the parties hereto agree as follows:

Section 1.              Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to such terms in the Security Agreement.  The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.  For purposes of this Agreement, (A) “Copyrights” means all of the following now directly owned or hereafter directly acquired by any Grantor: (a) all copyright rights in any work subject to and under the copyright laws of the United States (whether or not the underlying works of authorship have been published), whether as author, assignee, transferee, exclusive licensee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO or in any similar office or agency of the United States, (c) all renewals of any of the foregoing, (d) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (e) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof and (B) “Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter directly owned by any Grantor or

52

that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

Section 2.              Grant of Security Interest.  As security for the payment or performance in full when due of the Obligations, including each Guaranty of the Obligations, each Grantor hereby pledges to the Administrative Agent, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the following assets and properties now or at any time hereafter directly owned by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a) All Copyrights, including those listed on Schedule I hereto;

(b)all exclusive Copyright Licenses with respect to registered United States Copyrights under which any Grantor is the licensee, including those listed on Schedule I hereto; and

(c) to the extent not included in the foregoing, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary in (a) through (c) above, this Agreement shall not constitute a grant of a security interest in any Excluded Property.

Section 3.              Termination.  This Copyright Security Agreement and the security interest granted hereby shall automatically terminate with respect to all of a Grantor’s Obligations and any Lien arising therefrom shall be automatically released upon termination of the Security Agreement or release of such Grantor’s obligations thereunder.  The Administrative Agent shall, in connection with any termination or release herein or under the Security Agreement, execute and deliver to any Grantor as such Grantor may request, an instrument in writing releasing the security interest in the Copyright Collateral acquired under this Agreement.  Additionally, upon such termination or release, the Administrative Agent shall reasonably cooperate with any efforts made by a Grantor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the Copyright Collateral.

Section 4.              Supplement to the Security Agreement.  The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more

53

fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

Section 5.              Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 6.              Intercreditor Agreement Governs.  Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Administrative Agent pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Administrative Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

Section 7.              Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signatures on following page]

54

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR], as a Grantor

By:
Name:
Title:

Signature Page for Copyright Security Agreement

55

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

Signature Page for Copyright Security Agreement

56

Schedule I

Short Particulars of U.S. Copyright Collateral

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

Signature Page for Copyright Security Agreement

57

EXHIBIT L

FORM OF

PERFECTION CERTIFICATE

Reference is hereby made to that certain Pledge and Security Agreement dated as of November [•], 2016 (the “Security Agreement”), among CF Industries Holdings, Inc. (“Holdings”), a Delaware corporation, CF Industries, Inc. (the “Borrower”), a Delaware corporation, the other Guarantors party thereto (collectively with Holdings and the Borrower, the “Companies” and each, a “Company”) and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”).  Capitalized terms used but not defined herein have the meanings assigned in the Security Agreement.

I, the undersigned [_] of each Company, do hereby certify on behalf of each Company, solely in my capacity as an officer of each Company and not in my individual capacity, as follows:

1.     Names.  (a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a).  Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a).  Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization and the jurisdiction of formation of each Company.

(b)   Set forth in Schedule 1(b) hereto is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

(c)   Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the past five years.  Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

2.     Current Locations.  (a) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.

(b)   Set forth in Schedule 2(b) are all locations where each Company maintains any books or records relating to any Collateral.

3.     [Reserved]

4.     Extraordinary Transactions.  Within the last five years, except for those transactions described on Schedule 4 attached hereto, all of the Collateral has been acquired by each Company in the ordinary course of business.

5.     File Search Reports.  Attached hereto as Schedule 5 is a true and accurate summary of  file search reports from (A) the Uniform Commercial Code filing offices  in each jurisdiction identified in Section 1(a) with respect to each legal name set forth in Section 1 and (B) each jurisdiction described in Schedule 1(c) or Schedule 4 relating to any of the transactions described in Schedule (1)(c) or Schedule 4 with respect to judgment and tax liens, bankruptcies and lawsuits.  A true copy of each financing statement and each judgment and tax lien, each bankruptcy and pending lawsuit and each  other filing identified in such file search reports has been delivered to the Administrative Agent.

6.     UCC Filings.  Financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 6 have been prepared for filing in the proper Uniform Commercial Code filing offices in the jurisdictions identified in Schedule 7 hereof.

7.     Schedule of Filings.  Attached hereto as Schedule 7 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 12(c).

8.     Real Property.  Attached hereto (a) as Schedule 8(a) is a list of all real property owned by each Company constituting Material Real Property as of the Amendment No. 3 Closing Date and filing offices for Mortgages as of the Amendment No. 3 Closing Date.

9.     Termination Statements.  Attached hereto as Schedule 9(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 9(b) hereto with respect to each Lien described therein.

10.  Stock Ownership and Other Equity Interests.  Attached hereto as Schedule 10(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its direct Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests.  Also set forth on Schedule 10(b) is each equity investment of each Company (other than the equity interest set forth on Schedule 10(a)) setting for the percentage of such equity interest pledged under the Security Agreement.

11.  Instruments and Tangible Chattel Paper.  Attached hereto as Schedule 11 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the Amendment No. 3 Closing Date, including all intercompany notes between or among any two or more Companies.

12.  Intellectual Property.  Attached hereto as Schedule 12(a) is a schedule setting forth all of each Company’s applications and registrations for Patents and Trademarks (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, and all other applications or registrations for Patents and Trademarks, including the name of the registered owner and the registration number of each such Patent and Trademark owned by each Company.  Attached hereto as Schedule 12(b) is a schedule setting forth all of each Company’s United States registered Copyrights and exclusive Copyright Licenses with respect to United States Copyrights under which a Company is the licensee (each as defined in the Security Agreements), including the name of the registered owner and the registration number of each such Copyright or such Copyright licensed under such Copyright License owned by each Company.

13.  Commercial Tort Claims.  Attached hereto as Schedule 13 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company in excess of $10,000,000, including a brief description thereof.

2

14.  [Reserved]

15.  Letter-of-Credit Rights.  Attached hereto as Schedule 15 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder.

[The Remainder of this Page has been intentionally left blank]

3

IN WITNESS WHEREOF, I have hereunto signed this Perfection Certificate as of the date first above written.

CF INDUSTRIES HOLDINGS, INC.,
as Holdings

By:
Name:
Title:

CF INDUSTRIES, INC.,
as the Borrower

By:
Name:
Title:

CF INDUSTRIES SALES, LLC,
as a Guarantor

By:
Name:
Title:

CF INDUSTRIES ENTERPRISES, INC.
as a Guarantor

By:
Name:
Title:

[Signature page to Perfection Certificate]

4

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	State of Formation

5

Schedule 1(b)

Prior Organizational Names

Company	Prior Name	Date of Change

6

Schedule 1(c)

Changes in Corporate Identity; Other Names

Company/Subsidiary	Corporate Name of Entity	Action	Date of Action	State of Formation	List of All Other Names Used During Past Five Years

7

Schedule 2(a)

Chief Executive Offices

Company	Address	County	State

8

Schedule 2(b)

Location of Books

Company	Address	County	State

9

Schedule 3

[Reserved]

10

Schedule 4

Transactions Other Than in the Ordinary Course of Business

Company	Description of Transaction Including Parties Thereto	Date of Transaction

11

Schedule 5

File Search Reports

(A) UCC Searches

Company	Search Report Dated	Prepared by	Jurisdiction	Type of Search

12

(B) Judgment and Tax Liens, Bankruptcies and Lawsuits

13

Schedule 6

Copy of Financing Statements To Be Filed

14

Schedule 7

Filings/Filing Offices

Type of Filing	Entity	Filing Office

15

Schedule 8(a)

Real Property

Entity of Record	Location Address	Owned or Leased	Landlord/Owner if Leased	Description of Lease Documents

16

Schedule 9(a)

Termination Statements

See attached.

17

Schedule 9(b)

Termination Statement Filings

Debtor	Jurisdiction	Secured Party	Type of Collateral	UCC-1 File Date	UCC-1 File Number

18

Schedule 10(a)

Equity Interests of Companies and Direct Subsidiaries

Record Owner	Entity Owned	No. of Shares/Units or Percent Owned	Certificate No.	No. of Shares/Units or Percent Pledged

19

Schedule 10(b)

Other Equity Interests

Record Owner	Entity Owned	No. of Shares/Units or Percent Owned	Certificate No.	No. of Shares/Units or Percent Pledged

20

Schedule 11

Instruments and Tangible Chattel Paper

1.             Promissory Notes:

2.             Chattel Paper:

21

Schedule 12(a)

Intellectual Property Filings

Patents and Trademarks

U.S. TRADEMARK REGISTRATIONS

	Trademark	Registration Number	Registration Date	Owner
1.
2.
3.
4.

U.S. TRADEMARK APPLICATIONS

FOREIGN TRADEMARK REGISTRATIONS AND APPLICATIONS

	Country	Trademark	Reg. (App.) No.	Reg. (App.) Date	Owner
1.
2.
3.
4.
5.
6.

TRADEMARK LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

22

PATENTS AND DESIGN PATENTS

	Patent No.	Issued	Expiration	Country	Title	Owner
1.
2.
3.
4.

PATENT APPLICATIONS

None.

PATENT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

Schedule 12(b)

Copyrights

COPYRIGHT REGISTRATIONS

	Registration No.	Registration Date	Title	Owner
1.
2.
3.
4.
5.
6.
7.
8.

23

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

24

Schedule 13

Commercial Tort Claims

25

Schedule 14

[Reserved]

26

Schedule 15

Letter of Credit Rights

27

EXHIBIT M

FORM OF

INTERCREDITOR AGREEMENT

[See attached]

FIRST LIEN/FIRST LIEN INTERCREDITOR AGREEMENT

dated as of

[  ], 2016

among

MORGAN STANLEY SENIOR FUNDING, INC.,
as Credit Facility Agent,

[  ],
as Initial Other Authorized Representative,

each additional Authorized Representative from time to time party hereto,

and acknowledged by each Grantor

2

ARTICLE I
DEFINITIONS

		Page

ARTICLE I
DEFINITIONS

SECTION 1.01.	Construction; Certain Defined Terms	1

ARTICLE II
PRIORITIES AND AGREEMENTS WITH RESPECT TO COMMON COLLATERAL

SECTION 2.01.	Priority of Claims	9
SECTION 2.02.	Actions with Respect to Common Collateral; Prohibition on Contesting Liens	12
SECTION 2.03.	No Interference; Payment Over	13
SECTION 2.04.	Automatic Release of Liens; Amendments to First-Priority Collateral Documents	14
SECTION 2.05.	Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings	15
SECTION 2.06.	Reinstatement	16
SECTION 2.07.	Insurance	16
SECTION 2.08.	Refinancings	16
SECTION 2.09.	Possessory Collateral, Control Collateral and Controlling Authorized Representative as Gratuitous Bailee/Agent for Perfection	16

ARTICLE III
EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

ARTICLE IV
THE CONTROLLING AUTHORIZED REPRESENTATIVE

SECTION 4.01.	Appointment and Authority	18
SECTION 4.02.	Rights as a First-Priority Secured Party	19
SECTION 4.03.	Exculpatory Provisions	19
SECTION 4.04.	Reliance by Controlling Authorized Representative	21
SECTION 4.05.	Delegation of Duties	22
SECTION 4.06.	Non-Reliance on Controlling Authorized Representative and Other First-Priority Secured Parties	22

ARTICLE V
MISCELLANEOUS

SECTION 5.01.	Notices	22
SECTION 5.02.	Waivers; Amendment; Joinder Agreements	23
SECTION 5.03.	Parties in Interest	24
SECTION 5.04.	Survival of Agreement	24

3

4

This FIRST LIEN/FIRST LIEN INTERCREDITOR AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement’), dated as of [  ], 2016, is among MORGAN STANLEY SENIOR FUNDING, INC. (“Morgan Stanley”), as administrative agent for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Credit Facility Agent”), [  ], as collateral agent for the Initial Other First-Priority Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Other Authorized Representative”), and each additional Authorized Representative from time to time party hereto for the Other First-Priority Secured Parties of the Series with respect to which it is acting in such capacity, as acknowledged by the Grantors in the Acknowledgement of Grantors.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Facility Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Other Authorized Representative (for itself and on behalf of the Initial Other First-Priority Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Other First-Priority Secured Parties of the applicable Series) agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.           Construction; Certain Defined Terms.

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument, other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) unless otherwise expressly stated herein, all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

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(b)                                 It is the intention of the First-Priority Secured Parties of each Series that the holders of First-Priority Obligations of such Series (and not the First-Priority Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First-Priority Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First-Priority Obligations), (y) any of the First-Priority Obligations of such Series do not have a valid and perfected security interest in any of the Collateral securing any other Series of First-Priority Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First-Priority Obligations and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) on a basis ranking prior to the security interest of such Series of First-Priority Obligations but junior to the security interest of any other Series of First-Priority Obligations or (ii) the existence of any Collateral for any other Series of First-Priority Obligations that is not Common Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First-Priority Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of First-Priority Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First-Priority Obligations, and the rights of the holders of such Series of First-Priority Obligations (including the right to receive distributions in respect of such Series of First-Priority Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First-Priority Obligations subject to such Impairment. Additionally, in the event the First-Priority Obligations of any Series are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to such First-Priority Obligations or the Secured Credit Documents governing such First-Priority Obligations shall refer to such obligations or such documents as so modified.

(c)                                  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Acknowledgement of Grantors” means the Acknowledgement of Grantors in the form of Annex A attached hereto.

“Additional First-Priority Agent” has the meaning assigned to such term in Section 5.14(b).

“Additional First-Priority Agreements” has the meaning assigned to such term in Section 5.14(b).

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Credit Facility Agent, (ii) in the case of the Initial Other First-Priority Obligations or the Initial Other First-Priority Secured Parties, the Initial Other Authorized Representative and (iii) in the case of any Series of Other First-Priority Obligations or Other First-Priority Secured Parties that become subject to this Agreement after

6

the date hereof, the Person named as the Additional First-Priority Agent for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Collateral” means all assets and properties subject to Liens created pursuant to any First-Priority Collateral Document to secure one or more Series of First-Priority Obligations.

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First-Priority Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest or Lien at such time; provided that collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the administrative agent thereunder pursuant to Section 2.5 of the Credit Agreement (or any Equivalent Provision) shall be applied as specified in the Credit Agreement or such Equivalent Provision and will not constitute Common Collateral. If more than two Series of First-Priority Obligations are outstanding at any time and the holders of less than all Series of First-Priority Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Common Collateral for those Series of First-Priority Obligations that hold a valid and perfected security interest or Lien in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

“Company” means CF Industries, Inc., a Delaware corporation.

“Control Collateral” means any Common Collateral in the control of the Controlling Authorized Representative (or to the extent provided in Section 2.09(a), each other Authorized Representative) (in each case, or its agents or bailees), to the extent that control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise.  Control Collateral includes, without limitation, Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights.  All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Controlling Authorized Representative” means, with respect to any Common Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Facility Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative; provided, in each case, that if there shall occur one or more Non-Controlling Authorized Representative Enforcement Dates, the Applicable Authorized Representative shall be the Authorized Representative that is the Major Non-Controlling

7

Authorized Representative in respect of the most recent Non-Controlling Authorized Representative Enforcement Date.

“Controlling Secured Parties” means, with respect to any Common Collateral, the Series of First-Priority Secured Parties whose Authorized Representative is the Controlling Authorized Representative for such Common Collateral.

“Credit Agreement” means that certain Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015, among Holdings, the Company, the other borrowers from time to time party thereto, the lenders from time to time party thereto, the issuing banks party thereto and the Credit Facility Agent, as amended, restated, amended and restated, supplemented, otherwise modified, Refinanced or replaced from time to time, including, in the event such Credit Agreement is terminated or replaced and Holdings, the Company and any of their subsidiaries subsequently enter into any “[Credit Facilities]” (as defined in the Initial Other First-Priority Agreement (or the Equivalent Provision thereof)), the Credit Agreement designated by the Company to be the “Credit Agreement” hereunder.

“Credit Agreement Documents” means the Credit Agreement and the other “Loan Documents” (as such term is defined in the Credit Agreement (or the Equivalent Provision thereof)).

“Credit Agreement Obligations” means all “Obligations” (as such term is defined in the Credit Agreement (or the Equivalent Provision thereof)).

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement (or the Equivalent Provision thereof).

“Credit Facility Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and assigns, or the “Administrative Agent” (as defined in the Credit Agreement (or the Equivalent Provision thereof)).

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Common Collateral and any Series of First-Priority Obligations, the date on which such Series of First-Priority Obligations is no longer secured by, and no longer required to be secured by, such Common Collateral. The term “Discharged” has a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Common Collateral, the Discharge of the Credit Agreement Obligations (other than Secured Swap Obligations, Secured Bilateral LC Obligations, indemnities and contingent obligations with respect to which no claim for reimbursement has been made, and other than Letters of Credit that have been cash collateralized pursuant to arrangements mutually agreed between the

8

applicable Issuing Bank and the Lead Borrower or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank) with respect to such Common Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations or an incurrence of future Credit Agreement Obligations with additional First-Priority Obligations secured by such Common Collateral under an Other First-Priority Agreement which has been designated in writing by Holdings to the Controlling Authorized Representative and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Equivalent Provision” means, with respect to any reference to a specific provision of or definition in an agreement in effect on the date hereof (the “original agreement”), if such agreement is amended, restated, supplemented, modified or replaced after the date hereof in a manner permitted hereby, the provision or definition in such amended, restated, supplemented, modified or replacement agreement that is the equivalent to such specific provision in such original agreement.

“Event of Default” means an “Event of Default” under and as defined in the Credit Agreement or any Other First-Priority Agreement (or, in each case, the Equivalent Provision thereof).

“First-Priority Collateral Documents” means any agreement, instrument or document entered into in favor of the applicable Authorized Representative for the holders of any Series of First-Priority Obligations for purposes of securing such Series of First-Priority Obligations.

“First-Priority Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Other First-Priority Obligations.

“First-Priority Secured Parties” means (a) the Credit Agreement Secured Parties and (ii) the Other First-Priority Secured Parties with respect to each Series of Other First-Priority Obligations.

“Grantors” means Holdings, the Company, and each of the Subsidiaries of Holdings that has executed and delivered a First-Priority Collateral Document as a grantor thereunder unless and until such Subsidiary is released from its obligations under such First-Priority Collateral Documents.

“Holdings” means CF Industries Holdings, Inc., a Delaware corporation.

“Impairment” has the meaning assigned to such term in Section 1.01(b).

“Initial Other Authorized Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other First-Priority Agreement” means that certain [  ], dated as of [  ], 2016, among Holdings and the Company, as issuers, the guarantors named therein, [[  ], as

9

[  ]], as amended, restated, amended and restated, modified, supplemented, replaced, Refinanced from time to time.

“Initial Other First-Priority Obligations” means the “[Secured Obligations]” as defined in the [Other Initial Collateral Agreement], (or the Equivalent Provision thereof).

“Initial Other First-Priority Secured Parties” means the holders of any Initial Other First-Priority Obligations and the Initial Other Authorized Representative.

“Insolvency or Liquidation Proceeding” means:

(1)                                 any case commenced by or against Holdings, the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Holdings, the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to Holdings, the Company or any other Grantor or any similar case or proceeding relative to Holdings, the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)                                 any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Holdings, the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency (except for any voluntary liquidation, dissolution or other winding up to the extent permitted by the applicable Secured Credit Documents); or

(3)                                 any other proceeding of any type or nature in which substantially all claims of creditors of Holdings, the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this agreement substantially in the form of Annex B, appropriately completed.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Major Non-Controlling Authorized Representative” means, with respect to any Common Collateral, the Authorized Representative of the Series of Other First-Priority Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Other First-Priority Obligations with respect to such Common Collateral; provided, however, that if there are two outstanding Series of Other First-Priority Obligations which have an equal outstanding principal amount, the Series of Other First-Priority Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition, and if such Series of Other First-Priority Obligations have the same

10

maturity date, the Major Non-Controlling Authorized Representative shall be determined by vote of the holders of such Series of Other First-Priority Obligations constituting a majority of the amount of such Series of Other First-Priority Obligations.

“Morgan Stanley” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Common Collateral, any Authorized Representative that is not the Controlling Authorized Representative at such time with respect to such Common Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Other First-Priority Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Controlling Authorized Representative’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Other First-Priority Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First-Priority Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First-Priority Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Common Collateral (1) at any time the Controlling Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Common Collateral or (2) at any time the Grantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Common Collateral, the First-Priority Secured Parties which are not Controlling Secured Parties with respect to such Common Collateral.

[“[Other Initial] Collateral Agreement” means the Security Agreement dated as of [  ] among Holdings, the Company, the other Grantors party thereto, the Initial Other Authorized Representative and the other parties thereto, as amended, restated, amended and restated, modified, supplemented, replaced or restated from time to time.]

“Other First-Priority Agreement” means (i) the Initial Other First-Priority Agreement and (y) each Additional First-Priority Agreement.

11

“Other First-Priority Obligations” means (i) the Initial Other First-Priority Obligations and (ii) all obligations of the Grantors that shall have been designated as such pursuant to Section 5.14.

“Other First-Priority Secured Party” means the holders of any Other First-Priority Obligations and any Authorized Representative with respect thereto and includes the Initial Other First-Priority Secured Parties.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity, whether or not a legal entity.

“Possessory Collateral” means any Common Collateral in the possession of the Controlling Authorized Representative (or to the extent provided in Section 2.09(a), each other Authorized Representative) (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Controlling Authorized Representative under the terms of the First-Priority Collateral Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), whether of the same principal amount or greater or lesser principal amount, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Required Holders” means, with respect to any Secured Credit Document, those First-Priority Secured Parties the approval of which is required to approve an amendment or modification, termination or waiver of any provision of or consent to any departure from such Secured Credit Document (or which would be required to effect such consent under this Agreement if such consent were treated as an amendment of such Secured Credit Document).

“Secured Credit Document” means (i) the Credit Agreement Documents, (ii) the Initial Other First-Priority Agreement and (iii) each Additional First-Priority Agreement.

“Series” means (a) with respect to the First-Priority Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Other First-Priority Secured Parties (in their capacities as such) and (iii) the Other First-Priority Secured Parties that become subject to this Agreement after the date hereof that are represented by a

12

common Authorized Representative (in its capacity as such for such Other First-Priority Secured Parties) and (b) with respect to any First-Priority Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Other First-Priority Obligations and (iii) the Other First-Priority Obligations incurred pursuant to any Other First-Priority Agreement (other than the Initial Other First-Priority Agreement), which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First-Priority Obligations).

ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO COMMON COLLATERAL

SECTION 2.01.           Priority of Claims.

(a)                                 Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Controlling Authorized Representative or any First-Priority Secured Party is taking action to enforce rights in respect of any Common Collateral, or any distribution is made in respect of any Common Collateral in any Bankruptcy Case of any Grantor or any First-Priority Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Common Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First-Priority Secured Party are received by the Controlling Authorized Representative or any First-Priority Secured Party pursuant to any such intercreditor agreement with respect to such Common Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First-Priority Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied by the Controlling Authorized Representative as follows:

FIRST, to the payment of all reasonable fees, costs and expenses incurred by the Controlling Authorized Representative in connection with such collection or sale or otherwise in connection with this Agreement, or any other First-Priority Collateral Document or any of the First-Priority Obligations, including all court costs and the reasonable fees and expenses of its agents, professional advisors and legal counsel, the repayment of all advances made by the Controlling Authorized Representative hereunder or under any other First-Priority Collateral Document on behalf of the Grantors, if any, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other First-Priority Collateral Document;

SECOND, to the payment of all reasonable fees, costs and expenses incurred by the Authorized Representatives (other than the Authorized Representative that is the Controlling Authorized Representative) in connection with such collection or sale or otherwise in connection with this Agreement, or any other First-Priority Collateral Document or any of the First-Priority Obligations, including all court

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costs and the reasonable fees and expenses of its agents, professional advisors and legal counsel, the repayment of all advances made by such Authorized Representatives hereunder or under any other First-Priority Collateral Document on behalf of the Grantors, if any, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other First-Priority Collateral Document;

THIRD, subject to Section 1.01(b), to the payment in full of the First-Priority Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First-Priority Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents; and

FOURTH, to the Grantors or their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding the foregoing, with respect to any Common Collateral for which a third party (other than a First-Priority Secured Party and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) has a lien or security interest that is junior in priority to the security interest of any Series of First-Priority Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First-Priority Obligations (such third party an “Intervening Creditor”), the value of any Common Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or Proceeds to be distributed in respect of the Series of First-Priority Obligations with respect to which such Impairment exists.

(b)                                 It is acknowledged that the First-Priority Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First-Priority Secured Parties of any Series.

(c)                                  Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First-Priority Obligations granted on the Common Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First-Priority Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b) hereof), each First-Priority Secured Party hereby agrees that the Liens securing each Series of First-Priority Obligations on any Common Collateral shall be of equal priority.

(d)                                 Notwithstanding anything to the contrary in this Agreement or any other Secured Credit Documents to the contrary, the applicable Authorized Representative (in each case, with respect to a Series of First-Priority Obligations) may:

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(i)                                     take any action (not adverse to the pari-passu status of the Liens on the Common Collateral securing each other Series of First-Priority Obligations, or the rights of any other Authorized Representative to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Common Collateral;

(ii)                                  file a claim, proof of claim or statement of interest with respect to such Series of First-Priority Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any of the Grantors;

(iii)                               file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the applicable Series of First-Priority Secured Parties, including any claims secured by the Common Collateral, if any, in each case not in violation of the terms of this Agreement;

(iv)                              file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not in violation of the terms of this Agreement; and

(v)                                 vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to such Series of First-Priority Obligations and the Common Collateral.

SECTION 2.02.           Actions with Respect to Common Collateral; Prohibition on Contesting Liens.

(a)                                 With respect to any Common Collateral, (i) notwithstanding Section 2.01, only the Controlling Authorized Representative shall act or refrain from acting with respect to the Common Collateral (including with respect to any intercreditor agreement with respect to any Common Collateral) and then only on the instructions of the requisite Controlling Secured Parties under the applicable Secured Credit Document and (ii) no other Authorized Representative or Non-Controlling Authorized Representative or other First-Priority Secured Party (other than the Controlling Secured Parties) shall or shall instruct the Controlling Authorized Representative to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Common Collateral (including with respect to any intercreditor agreement with respect to any Common Collateral), whether under any First-Priority Collateral Document, applicable law or otherwise, it being agreed that only the Controlling Authorized Representative, acting on the instructions of the requisite Controlling Secured Parties under the applicable Secured Credit Document and in accordance with the applicable First-Priority Collateral Documents, shall be entitled to take any such actions or

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exercise any such remedies with respect to Common Collateral. Notwithstanding the equal priority of the Liens, the Controlling Authorized Representative may deal with the Common Collateral as if such Controlling Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Authorized Representative or the Controlling Secured Parties or any other exercise by the Controlling Authorized Representative or the Controlling Secured Parties of any rights and remedies relating to the Common Collateral or to cause the Controlling Authorized Representative to do so. The foregoing shall not be construed to limit the rights and priorities of any First-Priority Secured Party, Controlling Authorized Representative or any Authorized Representative with respect to any Collateral not constituting Common Collateral.

(b)                                 Each of the Authorized Representatives agrees that it will not accept any Lien on any Common Collateral for the benefit of any Series of First-Priority Obligations (other than funds deposited for the discharge or defeasance of any Other First-Priority Agreement) other than pursuant to the First-Priority Collateral Documents and, by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of First-Priority Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First-Priority Collateral Documents applicable to it.

(c)                                  Each of the First-Priority Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First-Priority Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (i) the rights of any Authorized Representative or any First-Priority Secured Party to enforce this Agreement or (ii) the rights of any First-Priority Secured Party from contesting or supporting any other Person in contesting the enforceability of any Lien purporting to secure First-Priority Obligations constituting unmatured interest pursuant to Section 502(b)(2) of the Bankruptcy Code.

SECTION 2.03.           No Interference; Payment Over.

(a)                                 Each First-Priority Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First-Priority Obligations of any Series or any First-Priority Collateral Document or the validity, attachment, perfection or priority of any Lien under any First-Priority Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Common Collateral by the Controlling Authorized Representative, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Controlling Authorized Representative or any other First-Priority Secured Party to exercise any right, remedy or power with respect to any Common Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Authorized Representative or any other First-Priority Secured Party of any right, remedy or power with respect to any Common Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other

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proceeding any claim against the Controlling Authorized Representative or any other First-Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral, and none of the Controlling Authorized Representative, any other Authorized Representatives or any other First-Priority Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Authorized Representative or other First-Priority Secured Party with respect to any Common Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Authorized Representatives or any other First-Priority Secured Party to enforce this Agreement.

(b)                                 Each First-Priority Secured Party hereby agrees that, if it shall obtain possession of any Common Collateral or shall realize any proceeds or payment in respect of any such Common Collateral, pursuant to any First-Priority Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of First-Priority Obligations, then it shall hold such Common Collateral, proceeds or payment in trust for the First-Priority Secured Parties and promptly transfer such Common Collateral, proceeds or payment, as the case may be, to the Controlling Authorized Representative, to be distributed by the Controlling Authorized Representative in accordance with the provisions of Section 2.01(a) hereof.

SECTION 2.04.           Automatic Release of Liens; Amendments to First-Priority Collateral Documents.

(a)                                 If at any time any Common Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Controlling Authorized Representative in accordance with the provisions of this Agreement and the applicable First-Priority Collateral Documents, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Authorized Representative for the benefit of each Series of First-Priority Secured Parties upon such Common Collateral will automatically be released and discharged upon final conclusion of the applicable foreclosure proceeding; provided that any proceeds of any Common Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b)                                 If, in connection with any sale, lease, exchange, transfer or other disposition of any Common Collateral permitted under the terms of the Secured Credit Documents (whether or not an Event of Default thereunder, and as defined therein, has occurred and is continuing), the Controlling Authorized Representative, for itself or on behalf of the Controlling Secured Parties, releases any of its Liens on any part of the Common Collateral, then the Liens, if any, of each Non-Controlling Authorized Representative on such Common Collateral (but not the proceeds thereof, which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released, and each Non-Controlling Authorized Representative promptly shall execute, if applicable, and deliver to the

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Controlling Authorized Representative or such Grantor such termination statements, releases, authorizations and other documents and instruments, and shall take or authorize the Controlling Authorized Representative or such Grantor to take such action (including any recordation, filing or giving of notice), as the Controlling Authorized Representative or such Grantor may reasonably request to effectively confirm such release.

(c)                                  Each First-Priority Secured Party agrees that any Authorized Representative may, with the prior written consent of the Grantors, enter into any amendment to any First-Priority Collateral Document (including to release any Liens securing any Series of First-Priority Obligations), so long as such amendment does not adversely affect the First Priority Secured Parties of any other Series. The applicable amending Authorized Representative shall provide a copy of such amendment to each other Authorized Representative.

(d)                                 Each Authorized Representative agrees to execute, if applicable, and deliver (at the sole cost and expense of the Grantors) all such termination statements, releases, authorizations and other documents and instruments, and shall take or authorize the applicable Authorized Representative or Grantor to take such action (including any recordation, filing or giving of notice) reasonably required in connection therewith as shall reasonably be requested by the applicable Authorized Representative to evidence and confirm any release of Common Collateral, whether in connection with a sale of such assets by the relevant owner pursuant to the preceding clauses or otherwise or amendment to any First-Priority Collateral Document provided for in this Section.

SECTION 2.05.           Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)                                 This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against Holdings or any of its Subsidiaries.

(b)                                 If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code (in each case, or under any equivalent provision of any other applicable bankruptcy law), each First-Priority Secured Party (other than any Controlling Secured Party or the Controlling Authorized Representative in their capacities as such) agrees that it will raise no objection to any such financing or to the Liens on the Common Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless any Controlling Secured Party or Controlling Authorized Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First-Priority Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP

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Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the First-Priority Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth herein), in each case so long as (A) the First-Priority Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First-Priority Secured Parties (other than any Liens of the First-Priority Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First-Priority Secured Parties of each Series are granted Liens on any additional collateral pledged to any First-Priority Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the First-Priority Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First-Priority Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement and (D) if any First-Priority Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to Section 2.01(a) of this Agreement; provided that the First-Priority Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First-Priority Secured Parties of such Series or its Authorized Representative that shall not constitute Common Collateral; and provided further that the First-Priority Secured Parties receiving adequate protection shall not object to any other First-Priority Secured Party receiving adequate protection comparable to any adequate protection granted to such First-Priority Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06.           Reinstatement.  In the event that any of the First-Priority Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First-Priority Obligations shall again have been paid in full in cash.

SECTION 2.07.           Insurance.  As between the First-Priority Secured Parties, the Controlling Authorized Representative shall have the right (to the extent permitted in the Credit Agreement Documents) to adjust or settle any insurance policy or claim covering or constituting Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

SECTION 2.08.           Refinancings.  The First-Priority Obligations of any Series may be Refinanced, in whole or in part, in each case without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of, any First-Priority Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

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SECTION 2.09.           Possessory Collateral, Control Collateral and Controlling Authorized Representative as Gratuitous Bailee/Agent for Perfection.

(a)                                 The Controlling Authorized Representative agrees to hold any Common Collateral constituting Possessory Collateral or Control Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of each other First-Priority Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral or Control Collateral, if any, pursuant to the applicable First-Priority Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Controlling Authorized Representative, each other Authorized Representative agrees to hold any Common Collateral constituting Possessory Collateral or Control Collateral, from time to time in its possession, as gratuitous bailee and/or gratuitous agent for the benefit of each other First-Priority Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral or Control Collateral, if any, pursuant to the applicable First-Priority Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b)                                 The duties or responsibilities of the Controlling Authorized Representative and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Common Collateral constituting Possessory Collateral or Control Collateral as gratuitous bailee and/or gratuitous agent for the benefit of each other First-Priority Secured Party for purposes of perfecting the Lien held by such First-Priority Secured Parties therein.

(c)                                  The agreement of the Controlling Authorized Representative to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 2.09 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the Uniform Commercial Code.

(d)                                 Upon the occurrence of any change in the identity of the Person serving as the Controlling Authorized Representative, the retiring Controlling Authorized Representative shall (1) deliver to the successor Controlling Authorized Representative (and each Grantor hereby directs the Controlling Authorized Representative to so deliver) at the Grantors’ sole cost and expense to the extent required under the Secured Credit Documents, any Possessory Collateral or Control Collateral evidencing or constituting such Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Secured Credit Documents and (2) in the case of any Common Collateral as to which the Controlling Authorized Representative has control (whether pursuant to an account control agreement or otherwise), the Controlling Authorized Representative and the applicable Grantor, at the sole cost and expense of the Grantors (to the extent required under the Secured Credit Documents), shall take such actions, if any, as are required to cause control over such Common Collateral to become vested in the successor Controlling Authorized Representative.

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ARTICLE III

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever the Controlling Authorized Representative or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First-Priority Obligations of any Series, or the Common Collateral subject to any Lien securing the First-Priority Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that, if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Controlling Authorized Representative or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of a Responsible Officer of Holdings. The Controlling Authorized Representative and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First-Priority Secured Party or any other person as a result of such determination, except to the extent a court of competent jurisdiction in a final, nonappealable judgment to have resulted from gross negligence or willful misconduct of such Authorized Representative.

ARTICLE IV

THE CONTROLLING AUTHORIZED REPRESENTATIVE

SECTION 4.01.           Appointment and Authority.

(a)                                 Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on the Controlling Authorized Representative to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct the Controlling Authorized Representative, except that the Controlling Authorized Representative shall be obligated to distribute proceeds of any Common Collateral in accordance with Section 2.01 hereof.

(b)                                 Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Authorized Representative shall be entitled, for the benefit of the First-Priority Secured Parties, to sell, transfer or otherwise dispose of or deal with any Common Collateral as provided herein and in the First-Priority Collateral Documents for which the Controlling Authorized Representative is the collateral agent of such Common Collateral, without regard to any rights to which Non-Controlling Secured Parties would otherwise be entitled as a result of holding any First-Priority Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Authorized Representative or any other First-Priority Secured Party shall have any duty or obligation first to marshal or realize upon any type of Common Collateral (or any other Collateral securing any of the First-Priority Obligations), or

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to sell, dispose of or otherwise liquidate all or any portion of such Common Collateral (or any other Collateral securing any First-Priority Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First-Priority Secured Parties waives any claim it may now or hereafter have against the Controlling Authorized Representative or the Authorized Representative of any other Series of First-Priority Obligations or any other First-Priority Secured Party of any other Series arising out of (i) any actions which the Controlling Authorized Representative, any Authorized Representative or any First-Priority Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First-Priority Obligations from any account debtor, guarantor or any other party) in accordance with the First-Priority Collateral Documents or any other agreement related thereto or to the collection of the First-Priority Obligations or the valuation, use, protection or release of any security for the First-Priority Obligations, (ii) any election by any Authorized Representative or any holders of First-Priority Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05 of this Agreement, any borrowing or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by Holdings or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Authorized Representative shall not accept any Common Collateral in full or partial satisfaction of any First-Priority Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First-Priority Obligations for whom such Collateral constitutes Common Collateral.

SECTION 4.02.           Rights as a First-Priority Secured Party.  The Person serving as the Controlling Authorized Representative hereunder shall have the same rights and powers in its capacity as a First-Priority Secured Party under any Series of First-Priority Obligations that it holds as any other First-Priority Secured Party of such Series and may exercise the same as though it were not the Controlling Authorized Representative and the term “First-Priority Secured Party” or “First-Priority Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Other First-Priority Secured Party” or “Other First-Priority Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Authorized Representative hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings or any Subsidiary of Holdings or other Affiliate thereof as if such Person were not the Controlling Authorized Representative hereunder and without any duty to account therefor to any other First-Priority Secured Party.

SECTION 4.03.           Exculpatory Provisions.

(a)                                 The Controlling Authorized Representative shall not have any duties or obligations except those expressly set forth herein and in the other First-Priority Collateral

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Documents. Without limiting the generality of the foregoing, the Controlling Authorized Representative:

(i)                                     shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First-Priority Collateral Documents; provided that the Controlling Authorized Representative shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Authorized Representative to liability or that is contrary to any First-Priority Collateral Document or applicable law;

(iii)                               shall not, except as expressly set forth herein and in the other First-Priority Collateral Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Authorized Representative or any of its Affiliates in any capacity;

(iv)                              shall not be liable for any action taken or not taken by it (i) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable decision or (ii) in reliance on a certificate of an authorized officer of Holdings stating that such action is not prohibited by the terms of this Agreement. The Controlling Authorized Representative shall be deemed not to have knowledge of any Event of Default under any Series of First-Priority Obligations unless and until notice describing such Event of Default is given to the Controlling Authorized Representative by the Authorized Representative of such First-Priority Obligations or Holdings;

(v)                                 shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First-Priority Collateral Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First-Priority Collateral Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First-Priority Collateral Documents, (v) the value or the sufficiency of any Collateral for any Series of First-Priority Obligations, or (v) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Authorized Representative;

(vi)                              shall not have any fiduciary duties or contractual obligations of any kind or nature under any Other First-Priority Agreement (but shall be entitled to all protections provided to the Authorized Representative therein); and

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(vii)                           with respect to the Credit Agreement, any Other First-Priority Agreement or any First-Priority Collateral Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless it has knowledge of any such non-compliance or is advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation.

(b)                                 Each First-Priority Secured Party acknowledges that, in addition to acting as the initial Controlling Authorized Representative, Morgan Stanley, also serves as Credit Facility Agent under the Credit Agreement and each First-Priority Secured Party hereby agrees not to assert any claim (including as a result of any conflict of interest) against Morgan Stanley, or any successor, arising from the role of Credit Facility Agent under the Credit Agreement so long as Morgan Stanley, or any such successor is either acting in accordance with the express terms of such documents or otherwise has not engaged in gross negligence or willful misconduct.

(c)                                  Each Authorized Representative and each First-Priority Secured Party hereby waives any claim it may now or hereafter have against the Controlling Authorized Representative or any First-Priority Secured Parties arising out of (i) any actions which the Controlling Authorized Representative (or any of its representatives) takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, disposition, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First-Priority Obligations from any account debtor, guarantor or any other party) in accordance with any relevant First-Priority Collateral Documents, or any other agreement related thereto, or to the collection of the First-Priority Obligations or the valuation, use, protection or release of any security for the First-Priority Obligations, (ii) any election by the Controlling Authorized Representative (or any of its agents), in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code, or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, Holdings or any of its Subsidiaries, as debtor-in-possession.

SECTION 4.04.           Reliance by Controlling Authorized Representative.  The Controlling Authorized Representative shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Controlling Authorized Representative also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Controlling Authorized Representative may consult with legal counsel (who may include, but shall not be limited to counsel for Holdings and its Subsidiaries or counsel to the Credit Facility Agent or any Authorized Representative), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05.           Delegation of Duties.  The Controlling Authorized Representative may perform any and all of its duties and exercise its rights and powers hereunder

24

or under any other First-Priority Collateral Document by or through any one or more sub-agents appointed by the Controlling Authorized Representative. The Controlling Authorized Representative and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Controlling Authorized Representative and any such sub-agent.

SECTION 4.06.           Non-Reliance on Controlling Authorized Representative and Other First-Priority Secured Parties.  Each First-Priority Secured Party acknowledges that it has, independently and without reliance upon the Controlling Authorized Representative, any Authorized Representative or any other First-Priority Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First-Priority Secured Party also acknowledges that it will, independently and without reliance upon the Controlling Authorized Representative, any Authorized Representative or any other First-Priority Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

ARTICLE V

MISCELLANEOUS

SECTION 5.01.           Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)                                 if to the Controlling Authorized Representative or the Credit Facility Agent, to it as provided in the Credit Agreement;

(b)                                 if to the Initial Other Authorized Representative, to it at as provided in the Initial Other First-Priority Agreement; and

(c)                                  if to any additional Other Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy or electronic mail address number for notices and other communications hereunder by notice to the other parties hereto. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier or electronic communications shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). As agreed to in writing among the Controlling Authorized Representative and each Authorized Representative from time to time, notices and other communications may also be delivered by e-

25

mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02.           Waivers; Amendment; Joinder Agreements.

(a)                                 No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall not be prohibited by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative (or its authorized agent), and acknowledged by Holdings, the Company and each other affected Grantor. Notwithstanding anything in this Section 5.02(b) to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of any Authorized Representative or any First-Priority Secured Party, to add other parties holding Other First-Priority Obligations (or any agent or trustee therefor) in accordance with clause (c) below and Section 5.14, to the extent such obligations are not prohibited by any Secured Credit Document. Each party to this Agreement agrees that (i) at the request (and sole expense) of Holdings, without the consent of any First-Priority Secured Party, each of the Authorized Representatives shall, upon delivery of an Officers’ Certificate and Opinion of Counsel to the Initial Other Authorized Representative as provided in Section 5.13(b), execute and deliver an acknowledgment and confirmation of such modifications and/or enter into an amendment, a restatement or a supplement of this Agreement to facilitate such modifications (it being understood that such actions shall not be required for the effectiveness of any such modifications) and (ii) each of Holdings and Company shall be a beneficiary of this Section 5.02(b).  Notwithstanding the foregoing, this Agreement shall terminate with respect to a Series of First-Priority Obligations (and the Authorized Representative with respect thereto) upon the Discharge of such Series of First-Priority Obligations.

(c)                                  Notwithstanding the foregoing, without the consent of any First-Priority Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.14 and, upon such execution and delivery, such Authorized Representative and the Other First-Priority Secured Parties and Other First-Priority Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First-Priority Collateral Documents applicable thereto.

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SECTION 5.03.           Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First-Priority Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. Holdings and the Company shall be third party beneficiaries of Section 5.02 only.

SECTION 5.04.           Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05.           Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.06.           Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07.           Governing Law.  THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 5.08.           Submission to Jurisdiction; Waivers.  The Controlling Authorized Representative and each Authorized Representative, on behalf of itself and the First-Priority Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the First-Priority Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the state and federal courts located in New York County and appellate courts from any thereof and waives any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court;

27

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01 hereof;

(d)                                 agrees that nothing herein shall affect the right of any other party hereto (or any First-Priority Secured Party) to effect service of process in any other manner permitted by law; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09.           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

SECTION 5.10.           Headings.  Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11.           Conflicts.  In the event of any conflict regarding the priority of the Liens and security interests granted to any of the First-Priority Representatives or the exercise of rights or remedies of any of the First-Priority Representatives between the terms of this Agreement and the terms of any of the other Secured Credit Documents or First-Priority Collateral Documents, the terms of this Agreement shall govern.

SECTION 5.12.           Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Priority Secured Parties in relation to one another. None of Holdings, the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Other First-Priority Agreements), and none of Holdings, the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V); provided, however, that in no event shall any amendment or other modification of this agreement be effective to the extent the rights or obligations of any Grantor would be adversely affected thereby without the written consent of Holdings and the Company. Nothing in this Agreement is intended to or shall impair

28

the obligations of any Grantor, which are absolute and unconditional, to pay the First-Priority Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13.           Authorized Representatives.

(a)                                 Each of the Authorized Representative under the Credit Agreement and the Initial Other Authorized Representative is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the Credit Agreement or the Initial Other First-Priority Agreement, as applicable; and in so doing, neither the Authorized Representative under the Credit Agreement nor the Initial Other Authorized Representative shall be responsible for the terms or sufficiency of this Agreement for any purpose. Each of the Authorized Representative under the Credit Agreement and the Initial Other Authorized Representative shall not have duties or obligations under or pursuant to this Agreement other than such duties expressly set forth in this Agreement as duties on its part to be performed or observed.  In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, each of the Authorized Representative under the Credit Agreement and the Initial Other Authorized Representative shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Credit Agreement or the Initial Other First-Priority Agreement, as applicable.

(b)                                 The Initial Other Authorized Representative shall not be under any obligation to take or consent to any action that is within the discretion of the Initial Other Authorized Representative under the provisions hereof, except upon the written instructions of the applicable Required Holders.  For purposes of determining whether the conditions precedent under this Agreement have been satisfied, and prior to executing and delivering any amendment or document of any kind, taking any action or releasing any Collateral as required by the terms of this Agreement, including pursuant to Sections 2.04(b), (c) and (d) hereof, the Initial Other Authorized Representative shall be entitled to receive and conclusively rely upon an [Opinion of Counsel] and [Officer’s Certificate] (as such terms are defined in the Initial Other First-Priority Agreement) to the effect that any such document, action or release is authorized or permitted hereunder and under the Initial Other First-Priority Agreement and the other applicable First-Priority Collateral Documents.  The Initial Other Authorized Representative shall not at any time be deemed or imputed to have any knowledge of or receipt of any notices, information, correspondence or materials in the possession of or given to any other Authorized Representative acting under any other Series of First-Priority Obligations.

SECTION 5.14.           Other First-Priority Obligations.  Each Authorized Representative agrees that Holdings or the Company may from time to time, subject to any limitations contained in any Secured Credit Documents in effect at such time, designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Grantors that would, if such Liens were granted, constitute Common Collateral as “Other First-Priority Obligations” hereunder, by delivering to each Authorized Representative party hereto at such time a certificate of a Responsible Officer of Holdings or the Company, respectively:

29

(a)                                 describing the indebtedness and other obligations being designated as Other First-Priority Obligations, and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(b)                                 setting forth each of the indentures, credit agreements or other similar agreements (the “Additional First-Priority Agreements”) under which such Other First-Priority Obligations are, or are to be, issued or incurred, and under which the Liens securing such Other First-Priority Obligations are, or are to be, granted or created, and attaching copies of such Additional First-Priority Agreements as each Grantor has executed and delivered to the Person that serves as the collateral agent, collateral trustee or a similar representative for the holders of such Other First-Priority Obligations (such Person, the “Additional First-Priority Agent”) with respect to such Other First-Priority Obligations on the closing date of such Other First-Priority Obligations, certified as being true and complete by a Responsible Officer of Holdings or the Company, as applicable;

(c)                                  identifying the Person that serves as the Additional First-Priority Agent;

(d)                                 certifying that the incurrence of such Other First-Priority Obligations, the creation of the Liens securing such Other First-Priority Obligations and the designation of such Other First-Priority Obligations as “Other First-Priority Obligations” hereunder do not violate or result in a default under any provision of any Secured Credit Document of any Series in effect at such time; and

(e)                                  attaching a fully completed Joinder Agreement executed and delivered by the Authorized Representative in respect of such Series of Other First-Priority Obligations.

Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice shall become Other First-Priority Obligations for all purposes of this Agreement.

SECTION 5.15.           Junior Lien Intercreditor Agreements.  The Controlling Authorized Representative, the Initial Other Authorized Representative and each other Authorized Representative hereby appoint the Controlling Authorized Representative to act as agent on their behalf pursuant to and in connection with the execution of any intercreditor agreements governing any Liens on Common Collateral junior to Liens securing the First-Priority Obligations that are incurred after the date hereof in compliance with the Secured Credit Documents.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this First Lien/First Lien Intercreditor Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MORGAN STANLEY SENIOR FUNDING, INC., as Credit Facility Agent

By:
Name:
Title:

[ ], as Initial Other Authorized Representative

By:
Name:
Title:

[Signature Page to First Lien/First Lien Intercreditor Agreement]

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Annex A

ACKNOWLEDGEMENT OF GRANTORS

Dated: [   ], 2016

Reference is made to the First Lien/First Lien Intercreditor Agreement, dated as of [  ], 2016, among Morgan Stanley Senior Funding, Inc., as Credit Facility Agent, [  ], as Initial Other Authorized Representative (as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time, the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the Grantors party hereto has received a copy of the foregoing Intercreditor Agreement, agrees to recognize all rights of the First-Priority Secured Parties granted therein and agrees that it will not take any action that would be contrary to the express provisions thereof. Each of the Grantors party hereto further acknowledges and agrees that the foregoing Intercreditor Agreement is for the sole benefit of the First-Priority Secured Parties and their respective successors and assigns, and that no Grantor is an intended beneficiary or third-party beneficiary thereof except to the extent otherwise expressly provided therein.

This Acknowledgement of Grantors shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to the Grantors pursuant to this Acknowledgement of Grantors shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

[Signatures follow.]

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Acknowledged by:

CF INDUSTRIES INC.

By:
Name:
Title:

CF INDUSTRIES HOLDINGS, INC.

By:
Name:
Title:

CF INDUSTRIES SALES, LLC.

By:
Name:
Title:

CF INDUSTRIES ENTERPRISES, INC.

By:
Name:
Title:

33

Annex B

FORM OF JOINDER

[FORM OF] JOINDER AGREEMENT NO. [ ] dated as of [     ], 20[  ] (the “Joinder Agreement”) to the FIRST LIEN/FIRST LIEN INTERCREDITOR AGREEMENT dated as of [  ], 2016 (the “Intercreditor Agreement”), among [  ], as Credit Facility Agent, [  ], as Initial Other Authorized Representative, and each other Authorized Representative from time to time party thereto.

A.                                    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.                                    [The Company] proposes to issue or incur Other First-Priority Obligations and the Person identified in the signature pages hereto as the “Additional First-Priority Agent” (the “Additional First-Priority Agent”) will serve as the collateral agent, collateral trustee or a similar representative for the Other First-Priority Secured Parties.  The Other First-Priority Obligations are being designated as such by [the Company] in accordance with Section 5.14 of the Intercreditor Agreement.

C.                                    The Additional First-Priority Agent wishes to become a party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Other First-Priority Secured Parties, the rights and obligations of an “Additional First-Priority Agent” and “Authorized Representative” thereunder.  The Additional First-Priority Agent is entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become an Additional First-Priority Agent and Authorized Representative thereunder.

Accordingly, the Additional First-Priority Agent agrees as follows:

Section 1.  Accession to the Intercreditor Agreement.  The Additional First-Priority Agent (a) hereby accedes and becomes a party to the Intercreditor Agreement as an Additional First-Priority Agent and Authorized Representative for the Other First-Priority Secured Parties from time to time in respect of the Other First-Priority Obligations, (b) agrees, for itself and on behalf of the Other First-Priority Secured Parties from time to time in respect of the Other First-Priority Obligations, to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of an Additional First-Priority Agent and an Authorized Representative under the Intercreditor Agreement.

Section 2.  Representations, Warranties and Acknowledgement of the Authorized Representative.  The Additional First-Priority Agent represents and warrants to the other Authorized Representatives and the other First-Priority Secured Parties that (a) it has full power and authority to enter into this Joinder Agreement, in its capacity as the Additional First-Priority Agent, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Joinder Agreement, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (c) the Other First-Priority Agreements relating to such Other First-Priority Obligations provide that, upon the Additional First-Priority

34

Agent’s entry into this Joinder Agreement, the secured parties in respect of such Other First-Priority Obligations will be subject to and bound by the provisions of the Intercreditor Agreement as Other First-Priority Secured Parties.

Section 3.  Counterparts.  This Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Joinder Agreement shall become effective when each Authorized Representative  shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional First-Priority Agent.  Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission (including PDF copies) shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

Section 4.  Benefit of Agreement.  The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

Section 5.  Governing Law.  THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

Section 6.  Severability.  In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.  Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement.  All communications and notices hereunder to the Authorized Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 5.01 of the Intercreditor Agreement.

[Signature Pages Follow]

35

IN WITNESS WHEREOF, the Additional First-Priority Agent has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL FIRST-PRIORITY AGENT], as ADDITIONAL FIRST-PRIORITY AGENT and AUTHORIZED REPRESENTATIVE for the OTHER FIRST-PRIORITY SECURED PARTIES

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

36

Acknowledged by:

MORGAN STANLEY SENIOR FUNDING, INC. as Credit Facility Agent

By:
Name:
Title:

[ ], as Initial Other Authorized Representative

By:
Name:
Title:

CF INDUSTRIES HOLDINGS, INC.

By:
Name:
Title:

CF INDUSTRIES, INC.

By:
Name:
Title:

CF INDUSTRIES SALES, LLC

By:
Name:
Title:

37

CF INDUSTRIES ENTERPRISES, INC.

By:
Name:
Title:

38

EXHIBIT N

FORM OF MORTGAGE(1)

Subject to local counsel review and comment

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Davis Polk & Wardwell LLP
450 Lexington Ave
New York, New York 10017
Attn: Real Estate Department

[CF INDUSTRIES SALES, LLC], as Mortgagor
To
MORGAN STANLEY SENIOR FUNDING, INC.,
AS ADMINISTRATIVE AGENT, as Mortgagee

[OPEN-ENDED] MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

Dated:	[ ], 201[ ]

Location:	[ ]
[ ]
[ ]
[ ]

County:	[ ]

Property Identification Number(s):	[ ]
[ ]
[ ]
[ ]

(1)  To be converted to a form of Deed of Trust for Deed of Trust states.

OPEN-ENDED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

This OPEN-ENDED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”), executed on the acknowledgment date of the signature hereto and effective as of [       ], 201[ ] (the “Effective Date”), is made by [CF Industries Sales, LLC], a [Delaware limited liability company] (“Mortgagor”), whose address is [       ], in favor of Morgan Stanley Senior Funding, Inc., a Delaware corporation (“MSSF”), whose address is c/o Morgan Stanley Agency Servicing, 1 New York Plaza, New York, New York, 10004, Attention: Agency Team, as Administrative Agent for the Secured Parties (as each such term is defined in the Credit Agreement, which is hereinafter defined) (MSSF, in such capacity, “Mortgagee”).  References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

Background

A.                                    Mortgagor is the fee owner of that certain parcel of real property described on Exhibit A attached hereto and made a part hereof (the “Land”) and all of the buildings, improvements, structures and fixtures now or subsequently located on the Land (collectively, the “Improvements”; the Land and the Improvements being hereinafter collectively referred to as the “Real Estate”).

B.                                    All capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in that certain Third Amended and Restated Revolving Credit Agreement, dated as of September 18, 2015, as amended by that certain Amendment No. 1 to the Third Amended and Restated Revolving Credit Agreement dated as of December 20, 2015, as further amended by that certain Amendment No. 2 to the Third Amended and Restated Revolving Credit Agreement dated as of July 29, 2016, and as further amended by that certain Amendment No. 3 to the Third Amended and Restated Revolving Credit Agreement dated as of [    ], 2016 (the “Third Amendment Effective Date”) (as the same may be further amended, supplemented, restated, substituted, replaced or otherwise modified from time to time, the “Credit Agreement”) by and among CF Industries Holdings, Inc., a Delaware corporation, CF Industries, Inc., a Delaware corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and the Administrative Agent.  References in this Mortgage to a “Default” shall have the meaning assigned thereto in the Credit Agreement and shall include any failure of Mortgagor to fulfill any of its obligations under this Mortgage.  References in this Mortgage to an “Event of Default” shall have the meaning assigned thereto in the Credit Agreement and shall include any Default under this Mortgage which is not cured or waived within 30 days.

C.                                    Under the Credit Agreement, Mortgagor (i) executed and delivered to the Administrative Agent that certain Pledge and Security Agreement dated as of [     ], 2016 (the “Security Agreement”) among CF Industries Holdings, Inc., a Delaware corporation, CF Industries, Inc., a Delaware corporation, the Mortgagor, the other Grantors from time to time

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party thereto and Administrative Agent, and (ii) is required to enter into and deliver this Mortgage to secure the Obligations.

[THIS MORTGAGE CONSTITUTES AN “OPEN-END MORTGAGE” UNDER THE APPLICABLE LAWS OF THE STATE OF [     ] AND SECURES OBLIGATIONS THAT INCLUDE FUTURE AND/OR REVOLVING ADVANCES MADE PURSUANT TO THE CREDIT AGREEMENT.  THE TOTAL AMOUNT OF THE PRINCIPAL INDEBTEDNESS THAT MAY BE SECURED BY THIS MORTGAGE MAY INCREASE OR DECREASE FROM TIME TO TIME, BUT THE TOTAL UNPAID PRINCIPAL BALANCE SO SECURED AT ANY ONE TIME SHALL NOT EXCEED $[           ] PLUS INTEREST THEREON, COLLECTION COSTS, SUMS ADVANCED FOR THE PAYMENT OF TAXES, ASSESSMENTS, MAINTENANCE AND REPAIR CHARGES, INSURANCE PREMIUMS AND ANY OTHER COSTS AND OBLIGATIONS INCURRED TO PROTECT THE SECURITY ENCUMBERED HEREBY OR THE LIEN OF THIS MORTGAGE, REASONABLE AND DOCUMENTED OUT-OF-POCKET EXPENSES INCURRED BY MORTGAGEE BY REASON OF ANY EVENT OF DEFAULT BY MORTGAGOR UNDER THE TERMS OF THIS MORTGAGE, WITH INTEREST ON ANY SUCH ADVANCES AND DISBURSEMENTS, TOGETHER WITH ALL OTHER SUMS SECURED HEREBY.

THIS MORTGAGE COVERS FIXTURES AND IS INTENDED FOR FILING WITH THE RECORDER OF DEEDS FOR [       ] COUNTY, [STATE].]

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure the Obligations, MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND BARGAINS, WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE, AS ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, WITH MORTGAGE COVENANTS AND WITH POWER OF SALE, subject to Liens not prohibited by Section 6.2 of the Credit Agreement:

(A)                               all right, title and interest of Mortgagor in and to the Land;

(B)                               all right, title and interest of Mortgagor in and to the Real Estate;

(C)                               all right, title and interest of Mortgagor in, to and under all easements, rights of way, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, oil and gas rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(D)                               all right, title and interest of Mortgagor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, movable appliances,

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furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts, and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the “Equipment”);

(E)                                all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

(F)                                 all right, title and interest of Mortgagor, as lessor, ground lessor, licensor, or sublessor, in, to and under all leases, subleases, underlettings, concession agreements, licenses and other occupancy agreements relating to the use or occupancy of the Real Estate or the Equipment, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, a “Lease” or the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);

(G)                               all right, title and interest of Mortgagor in and to all trade names, trademarks, logos, copyrights, good will, and books and records relating solely to the operation of the Real Estate, the Leases, or the Equipment, and all general intangibles related to the operation of the Improvements, now existing or hereafter arising;

(H)                              all right, title and interest of Mortgagor in and to all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies relating solely to the Real Estate or Equipment (including title

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insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below and in the other Loan Documents; and, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or Equipment;

(I)                                   all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating solely to the ownership, construction, design, maintenance, repair, operation, management, sale or financing of the Real Estate or Equipment and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, entitlements, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or Equipment, (iii) all warranties and guaranties relating to the construction, completion, occupancy, use or operation of the Real Estate or Equipment, and (iv) all drawings, plans, specifications and similar or related items relating to the Real Estate, excluding the Excluded Property of the type described in clause (f) of such definition under the Credit Agreement;

(J)                                   all right, title and interest of Mortgagor in and to any and all refunds of real estate taxes, monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage or the other Loan Documents; all capital, operating, reserve or similar accounts held by or on behalf of Mortgagor and related to the operation of the Mortgaged Property, whether now existing or hereafter arising; and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts; and

(K)                               all proceeds, both cash and noncash, of the foregoing;

(all of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the “Premises”, and those described in the foregoing clauses (A) through (K) are collectively referred to as the “Mortgaged Property”); provided that notwithstanding anything to the contrary in this Mortgage or any other Loan Document, this Mortgage shall not constitute a grant of a lien over or security interest in or a mortgage, bargain, warrant, grant, assignment, transfer or set over to Mortgagee of  (and the terms “Land,” “Improvements,” “Real Estate,” “Equipment,” “Lease,” “Leases,” “Rents,” “Premises” and “Mortgaged Property” shall not include) any Excluded Property (other than the Excluded Property of the type described in clauses (g) and (l) of such definition under the Credit Agreement);

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns, for the uses and purposes set forth, until the Obligations are fully paid and performed, or as provided in Section 37 hereof.

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Terms and Conditions

Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

1.               Payment of Mortgagor Obligations.  Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.

2.               Covenants from Other Loan Documents.  All of the covenants and agreements of Mortgagor contained in the Loan Documents are incorporated herein by reference; provided, however, notices made by Mortgagor pursuant to Section 5.2 of the Credit Agreement shall be deemed delivered hereunder.

3.               Lien Law Compliance.  Mortgagor shall preserve and protect the lien and security interest status, subject to Liens not prohibited by Section 6.2 of the Credit Agreement, of this Mortgage.

4.               Condemnation Awards and Insurance Proceeds.  Mortgagor assigns all awards and compensation to which it is entitled for any condemnation, eminent domain or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, in accordance with, and to the extent required by, the terms of the Credit Agreement.  In accordance with, and to the extent required by, the terms of the Credit Agreement, Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, subject to the terms of the Credit Agreement.  In accordance with, and to the extent required by, the terms of the Credit Agreement, Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor  and Mortgagee jointly, subject to the terms of the Credit Agreement.

5.               Casualty Events. Mortgagor shall promptly notify Mortgagee in writing of any Casualty Event (as hereinafter defined).  As used herein, “Casualty Event” means any loss of title (other than through a consensual conveyance, sale, lease, sublease, exclusive license, exclusive sublicense, assignment, transfer, exchange or other disposition of the Mortgaged Property) or any material loss of or damage to or destruction of, or any condemnation or other taking (including by any governmental authority) of, the Mortgaged Property, including, without limitation, the temporary requisition of the use or occupancy of all or any part of the Mortgaged Property or any part thereof by any governmental authority, or any settlement in lieu thereof.

6.               Due on Sale.  Mortgagor shall not sell, transfer, or otherwise dispose of all or any part of the Mortgaged Property or any interest therein except as permitted by the Credit Agreement.

7.               Mortgagee’s Rights of Cure.  At its option, Mortgagee may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Mortgaged Property and not permitted pursuant to Section 6.2 of the Credit Agreement, and may pay for the maintenance and preservation of the Mortgaged Property to the extent Mortgagor fails to do so as required by the Credit Agreement, this Mortgage or any

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other Loan Document and within a reasonable period of time after Mortgagee has requested in writing that Mortgagor do so.  Any and all reasonable amounts so expended by Mortgagee pursuant to this Section 7 shall be reimbursed by Mortgagor within fifteen (15) Business Days after demand for any payment made in respect of such amounts that are due and payable or any reasonable expense incurred by Mortgagee pursuant to the foregoing authorization in accordance with Section  5.03 of the Security Agreement.  Nothing in this paragraph shall be interpreted as excusing Mortgagor from the performance of, or imposing any obligation on Mortgagee or any Secured Party to cure or perform, any covenants or other promises of Mortgagor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.  If, at the time Mortgagee elects to so cure or perform such covenants or other promises of Mortgagor pursuant to this Section 7, Mortgagee shall hold any insurance or condemnation proceeds or other sums pursuant to this Mortgage or any other Loan Document, and Mortgagee may, at its option and upon written notice to Mortgagor, apply such funds pursuant to this Section 7, in such order as it deems appropriate, to the payment of all costs of such cure, notwithstanding anything to the contrary elsewhere contained in the Loan Documents, in lieu of advancing its own funds for such purpose.  If Mortgagee has advanced its own funds to so cure or perform such covenants or other promises of Mortgagor, Mortgagee shall have the right, at any time that any such advances remain unpaid, without notice to Mortgagor, to apply any proceeds, escrows or other sums then held by Mortgagee pursuant to this Mortgage or any other Loan Document, notwithstanding anything to the contrary elsewhere contained in the Loan Documents, to the payment of such advances and all outstanding and unpaid interest, if any, thereon.  Upon demand by Mortgagee, Mortgagor shall promptly replenish the amount of any proceeds, escrows or other sums so applied by Mortgagee so that Mortgagee shall thereafter hold the same amount of proceeds, escrows and other sums which Mortgagee would have held but for the exercise of the rights granted to Mortgagee in this Section 7.

8.               Future Advances.  Mortgagee may, but shall not be obligated to, make such additional advances and readvances to Mortgagor from time to time and said advances and readvances shall become part of the Obligations secured hereby to the fullest extent permitted by law and to the same extent and with the same priority of lien as if such future advances and readvances were made on the Third Amendment Effective Date.

9.               Reimbursement of Expenses.

(a)         The parties hereto agree that Mortgagee shall be entitled to reimbursement of its reasonable and documented out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Sections 9.3 of the Credit Agreement; provided that each reference therein to a “Borrower” shall be deemed to be a reference to a “Mortgagor”.

(b)         Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents.  The provisions of this Section 9 shall remain operative and in full force and effect regardless of the termination of this Mortgage or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Mortgage or any other Loan Document, or any investigation made by or on behalf of Mortgagee or any other Secured Party.

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10.        After-Acquired Property.  Any greater or additional estate in the Mortgaged Property which is hereafter acquired by Mortgagor which, by the terms hereof, is required or intended to be subjected to the lien of this Mortgage shall, immediately upon the acquisition thereof by Mortgagor, and without any further mortgage, conveyance, assignment or transfer, become subject to the lien of this Mortgage.

11.        Bankruptcy Related Provisions.

(a)     Without limiting the generality of any provision of this Mortgage, if a proceeding under Chapter 11 of Title 11 of the United States Code (as amended, the “Bankruptcy Code”) is commenced by or against Mortgagor, then, pursuant to Section 552(b)(2) of said Bankruptcy Code, the security interest granted by this Mortgage shall automatically extend to all Rents acquired by Mortgagor after the commencement of the case and such Rents shall constitute cash collateral under Section 363(a) of said Bankruptcy Code.

(b)     During the continuance of any Event of Default, Mortgagee shall have the right, but shall not be obligated, to file, in its own name or on behalf of Mortgagor, any proof of claim or any bankruptcy or insolvency proceeding in which the debtor is a lessee under a Lease or a guarantor thereof.

12.        Appointment of Receiver.  Mortgagee, in any action to foreclose this Mortgage, or upon the occurrence and during the continuance of an Event of Default, shall be at liberty, but under no obligation, to apply for the appointment of a receiver of the rents and profits and the Premises without notice, and Mortgagee shall be entitled, to the fullest extent permitted by applicable law, to the appointment of such receiver as a matter of right, without consideration of the value of the Premises as security for the amounts due Mortgagee or the solvency of any person or corporation liable for the payment of such amounts.

13.        Right of Entry.  On demand during the continuation of an Event of Default and to the fullest extent permitted by applicable law, Mortgagee, personally or by its agents and attorneys, may enter upon the Premises, and exclude Mortgagor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise, and take possession of all books, records and accounts relating thereto and all other items constituting the Premises, and Mortgagor agrees to surrender possession of the Premises including such books, records and accounts to Mortgagee; and having and holding the same may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers, without interference from Mortgagor; and upon each such entry and from time to time thereafter may, at the expense of Mortgagor, without interference by Mortgagor and as Mortgagee may deem advisable, (i) maintain, restore and keep secure the Premises, (ii) insure or reinsure the Premises, (iii) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon and (iv) in every such case in connection with the foregoing have the right to exercise all rights and powers of Mortgagor with respect to the Premises, either in Mortgagor’s name or otherwise; and Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Premises and every part thereof; and in furtherance of such right Mortgagee may, subject as above stated, collect the rents payable under all leases of the Premises directly from the lessees thereunder upon notice to each such

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lessee that an Event of Default exists accompanied by a demand on such lessee for the payment to Mortgagee of all rents due and to become due under its lease in accordance with this Mortgage, and Mortgagor for the benefit of Mortgagee and each such lessee, hereby covenants and agrees that such lessee shall be under no duty to question the accuracy of Mortgagee’s statement of Event of Default and shall unequivocally be authorized to pay said rents to Mortgagee without regard to the truth of Mortgagee’s statement of Event of Default and notwithstanding notices from Mortgagor disputing the existence of an Event of Default, with the result that the payment of rent by such lessee to Mortgagee pursuant to such demand shall constitute performance in full of such lessee’s obligation under its lease for the payment of rents by such lessee to Mortgagor; and after deducting the reasonable and documented out-of-pocket expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and other proper charges upon the Premises or any part thereof, as well as reasonable compensation for the service contractors and employees by it engaged and employed, Mortgagee shall apply the moneys arising as aforesaid, but subject as aforesaid, to the Obligations secured herein in such order as Mortgagee shall determine in its discretion, subject to and in accordance with the Security Agreement.  To the extent any expenses incurred by Mortgagee pursuant to the terms of this Section 13 exceed the amounts so collected by Mortgagee, all such excess amounts shall bear interest at the default rate set forth in Section 2.12(c) of the Credit Agreement (the “Default Rate”) from the date of incurrence until the date of reimbursement and shall constitute Obligations secured hereby.  Nothing in this Section 13 shall constitute a limitation on the rights granted to Mortgagee under this Mortgage.  For the purpose of carrying out the provisions of this Section 13, Mortgagor hereby constitutes and appoints Mortgagee the true and lawful attorney-in-fact of Mortgagor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Mortgagor’s name and stead, to do and perform, from time to time, any and all actions necessary and incidental to such purpose and does by these presents ratify and confirm any and all actions of said attorney-in-fact in and with respect to the Premises.

14.        UCC.  Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right to take all actions permitted under the Uniform Commercial Code as enacted in the state where the Premises are located (the “UCC”).

15.        All Legal and Equitable Remedies.(1)  Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right from time to time to enforce any legal or equitable remedy against Mortgagor including specific performance of any of the provisions contained in any of the Loan Documents and to sue for any sums whether interest, damages for failure to pay principal or any installment thereof, taxes, installments of principal, or any other sums required to be paid under the terms of this Mortgage, as the same become due, without regard to whether or not the principal sum secured or any other sums secured by this Mortgage and the other Loan Documents shall be due and without prejudice to the right of Mortgagee thereafter to enforce any appropriate remedy against Mortgagor including an action of foreclosure, or any other action available hereunder or pursuant to applicable law.

(1)  All remedial provisions are subject to local counsel review and comment.

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16.        Foreclosure and Sale.

(a)     Upon the occurrence and during the continuance of an Event of Default:

(i)            Mortgagee shall have the right to proceed against all real and personal property constituting the Mortgaged Property or any part thereof or interest therein by foreclosure, including, without limitation, non-judicial foreclosure (to the extent permitted by and in accordance with applicable law), public or private sale, judicial foreclosure or otherwise as may be permitted by the laws of the state where the Premises are located;

(ii)         Mortgagor hereby waives any right it may have to require the marshaling of its assets; and

(iii)      Mortgagee shall have the right to foreclose and/or sell the Premises in its entirety or any part thereof or interest therein as Mortgagee in its sole and absolute discretion shall determine, in one or more sales in such order and priority as Mortgagee may in its sole and absolute discretion deem necessary or advisable.

All sums realized from any such foreclosure or sale, less all reasonable and documented out-of-pocket costs and expenses of such sale, shall be applied as provided in Section 16(c) hereof.  If, following any such sale, any Obligations secured hereby, whether or not then due and payable, shall remain unpaid or unsatisfied in any respect, the Loan Documents and all Obligations of Mortgagor thereunder shall continue in full force and effect until such unpaid and unsatisfied Obligations are fully paid and satisfied as therein provided, or as provided in Section 37 hereof.

(b)         Upon the completion of any sale or sales made or caused by Mortgagee pursuant to Section 16(a) hereof:

(i)            Mortgagor or an officer of any court empowered to do so shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold;

(ii)         Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor’s true and lawful attorney in fact, coupled with an interest, in Mortgagor’s name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Premises and rights so sold;

(iii)      Mortgagee may execute all necessary instruments of conveyance, assignment and transfer and may substitute one or more persons with like power;

(iv)     Mortgagor hereby ratifies and confirms all that Mortgagor’s said attorney or such substitutes(s) shall lawfully do by virtue hereof;

(v)        Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or

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purchasers all such instruments as may be necessary, for such purpose, and as may be designated in such request;

(vi)     Any such sale or sales made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

(c)          The purchase money, proceeds or avails of any such sale or sales made pursuant to Section 16(a) hereof, together with any other sums which then may be held by Mortgagee under this Mortgage, shall be applied, in accordance with the Security Agreement, Credit Agreement and the Intercreditor Agreement.

(d)         Upon any sale or sales under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire, provided it is the highest responsive bidder, the Mortgaged Property or any part thereof and in lieu of paying cash in whole or in part therefor may make settlement for the purchase price by crediting upon the Obligations secured hereby the net sales price after deducting therefrom the reasonable and documented out-of-pocket expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

(e)          Upon the occurrence and during the continuance of an Event of Default, Mortgagee may from time to time, if permitted by law, take action to recover any sums, whether interest, principal or any other sums, required to be paid under this Mortgage or any other Loan Documents as the same become due, without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action available upon an Event of Default.  Mortgagee may also foreclose this Mortgage for any sums due under this Mortgage or any other Loan Document and the lien of this Mortgage shall continue to secure the balance of the Obligations and the interest hereon not then due, until released as provided in Section 37 hereof.

17.        Rights Pertaining to Sales.  Subject to the provisions or other requirements of law and except as otherwise provided herein and in the other Loan Documents, the following provisions shall apply to any sale or sales of all or any portion of the Mortgaged Property under or by virtue of Section 16:

(a)     Mortgagee may conduct any number of sales of the Mortgaged Property from time to time.  The power of sale set forth in Section 16 above shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective in Mortgagee’s opinion, until the Obligations shall have been paid in full, or as provided in Section 37 hereof.

(b)         Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.  Without limiting the foregoing, in case Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by receiver, entry or otherwise, and such proceedings have

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been discontinued or abandoned for any such reason or shall have been determined adversely to Mortgagee, then in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been instituted.

(c)      After each sale, Mortgagee or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Mortgagor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as provided in Section 16(c).  Mortgagee is hereby appointed the true and lawful attorney-in-fact of Mortgagor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Mortgagor’s name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof.  Nevertheless, Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or such purchaser or purchasers all such instruments as may be advisable, in Mortgagee’s reasonable judgment, for the purposes as may be designated in such request.

(d)         The receipt by Mortgagee of the purchase money paid at any such sale, or the receipt of any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

(e)          Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Mortgagor to the fullest extent permitted by applicable law.

(f)       Upon any such sale or sales, Mortgagee may bid for and acquire, provided it is the highest responsive bidder, the Mortgaged Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made therefor, after deducting therefrom the reasonable and documented out-of-pocket expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Mortgagee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

(g)          In the event that Mortgagor, or any person claiming by, through or under Mortgagor, shall transfer or refuse or fail to surrender possession of the Mortgaged Property after

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any sale thereof, then Mortgagor, or such person, shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction· by means of forcible entry and unlawful detainer proceedings, or subject to any other right or remedy available hereunder or under applicable law.

(h)         Upon the foreclosure of this Mortgage, any Leases then existing shall not be destroyed or terminated as a result of such foreclosure unless Mortgagee or any purchaser at a foreclosure sale shall so elect by notice to the lessee in question.

18.        Expenses.  In any proceeding, judicial or otherwise (to the extent permitted by applicable law), to foreclose this Mortgage or enforce any other remedy of Mortgagee under the Loan Documents, there shall be allowed and included as an addition to and a part of the Obligations in the decree for sale or other judgment or decree all reasonable and documented out-of-pocket expenditures and expenses which may be paid or incurred in connection with the exercise by Mortgagee of any of its rights and remedies provided herein or any comparable provision of any other Loan Document, together with interest thereon at the Default Rate from the date such expense is incurred, and the same shall be part of the Obligations and shall be secured by this Mortgage.

19.        Additional Provisions as to Remedies.

(a)         Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Obligations, (ii) extend the maturity or alter any of the terms of the Loans or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

(b)         Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion.

(c)          No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be separate, distinct and cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, and no act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

(d)         No action by Mortgagee in the enforcement of any rights or remedies under this Mortgage or any other Loan Document or otherwise at law or equity shall be deemed to cure any Event of Default.

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(e)          If Mortgagee shall have proceeded to invoke any right or remedy permitted under the Loan Documents, Mortgagee shall have the unqualified right thereafter to elect to discontinue or abandon such right or remedy for any reason, and in such event Mortgagor and Mortgagee shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Mortgaged Property, and otherwise, and the rights and remedies of Mortgage shall continue as if the right or remedy had not been invoked, but no such discontinuance or abandonment shall waive any Event of Default that may then exist or the right of Mortgagee thereafter to exercise any right or remedy under the Loan Documents for such Event of Default.

20.        Mortgagor’s Waiver of Rights.  To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt, (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process, and (iv) any right to a marshalling of assets.  To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured Obligations and marshalling in the event of foreclosure of the liens hereby created.  To the fullest extent of the law, Mortgagor hereby waives any defense to the recovery by Mortgagee against Mortgagor or the Mortgaged Property of any deficiency after a foreclosure sale (whether judicial or, to the extent permitted by applicable law, non-judicial).

21.        Cross-Collateralization.  Subject to the terms of the Intercreditor Agreement, Mortgagor acknowledges that the Obligations are secured by other collateral as more specifically set forth in the Credit Agreement and the other Loan Documents.  Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right to institute a proceeding or proceedings or take such action with regard to such other collateral under any applicable provision of law, for all of the Obligations or any portion of the Obligations.  Neither the acceptance of this Mortgage or the other Loan Documents shall prejudice Mortgagee’s enforcement rights relative to such other collateral.

22.        Security Agreement Under Uniform Commercial Code.

(a)         It is the intention of the parties hereto that this Mortgage shall constitute a “security agreement” within the meaning of the UCC.  The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property.  By executing and delivering this Mortgage, Mortgagor has granted and hereby grants to Mortgagee, as security for the Obligations, a security interest in all of Mortgagor’s right, title and interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the UCC (the portion of the Mortgaged Property so subject to the UCC being referred to in this paragraph as the “Personal Property”).  If an

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Event of Default shall occur and be continuing, Mortgagee shall have any and all rights and remedies granted to a secured party upon default under the UCC, including the right to take possession of the Personal Property or any part thereof and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Personal Property.  Upon reasonable request or demand of Mortgagee, Mortgagor shall at its expense assemble the Personal Property and make it available to Mortgagee at a convenient place acceptable to Mortgagee.  Any notice of sale, disposition or other intended action of Mortgagee with respect to the Personal Property sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action shall constitute commercially reasonable notice to Mortgagor.  In the event of any conflict between the terms of this Section 22 and terms of Article V of the Credit Agreement, the terms of Article V of the Credit Agreement shall control.

(b)         Pursuant to applicable law, Mortgagor authorizes Mortgagee to file or record financing statements, continuation statements, and other filing or recording documents or instruments with respect to the Personal Property or fixtures without the signature of Mortgagor in such form and in such offices as the Mortgagee reasonably determines appropriate to perfect the security interests of Mortgagee under this Mortgage it being understood that Mortgagee shall have no obligation to file or record such documents.  Mortgagor hereby ratifies and authorizes the filing by Mortgagee of any financing statement with respect to such Mortgaged Property made prior to the Effective Date.

(c)          In the event that any of the Mortgaged Property hereunder is also subject to a valid and enforceable Lien under the terms of the Security Agreement and the terms thereof are inconsistent with the terms of this Mortgage, then with respect to such Mortgaged Property, the terms of this Mortgage shall control in the case of Fixtures, and the terms of the Security Agreement shall control in the case of all other Collateral (as defined in the Security Agreement).

23.        Fixture Filing.  To the extent permitted by law, a portion of the Mortgaged Property is or is to become fixtures upon the Real Estate.  The filing of this Mortgage in the real estate records of the county in which the Mortgaged Property is located shall also operate from the time of filing a financing statement filed as a “fixture filing” within the meaning of Article 9 (or such equivalent section) of the UCC with respect to all portions of the Mortgaged Property that are or are to become fixtures related to the Real Estate.  For such purpose, Mortgagor is the record owner of the Real Estate, Mortgagee is the secured party and Mortgagor is the debtor, their respective addresses are set forth in the preamble to this Mortgage, and Mortgagor’s organizational identification number is [        ].

24.        Assignment of Leases and Rents.

(a)         In furtherance of and in addition to the assignment made by Mortgagor in the granting clauses of this Mortgage, Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right, title and interest as landlord in the Leases and Rents to Mortgagee.  The foregoing grant, transfer and assignment is a present and absolute assignment and not merely the passing of a security interest.  Such assignment shall continue in effect until the Obligations are paid in full, or as provided in Section 37 hereof.  Upon the occurrence and during the continuance of an Event of Default, Mortgagor also grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged

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Property or any part thereof, and to apply the Rents on account of the Obligations.  So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a license from Mortgagee to exercise all rights granted to the landlord under the Leases, including the right to receive and collect all Rents.  During the continuance of an Event of Default, the license hereby granted to Mortgagor shall be temporarily suspended, and Mortgagor shall promptly pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits and rent prepayments.

(b)         Mortgagor hereby further grants to Mortgagee the right to notify the lessee under any Lease of the assignment thereof and, after the occurrence and during the continuance of an Event of Default, (i) to demand that such lessee pay all amounts due under such Lease directly to Mortgagee, (ii) to enter upon and take possession of the Mortgaged Property for the purpose of collecting the Rents, (iii) to dispossess by the usual summary proceedings any lessee defaulting in the payment thereof, (iv) to let the Mortgaged Property, or any part thereof, and (v) to apply the Rents, after payment of all necessary charges and reasonable and documented out-of-pocket expenses, on account of the Obligations.  Mortgagor hereby irrevocably authorizes and directs each lessee under any Lease to rely upon any such notice.  Nothing contained in this Section 24 shall be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any Lease or otherwise to impose any obligation on Mortgagee thereunder, except that Mortgagee shall be accountable for any Rents actually received pursuant to such assignment.  Mortgagor shall not modify, amend, terminate or consent to the cancellation, surrender or assignment of any Lease if any modification, amendment, termination or assignment would have a Material Adverse Effect (it being understood that the preceding portions of this sentence shall not apply to the expiration or early termination of any Lease by its terms).  Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).  The collection of Rents by Mortgagee shall in no way waive the right of Mortgagee to foreclose this Mortgage in the event of any Event of Default.  Mortgagor shall furnish to Mortgagee promptly after a written request by Mortgagee to do so, a written statement containing the names of all lessees, sublessees and concessionaires of the Mortgaged Property, the terms of any Lease, the space occupied, the rentals or license fees payable thereunder, whether each such lessee is in default under its Lease and if so, the nature thereof.

(c)      Mortgagor acknowledges that it has taken all actions necessary for the Mortgagee to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents, subject to Liens not prohibited by Section 6.2 of the Credit Agreement.

25.        Changes in Method of Taxation.  In the event of the passage after the Effective Date of any law of any governmental authority deducting from the value of the Premises for the purposes of taxation, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, Mortgagor shall, to the fullest extent permitted by applicable law, assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Obligations, subject, however, to Mortgagor’s right to contest the amount or validity thereof pursuant to applicable

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law.  In the event that Mortgagor exercises such right to consent, Mortgagor shall either (i) pay all such disputed amounts to the applicable governmental authority in full prior to instituting such contest or (ii) deposit such amount in dispute with Mortgagee until the final resolution of such contest.  Mortgagor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

26.        Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.1 of the Credit Agreement.  All communications and notices hereunder to Mortgagor shall be given to it in care of Holdings as provided in Section 9.1 of the Credit Agreement.

27.        Waivers; Amendment.

(a)         No failure or delay by Mortgagee, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of Mortgagee, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Mortgage or consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 27, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether Mortgagee, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.  No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b)         Neither this Mortgage nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.2 of the Credit Agreement.

28.        Partial Invalidity.  Any provision of this Mortgage held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

29.        No Third Party Beneficiary; Covenants Run with the Land; Successors and Assigns.  All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and Lenders and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which

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may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable.  Until the Obligations have been paid in full, or as provided in Section 37 hereof, all such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrances and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and Lenders and their respective successors and assigns.

30.        Survival of Agreement.  All covenants, agreements, representations and warranties made by Mortgagor in this Mortgage and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Mortgage shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf, and shall continue in full force and effect until the termination of this Mortgage in accordance with Section 37.

31.        Relationship of Mortgagee and Mortgagor.  The relationship between Mortgagor and Mortgagee created hereunder is that of creditor/debtor.  Mortgagee does not owe any fiduciary duty or special obligation to Mortgagor or any of Mortgagor’s officers, partners, agents, or representatives.  Nothing herein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Mortgagor and Mortgagee.

32.        Intercreditor Agreement.  Notwithstanding anything herein to the contrary, (a) the priority of the liens and security interests granted to Mortgagee pursuant to this Mortgage are expressly subject to the First Lien/First Lien Intercreditor Agreement, dated as of [        ], 2016 (the “Intercreditor Agreement”) among Morgan Stanley Senior Funding, Inc., as the Credit Facility Agent, [    ], as Initial Other Authorized Representative, and each additional Authorized Representative from time to time party thereto and (b) the exercise of any right or remedy by Mortgagee hereunder is subject to the limitations and provisions of the Intercreditor Agreement.  Notwithstanding anything herein to the contrary, in the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Mortgage regarding the priority of the liens and the security interests granted to Mortgagee or exercise of any rights or remedies by Mortgagee, the terms of the Intercreditor Agreement shall govern.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of the Credit Agreement regarding the priority of the liens and the security interests granted to Mortgagee or exercise of any rights or remedies by Mortgagee, the terms of the Intercreditor Agreement shall govern.

33.        GOVERNING LAW.  THIS MORTGAGE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE LAWS OF THE STATE WHERE THE REAL ESTATE IS LOCATED, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, SHALL GOVERN THE CREATION, PERFECTION, PRIORITY, VALIDITY AND ENFORCEMENT OF THE MORTGAGE LIEN AND SECURITY INTEREST PROVIDED FOR HEREIN.  NEW YORK LIEN LAW AND SECTIONS 1301 AND 1371 OF THE NEW

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YORK REAL PROPERTY ACTIONS AND PROCEEDINGS LAW SHALL NOT APPLY TO THIS MORTGAGE IN ANY WAY WHATSOEVER.

34.        Sole Discretion of Mortgagee.  Whenever Mortgagee’s judgment, consent, action or approval is required hereunder for any matter, or Mortgagee shall have an option or election hereunder, such judgment, the decision whether or not to consent to or approve the same or the exercise of such option or election shall be in the sole discretion of Mortgagee acting solely at the written direction of the Lenders, except as otherwise expressly provided herein.  It is understood that all rights granted herein shall not be interpreted or construed to create any additional obligation on the Mortgagee.

35.        Construction of Provisions.  The following rules of construction shall be applicable for all purposes of this Mortgage and all documents or instruments supplemental hereto, unless the context otherwise requires:

(a)         All references herein to numbered Articles or Sections or to lettered Schedules or Exhibits are references to the Articles and Sections hereof and the Schedules and Exhibits annexed to this Mortgage, unless expressly otherwise designated in context.  All Article, Section, Schedule and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Mortgage.

(b)         The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to”.

(c)          The terms “Land”, “Improvements”, “Equipment”, “Mortgaged Property,” “Real Estate,” and “Premises” shall be construed as if followed by the phrase “or any part thereof”.

(d)         The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

(e)          The term “Obligations” shall be construed as if followed by the phrase “or any other sums secured hereby, or any part thereof”.

(f)           References herein to the “Credit Agreement,” and the “Loan Documents” shall mean the Credit Agreement and the Loan Documents, respectively, as in effect on the Effective Date hereof, and as the same may be amended, supplemented, restated, substituted, replaced or otherwise modified from time to time from and after such date, including any of the foregoing and/or any Refinances (as defined in the Intercreditor Agreement) that increases the principal amount or interest rate of the Obligations secured hereby.

(g)          Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa.

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(h)         The term “person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity, whether or not a legal entity.

(i)             All obligations of Mortgagor hereunder shall be performed and satisfied by or on behalf of Mortgagor at Mortgagor’s sole cost and expense.

(j)            No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof.

36.        Receipt of Copy.  Mortgagor acknowledges that it has received a true and correct copy of this Mortgage.

37.        Release.

(a)         This Mortgage, the lien and all other security interests granted hereby shall automatically terminate with respect to all Obligations (i) upon commencement of a Covenant Suspension Period, to the extent that any Liens securing any Indebtedness described in Section 6.5(h) of the Credit Agreement are released substantially concurrently therewith (or at such later time as such Liens securing the Indebtedness are released), and (ii) upon termination of the Commitments and payment in full of all Obligations (other than Secured Swap Obligations, Secured Bilateral LC Obligations, indemnities and contingent obligations with respect to which no claim for reimbursement has been made, and other than Letters of Credit that have been cash collateralized pursuant to arrangements mutually agreed between the applicable Issuing Bank and the Lead Borrower or with respect to which other arrangements have been made that are satisfactory to the applicable Issuing Bank).

(b)         Mortgagor shall automatically be released or subordinated from its obligations hereunder in accordance with, and to the extent provided by, Section 9.17 of the Credit Agreement.

(c)          The lien and security interest granted hereunder by Mortgagor in any Mortgaged Property shall be automatically released (i) at the time the property subject to such security interest is transferred or to be transferred as part of or in connection with any transfer not prohibited by the Credit Agreement (and Mortgagee may rely conclusively on a certificate to that effect provided to it by Mortgagor upon its reasonable request without further inquiry) to any person other than a Grantor (as defined in the Security Agreement); (ii) subject to Section 9.2 of the Credit Agreement, if the release of such security interest is approved, authorized or ratified in writing by the Required Lenders; and (iii) upon release of Mortgagor from its obligations hereunder pursuant to Section 37(b) above.

(d)         In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 37, Mortgagee shall execute and deliver to Mortgagor, at Mortgagor’s expense, all documents and take all such further actions that Mortgagor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Article VIII and Section 9.17 of the Credit Agreement.  Any execution and delivery of documents pursuant to this Section 37 shall be without recourse to or warranty by Mortgagee.

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38.        General Authority of Mortgagee.  By acceptance of the benefits of this Mortgage, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of Mortgagee as its agent hereunder, (b) to confirm that Mortgagee shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Mortgage against Mortgagor, the exercise of remedies hereunder and the giving or withholding of any consent or approval hereunder relating to any Mortgaged Property or Mortgagor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Mortgage against Mortgagor, to exercise any remedy hereunder or to give any consents or approvals hereunder except as expressly provided in this Mortgage and (d) to agree to be bound by the terms of this Mortgage.

39.        Conflicts With Credit Agreement.  Notwithstanding anything in this Mortgage to the contrary, but subject to Section 32, in the event of any conflict or inconsistency between the terms and provisions of this Mortgage (including the terms and conditions set forth in Exhibit B) and the terms and provisions of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern.

40.        State-Specific Provisions.  The terms and conditions set forth in Exhibit B attached hereto are made a part hereof and are incorporated into this Mortgage by reference.  In the event of any conflict or inconsistency between the terms and conditions of Exhibit B and the other provisions of this Mortgage, the terms and conditions of Exhibit B shall govern.

41.        Time of the Essence.  With regard to all dates and time periods set forth in this Mortgage, time is of the essence.

42.        WAIVER OF JURY TRIAL.  MORTGAGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE AND/OR TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS MORTGAGE OR ANY APPLICABLE LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Page Follows]

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This Mortgage has been duly executed by Mortgagor on the date of the acknowledgement below, intending it to be effective as of the Effective Date.

MORTGAGOR: [CF INDUSTRIES SALES, LLC] a [Delaware limited liability company]

By:
Name:
Title:

Acknowledgement(1)

STATE OF	)
ss.:
COUNTY OF	)

On the     day of          in the year 201  , before me, the undersigned notary public, personally appeared                  as the             of [CF INDUSTRIES SALES, LLC], a [Delaware limited liability company], personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same as his/her free act and deed, and the free act and deed of said corporation.

Notary Public Expires

(1)  Subject to local counsel review and comment.

[Signature Page to Mortgage]

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EXHIBIT A

LEGAL DESCRIPTION

Property Address:
[ ]
[ ]
[ ]
[ ]
Tax Parcel ID Nos:
[ ]
[ ]
[ ]
[ ]

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EXHIBIT B

State-Specific Provisions(1)

(1)  Local counsel to provide local law provisions.